As filed with the Securities and Exchange Commission on February 8, 2021	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACREAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	5900	98-1463868
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

450 Lexington Avenue, #3308
New York, New York 10163
United States
(646) 600-9181

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Doherty, Esq.
450 Lexington Avenue, #3308
New York, New York 10163
United States
(646) 600-9181

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James A. Doherty Acreage Holdings, Inc. 450 Lexington Avenue, #3308 New York, New York 10163 United States (646) 600-9181	Robert Fonn DLA Piper (Canada) LLP Suite 6000, 1 First Canadian Place PO Box 367, 100 King St W Toronto, Ontario M5X 1E2 Canada (416) 369 5280	Jessica S Lochmann Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202 United States (414) 297-5817

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Aggregate Offering Price per unit	Proposed Maximum Aggregate Offering Price		Amount of registration fee(3)(4)
Class E Subordinate Voting Shares Underlying Warrants (exercisable at $4.00)	4,259,633		$27,730,211	(1)
Class D Subordinate Voting Shares Underlying Warrants (exercisable at $4.00)	1,825,556		$6,663,280	(2)
Class E Subordinate Voting Shares	16,799		$109,362	(1)
Class D Subordinate Voting Shares	7,199		$26,277	(2)
Class E Subordinate Voting Shares Underlying Warrants (exercisable at $3.15)	1,556,929		$10,135,608	(1)
Class D Subordinate Voting Shares Underlying Warrants (exercisable at $3.01)	697,666		$2,546,481	(2)
Total			$47,211,219		$5,151	(5)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the United States Securities Act of 1933, as amended (the “Securities Act”) based on the average of the high and low prices of our Class E subordinate voting shares reported on the OTCQX on February 2, 2021.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of our Class D subordinate voting shares reported on the OTCQX on February 2, 2021.

(3)	Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

(4)	The registration fee has been calculated in accordance with Rule 457 under the Securities Act based on the current statutory fee of $109.10 per million.

Pursuant to Rule 457(p) under the Securities Act, a registration fee of $96,960 was paid with respect to securities available for issuance under a Registration Statement on Form F-10 (File No. 333-232313) filed on June 24, 2019, as amended on August 9, 2019, and declared effective on August 12, 2019 (the “Prior F-10”). In connection with a Registration Statement on Form S-3 (File No. 333-239332) filed on June 22, 2020, as amended on August 21, 2020, and declared effective on September 3, 2020 (the “Prior S-3”), and pursuant to Rule 457(p), $89,046 was available to offset the filing fees associated with the Prior S-3, which represented the registration fees associated with $734,705,886 of unsold securities under the Prior F-10. The $52,955 registration fee associated with the Prior S-3 was entirely offset against the prepaid registration fees made in connection with the securities available for issuance under the Prior F-10, with $36,091 remaining to be applied to future filings. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior F-10 was deemed terminated as of the date of effectiveness of the Prior S-3.

Pursuant to Rule 457(p), $88,737 is presently available for offset, which represents (i) the $36,091 prepaid registration fees remaining from the Prior F-10 after entirely offsetting the registration fees in connection with the Prior S-3 and (ii) the registration fees associated with $52,646 of unsold securities under the Prior S-3. Of this amount, $35,725 was used with respect to the filing of a Registration Statement on Form S-3 (File No. 333-249583) filed on October 20, 2020 but never declared effective (the “Non-Effective S-3”). The Non-Effective S-3 has been withdrawn by a filing of withdrawal request on January 26, 2021. Any fees associated with the Non-Effective S-3 now remain available for use. Accordingly, the $5,151 registration fee associated with this registration statement is hereby entirely offset against the prepaid registration fees made in connection with the securities available for issuance under the Prior F-10 and Prior S-3 with $83,586 remaining to be applied to future filings. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior S-3 will be deemed terminated as of the date of effectiveness of this registration statement.

(5)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion February 8, 2021

PROSPECTUS

ACREAGE HOLDINGS, INC.

4,259,633 Class E Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued

1,825,556 Class D Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued

16,799 Class E Subordinate Voting Shares

7,199 Class D Subordinate Voting Shares

1,556,929 Class E Subordinate Voting Shares Underlying Warrants (exercisable at $3.15) Previously Issued

697,666 Class D Subordinate Voting Shares Underlying Warrants (exercisable at $3.01) Previously Issued

This Prospectus relates to the resale of Class E subordinate voting shares, no par value (the “Fixed Shares”) and Class D subordinate voting shares, no par value (the “Floating Shares”) as set out herein, including by the security holders named herein (the “February Warrant Selling Security Holders”) of 4,259,633 Fixed Shares issuable upon the exercise of warrants previously issued by us in February 2020, with an exercise price of $4.00 per Fixed Share, subject to adjustment, and which expire five years after their issuance (the “February Fixed Warrants”) and to 1,825,556 Class D Floating Shares, issuable upon the exercise of warrants previously issued by us in February 2020, with an exercise price of $4.00 per Floating Share, subject to adjustment, and which expire five years after their issuance (the “February Floating Warrants” and together with the February Fixed Warrants, the “February Warrants”).

This Prospectus also relates to the resale by Pilgrim Foresight Fund, LLC (“Pilgrim” or the “Commitment Shares Selling Security Holder”) of 16,799 Fixed Shares and 7,199 Floating Shares issued during two transactions completed in 2020 and further described below.

In addition, this Prospectus relates to the resale by the security holders named herein (the “November Warrant Selling Security Holders” and together with the February Warrant Selling Security Holders and the Commitment Shares Selling Security Holder, the “Selling Security Holders”) of 1,556,929 Fixed Shares, issuable upon the exercise of warrants previously issued by us in November 2020, with an exercise price of $3.15 per Fixed Share, subject to adjustment, and which expire four years after their issuance (the “November Fixed Warrants”) and 697,666 Floating Shares, issuable upon the exercise of warrants previously issued by us in November 2020, with an exercise price of $3.01 per Floating Share, subject to adjustment, and which expire four years after their issuance (the “November Floating Warrants” and together with the November Fixed Warrants, the “November Warrants” and the November Warrants along with the February Warrants, the “Warrants”).

The Fixed Shares are currently listed on the Canadian Securities Exchange (the “CSE”) under the trading symbol “ACRG.A.U”, quoted on the OTCQX® Best Market by OTC Markets Group (“OTCQX”) under the trading symbol “ACRHF”, and traded on the Frankfurt Stock Exchange (“FRA”) under the trading symbol “0VZ1”. The Floating Shares are currently listed on the CSE under the trading symbol “ACRG.B.U”, quoted on the OTCQX under the trading symbol “ACRDF”, and traded on the FRA under the trading symbol “0VZ2”. On February 3, 2021, the last reported sale price of the Fixed Shares on the OTCQX was $7.00 per Fixed Share and on the CSE was $7.00 per Fixed Share. On February 3, 2021, the last reported sale price of the Floating Shares on the OTCQX was $4.01 per Floating Share and on the CSE was $4.04 per Floating Share.

Investing in the Fixed Shares or Floating Shares involves risks. See “Risk Factors” on page 13.

These Fixed Shares and Floating Shares have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2021.

i

ABOUT THIS PROSPECTUS

This Prospectus relates to the resale by the February Warrant Selling Security Holders named herein of 4,259,633 Fixed Shares, issuable upon the exercise of the February Fixed Warrants and 1,825,556 Floating Shares, issuable upon the exercise of the February Floating Warrants.

This Prospectus also relates to the resale by the Commitment Shares Selling Security Holders named herein of 16,799 Fixed Shares and 7,199 Floating Shares issued during two transactions completed in 2020 and further described below.

In addition, this Prospectus relates to the resale by the November Warrant Selling Security Holders named herein of 1,556,929 Fixed Shares, issuable upon the exercise of the November Fixed Warrants and to 697,666 Floating Shares, issuable upon the exercise of the November Floating Warrants.

Under this Registration Statement on Form S-1, the Selling Security Holders may sell from time to time in one or more offerings the Fixed Shares or Floating Shares described in this Prospectus. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should carefully read this Prospectus and any free writing prospectus that we have authorized before making an investment decision. You should rely only on the information contained in this Prospectus any free writing prospectus that we have authorized. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information contained in this Prospectus, the documents and any free writing prospectus that we have authorized are accurate only as of their respective dates, regardless of the time of delivery of this Prospectus or of any sale of our Fixed Shares or Floating Shares. In this Prospectus, unless the context otherwise indicates, the terms “Acreage,” the “Company,” “Registrant,” “we,” “our” and “us” or similar terms refer to Acreage Holdings, Inc., including our subsidiaries. Any references in this Prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

Owning Fixed Shares or Floating Shares may subject you to tax consequences in Canada, the United States or in other applicable jurisdictions. You should read the tax discussion in this Prospectus with respect to the offering of Fixed Shares and Floating Shares and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Fixed Shares or Floating Shares and is not soliciting an offer to buy these Fixed Shares or Floating Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Fixed Shares or Floating Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

•	Reduced disclosure about our executive compensation arrangements;

•	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements; and

•	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years, ending on December 31, 2024, or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

iii

SUMMARY

The Company

Acreage Holdings, Inc. is a vertically integrated, multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust and loyalty.

We are a British Columbia company that began trading on the Canadian Securities Exchange on November 15, 2018 following the completion of the reverse takeover transaction (the “RTO”) between us and High Street Capital Partners, LLC (“High Street”), which is an indirect subsidiary of ours, on November 14, 2018. We were originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, we changed our name to Applied Inventions Management Corp. We redomiciled from Ontario into British Columbia and changed our name to Acreage Holdings, Inc. on November 9, 2018.

Kevin Murphy, our Chairman, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately $14.0 million to High Street in exchange for 20,000,000 Class B membership units of High Street.

We and High Street have invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The companies and other entities in which we and High Street have a direct or indirect ownership interest (collectively, the “Subsidiaries”) focus on all aspects of the state regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until April 2018, when High Street began the process of converting its minority investments in many of the Subsidiaries into controlling interests, the principal business activity of High Street was to provide debt and equity capital to existing cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in certain U.S. states where medical-use and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry at the time.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns. Membership equity interests in High Street are represented by units.

Since 2018, we have been, and continue to be, committed to providing access to cannabis’ beneficial properties by creating high quality products and consumer experiences.

Amended Arrangement with Canopy Growth Corporation

On June 24, 2020, we entered into a proposal agreement (the “Proposal Agreement”) with Canopy Growth Corporation (“Canopy Growth”) which set out, among other things, the terms and conditions upon which us and Canopy Growth were proposing to enter into an amending agreement (the “Amending Agreement”) which, among other things, provided for certain amendments to the arrangement agreement entered into with Canopy Growth dated April 18, 2019, as amended on May 15, 2019 (the “Original Arrangement Agreement” and, as further amended on September 23, 2020, the “Arrangement Agreement”) and the amendment and restatement of the plan of arrangement implemented by us on June 24, 2019 ((the “Amended Plan of Arrangement”) to implement the arrangement contemplated in the Arrangement Agreement (the “Amended Arrangement”) pursuant to the Business Corporations Act (British Columbia) (“BCBCA”). The effectiveness of the Amending Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by: (i) the Supreme Court of British Columbia (the “Court”) at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) our shareholders, as required by applicable corporate and securities laws.

The Amended Arrangement was approved by our shareholders at our special meeting held on September 16, 2020 and a final order approving the Amended Arrangement was obtained from the Court on September 18, 2020.

Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, we entered into the Arrangement Agreement with Canopy Growth and implemented the Amended Plan of Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”).

Pursuant to the Amended Plan of Arrangement, among other things, Canopy Growth made a cash payment of $37,500,024 (the “Aggregate Amendment Option Payment”), which was delivered to our shareholders and certain holders of securities convertible or exchangeable into our shares. Holders of our then outstanding Class A subordinate voting shares (the “SVS”), Class B proportionate voting shares (the “PVS”), Class C multiple voting shares (the “MVS”), and certain other parties, received approximately $0.30 per SVS, being their pro rata portion (on an as-converted to SVS basis) of the Aggregate Amendment Option Payment, based on the number of our outstanding shares and certain holders of securities convertible or exchangeable into our shares, as of the close of business on September 22, 2020, the record date for payment of the Aggregate Amendment Option Payment.  The  Aggregate Amendment Option Payment was distributed to such holders of record on or about September 25, 2020.

Upon implementation of the Amended Plan of Arrangement, our articles were amended to, among other things, create three new classes of shares in our authorized share structure, being Fixed Shares, Floating Shares and Class F multiple voting shares (the “Fixed Multiple Shares”), and, in connection with such amendment, we completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each then outstanding SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each then outstanding PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each  then outstanding MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire SVS that was outstanding immediately prior to the Amendment Time was exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

As a condition to implementation of the Amended Arrangement, an affiliate of Canopy Growth advanced the first tranche of $50,000,000 of a loan of up to $100,000,000 (the “Hempco Loan”) to Universal Hemp, LLC, an affiliate of the Company that operates solely in the hemp industry in full compliance with all applicable laws (“Universal Hemp”) pursuant to a secured debenture (the “Debenture”) bearing interest at a rate of 6.1% per annum and maturing 10 years from the date thereof. All interest payments made pursuant to the Debenture are payable in cash by Universal Hemp. The Debenture is not convertible and is not guaranteed by Acreage.. A further $50,000,000 advance will be made available upon satisfaction of specified conditions precedent. In accordance with the terms of the Debenture, the funds cannot be used, directly or indirectly, in connection with or for any cannabis or cannabis-related operations in the United States, unless and until such operations comply with all applicable laws of the United States.

Pursuant to the Amended Plan of Arrangement, upon the occurrence, or waiver (at the discretion of Canopy Growth), of a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event” and the date on which the Triggering Event occurs, the “Triggering Event Date”), Canopy Growth, will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 (the “Fixed Exchange Ratio”) of a common share of Canopy Growth (each, a “Canopy Growth Share”) for each Fixed Share held at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the “Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares. Upon exercise of the Floating Call Option, Canopy Growth may acquire the Floating Shares for cash or for Canopy Shares or a combination thereof, in Canopy Growth’s sole discretion. If paid in cash, the price per Floating Share shall be equal to the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41 (the “Floating Cash Consideration”). If paid in Canopy Shares, each Floating Share will be exchanged for a number of Canopy Growth Shares equal to (i) the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41, divided by (ii) the volume-weighted average trading price (expressed in US$) of the Canopy Growth Shares on the New York Stock Exchange (the “NYSE”) (or such other recognized stock exchange on which the Canopy Growth Shares are primarily traded if not then traded on the NYSE) for the 30 trading day period immediately prior to the exercise (or deemed exercise) of the Canopy Call Option (the “Floating Ratio”). The Floating Ratio is subject to adjustment in accordance with the Amended Plan of Arrangement if Acreage issues greater than the permitted number of Floating Shares prior to the Acquisition Date. No fractional Canopy Shares will be issued pursuant to the Amended Plan of Arrangement. The Floating Call Option cannot be exercised unless the Canopy Call Option is exercised (or deemed to be exercised). The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares (the “Acquisition”) pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy Growth acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that Floating Call Option is exercised, and Canopy Growth acquires the Floating Shares at the Acquisition Time, we will be a wholly-owned subsidiary of  Canopy Growth. If Canopy Growth completes the Acquisition of the Fixed Shares but does not acquire the Floating Shares, the Floating Call Option will terminate, and the Floating Shares shall remain outstanding. In such event, the Amending Agreement provides for, among other things: (i) various Canopy Growth rights that extend beyond the Acquisition Date and continue until Canopy Growth the date (the “End Date”) Canopy Growth ceases to hold at least 35% of the issued and outstanding Acreage shares. These include, among other things, rights to nominate a majority of Acreage’s Board of Directors (the “Board”) following the Acquisition Time, and restrictions on Acreage’s ability to incur certain indebtedness without Canopy Growth’s consent

The Amending Agreement also provides that Acreage may issue a maximum of 32,700 shares (or convertible securities in proportion to the foregoing), which will include (i) 3,700 Floating Shares which are to be issued solely in connection with the exercise of stock options granted to Acreage management (the “Option Shares”); (ii) 8,700 Floating Shares other than the Option Shares; and (iii) 20,300 Fixed Shares, without a revision to the Fixed Exchange Ratio. Notwithstanding the foregoing, the Amending Agreement provides that Acreage may not issue any equity securities, without Canopy Growth’s prior consent, other than: (i) upon the exercise or conversion of convertible securities outstanding as of the Amendment Date; (ii) contractual commitments existing as of the Amendment Date; (iii) the Option Shares; (iv) the issuance of up to $3,000,000 worth of Fixed Shares pursuant to an at-the-market offering to be completed no more than four times during any one-year period; (v) the issuance of up to 500 Fixed Shares in connection with debt financing transactions that are otherwise in compliance with the terms of the Arrangement Agreement, as amended by the Amending Agreement; or (vi) pursuant to one private placement or public offering of securities during any one-year period for aggregate gross proceeds of up to $20,000, subject to specific limitations as set out in the Amending Agreement.

For more information, please refer to the Amending Agreement included as an exhibit to this Registration Statement.

Pursuant to the Amending Agreement, Acreage agreed to submit an Approved Business Plan to Canopy Growth on a quarterly basis that complies with certain specified criteria, including a business plan for the fiscal years ending December 31, 2020 through December 31, 2029 attached as a Schedule to the Proposal Agreement (the “Initial Business Plan”). The Initial Business Plan contains annual revenue and earnings targets for each of Acreage’s fiscal years ending on December 31, 2020 to December 31, 2029, as outlined below:

Fiscal Year Ending	Pro-Forma Net Revenue Target (in US$000’s)	Consolidated Adj. EBITDA Target (in US$000’s)
2020	166,174	(22,499)
2021	253,296	36,720
2022	289,528	53,222
2023	375,274	102,799
2024	558,599	166,744
2025	641,047	190,385
2026	740,194	218,108
2027	848,498	244,402
2028	973,402	273,434
2029	1,120,177	305,840

A number of factors may cause Acreage to fail to meet the Pro-Forma Net Revenue Targets or the Consolidated Adj. EBITDA Targets set forth in the Initial Business Plan and outlined above. See “Risk Factors”.

In the event that Acreage has not satisfied: (i) 90% of the Pro-Forma Net Revenue Target or the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, measured on a quarterly basis, an Interim Failure to Perform will occur and the Austerity Measures shall become applicable. The Austerity Measures include, among other things:

(a)	restrictions on Acreage’s ability to issue shares (or securities convertible into shares) other than:

(i)	upon the exercise or conversion of convertible securities outstanding as such date; and

(ii)	contractual commitments existing as of the;

(b)	prohibitions on entering into any contract in respect of Company Debt, other than in respect of trade payables or similar obligations incurred in the ordinary course;

(c)	granting any options to acquire Fixed Shares or Floating Shares;

(d)	making payments of fees owed to the Board;

(e)	making short-term incentive or bonus payments to any Acreage employee;

(f)	entering into any contract with respect to the disposition of any assets other than inventory in the ordinary course;

(g)	entering into any contract with respect to any business combination, merger or acquisition of assets, other than assets acquired in the ordinary course;

(h)	making any new capital investments or incurring any new capital expenditures; and

(i)	increasing the number of Acreage employees that have a base salary of $150,000 or more or more than five full time employees that would be included in corporate overhead expenditures.

The Austerity Measures provide significant restrictions on Acreage’s ability to take certain actions otherwise permitted by the Amended Arrangement Agreement; (ii) 80% of the Pro-Forma Net Revenue Target or the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, as determined on an annual basis (commencing in respect of the fiscal year ending December 31, 2021), a Material Failure to Perform will occur and (a) certain restrictive covenants applicable to Canopy Growth under the Amended Arrangement Agreement will cease to apply in order to permit Canopy Growth to acquire, or conditionally acquire, a competitor of the Company in the United States should it wish to do so, and (b) an event of default under the Debenture will likely occur resulting in the Hempco Loan becoming immediately due and payable; and (iii) 60% of the Pro-Forma Net Revenue Target or the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a Failure to Perform shall occur and a material adverse impact will be deemed to have occurred for purposes of Section 6.2(2)(h) of the Arrangement Agreement and Canopy Growth will not be required to complete the Acquisition of the Fixed Shares pursuant to the Canopy Call Option.

Recent Developments

Secured bridge loan

On June 16, 2020, we, though a subsidiary, entered into a short-term definitive funding agreement with an institutional investor for a total of $15.0 million in gross proceeds (the “Bridge Loan”). The short-term definitive funding agreement had a maturity date of four months and bore interest at a per annum rate of 60%. It was secured by, among other items, our cannabis operations in Illinois, New Jersey and Florida, as well as our U.S. intellectual property.

On October 16, 2020, we retired our subsidiary’s borrowing under the Bridge Loan. Our subsidiary paid in aggregate $18.0 million to retire the full principal amount and all accrued interest owing on the Bridge Loan.

Promissory note payable

In October 2020, Foros Securities LLC extended a promissory note of $2.0 million to us bearing interest at a rate of 10% per annum. The promissory note matures on the earlier of July 5, 2021 or the date the principal is repaid in full.

Senior secured term loan facility

On October 30, 2020, High Street and a syndicate of lenders (the “Term Loan Lenders”) entered into a loan agreement (the “Term Loan Agreement”) in respect of a secured term loan facility for up to an aggregate of $70.0 million (the “Facility”). The Facility is guaranteed by us and certain of our subsidiaries (collectively, the “Guarantors”) and is secured by all existing personal and real property of High Street and the Guarantors, and the equity interests of our subsidiaries.  The sole placement agent for the Facility is Seaport Global Securities LLC.

The Facility matures in four years and bears an annual interest rate of 15%. In the event that High Street prepays all or any portion of the amount outstanding under the Facility prior to the second anniversary of the Term Loan Agreement, High Street will be obligated to pay a prepayment premium equal to 7.5%. In the event that High Street prepays all or any portion of the amount outstanding under the Facility after the second anniversary but prior to the third anniversary of the Term Loan Agreement (but prior to maturity), High Street will be obligated to pay a prepayment premium equal to 3.5%. After the third anniversary of the Term Loan Agreement, High Street may prepay all or any portion of the amount outstanding under the Facility together with all interest accrued thereon, without any premium, bonus, penalty or other charge.

On November 2, 2020, the Term Loan Lenders made a first advance to High Street under the Facility of $28.0 million. In connection with the advance, the Company issued the Term Loan Lenders an aggregate of 1,556,929 November Fixed Warrants and 697,666 November Floating Warrants, as further described below under the section entitled “The Securities Offered under this Prospectus”.

GreenAcreage Exchange

On November 17, 2020, we completed the exchange and redemption as contemplated by that certain Exchange and Redemption Agreement between High Street, GreenAcreage Real Estate Corp. (“GreenAcreage”) and its affiliates (the “Exchange and Redemption Agreement”). Pursuant to the Exchange and Redemption Agreement, the Company, by way of High Street, exchanged all of its equity interests in an affiliate of GreenAcreage for the fee interest in the Sanderson, Florida property previously sold to GreenAcreage in the 2019 sale-leaseback transaction described in Note 14 of our unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 and 2019.

Construction-Financing Loan

On November 25, 2020, we entered into a loan agreement with a cannabis-focused real estate investment trust for a construction financing loan in the amount of $13.3 million. The loan agreement provides for an annual interest rate of 16% and a term of 18 months. The loan will be used to complete the expansion of our existing cultivation and processing facility in Illinois (the “Illinois Property”). The loan is secured by the Illinois Property.

Standby Equity Distribution Agreement and Commitment Shares

On May 29, 2020, we entered into a standby equity distribution agreement (the “Standby Equity Distribution Agreement” or “SEDA”) with SAFMB Concord LP (the “Institutional Investor”), pursuant to which we may, in our discretion, periodically sell to the Institutional Investor, and pursuant to which the Institutional Investor may, at its discretion, require us to sell to it, up to $35.0 million Fixed Shares and up to $15.0 million Floating Shares. For each Fixed Share or Floating Share purchased under the SEDA, the Institutional Investor will pay us the greater of (i) 95% of the lowest daily volume weighted average price of the Fixed Shares or Floating Shares on the CSE or other principal market on which the Fixed Shares or Floating Shares are traded (the “Principal Market”) for the five consecutive trading days immediately following the date we or the Institutional Investor delivers notice requiring the Institutional Investor to purchase or us to sell the Fixed Shares or Floating Shares under the SEDA; or (ii) the lowest price allowable under the rules of the Principal Market.

As of the date of this Prospectus, we have not drawn down against the SEDA. It is a condition of the Institutional Investor’s obligation to purchase our shares under the SEDA that we borrow an amount equal to the amount of the purchase price for the shares requested to be sold under a credit agreement with the Institutional Investor, and all conditions precedent to such borrowing under such credit agreement are satisfied prior to completion of the sale of any such shares under the SEDA.

The Institutional Investor obligation to purchase, and our obligation to sell, Fixed Shares and Floating Shares under the SEDA is subject to certain conditions, including obtaining requisite relief from applicable Canadian securities regulators in respect of transactions of this nature, us filing and maintaining the effectiveness of a registration statement, and a supplement to our Canadian shelf prospectus, qualifying the issue of the commitment shares described below and up to an aggregate of $35.0 million of Fixed Shares and $15.0 million of Floating Shares sold under the SEDA, and is limited to $500,000 per advance.

On January 25, 2021, we entered into a letter agreement with the Institutional Investor extending the termination deadline of the SEDA to the earliest of June 30, 2021 and the date that we have obtained both a receipt from the Ontario Securities Commission for a short-form final base shelf prospectus and a declaration from the United States Securities and Exchange Commission that its registration statement is effective, in each case qualifying an At-The-Market equity offering program.

Appointment of New Chief Executive Officer

On December 18, 2020, we announced that Filippo (Peter) Caldini was appointed as the Company’s Chief Executive Officer, effective upon his first day of employment with the Company on December 21, 2020.

Appointment of New Director

On January 11, 2021, we announced that Katie Bayne was appointed to our Board of Directors and Audit Committee.

The Securities Offered under this Prospectus

A.	Warrants Issued in February 2020

On February 10, 2020, we closed an offering made pursuant to an agency agreement dated February 10, 2020 between us and Canaccord Genuity Corp. (the “February 2020 Offering”). The February 2020 Offering consisted of (i) 6,085,192 special warrants (the “Special Warrants”) and (ii) up to 4,056,795 units issuable upon the exercise of an option granted to the lead purchaser (“Additional Units”). The Special Warrants were automatically converted into units (“Initial Units”) each comprised of one SVS and one SVS purchase warrant (each, an “Initial Warrant”). Each Additional Unit is comprised of one SVS and one SVS purchase warrant.

In connection with the Amended Arrangement, we and the Warrant Agent entered into the Supplemental Indenture to amend the Warrant Indenture. In accordance with the Supplemental Indenture, each outstanding Warrant at the Amendment Time, of which there were 6,085,192, was exchanged for: (i) 0.7 of a Fixed Warrant; and (ii) 0.3 of a Floating Warrant. Upon completion of the Amended Arrangement, there were 4,259,633 Fixed Warrants and 1,825,556 Floating Warrants outstanding, each having an exercise price of $4.00.

This Prospectus registers the resale the Fixed Shares and Floating Shares now underlying the February Warrants offered as part of the February 2020 Offering.

B.	Loan Transaction

On February 7, 2020, we entered into a credit agreement (the “February Credit Agreement”) through our subsidiary, HSCP CN Holdings ULC (the “Borrower”), by and among the Borrower, Acreage Finance Delaware, LLC (the “Guarantor”), and the institutional lender party thereto and its administrative agent.

The February Credit Agreement provides for a secured credit facility in the amount of up to $100.0 million, which may be drawn down on by the Borrower in three tranches, maturing on the date that is two years from the date the first tranche is drawn down on. The obligations under the February Credit Agreement are guaranteed by the Guarantor, and secured by a first priority lien (the “Security Interest”) over $50.0 million in cash deposited in a bank account by us (the “Restricted Account”).

In order to fund the Restricted Account, on March 6, 2020, our subsidiary, the IP Borrower entered into the Original Credit Agreement, which provided for a credit facility in the amount of up to $50.0 million (“Credit Facility”) to be available in two advances. The maturity date for the first advance of borrowings under the March Credit Agreement, subject to acceleration in certain instances, is 366 days from the closing date of the Credit Facility. All funds drawn under the Credit Facility are required to be deposited into the Restricted Account as security for repayment of funds borrowed and amounts owing pursuant to the February Credit Agreement.

On March 11, 2020, IP Borrower drew the first advance of $22.0 million (the “Borrowed Amount”) under the Original Credit Agreement and deposited the funds into the Restricted Account (the “Loan Transaction”). Kevin Murphy, our Chair and former Chief Executive Officer, loaned $21.0 million of the Borrowed Amount to the IP Lender in connection with the Loan Transaction (the “Murphy Amount”).

Interest on the principal amount borrowed under the Credit Facility was to be satisfied by the IP Borrower delivering to the IP Lender 83,333 SVS per month (or 58,333 Fixed Shares and 24,999 Floating Shares), or 1,000,000 SVS (or 700,000 Fixed Shares and 300,000 Floating Shares) in the aggregate (the “Interest Shares”).  We were advised that Mr. Murphy was not a member, an officer nor a director of IP Lender and that Mr. Murphy was entitled to receive, assuming full repayment of the Borrowed Amount at maturity, $23.1 million along with up to 304,001 SVS, forming part of the Interest Shares, which entitlement to Interest Shares he forfeited in accordance with the Amended Arrangement.

In connection with, and as a condition to the implementation of, the Amended Arrangement, the Original Credit Agreement was amended in accordance with the Credit Agreement Amendment. The Credit Agreement Amendment provides that: (i) with respect to the Murphy Amount, effective as of the Amendment Time, the Original Credit Agreement was amended to (a) remove any entitlement to “Interest Shares” (as defined in the Original Credit Agreement) in respect of this amount, (b) provide for an interest rate of 12% per annum payable in cash, (c) amend Section 9.3 of the Original Credit Agreement to amend the obligation of IP Borrower to cause us to sell up to 8,800,000 SVS to repay the amount outstanding such that the obligation was reduced to cause the issuance of up to 2,000,000 Fixed Shares, and (ii) with respect to $1.0 million of the principal amount advanced pursuant to the Original Credit Agreement, the lender is entitled to (a) 16,799 Fixed Shares and 7,199 Floating Shares, (b) upon maturity of the Original Credit Agreement, a return of $1.1 million and (c) otherwise be treated in accordance with the current terms of the Original Credit Agreement.

IP Lender was entitled to 23,999 SVS under the Original Credit Agreement, of which 12,000 SVS were issued to IP Lender prior to the Capital Reorganization. The 12,000 SVS issued to IP Lender prior to the Capital Reorganization were subsequently transferred to Pilgrim Foresight Fund, LLC (“Pilgrim”), an affiliate of IP Lender, pursuant to applicable securities laws. Subsequent to the Capital Reorganization, the SVS originally issued to IP Lender and currently held by Pilgrim were exchanged for 8,400 Fixed Shares and 3,600 Floating Shares. In accordance with the Credit Agreement Amendment, IP Lender is entitled to receive an additional 8,399 Fixed Shares and 3,599 Floating Shares, with such shares replacing the 11,999 SVS IP Lender was entitled to pursuant to the Original Credit Agreement; IP Lender will receive 1,527 Fixed Shares and 654 Floating Shares each month (the “Unissued Interest Shares”), with any remaining balance to be issued and delivered upon maturity of the Loan Transaction. We understand that IP Lender intends to transfer the Unissued Interest Shares to Pilgrim, pursuant to applicable securities laws, once such shares are received.

This Prospectus registers the resale of the 16,799 Fixed Shares and 7,199 Floating Shares by Pilgrim in connection with the Loan Transaction (the “Loan Shares”). We will not receive any cash proceeds from the sale of the Loan Shares.

C.	Warrants Issued in November 2020

On November 3, 2020, we announced that we had received initial commitments and funding from the Term Loan Lenders for a first advance of $28.0 million under the Facility at an annual interest rate of 15% with a maturity of 48 months from closing.

In connection with the advance, we issued the lenders an aggregate of 1,556,929 November Fixed Warrants with each November Fixed Warrant exercisable for one Fixed Share and 697,666 November Floating Warrants with each November Floating Warrant exercisable for one Floating Share. The exercise price of each November Fixed Share Warrant is $3.15 and the exercise price of each November Floating Share Warrant is $3.01. The November Warrants are exercisable for a period of four years.

Fixed Shares

Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

Any Fixed Shares resold pursuant to this Prospectus will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

Our Fixed Shares are described in greater detail in this Prospectus under “Description of Fixed Shares.”

Floating Shares

Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

Any Floating Shares resold pursuant to this Prospectus will be subject in all respects to the Floating Call Option to acquire such Floating Shares.

Our Floating Shares are described in greater detail in this Prospectus under “Description of Floating Shares.”

Risk Factors

See “Risk Factors,” as well as other information included in this Prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

Corporate Information

Our principal executive offices are located at 450 Lexington Avenue, #3308 New York, New York 10163 and our telephone number is (646) 600-9181.

THE OFFERING

Fixed Shares Offered by Selling Security Holders

4,259,633 Fixed Shares issuable upon exercise of the February Fixed Warrants. Each February Fixed Warrant has an exercise price of $4.00 per share, has been exercisable since issuance and will expire five years from the issuance date.

16,799 Fixed Shares comprised in the Commitment Shares

1,556,929 Fixed Shares issuable upon exercise of the November Fixed Warrants. Each November Fixed Warrant has an exercise price of $3.15 per share, has been exercisable since issuance and will expire four years from the issuance date.

Floating Shares Offered by Selling Security Holders

1,825,556 Floating Shares issuable upon exercise of the February Floating Warrants. Each February Floating Warrant has an exercise price of $4.00 per share, has been exercisable since issuance and will expire five years from the issuance date.

7,199 Floating Shares comprised in the Commitment Shares.

697,666 Floating Shares issuable upon exercise of the November Floating Warrants. Each November Floating Warrant has an exercise price of $3.01 per share, has been exercisable since issuance and will expire four years from the issuance date.

Fixed Shares To Be Outstanding After This Offering If All Fixed Warrants Are Exercised	77,163,002 Fixed Shares.

Floating Shares To Be Outstanding After This Offering If All Floating Warrants Are Exercised	33,151,460 Floating Shares.

Use Of Proceeds

All proceeds from the sale of Fixed Shares and Floating Shares offered hereby will be for the account of the Selling Security Holders. We will not receive any proceeds from the sale of Fixed Share or Floating Shares offered pursuant to this Prospectus. Assuming the exercise of all of the previously issued Warrants, we will receive gross proceeds of $31,345,056. We do not expect to pay any expenses in connection with the exercise of any the Warrants.

The net proceeds from the exercise of the Warrants will be used to fund our working capital and for general corporate purposes.

See “Use of Proceeds” on page 39.

Risk Factors	This investment involves a high degree of risk. You should read the “Risk Factors” section of this Prospectus and of any free writing prospectus we authorize for use in connection with this offering for a discussion of factors to consider before deciding to purchase Fixed Shares or Floating Shares.

Trading Symbol	The Fixed Shares are currently listed on the CSE under the trading symbol “ACRG.A.U”, quoted on the OTCQX under the trading symbol “ACRHF”, and traded on the FRA under the trading symbol “0VZ1”. The Floating Shares are currently listed on the CSE under the trading symbol “ACRG.B.U”, quoted on the OTCQX under the trading symbol “ACRDF”, and traded on the FRA under the trading symbol “0VZ2”.

The number of Fixed Shares shown above to be outstanding after this offering is based on 71,346,440 Fixed Shares outstanding (including 589,165 Fixed Shares held by Acreage Holdings America, Inc. (the “Acreage Subsidiary”)) as of December 31, 2020, and excludes 1,555,423 Fixed Shares issuable upon exercise of outstanding options.

The number of Floating Shares shown above to be outstanding after this offering is based on 30,628,238 Floating Shares outstanding (including 252,499 Floating Shares held by the Acreage Subsidiary) as of December 31, 2020, and excludes 1,817,010 Floating Shares issuable upon exercise of outstanding options.

Under our equity compensation plan, we are entitled to issue up to 15% of the aggregate fixed and floating shares outstanding from time to time. As of December 31, 2020, there were approximately 7.0 million shares available for issuance under our equity compensation plan.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following table sets forth our selected consolidated financial data for the periods, and as of the dates, indicated. The (i) consolidated statements of operations data for the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017 and (ii) consolidated balance sheet data as of September 30, 2020 and December 31, 2019 and 2018 have been derived from the unaudited interim condensed consolidated and the audited consolidated financial statements of Acreage Holdings, Inc. and its subsidiaries, which are included elsewhere in this prospectus. The information set forth below for the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017 is not necessarily indicative of results of future operations, and should be read in conjunction with Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included in Part II, Item 8 of this prospectus to fully understand factors that may affect the comparability of the information presented below.

Selected Financial Data

	Nine Months Ended September 30		Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2019	2018	2017
	(unaudited)
Revenues, net	$83,039	$53,044	$74,109	$21,124	$7,743
Net operating loss	(329,197)	(124,264)	(191,444)	(41,133)	(7,047)
Net loss	(314,635)	(129,571)	(195,162)	(32,261)	(9,536)
Net loss attributable to Acreage	(249,694)	(99,634)	(150,268)	(27,483)	(8,543)
Net loss per share attributable to Acreage, basic and diluted	(2.54)	(1.17)	(1.74)	(0.41)	(0.19)
Weighted average shares outstanding, basic and diluted	98,304	84,817	86,185	66,699	45,076

	September 30,		December 31,
	2020	2019	2019	2018
	(unaudited)
Cash and cash equivalents	$46,363	$37,638	$26,505	$104,943
Total assets	600,264	658,138	691,677	554,582
Total long-term liabilities	186,825	108,131	139,730	35,447

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of applicable United States securities legislation (“forward-looking statements”), including the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based upon our current beliefs, expectations, and assumptions regarding the future of the business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by the words such as “expect”, “likely”, “may”, “will”,, “would”, “could”, “should”, “continue”, “contemplate”, “intend”, or “anticipate”, “believe”, “envision”, “estimate”, “expect”, “plan”, “predict”, “project”, “target”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus. Forward-looking statements in this Prospectus include, but are not limited to, statements with respect to:

•	the performance of our business and operations;

•	our product offerings;

•	the competitive conditions of the cannabis industry;

•	our competitive and business strategies;

•	the sufficiency of capital including our ability to obtain capital to develop our business;

•	our operations in the United States, the characterization and consequences of those operations under United States federal law and applicable State law, and the framework for the enforcement of applicable laws in the United States;

•	on-going implications of the novel coronavirus (“COVID-19”);

•	statements relating to the business and future activities of, and developments related to, us, including such things as future business strategy, competitive strengths, goals, expansion and growth of our business, operations and plans;

•	expectations that planned acquisitions will be completed, and the expected financial results of such acquisitions;

•	expectations that licenses applied for will be obtained;

•	expectations regarding future cash flows from operations;

•	statements regarding the proposed transaction with Canopy Growth, including the anticipated benefits and likelihood of completion thereof;

•	our ability and Canopy Growth’s ability to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals;

•	the likelihood of the Triggering Event (as defined herein) occurring or being waived by the expiry date of the Canopy Call Option;

•	the likelihood that the Canopy Call Option will be exercised;

•	the likelihood that the Floating Call Option will be exercised;

•	our ability and Canopy Growth’s ability to satisfy, in a timely manner, the conditions to closing following the occurrence or waiver of the Triggering Event; the timing and outcome of the Acquisition;

•	the likelihood of the Acquisition being completed and any benefits to be derived therefrom;

•	potential future legalization of adult-use and/or medical cannabis under U.S. federal law;

•	expectations of market size and growth in the U.S. and the states in which we operate;

•	expectations for other economic, business, financial market, political, regulatory and/or competitive factors related to us or the cannabis industry generally; and

•	other events or conditions that may occur in the future.

Forward-looking statements contained herein concerning the cannabis industry and its medical and adult-use markets and the general expectations of us concerning the industry and our business and operations are based on estimates prepared by us using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While we are not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties that are subject to change based on various factors.

Forward-looking statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Potential purchasers of our securities are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of our management at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of us, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

•	risks related to the occurrence of changes in U.S. federal laws regarding the cultivation, distribution or possession of marijuana;

•	the likelihood of the Triggering Event occurring or being waived by the expiry of the Canopy Call Option;

•	the ability of us and Canopy Growth to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals;

•	the ability of Canopy Growth and us to satisfy, in a timely manner, the closing conditions to the Acquisition;

•	the likelihood of Canopy Growth completing the acquisition of the Fixed Shares and/or Floating Shares;

•	the ability of us and Canopy Growth to satisfy, in a timely manner, the conditions to closing following the occurrence or waiver of the Triggering Event;

•	other expectations and assumptions concerning the Acquisition;

•	our available funds and the anticipated use of such funds;

•	the availability of financing opportunities for us and the risks associated with the completion thereof;

•	regulatory and licensing risks;

•	changes in general economic, business and political conditions, including changes in the financial and stock markets;

•	risks related to infectious diseases, including the impacts of the COVID-19;

•	risks associated with dependence on management and currency risk;

•	legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change;

•	risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks;

•	risks relating to anti-money laundering laws and regulations;

•	other governmental and environmental regulations;

•	compliance with extensive government regulations and the interpretation of various laws regulations and policies;

•	risk associated with divesting certain assets;

•	public opinion and perception of the cannabis industry;

•	risks related to contracts with third-party service providers;

•	risks related to the enforceability of contracts;

•	reliance on the expertise and judgment of our senior management;

•	risks related to proprietary intellectual property and potential infringement by third parties;

•	the concentrated voting control of our founder and the unpredictability caused by our capital structure;

•	risks relating to the management of growth;

•	risks related to cash flow from operations;

•	increasing competition in the industry;

•	risks inherent in an agricultural business;

•	risks relating to energy costs;

•	risks associated to cannabis products manufactured for human consumption including potential product recalls;

•	reliance on key inputs, suppliers and skilled labor;

•	cybersecurity risks;

•	ability and constraints on marketing products;

•	fraudulent activity by employees, contractors and consultants;

•	tax and insurance related risks;

•	risks related to the economy generally;

•	risk of litigation;

•	conflicts of interest;

•	risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada;

•	risks related to future acquisitions or dispositions;

•	sales by existing shareholders; and

•	limited research and data relating to cannabis,

as well as those risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus and the documents incorporated by reference herein and therein and as described from time to time in documents filed by us with securities regulatory authorities. A description of additional assumptions used to develop such forward-looking statements and a description of additional risk factors that may cause actual results to differ materially from forward-looking statements can be found in Part I, Item 1A under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 dated May 29, 2020 and the amendment thereto on Form 10-K/A dated August 14, 2020.

Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus. Although we believe that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus are expressly qualified in their entirety by this cautionary statement. Potential purchasers of our securities should read this entire Prospectus, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding our securities.

RISK FACTORS

Before deciding to invest in our securities, prospective investors in our securities should consider carefully the risk factors and the other information contained in this Prospectus relating to a specific offering of our securities.

Before making an investment decision, prospective purchasers of our securities should carefully consider the information described in this Prospectus. Some of the risk factors described herein are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in our securities could be materially adversely affected. Additional risks and uncertainties of which we are currently unaware or that are unknown or that we currently consider to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure an investor that we will successfully address any or all of these risks.

Risks Specifically Related to the Regulatory Matters

The Company’s Business Activities are Illegal under U.S. Federal Law.

Cannabis (with the exception of hemp containing no more than 0.3% THC by dry weight) is illegal under U.S. federal law. In those states in which the use of cannabis has been legalized, its use remains a violation of federal law pursuant to the Controlled Substances Act of 190 (the “CSA”). The CSA classifies marijuana (cannabis) as a Schedule I controlled substance, and as such, medical and adult use cannabis consumption is illegal under U.S. federal law. Unless and until Congress amends the CSA with respect to cannabis (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. If that occurs, the Subsidiaries or other entities in which the Company may have an interest from time to time may be deemed to be producing, cultivating or dispensing cannabis and drug paraphernalia in violation of federal law, or the Company may be deemed to be facilitating the selling or distribution of cannabis and drug paraphernalia in violation of federal law with respect to the Company’s investment in the Subsidiaries. Since federal law criminalizing the use of cannabis preempts state laws that legalize its use, strict enforcement of federal law regarding cannabis is a significant risk which would greatly harm the Company’s business, prospects, results of operation, and financial condition. As all of our operations are cannabis-related and conducted in the United States, our balance sheet and operating statement exposure to U.S. marijuana related activities is 100% in each case.

The activities of the Subsidiaries are, and will continue to be, subject to evolving regulation by governmental authorities. The Subsidiaries are directly or indirectly engaged in the medical and adult use cannabis industry in the U.S. where such activities are permitted under state law. The legality of the production, cultivation, extraction, distribution, retail sales, transportation and use of cannabis differs between states in the U.S. Due to the current regulatory environment in the U.S., new risks may emerge, and management may not be able to predict all such risks.

There are 37 states in the U.S., in addition to Washington D.C., Puerto Rico, and the U.S. Virgin Islands, that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Alaska, Arizona, California, Colorado, Illinois, Maine, Massachusetts, Michigan, Montana, Nevada, New Jersey, Oregon, South Dakota, Vermont, Washington, Washington, D.C., and Guam have legalized cannabis for adult use.

The funding by the Company of the activities of the Subsidiaries involved in the medical and adult use cannabis industry through equity investments, loans or other forms of investment, may be illegal under the applicable federal laws of the U.S. and other applicable laws. There can be no assurances that the federal government of the U.S. or other jurisdictions will not seek to enforce the applicable laws against the Company. The consequences of such enforcement would be materially adverse to the Company and the Company’s business, including its reputation, profitability, the market price of its publicly traded shares, and could result in the forfeiture or seizure of all or substantially all of the Company’s assets.

The U.S. administration under President Obama attempted to address the inconsistent treatment of cannabis under state and federal law in the Cole Memorandum which Deputy Attorney General James Cole sent to all U.S. Attorneys in August 2013 that outlined certain priorities for the U.S. Department of Justice (“DOJ”) relating to the prosecution of cannabis offenses. The Cole Memorandum held that enforcing federal cannabis laws and regulations in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, processing, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations was not a priority for the DOJ. Instead, the Cole Memorandum directed U.S. Attorney’s Offices discretion not to investigate or prosecute state law compliant participants in the medical cannabis industry who did not implicate certain identified federal government priorities, including preventing interstate diversion or distribution of cannabis to minors.

On January 4, 2018, then U.S. Attorney General Jeff Sessions formally issued the Sessions Memorandum, which rescinded the Cole Memorandum effective upon its issuance. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime”, and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles that govern all federal prosecutions when deciding whether to pursue prosecutions related to cannabis activities. As a result, federal prosecutors could, and still can, use their prosecutorial discretion to decide to prosecute actors compliant with their state laws. Although there have not been any identified prosecutions of state law compliant cannabis entities, there can be no assurance that the federal government will not enforce federal laws relating to cannabis in the future. Jeff Sessions resigned as U.S. Attorney General on November 7, 2018. On February 14, 2019, William Barr was confirmed as U.S. Attorney General. However, in a written response to questions from U.S. Senator Cory Booker made as a nominee, Attorney General Barr stated “I do not intend to go after parties who have complied with state law in reliance on the Cole Memo.” Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law.

The Department of Justice under Mr. Barr did not take a formal position on federal enforcement of laws relating to cannabis. Mr. Barr has stated publicly that his preference would be to have a uniform federal rule against cannabis, but, absent such a uniform rule, his preference would be to permit the existing federal approach of leaving it up to the states to make their own decisions.

Furthermore, Acting Attorney General Monty Wilkinson, who began in his position on January 20, 2021, has not provided a clear policy directive for the United States as it pertains to state-legal cannabis-related activities. President Biden has nominated Merrick Garland to serve as Attorney General in his administration. It is not yet known whether the Department of Justice under President Biden and Attorney General Garland, if confirmed, will re-adopt the Cole Memorandum or announce a substantive cannabis enforcement policy. If the Department of Justice policy under Acting Attorney General Wilkinson or Attorney General Garland, if confirmed, were to aggressively pursue financiers or owners of cannabis-related businesses, and United States Attorneys followed such Department of Justice policies through pursuing prosecutions, then the Company could face (i) seizure of its cash and other assets used to support or derived from its cannabis operations, (ii) the arrest of its employees, directors, officers, managers and investors, and charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to cannabis companies that service or provide goods to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis, and/or (iii) the barring of its employees, directors, officers, managers and investors who are not United States citizens from entry into the United States for life.

One legislative safeguard for the medical cannabis industry, appended to federal appropriations legislation, remains in place. Currently referred to as the “Rohrabacher-Blumenauer Amendment”, this so-called “rider” provision has been appended to the Consolidated Appropriations Acts for fiscal years 2015, 2016, 2017, 2018, and 2019. Under the terms of the Rohrabacher-Blumenauer rider, the federal government is prohibited from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. On December 20, 2019, then President Donald Trump signed the Consolidated Appropriations Act, 2020 which included the Rohrabacher-Blumenauer Amendment, which prohibits the funding of federal prosecutions with respect to medical cannabis activities that are legal under state law. On December 27, 2020, the omnibus spending bill passed including the Rohrabacher-Blumenauer Amendment, extending its application until September 30, 2021. There can be no assurances that the Rohrabacher-Blumenauer Amendment will be included in future appropriations bills to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law.

There is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed, amended or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends or repeals the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendment or repeal there can be no assurance), there is a significant risk that federal authorities may enforce current federal law. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Company’s business, results of operations, financial condition and prospects would be materially adversely affected.

Marijuana (cannabis) remains a Schedule I controlled substance under the CSA, and neither the Cole Memorandum nor its rescission nor the continued passage of the Rohrabacher/Blumenauer Amendment has altered that fact. The federal government of the United States has always reserved the right to enforce federal law in regard to the sale and disbursement of medical or adult-use marijuana, even if state law sanctions such sale and disbursement. If the United States federal government begins to enforce United States federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, the Company’s business, results of operations, financial condition and prospects would be materially adversely affected.

The uncertainty of U.S. federal enforcement practices going forward and the inconsistency between U.S. federal and state laws and regulations presents major risks for the business and operations of the Company, High Street and the Subsidiaries.

Nature of the Business Model

Since the cultivation, processing, production, distribution, and sale of cannabis for any purpose, medical, adult use or otherwise, remain illegal under U.S. federal law, it is possible that any of the Company, High Street or the Subsidiaries may be forced to cease activities. The United States federal government, through, among others, the DOJ, its sub agency the Drug Enforcement Administration (“DEA”), and the U.S. Internal Revenue Service (the “IRS”), has the right to actively investigate, audit and shut down cannabis growing facilities, processors and retailers. The U.S. federal government may also attempt to seize the property of the Company, High Street or any Subsidiary. Any action taken by the DOJ, the DEA and/or the IRS to interfere with, seize, or shut down the operations of the Company, High Street or any Subsidiary will have an adverse effect on their businesses, operating results and financial condition.

U.S. State Regulatory Uncertainty

There is no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed, amended or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, the Company’s business or operations in those states or under those laws would be materially and adversely affected. Federal actions against any individual or entity engaged in the cannabis industry or a substantial repeal of cannabis related legislation could adversely affect the Company, its business and its assets or investments.

Certain U.S. states where medical and/or adult use cannabis is legal have or are considering special taxes or fees on the cannabis industry. It is uncertain at this time whether other states are in the process of reviewing such additional taxes and fees. The implementation of special taxes or fees could have a material adverse effect upon the businesses, results of operations and financial condition of the Company, High Street and the Subsidiaries.

The Company, High Street and the Subsidiaries are Subject to Applicable Anti-Money Laundering Laws and Regulations

The Company, High Street and the Subsidiaries are subject to a variety of laws and regulations domestically in the U.S. that involve money laundering, financial record-keeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), and the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S.. The Company, High Street and the Subsidiaries are also subject to similar laws and regulations in Canada, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended. Further, under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.

Despite these laws, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) issued a memorandum on February 14, 2014 (the “FinCEN Memorandum”) outlining the pathways for financial institutions to bank state-sanctioned cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum echoed the enforcement priorities of the Cole Memorandum. Under these guidelines, financial institutions must submit a Suspicious Activity Report (“SAR”) in connection with all cannabis-related banking activities by any client of such financial institution, in accordance with federal money laundering laws. These cannabis-related SARs are divided into three categories - cannabis limited, cannabis priority, and cannabis terminated - based on the financial institution’s belief that the business in question follows state law, is operating outside of compliance with state law, or where the banking relationship has been terminated, respectively.

The FinCEN Memorandum states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. It refers to supplementary guidance included in the Cole Memorandum.

The rescission of the Cole Memorandum has not yet affected the status of the FinCEN Memorandum, nor has the Department of the Treasury given any indication that it intends to rescind the FinCEN Memorandum itself.

Although the FinCEN Memorandum remains intact, it is unclear whether the current administration will continue to follow the guidelines of the FinCEN Memorandum. The DOJ continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state including states that have in some form legalized the sale of cannabis. Further, the conduct of the DOJ’s enforcement priorities could change for any number of reasons. A change in the DOJ’s priorities could result in the DOJ’s prosecuting banks and financial institutions for crimes that were not previously prosecuted.

If any of the operations of High Street or any of the Subsidiaries, or any proceeds thereof, any dividend distributions or any profits or revenues derived from these operations were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds from a crime under one or more of the statutes noted above. This may restrict the ability of the Company, High Street or any of the Subsidiaries to declare or pay dividends or effect other distributions.

Restricted Access to Banking

In February 2014, FinCEN issued the FinCEN Memorandum (which is not law) which provides guidance with respect to financial institutions providing banking services to cannabis business, including burdensome due diligence expectations and reporting requirements. This guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear to be comfortable providing banking services to cannabis-related businesses, or relying on this guidance, which can be amended or revoked at any time by the executive branch. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Company may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it resides in permits cannabis sales. While the United States House of Representatives has passed the SAFE Banking Act, which would permit commercial banks to offer services to cannabis companies that are in compliance with state law, it remains under consideration by the Senate, and if Congress fails to pass the SAFE Banking Act, the Company’s inability, or limitations on the Company’s ability, to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Company to operate and conduct its business as planned or to operate efficiently.

Lack of Access to U.S. Bankruptcy Protections; Other Bankruptcy Risks

Because cannabis remains illegal under U.S. federal law, many courts have denied cannabis businesses bankruptcy protections, thus making it very difficult for lenders to recoup their investments in the cannabis industry in the event of a bankruptcy. If the Company, High Street or any of the Subsidiaries were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available, which would have a material adverse effect.

Additionally, there is no guarantee that the Company will be able to effectively enforce its interests in High Street and its underlying Subsidiaries. A bankruptcy or other similar event related to an investment of the Company that precludes a party from performing its obligations under an agreement may have a material adverse effect on the Company. In addition, bankruptcy or other similar proceedings are often a complex and lengthy process, the outcome of which may be uncertain and could result in a material adverse effect on the Company.

Heightened Scrutiny by Canadian Authorities

Because cannabis is illegal under U.S. federal law, the business, operations and investments of the Company, High Street and the Subsidiaries in the U.S., and any future businesses, operations and investments, may become the subject of heightened scrutiny by securities regulators, stock exchanges and other authorities in Canada. As a result, the Company may be subject to significant direct and indirect interaction with Canadian public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Company’s ability to invest or hold interests in other entities in the U.S. or any other jurisdiction, or have consequences for its stock exchange listing or Canadian reporting obligations, in addition to those described herein. See “The Company’s Business Activities are Illegal under U.S. Federal Law”.

On February 8, 2018, the Canadian Securities Administrators published Staff Notice 51-352 - Issuers with U.S. Marijuana-Related Activities (“Staff Notice 51-352”) describing the Canadian Securities Administrators’ disclosure expectations for specific risks facing issuers with cannabis-related activities in the U.S. Staff Notice 51-352 confirms that a disclosure-based approach remains appropriate for issuers with U.S. cannabis-related activities. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with U.S. cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the U.S. cannabis industry.

CDS Clearing and Depository Services Inc. (“CDS”) is Canada’s central securities depository, clearing and settling trades in the Canadian equity, fixed income and money markets. On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group, which is the owner and operator of CDS, announced the signing of a Memorandum of Understanding (“MOU”) with Aequitas NEO Exchange Inc., the CSE and the Toronto Stock Exchange confirming that it relies on such exchanges to review the conduct of listed issuers. The MOU notes that securities regulation requires that the rules of each of the exchanges must not be contrary to the public interest and that the rules of each of the exchanges have been approved by the securities regulators. Pursuant to the MOU, CDS will not ban accepting deposits of or transactions for clearing and settlement of securities of issuers with cannabis-related activities in the U.S.

Even though the MOU indicated that there are no plans of banning the settlement of securities of issuers with U.S. cannabis related activities through CDS, there can be no guarantee that the settlement of securities will continue in the future. If such a ban were to be implemented, it would have a material adverse effect on the ability of holders of Fixed Shares and Floating Shares to make and settle trades. In particular, the Fixed Shares and Floating Shares would become highly illiquid until an alternative (if available) was implemented, and investors would have no ability to effect a trade of the Fixed Shares and Floating Shares through the facilities of a stock exchange.

Constraints on Marketing Products

The development of the Company’s business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies for products containing cannabis or ingredients derived from cannabis, including but not limited, to the Food and Drug Administration (“FDA”), the United States Department of Agriculture (“USDA”) and state regulatory agencies that may institute new regulatory requirements. The regulatory environment in the United States limits the Company’s ability to compete for market share in a manner similar to other industries. If the Company is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its products, the Company’s sales and operating results could be adversely affected.

Reliance on Management or Consulting Services Agreements with Subsidiaries and Affiliates

The Company’s Subsidiaries and other affiliates provide assistance and advice regarding the medicinal cannabis business in certain cases through management services agreements entered into with state-licensed entities. Under such agreements, the Subsidiaries and affiliates perform certain management and operational services. In exchange for providing these services, the subsidiaries and affiliates receive management fees which are a key source of revenue for the Company. Payment of such fees is dependent on the continuing validity and enforceability of the relevant management services agreements. If such agreements are found to be invalid or unenforceable by regulators, whether on the basis that they relate to activities that are illegal under U.S. federal law or otherwise, or are terminated by the counter-party, this could have a material adverse effect on the Company’s business, prospects, financial condition, and operating results.

European Anti-Money Laundering Laws and Regulation

European laws, regulations and their enforcement, particularly those pertaining to anti-money laundering, relating to making and/or holding investments in cannabis-related practices or activities are in flux and vary dramatically from jurisdiction to jurisdiction across Europe (including without limitation, the United Kingdom). The enforcement of these laws and regulations and their effect on shareholders are uncertain and involve considerable risk. In the event that any of the Company’s operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations are found to be in violation of such laws or regulation, such transactions (including holding of shares in the Company) could expose any shareholder(s) in that jurisdiction to potential prosecution and/or criminal and civil sanction.

Tax Risks Related to Controlled Substances

Limits on U.S. deductibility of certain expenses may have a material adverse effect on our financial condition, results of operations and cash flows. Section 280E (“Section 280E”) of the Internal Revenue Code (the “Code”) prohibits businesses from deducting certain expenses associated with the trafficking of controlled substances (within the meaning of Schedule I and II of the CSA). IRS has applied Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E that is favorable to cannabis businesses.

If our tax filing positions were to be challenged by federal, state and local or foreign tax jurisdictions, we may not be wholly successful in defending our tax filing positions. We record reserves for unrecognized tax benefits based on our assessment of the probability of successfully sustaining tax filing positions. Management exercises significant judgment when assessing the probability of successfully sustaining tax filing positions, and in determining whether a contingent tax liability should be recorded and, if so, estimating the amount. If our tax filing positions are successfully challenged, payments could be required that are in excess of reserved amounts or we may be required to reduce the carrying amount of our net deferred tax asset, either of which result could be significant to our financial condition or results of operations.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies.

For as long as we continue to be an emerging growth company, we intend to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Fixed Shares and Floating Shares less attractive because we will rely on these exemptions. If some investors find our Fixed Shares and Floating Shares less attractive as a result, then there may be a less active trading market for our Fixed Shares and Floating Shares and our stock price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the last day of the year in which we have total annual gross revenue of $1.07 billion or more; (ii) the last day of the year following the fifth anniversary of the first sale of the common equity securities pursuant to an effective registration under the Securities Act of 1933, as amended (the “Securities Act”), expected to be December 31, 2024; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Limited Trademark Protection

The Subsidiaries will not be able to register any U.S. federal trademarks in classes covering their cannabis-related products or services under the current state of federal law. Because producing, manufacturing, processing, possessing, distributing, and selling cannabis is illegal under the CSA, the United States Patent and Trademark Office (“USPTO”) will not permit the registration of any trademark that does not comply with the CSA. As a result, the Subsidiaries will unlikely be able to protect their cannabis product trademarks beyond the geographic areas in which they conduct business pursuant to the relevant state’s law. The use of such trademarks outside the states in which the Subsidiaries operate by one or more other persons could have a material adverse effect on the value of such trademarks.

Civil Asset Forfeiture

Because the cannabis industry remains illegal under U.S. federal law, any real or personal property owned by participants in the cannabis industry, such as the Company, High Street and the Subsidiaries, which is used in the course of conducting such business, or any property or monies deemed to be proceeds of an illegal cannabis business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture, even in the absence of a criminal charge or conviction.

FDA Regulation

Cannabis containing more than 0.3% THC (tetrahydrocannabinol) remains a Schedule I controlled substance under U.S. federal law. If the federal government reclassifies cannabis to a Schedule II controlled substance, it is possible that the FDA would regulate it under the Federal Food, Drug, and Cosmetic Act of 1938 or under the Public Health Service Act. Additionally, the FDA may issue rules, regulations or guidance including good manufacturing practices, related to the growth, cultivation, harvesting and processing of medical cannabis. If regulated by the FDA as a drug, clinical trials would be needed to demonstrate efficacy and safety. It is also possible that the FDA would require that facilities where medical-use cannabis is grown register with the FDA and comply with certain federally prescribed regulations.

In addition, while the FDA has not yet pursued enforcement actions against the cannabis industry, it has sent numerous warning letters to sellers of CBD products making health claims. The FDA could turn its attention to the cannabis industry especially relating to claims of concern. In the event that some or all of these regulations or enforcement actions are imposed, what the impact this would have on the cannabis industry is unknown, including what costs, requirements and possible prohibitions may be enforced. If the Subsidiaries are unable to comply with the regulations or registration as prescribed by the FDA, it may have an adverse effect on the business, operating results and financial condition of the Company and/or High Street.

Laws and Regulations Affecting the Industry in which the Company Operates are Constantly Changing

The constant evolution of laws and regulations affecting the cannabis industry could detrimentally affect the Company. The current and proposed operations of the Subsidiaries are subject to a variety of local, state and federal medical cannabis laws and regulations relating to the manufacture, management, transportation, storage and disposal of cannabis, as well as laws and regulations relating to consumable products health and safety, the conduct of operations and the protection of the environment. These laws and regulations are broad in scope and subject to evolving interpretations, which could require the Company, High Street or the Subsidiaries to incur substantial costs associated with compliance or alter certain aspects of their business plans. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of the business plans of the Company, High Street or the Subsidiaries and result in a material adverse effect on certain aspects of their planned operations. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect the Company's profitability or cause it to cease operations entirely. The cannabis industry may come under scrutiny or further scrutiny by the FDA, USDA, DEA, IRS, SEC, the DOJ, the Financial Industry Regulatory Advisory or other federal or applicable state or nongovernmental regulatory authorities or self-regulatory organizations that supervise or regulate the production, distribution, sale or use of cannabis for medical or adult use purposes in the United States. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the industry may adversely affect the business and operations of the Company, including without limitation, the costs to remain compliant with applicable laws and the impairment of its business or the ability to raise additional capital. In addition, the Company will not be able to predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to its business. For example, see the “Risk Factors - Heightened Scrutiny by Canadian Authorities” related to CDS above.

Limitation on Ownership of Licenses

In certain states, the cannabis laws and regulations limit, not only the number of cannabis licenses issued, but also the number of cannabis licenses that one person may own. For example, in Massachusetts, no person may have an ownership interest, or control over, more than three license holders in any category - cultivation, processing or dispensing. In Maryland, the Department of Health has taken the position that the law prevents having a material ownership interest in more than one license holder in any one of these three categories. In New Jersey, there are restrictions on overlapping ownership of license holders. In Florida, there are also limitations on owning more than one of the vertically-integrated medical cannabis licenses offered in that state. The Company believes that, where such restrictions apply, it may still capture significant share of revenue in the market through wholesale sales, exclusive marketing relations, provision of management or consulting services, franchising and similar arrangement with other operators. Nevertheless, such limitations on the acquisition of ownership of additional licenses within certain states may limit the Company’s ability to grow organically or to increase its market share in such states.

Risks Generally Related to the Company

Our Results of Operations May be Continue to be Negatively Impacted by the COVID-19 Outbreak

In December 2019, a novel strain of coronavirus (“COVID-19”) emerged in Wuhan, China. Since then, it has spread to several other countries and infections have been reported around the world. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a global pandemic.

In response to the outbreak, governmental authorities in the United States, Canada and internationally have introduced various recommendations and measures to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing. The COVID-19 outbreak and the response of governmental authorities to try to limit it are having a significant impact on the private sector and individuals, including unprecedented business, employment and economic disruptions. The continued spread of COVID-19 in the United States, Canada and globally could continue to have an adverse impact on our business, operations and financial results, including through disruptions in our cultivation and processing activities, supply chains and sales channels, as well as a deterioration of general economic conditions including a possible national or global recession. Shelter-in-place orders and social distancing practices designed to limit the spread of COVID-19 may affect our retail business. Due to the speed with which the COVID-19 situation is developing and the uncertainty of its magnitude, outcome and duration, it is not possible to estimate its impact on our business, operations or financial results; however, the impact could be material. We own a cultivational, processing and wholesale license and lease a property in Medford, Oregon and in part as a response to the COVID-19 pandemic, we temporarily halted cultivation/processing operations in Oregon.

Unfavorable Publicity or Consumer Perception

The legal cannabis industry in the U.S. is at an early stage of its development. Cannabis has been, and is expected to continue to be, a controlled substance for the foreseeable future. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of cannabis are mixed and evolving. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for cannabis and on the business, results of operations, financial condition and cash flows of the Subsidiaries and accordingly High Street and the Company. Further, adverse publicity, reports or other media attention regarding cannabis in general, or associating the consumption of cannabis with illness or other negative effects or events, could have such a material adverse effect.

Public opinion and support for medical and adult use cannabis use has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing medical and adult use cannabis, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical cannabis as opposed to legalization in general).

The ability to gain and increase market acceptance of the Subsidiaries’ products may require the Company, High Street and/or the Subsidiaries to establish and maintain its brand name and reputation. In order to do so, substantial expenditures on product development, strategic relationships and marketing initiatives may be required. There can be no assurance that these initiatives will be successful and their failure may have an adverse effect on the Company, High Street and/or the Subsidiaries.

Further, a shift in public opinion may also result in a significant influence over the regulation of the cannabis industry in Canada, the U.S. or elsewhere. A negative shift in the perception of the public with respect to medical cannabis in the U.S. or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical cannabis, thereby limiting the number of new state jurisdictions into which the Company could expand. Any inability to fully implement the Company’s expansion strategy may have a material adverse effect on its business, financial condition and results of operations.

Limited Operating History

The Company presently generates losses, and will only start generating profits in future periods if at all, and accordingly, the Company is therefore expected to remain subject to many of the risks common to early-stage enterprises for the foreseeable future, including challenges related to laws, regulations, licensing, integrating and retaining qualified employees; making effective use of limited resources; achieving market acceptance of existing and future solutions; competing against companies with greater financial and technical resources; acquiring and retaining customers; and developing new solutions. There can be no assurance that the Subsidiaries will be successful in addressing these risks, and the failure to do so in any one area could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

Competition with the Company

There is potential that the Company will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and experience than the Company. Increased competition by larger and better financed competitors could materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

Because of the early stage of the industry in which the Company operates, the Company expects to face additional competition from new entrants. To become and remain competitive, the Company will require research and development, marketing, sales and support. In addition, the Company will have to establish and leverage best practices, standardize operating procedures and generate operational efficiencies through services shared among the Subsidiaries and other organizational methodologies. Pressure from the Company’s competitors may have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

Competition with the Subsidiaries

There is potential that the Subsidiaries will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and experience than the Subsidiaries. Currently, the cannabis industry is generally comprised of individuals and small to medium-sized entities; however, the risk remains that large conglomerates and companies who also recognize the potential for financial success through investment in this industry could strategically purchase or assume control of larger dispensaries, processing plants and cultivation facilities. In doing so, these larger competitors could establish price setting and cost controls which would effectively “price out” many of the individuals and small to medium-sized entities who currently make up the bulk of the participants in the varied businesses operating within and in support of the medical and adult-use cannabis industry. Competition between companies in the cannabis industry also relies heavily on the ability to attract community support.

Because of the early stage of the industry in which the Subsidiaries operate, the Company expects the Subsidiaries to face additional competition from new entrants. To become and remain competitive, the Subsidiaries will require research and development, marketing, sales and support. The Company may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Subsidiaries and, in turn, the Company.

In addition, medical cannabis products compete against other healthcare drugs and a high volume of cannabis continues to be sold illegally on the illicit market.

Dependence on Performance of Subsidiaries

The Company is dependent on the operations, assets and financial health of the Subsidiaries. Accordingly, if the financial performance of any Subsidiary declines this will adversely affect the Company’s investment in such Subsidiary, the ability to realize a return on such investment and the financial results of the Company. The Company will conduct due diligence on each new entity prior to making any investment. Nonetheless, there is a risk that there may be some liabilities or other matters that are not identified through the due diligence or ongoing monitoring that may have an adverse effect on the business, and this could have a material adverse impact on the business, financial condition, results of operations or prospects of the Company.

Competition from Synthetic Production and Technological Advances

The pharmaceutical industry may attempt to dominate the cannabis industry, and in particular, legal cannabis, through the development and distribution of synthetic products which emulate the effects and treatment of organic cannabis. If they are successful, the widespread popularity of such synthetic products could change the demand, volume and profitability of the cannabis industry. This could materially adversely affect the ability of the Company to secure long-term profitability and success through the sustainable and profitable operation of its business. There may be unknown additional regulatory fees and taxes that may be assessed in the future.

Ability to Identify Investments

A key element of the Company’s growth strategy will in part involve identifying and making acquisitions of interests in, or the businesses of, entities involved in the legal cannabis industry. The Company’s ability to identify such potential acquisition opportunities and make debt and/or equity investments is not guaranteed. Achieving the benefits of future acquisitions will depend in part on successfully identifying and capturing such opportunities in a timely and efficient manner and in structuring such arrangements to ensure a stable and growing stream of revenues.

Risks Associated with Failure to Manage Growth Effectively

The growth of High Street and the Company has placed and may continue to place significant demands on management and their operational and financial infrastructures. As the operations of the Company, High Street and the Subsidiaries grow in size, scope and complexity and as new opportunities are identified and pursued, the Company and High Street may need to increase in scale its infrastructure (financial, management, informational, personnel and otherwise). In addition, the Company will need to effectively execute on business opportunities and continue to build on and deploy its corporate development and marketing assets as well as access sufficient new capital, as may be required. The ability of the Company and High Street to successfully complete the proposed acquisitions and to capitalize on other growth opportunities may redirect the limited resources of the Company and/or High Street and require expansion of its infrastructure. This will require the commitment of financial, operational and technical resources in advance of an increase in the volume of business, with no assurance that the volume of business will increase.

There can be no assurance that the Company or High Street will be able to respond adequately or quickly enough to the changing demands that its proposed acquisition plans will impose on management, team members and existing infrastructure, and changes to the operating structure of the Company and High Street may result in increased costs or inefficiencies that cannot be anticipated. Changes as the Company and High Street grow may have a negative impact on their operations, and cost increases resulting from the inability to effectively manage its growth could adversely impact its profitability. In addition, continued growth could also strain the ability to maintain reliable service levels for its clients, develop and approve its operational, financial and management controls, enhance its reporting systems and procedures and recruit, train and retain highly-skilled personnel. Failure to effectively manage growth could result in difficulty or delays in servicing clients, declines in quality or client satisfaction, increases in costs, difficulties in introducing new products or applications or other operational difficulties, and any of these difficulties could adversely impact the business performance and results of operations of the Company and High Street.

Future Material Acquisitions or Dispositions of Strategic Transactions

Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of the Company’s ongoing business, (ii) distraction of management, (iii) the Company may become more financially leveraged, (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected, (v) increasing the scope and complexity of the Company’s operations, and (vi) loss or reduction of control over certain of the Company’s assets. Additionally, the Company or High Street may issue additional equity interests in connection with such transactions, which would dilute a shareholder’s holdings in the Company.

Acreage may be restricted from making Non-Core Divestitures within the prescribed time limit

The Debenture requires that we divest from our assets outside of Connecticut, Maine, Massachusetts, New Hampshire, New York, New Jersey, Pennsylvania, Illinois and Ohio (the “Identified States”) within 18 months of the date the Debenture is executed.

Canopy Growth has provided its consents to the Company with respect to the proposed divestiture by us of all assets outside of the Identified States (the “Non-Core Divestitures”). The Debenture will provide that, among other things, if the Non-Core Divestitures are not completed within 18 months from the Amendment Date, whether as a result of regulatory delays or otherwise, such failure shall constitute an event of default thereunder. Upon the occurrence of an event of default under the Debenture, the Loan will become immediately due and payable.

The Company may not have adequate resources to repay the Debenture. There is no assurance that the Company will be able to raise the necessary amount of capital to repay the Debenture or otherwise refinance these obligations. Accordingly, failure to complete the Non-Core Divestitures within the prescribed time would have a material adverse effect on the Company’s business, financial condition, results of operations and prospects and could threaten its ability to satisfy its obligations or continue as a going concern.

In addition, if the Loan is required to be repaid prior to the maturity date, it would have an immediate and lasting material adverse effect on Acreage and its ability to complete the Acquisition. If the Amended Arrangement is not completed, Acreage will be subject to the restrictive covenants and consent requirements under the Existing Arrangement.

Ability to Access Public and Private Capital

The Company may require equity and/or debt financing to undertake capital expenditures or to undertake acquisitions or other transactions. If the Company is required to access capital markets to carry out its development objectives, the state of capital markets and other financial systems could affect the Company’s access to, and cost of, capital. There can be no assurance that additional financing will be available to the Company when needed or on terms that are commercially viable. The Company’s inability to raise financing to fund capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon future profitability.

The Company may have access to equity financing from the public capital markets in Canada and the U.S. by virtue of its status as a reporting issuer in each of the provinces of Canada (other than Newfoundland and Labrador, Prince Edward Island and Quebec), and under the Exchange Act. The Company also may have access to equity and debt financing from the prospectus exempt (private placement) markets in Canada and the U.S. The Company also has relationships with sources of private capital (such as funds and high net worth individuals) that could be investigated at a higher cost of capital. While the Company is not able to obtain bank financing in the U.S. or financing from other U.S. federally regulated entities, it currently has access to equity financing through the public and private markets in Canada and the U.S., and to debt financing in the U.S. through certain specialty lenders. Furthermore, the Amending Agreement provides that the Company may not issue any equity securities, without Canopy Growth’s prior consent, other than: (i) upon the exercise or conversion of convertible securities outstanding as of the Amendment Date; (ii) contractual commitments existing as of the Amendment Date; (iii) the Option Shares; (iv) the issuance of up to $3,000,000 worth of Fixed Shares pursuant to an at-the-market offering to be completed no more than four times during any one-year period; (v) the issuance of up to 500,000 Fixed Shares in connection with debt financing transactions that are otherwise in compliance with the terms of the Arrangement Agreement, as amended by the Amending Agreement; or (vi) pursuant to one private placement or public offering of securities during any one-year period for aggregate gross proceeds of up to $20,000,000, subject to specific limitations as set out in the Amending Agreement.

However, additional equity financing may be dilutive to shareholders of the Company and could involve the sale of securities with rights and preferences superior to those of the Fixed Shares or the Floating Shares. Debt financing may involve restrictions on the Company’s financing and operating activities. Debt financing may be convertible into other securities of the Company or involve the issuance of equity fees, either of which may result in immediate or resulting dilution. In either case, additional financing may not be available to the Company on acceptable terms or at all. If the Company is unable to raise additional funds as needed, the scope of its operations or growth may be reduced and, as a result, the Company may be unable to fulfill its long-term goals. In this case, investors may lose all or part of their investment. Any default under such debt instruments could have a material adverse effect on the Company, its business or the results of operations.

Investments May be Pre-Revenue

The Company may make investments in companies with no significant sources of operating cash flow and no revenue from operations. The Company’s investment in such companies are subject to risks and uncertainties that new companies with no operating history may face. In particular, there is a risk that the Company’s investment in these pre-revenue companies will not be able to meet anticipated revenue targets or generate no revenue at all. The risk is that underperforming pre-revenue companies may lead to these businesses failing which could have a materially adverse impact on the business, financial condition and operating results of the Company.

Enforceability of Judgments Against Subsidiaries

High Street and the Subsidiaries are organized under the laws of various U.S. states. All of the assets of these entities are located outside of Canada and certain of the experts retained by the Company or its affiliates are residents of countries other than Canada. As a result, it may be difficult or impossible for shareholders of the Company to effect service within Canada upon such persons, or to realize against them in Canada upon judgments of courts of Canada predicated upon the civil liability provisions of applicable Canadian provincial securities laws or otherwise. There is some doubt as to the enforceability in the U.S. by a court in original actions, or in actions to enforce judgments of Canadian courts, of civil liabilities predicated upon such applicable Canadian provincial securities laws or otherwise. A court in the U.S. may refuse to hear a claim based on a violation of Canadian provincial securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a court in the U.S. agrees to hear a claim, it may determine that the local law in the U.S., and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by U.S. law in such circumstances.

Research and Market Development

Although the Company through High Street and the Subsidiaries, will be committed to researching and developing new markets and products and improving existing products, there can be no assurances that such research and market development activities will prove profitable or that the resulting markets and/or products, if any, will be commercially viable or successfully produced and marketed.

Due to the early stage of the legal cannabis industry, forecasts regarding the size of the industry and the sales of products by the Subsidiaries is inherently subject to significant unreliability. A failure in the demand for products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of High Street and the Subsidiaries, and consequently, the Company.

Results of Future Clinical Research

Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC), and associated terpenoids remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although the Company believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, risks, efficacy, dosing and social acceptance of cannabis, future basic research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Future research studies and clinical trials may reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for the Company’s products with the potential to lead to a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

Environmental Risk and Regulation

The operations of the Company, High Street and the Subsidiaries are subject to environmental regulation in the various jurisdictions in which they operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the operations of the Company, High Street or the Subsidiaries.

Governmental Approvals and Permits and Laws

Government approvals and permits are currently, and may in the future be, required in connection with the operations of the Company, High Street or the Subsidiaries. To the extent such approvals are required and not obtained, the Company, High Street or any of the Subsidiaries may be curtailed or prohibited from their production of medical and adult-use cannabis or from proceeding with the development of their operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The Subsidiaries may be required to compensate those suffering loss or damage by reason of their operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

The Subsidiaries may not be able to obtain or maintain the necessary licenses, permits, certificates, authorizations or accreditations to operate their respective businesses, or may only be able to do so at great cost. In addition, the Subsidiaries may not be able to comply fully with the wide variety of laws and regulations applicable to the cannabis industry. Failure to comply with or to obtain the necessary licenses, permits, certificates, authorizations or accreditations could result in restrictions on a Subsidiary’s ability to operate in the cannabis industry, which could have a material adverse effect on the business, results of operations and financial condition of the Company, High Street and/or the Subsidiaries.

Amendments to current laws, regulations and permits governing the production of medical and adult-use cannabis, or more stringent implementation thereof, could have a material adverse impact on the Company, High Street or any of the Subsidiaries and cause increases in expenses, capital expenditures or production costs or reduction in levels of production or require abandonment or delays in development.

Enforceability of Contracts

Since cannabis remains illegal at the federal level, courts in multiple U.S. states have on several occasions found cannabis-related contracts unenforceable due to illegality under federal law, even in the absence of any violation of state law. Therefore, there is uncertainty that the Company, High Street or any of the Subsidiaries will be able to legally enforce their respective material agreements.

Liability and Enforcement Complaints

The participation of the Company, High Street or the Subsidiaries in the cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against the Company, High Street or any of the Subsidiaries. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have an adverse effect on the future cash flows, earnings, results of operations and financial condition of the Company, High Street or any of the Subsidiaries.

Service Providers

As a result of any adverse change to the approach in enforcement of the U.S. cannabis laws, adverse regulatory or political changes, additional scrutiny by regulatory authorities, adverse changes in the public perception in respect to the consumption of cannabis or otherwise, third-party service providers to the Company, High Street or any of the Subsidiaries could suspend or withdraw their services, which may have a material adverse effect on the business, revenues, operating results, financial condition or prospects of the Company, High Street or any of the Subsidiaries.

Reliance on Management or Consulting Services Agreements with Subsidiaries and Affiliates

The Subsidiaries and other affiliates provide assistance and advice in the medicinal cannabis business in certain cases through management or consulting services agreements entered into with state-licensed entities. Under such agreements, the Subsidiaries and affiliates perform certain operational or administrative services. In exchange for providing these services, the Subsidiaries and affiliates receive management fees which are a source of revenue. Payment of such fees is dependent on the continuing validity and enforceability of the relevant agreements. If such agreements are found to be invalid or unenforceable, or are terminated by the counter-party, this could have a material adverse effect on the business, prospects, financial condition, and operating results.

Product Liability

Certain of the Subsidiaries manufacture, process and/or distribute products designed to be ingested by humans, and therefore face an inherent risk of exposure to product liability claims, regulatory action and litigation if products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of cannabis products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could occur. The Company, High Street and/or the Subsidiaries may be subject to various product liability claims, including, among others, that the products produced by them caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action could result in increased costs, could adversely affect the reputation of the Company, High Street or any of the Subsidiaries, and could have a material adverse effect on the business, results of operations and financial condition of the Company, High Street or any of the Subsidiaries. There can be no assurances that product liability insurance will be obtained or maintained on acceptable terms or with adequate coverage against potential liabilities.

Product Recalls

Cultivators, manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the products produced by the Subsidiaries are recalled due to an alleged product defect or for any other reason, the Subsidiaries could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall and may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. Additionally, if one of the products produced by a Subsidiary were subject to recall, the image of that product and the Subsidiary and potentially the Company could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for products produced by the Subsidiaries and could have a material adverse effect on their results of operations and financial condition as well as those of the Company.

Risks Inherent in an Agricultural Business

Medical and adult-use cannabis is an agricultural product. There are risks inherent in the cultivation business, such as insects, plant diseases and similar agricultural risks. Although the products are usually grown indoors or in green houses under climate-controlled conditions, with conditions monitored, there can be no assurance that natural elements will not have a material adverse effect on the production of the Subsidiaries’ products and, consequentially, on the business, financial condition and operating results of the Company.

Reliance on Key Inputs

The cultivation, extraction and processing of cannabis and derivative products is dependent on a number of key inputs and their related costs including raw materials, electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition and operating results of the Subsidiaries, and consequently, the Company. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the relevant Subsidiary might be unable to find a replacement for such source in a timely manner or at all. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of a Subsidiary, and consequently, the Company.

In addition, medical cannabis growing operations consume considerable energy, making the Subsidiaries vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact the business of the Subsidiaries and their ability to operate profitably which may, in turn, adversely impact the Company.

Key Personnel

The success of the Company will depend on the abilities, experience, efforts and industry knowledge of senior management and other key employees of the Company and High Street. If one or more of the executive officers or key personnel of the Company, High Street or the Subsidiaries were unable or unwilling to continue in their present positions, the Company, High Street or the relevant Subsidiary, as applicable, might not be able to replace them easily or at all. The long-term loss of the services of any key personnel for any reason could have a material adverse effect on business, financial condition, results of operations or prospects of the Company. In addition, if any of the executive officers or key employees of the Company, High Street or the Subsidiaries joins a competitor or forms a competing company, the Company, High Street or the relevant Subsidiary may lose know-how, key professionals and staff members.  Further, the hiring of any officer and the nomination of any director to the board of directors of the Company is subject to such proposed officer or director satisfying the criteria agreed to with Canopy Growth in the Amendment Agreement or otherwise obtaining prior written consent from Canopy Growth.

Talent Pool

As the Company, High Street and the Subsidiaries grow, they will need to hire additional human resources to continue to develop their businesses. However, experienced talent in the areas of medical cannabis research and development, growing cannabis and extraction is difficult to source, and there can be no assurance that the appropriate individuals will be available or affordable. Without adequate personnel and expertise, the growth of the business of the Company, High Street or the Subsidiaries may suffer. There can be no assurance that any of the Company, High Street or the Subsidiaries will be able to effectively manage growth, and any failure to do so could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company, High Street or the Subsidiaries.

Fraudulent or Illegal Activity by Employees, Contractors and Consultants

The Company, High Street and the Subsidiaries are exposed to the risk that any of their employees, independent contractors, consultants or business counterparties may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to the Company, High Street or any Subsidiary that violates, (i) government regulations, (ii) manufacturing standards, (iii) federal and state healthcare fraud and abuse laws and regulations, or (iv) laws that require the true, complete and accurate reporting of financial information or data. It may not always be possible for the Company, High Street or the Subsidiaries to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Company to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company, High Street or the Subsidiaries from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against the Company, High Street or any of the Subsidiaries, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on the business of the Company, High Street or the Subsidiaries, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of the operations of the Company, High Street or the Subsidiaries, any of which could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company, High Street or any of the Subsidiaries.

Intellectual Property

The success of the Company will depend, in part, on the ability of the Subsidiaries to maintain and enhance trade secret protection over their existing and potential proprietary techniques and processes. The Subsidiaries may be vulnerable to competitors who develop competing technology, whether independently or as a result of acquiring access to the proprietary products and trade secrets of the Subsidiaries, notwithstanding the Subsidiaries’ use and enforcement of non-disclosure and non-compete agreements. In addition, effective future patent, copyright and trade secret protection may be unavailable or limited in certain foreign countries and may be unenforceable under the laws of certain jurisdictions. Failure of the Subsidiaries to adequately maintain and enhance protection over their proprietary techniques and processes could have a materially adverse impact on the business, financial condition and operating results of the Company.

The Company May be Exposed to Infringement or Misappropriation Claims by Third Parties

The Company’s success may likely depend on the ability of the Subsidiaries to use and develop new extraction technologies, recipes, know-how and new strains of cannabis without infringing the intellectual property rights of third parties. The Company cannot ensure that third parties will not assert intellectual property claims against it. The Company is subject to additional risks if entities licensing intellectual property to the Company do not have adequate rights in any such licensed materials. If third parties assert copyright or patent infringement or violation of other intellectual property rights against the Company, it will be required to defend itself in litigation or administrative proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of management personnel. An adverse determination in any such litigation or proceedings to which the Company may become a party could subject it to significant liability to third parties, require it to seek licenses from third parties, to pay ongoing royalties or subject the Company to injunctions prohibiting the development and operation of its products and services.

Insurance Coverage

There is a risk that a greater number of state regulatory agencies will begin requiring entities engaged in certain aspects of the business or industry of legal cannabis to post a bond or significant fees when applying for example for a dispensary license or renewal as a guarantee of payment of sales and franchise tax. The Company is not able to quantify at this time the potential scope for such bonds or fees in the states in which it currently or may in the future have operations. Any bonds or fees of material amounts could have a negative impact on the ultimate success of the business of the Subsidiaries and High Street, and consequently, the Company.

The Company’s business is subject to numerous risks and hazards generally, including adverse environmental conditions, accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.

Although High Street maintains insurance to protect against certain risks in such amounts as it considers to be reasonable, its insurance does not cover all the potential risks associated with its operations. The Company may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in the operations of High Street and the Subsidiaries is not generally available on acceptable terms. The Company might also become subject to liability for pollution or other hazards which may not be insured against or which the Company may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs that could have a material adverse effect upon its business, results of operations, financial condition or prospects.

Litigation

Any of the Company, High Street or the Subsidiaries may become party to litigation from time to time in the ordinary course of business which could adversely affect their businesses. Should any litigation in which any of the Company, High Street or the Subsidiaries becomes involved result in a decision or verdict against them, such decision or verdict could materially adversely affect the ability of the Company, High Street or any Subsidiary to continue operating and could materially adversely impact the market price for Fixed Shares and Floating Shares as well as result in the expenditure of significant resources. Even if any of the Company, High Street or the Subsidiaries are involved in litigation and wins, litigation can redirect significant resources from business operations to prosecuting or defending such litigation, which can adversely affect the business, operations or financial condition of the Company, High Street and/or the Subsidiaries, as applicable.

Internal Controls

Effective internal controls are necessary for the Company to provide reliable financial reports and to help prevent fraud. Although the Company will implement a number of safeguards in efforts to ensure the reliability of its financial reports, including those imposed on the Company under U.S. and Canadian laws, including the Sarbanes-Oxley Act of 2002, the Company cannot be certain that such measures will ensure that the Company will maintain adequate control over financial reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s ability to meet its reporting obligations. If the Company or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in the Company’s consolidated financial statements and adversely affect the trading price of the Fixed Shares and Floating Shares.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As an emerging growth company, we will not be required to provide a report on the effectiveness of its internal controls over financial reporting until our second Annual Report on Form 10-K, and we will be exempt from auditor attestation requirements concerning any such report so long as we are an emerging growth company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

Operational Risks

The Company, High Street and the Subsidiaries may be affected by a number of operational risks and may not be adequately insured for certain risks, including: labor disputes; catastrophic accidents; fires; blockades or other acts of social activism; changes in the regulatory environment; impact of non-compliance with laws and regulations; natural phenomena, such as inclement weather conditions, floods, earthquakes and ground movements. There is no assurance that the foregoing risks and hazards will not result in damage to, or destruction of, the Subsidiaries’ properties, dispensary facilities, grow facilities and extraction facilities, personal injury or death, environmental damage, or have an adverse impact on the Subsidiaries’ operations, costs, monetary losses, potential legal liability and adverse governmental action, any of which could have an adverse impact on the future cash flows, earnings and financial condition of the Company, High Street or the Subsidiaries. Also, the Subsidiaries may be subject to or affected by liability or sustain loss for certain risks and hazards against which they may elect not to insure because of the cost. This lack of insurance coverage could have an adverse impact on future cash flows, earnings, results of operations and financial condition of the Company, High Street or the Subsidiaries.

Conflicts of Interest

Certain of the Company’s directors and officers are, and may continue to be, involved in other business ventures through their direct and indirect participation in corporations, partnerships, joint ventures, etc. that may become potential competitors of the products and services the Company intends to provide. Situations may arise in connection with potential acquisitions or investment opportunities where the other interests of these directors and officers conflict with or diverge from the Company’s interests. In accordance with applicable corporate law, directors who have a material interest in or who are a party to a material contract or a proposed material contract with the Company are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the directors and officers are required to act honestly and in good faith with a view to the best interests of the Company. However, in conflict of interest situations, the Company’s directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to the Company. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to the Company.

Effect of General Economic and Political Conditions

The business of each of the Company, High Street and the Subsidiaries, is subject to the impact of changes in national or North American economic conditions including, but not limited to, recessionary or inflationary trends, equity market conditions, consumer credit availability, interest rates, consumers’ disposable income and spending levels, job security and unemployment, and overall consumer confidence. These economic conditions may be further affected by political events throughout the world that cause disruptions in the financial markets, either directly or indirectly. Adverse economic and political developments could have a material adverse effect on the business, financial condition, results of operations or prospects of the Company, High Street and the Subsidiaries.

Information Technology Systems and Cyber Security Risk

The Subsidiaries’ use of technology is critical in their respective continued operations. The Subsidiaries are susceptible to operational, financial and information security risks resulting from cyber-attacks and/or technological malfunctions. Successful cyber-attacks and/or technological malfunctions affecting the Subsidiaries or their service providers can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of customer information or confidential information and reputational risk.

The Subsidiaries have not experienced any material losses to date relating to cybersecurity attacks or other information breaches. However, there can be no assurance that the Subsidiaries will not incur such losses in the future. As cybersecurity threats continue to evolve, the Subsidiaries may be required to use additional resources to continue to modify or enhance protective measures or to investigate security vulnerabilities.

Security Risks

The business premises of the Company’s operating locations may be targets for theft. While the Subsidiaries have implemented security measures at each location and continue to monitor and improve their security measures, their cultivation, processing and dispensary facilities could be subject to break-ins, robberies and other breaches in security. If there was a breach in security and a Subsidiary fell victim to a robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivation and processing equipment could have a material adverse impact on the business, financial condition and results of operation of such Subsidiary and, consequentially, the Company and High Street.

As the Subsidiaries’ businesses involve the movement and transfer of cash which is collected from dispensaries or patients/customers and deposited into its bank, there is a risk of theft or robbery during the transport of cash. The Subsidiaries have engaged security firms to provide security in the transport and movement of large amounts of cash. While the Subsidiaries have taken robust steps to prevent theft or robbery of cash during transport, there can be no assurance that there will not be a security breach during the transport and the movement of cash involving the theft of product or cash.

Past Performance Not Indicative of Future Results

The investment and operational performance of High Street prior to the completion of the RTO is not indicative of the future operating results of the Company. There can be no assurance that the historical operating results achieved by High Street or its affiliates will be achieved by the Company, and the Company’s performance may be materially different.

Going Concern Risk

The Company will continually monitor its capital requirements based on its capital and operational needs and the economic environment and may raise new capital as necessary. The Company’s ability to continue as a going concern will depend on its ability to realize profits from High Street and or the ability to raise additional equity or debt in the private or public markets. While the Company and High Street have been successful in raising equity and debt to date, there can be no assurances that the Company will be successful in completing an equity or debt financing or in achieving profitability in the future.

As reflected in the Company’s audited consolidated financial statements for the year ended December 31, 2019 (the “Consolidated Financial Statements”), the Company had an accumulated deficit and a negative net working capital (current liabilities greater than current assets) as of December 31, 2019, as well as a net loss and negative cash flow from operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

However, management believes that substantial doubt of our ability to meet our obligations for the next twelve months from the date of the financial statements included herein were first made available has been alleviated due to, but not limited to, (i) capital raised between January and March 2020, (ii) access to future capital commitments (see Note 17 of the Consolidated Financial Statements), (iii) continued sales growth from our consolidated operations, (iv) latitude as to the timing and amount of certain operating expenses as well as capital expenditures, (v) restructuring plans that have already been put in place to improve the Company’s profitability.

If the Company is unable to raise additional capital whenever necessary, it may be forced to decelerate or curtail its footprint buildout or other operational activities until such time as additional capital becomes available. Such limitation of the Company’s activities would allow it to slow its rate of spending and extend its use of cash until additional capital is raised. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. Management also cannot provide any assurance as to unforeseen circumstances that could occur at any time within the next twelve months or thereafter which could increase our need to raise additional capital on an immediate basis. There are limits on the number of shares we can issue provided for in the Arrangement Agreement. See “Amended Arrangement with Canopy Growth Corporation”.

Indemnification

The Company’s Articles provide that the Company will, to the fullest extent permitted by law, indemnify directors and officers for certain liabilities incurred by them by virtue of having been a director or officer of the Company.

The Company may also have contractual indemnification obligations under any future employment agreements with its officers or agreements entered into with its directors. The foregoing indemnification obligations could result in it incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and the resulting costs may also discourage it from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by its shareholders against its directors and officers even though such actions, if successful, might otherwise benefit it and its shareholder.

Difficulty in Enforcing Judgments and Effecting Service of Process on Directors and Officers

Certain directors and officers of the Company reside outside of Canada and some or all of the assets of such persons are located outside of Canada. Therefore, it may not be possible for shareholders to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons. Moreover, it may not be possible for shareholders to effect service of process within Canada upon such persons.

Risks Related to Ownership

Voting Control

As a result of the Class F Multiple Voting Shares (the “Fixed Multiple Shares”) held by Mr. Murphy, he exercises a significant majority of the voting power in respect of our shares. The Fixed Shares and the Floating Shares are each entitled to one vote per share and the Fixed Multiple Shares are entitled to 4,300 votes per share. As a result, Mr. Murphy has the ability to control the outcome of all matters submitted to the Company’s shareholders for approval, including the election and removal of directors and any arrangement or sale of all or substantially all of the assets of the Company. This concentrated control could delay, defer, or prevent a change of control of the Company, an arrangement or amalgamation involving the Company or sale of all or substantially all of the assets of the Company that its other shareholders support. Conversely, this concentrated control could allow Mr. Murphy, as the holder of the Fixed Multiple Shares, to cause the Company to consummate such a transaction that the Company’s other shareholders do not support. In addition, the holder of the Fixed Multiple Shares may cause the Company to make long-term strategic investment decisions and take risks that may not be successful and may seriously harm the Company’s business.

As a member of the Board, Mr. Murphy owes fiduciary duties to the Company, including those of care and loyalty, and must act in good faith and with a view to the best interests of the Company. As a shareholder, even a controlling shareholder, Mr. Murphy will be entitled to vote his shares, and shares over which he has voting control, in his own interests, which may not always be in the interests of the Company’s shareholders generally. Because Mr. Murphy holds most of his economic interest in the Company’s business through High Street, rather than through the Company, he may have conflicting interests with holders of our shares. For example, Mr. Murphy may have different tax positions from the Company, which could influence his decisions regarding whether and when the Company should dispose of assets or incur new or refinance existing indebtedness, especially in light of the existence of the Tax Receivable Agreement, and whether and when the Company should undergo certain changes of control within the meaning of the Tax Receivable Agreement or terminate the Tax Receivable Agreement. In addition, the structuring of future transactions may take into consideration these tax or other considerations even where no similar benefit would accrue to the Company. In addition, the significant ownership of Mr. Murphy in the Company and his resulting ability to effectively control the Company may discourage someone from making a significant equity investment in the Company, or could discourage transactions involving a change in control, including transactions in which holders of our shares might otherwise receive a premium for their shares over the then-current market price.

Unpredictability Caused by Voting Control

Although other companies have dual class or multiple voting share structures, given the unique capital structure of the Company and the concentration of voting control held by the Mr. Murphy, as the sole holder of the Fixed Multiple Shares, this structure and control could result in a lower trading price for, or greater fluctuations in the trading price of, the Fixed Shares and the Floating Shares, or may result in adverse publicity to the Company or other adverse consequences.

Price Volatility of Publicly Traded Securities

In recent years, the securities markets in the U.S. and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that fluctuations in price of the Fixed Shares and the Floating Shares will not occur. The market price of the Fixed Shares and the Floating Shares could be subject to significant fluctuations in response to variations in quarterly and annual operating results, the results of any public announcements the Company makes, general economic conditions, and other factors. Increased levels of volatility and resulting market turmoil may adversely impact the price of the Fixed Shares and the Floating Shares.

Price Volatility Caused by COVID-19

The COVID-19 outbreak, and the response of governmental authorities to try to limit it, are having a significant impact on the securities markets in the U.S. and Canada. Since the COVID-19 outbreak commenced, the securities markets in the U.S. and Canada have experienced a high level of price and volume volatility and wide fluctuations in the market prices of securities of many companies, which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. The speed with which the COVID-19 situation has developed and continues to develop and the uncertainty of its magnitude, outcome and duration may adversely impact the price of the Fixed Shares or the Floating Shares. See “Our Results of Operations May be Negatively Impacted by the COVID-19 Outbreak” and “Price Volatility of Publicly Traded Securities”.

Dividends

Holders of our shares will not have a right to dividends on such shares unless declared by the Board. It is not anticipated that the Company will pay any dividends in the foreseeable future. Dividends paid by the Company would be subject to tax and, potentially, withholdings. The declaration of dividends is at the discretion of the Board, even if the Company has sufficient funds, net of its liabilities, to pay such dividends, and the declaration of any dividend will depend on the Company’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board. Furthermore, the Company cannot declare, set aside or pay any dividend in respect of our shares without the prior written consent of Canopy Growth. See “Amended Arrangement with Canopy Growth Corporation”.

Dilution

The Company and High Street may issue additional securities in the future, which may dilute a shareholder’s holdings in the Company and the Company’s revenue per share. The Board has discretion to determine the price and the terms of further issuances. Moreover, additional Fixed Shares and Floating Shares will be issued by the Company on the exercise of options under the Company’s Omnibus Incentive Plan, upon the exercise of the outstanding warrants and upon the redemption of outstanding Units. Moreover, additional Fixed Shares and Floating Shares will be issued by the Company on the exercise, conversion or redemption of certain outstanding securities of the Company, Acreage Holdings America, Inc. (“USCo”), Acreage Holdings WC, Inc. (“USCo2”) and High Street in accordance with their terms. The Company may also issue Fixed Shares and Floating Shares to finance future acquisitions. The Company cannot predict the size of future issuances of Fixed Shares and Floating Shares or the effect that future issuances and sales of Fixed Shares and Floating Shares will have on the market price of the Fixed Shares and the Floating Shares. Issuances of a substantial number of additional Fixed Shares and Floating Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Fixed Shares and the Floating Shares.

Costs of Maintaining a Public Listing

As a public company, there are costs associated with legal, accounting and other expenses related to regulatory compliance. Securities legislation and the rules and policies of the CSE require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. The Company may also elect to devote greater resources than it otherwise would have on communication and other activities typically considered important by publicly traded companies.

Cash Flow From Operations

During the year ended December 31, 2019, the Company sustained net losses from operations and had negative cash flow from operating activities. The Company’s cash and cash equivalents as at December 31, 2019 was approximately $26.5 million. As at December 31, 2019, the Company’s capital deficit was approximately $1.8 million. As at September 30, 2020, the Company’s cash and cash equivalents and restricted cash was approximately $68.4 million. See “Sufficiency of Capital”.

Sufficiency of Capital

Should the Company’s costs and expenses prove to be greater than currently anticipated, or should the Company change its current business plan in a manner that will increase or accelerate its anticipated costs and expenses, the depletion of its working capital would be accelerated. To the extent it becomes necessary to raise additional cash in the future as its current cash and working capital resources are depleted, the Company will seek to raise it through the public or private sale of assets, debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. The Company may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. The Company cannot guarantee that it will be able to secure the additional cash or working capital it may require to continue our operations. Failure by the Company to obtain additional cash or working capital on a timely basis and in sufficient amounts to fund its operations or to make other satisfactory arrangements may cause the Company to delay or indefinitely postpone certain of its activities, including potential acquisitions, or to reduce or delay capital expenditures, sell material assets, seek additional capital (if available) or seek compromise arrangements with its creditors. The foregoing could materially and adversely impact the business, operations, financial condition and results of operations of the Company.

United States Tax Classification of the Company

Although the Company is and will continue to be a British Columbia company, the Company is also treated as a United States corporation for United States federal income tax purposes under section 7874 of the Code and is subject to United States federal income tax on its worldwide income. However, for Canadian tax purposes, the Company is, regardless of any application of section 7874 of the Code, to be treated as being resident of Canada under the Income Tax Act (Canada) (the “Tax Act”). As a result, the Company will be subject to taxation both in Canada and the United States which could have a material adverse effect on its financial condition and results of operations.

Any dividends received by shareholders who are residents of Canada for purposes of the Tax Act will generally be subject to U.S. withholding tax at a 30% rate or such lower rate as provided in an applicable treaty. In addition, a Canadian foreign tax credit or deduction may not be available under the Tax Act in respect of such taxes.

Dividends received by U.S. resident shareholders will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax under the Tax Act at a 25% rate or such lower rate as provided in an applicable treaty. Dividends paid by the Company will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. shareholders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax.

Dividends received by shareholders that are neither Canadian nor U.S. residents will generally be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to a shareholder of the Company, subject to examination of the relevant treaty.

The Company is treated as a U.S. domestic corporation for U.S. federal income tax purposes under section 7874 of the Code. As a U.S. domestic corporation for U.S. federal income tax purposes, the taxation of the Company’s non-U.S. holders of Fixed Shares or the Floating Shares upon a disposition of Fixed Shares or the Floating Shares generally depends on whether the Company is classified as a United States real property holding corporation (a “USRPHC”) under the Code. The Company believes that it is not currently, and has never been, a USRPHC. However, the Company has not sought and does not intend to seek formal confirmation of its status as a non-USRPHC from the IRS. If the Company ultimately is determined by the IRS to constitute a USRPHC, its non-U.S. holders of the Fixed Shares and the Floating Shares may be subject to U.S. federal income tax on any gain associated with the disposition of the Fixed Shares and the Floating Shares.

EACH SHAREHOLDER SHOULD SEEK TAX ADVICE, BASED ON SUCH SHAREHOLDER’S PARTICULAR FACTS AND CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR, INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH THE COMPANY’S CLASSIFICATION AS A U.S. DOMESTIC CORPORATION FOR UNITED STATES FEDERAL INCOME TAX PURPOSES UNDER SECTION 7874(b) OF THE CODE, THE APPLICATION OF THE CODE, THE APPLICATION OF A U.S. TAX TREATY, THE APPLICATION OF U.S. FEDERAL ESTATE AND GIFT TAXES, THE APPLICATION OF U.S. FEDERAL TAX WITHHOLDING REQUIREMENTS, THE APPLICATION OF U.S. ESTIMATED TAX PAYMENT REQUIREMENTS AND THE APPLICATION OF U.S. TAX RETURN FILING REQUIREMENTS.

Risks Related to the Company’s Organizational Structure

Corporate Structure Risks

The Company is a holding company and has no material assets other than its indirect ownership of Units of High Street. As such, the Company has no independent means of generating revenue or cash flow. The Company has determined that High Street will be a variable interest entity (a “VIE”) and that it will be the primary beneficiary of High Street. Accordingly, pursuant to the VIE accounting model, the Company will consolidate High Street in its consolidated financial statements. In the event of a change in accounting guidance or amendments to the Amended and Restated LLC Agreement which governs High Street (the “A&R LLC Agreement”) resulting in the Company no longer having a controlling interest in High Street, the Company may not be able to consolidate High Street’s results of operations with its own, which would have a material adverse effect on the Company’s results of operations. Moreover, the Company’s ability to pay its taxes and operating expenses or declare and pay dividends in the future, if any, will be dependent upon the financial results and cash flows of High Street and the Subsidiaries and distributions it receives indirectly from High Street. There can be no assurance that any of High Street or the Subsidiaries will generate sufficient cash flow to distribute funds to the Company or that applicable state law and contractual restrictions will permit such distributions.

High Street will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to the holders of Units. Accordingly, holders of Units will incur income taxes on their allocable share of any net taxable income of High Street. Under the terms of the A&R LLC Agreement, High Street will be obligated to make tax distributions to holders of Units. USCo intends, as its manager, to cause High Street to make cash distributions to the owners of Units in an amount sufficient to (i) fund their tax obligations in respect of taxable income allocated to them, and (ii) cover the operating expenses of USCo, USCo2 and the Company, including payments under the Tax Receivable Agreement. However, High Street’s ability to make such distributions may be subject to various limitations and restrictions, such as restrictions on distributions that would either violate any contract or agreement to which High Street is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering High Street insolvent. If the Company does not have sufficient funds to pay tax or other liabilities or to fund its operations, it may have to borrow funds, which could materially adversely affect its liquidity and financial condition and subject it to various restrictions imposed by any such lenders. In addition, if High Street does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends will also be restricted or impaired.

High Street Tax Receivable Agreement

USCo is a party to the tax receivable dated November 14, 2018 (the “Tax Receivable Agreement”) between USCo, High Street and certain executive employees of the Company (the “Tax Receivable Recipients”). Under the Tax Receivable Agreement, USCo is required to make cash payments to the Tax Receivable Recipients equal to 65% of the tax benefits, if any, that USCo actually realizes, or in certain circumstances is deemed to realize, as a result of (i) the increases in its share of the tax basis of assets of High Street resulting from any redemptions or exchanges of Units from the High Street Members, and (ii) certain other tax benefits related to USCo making payments under the Tax Receivable Agreement. Although the actual timing and amount of any payments that USCo makes to the Tax Receivable Recipients under the Tax Receivable Agreement will vary, it expects those payments will be significant. Any payments made by USCo to the Tax Receivable Recipients under the Tax Receivable Agreement may generally reduce the amount of overall cash flow that might have otherwise been available to it. Furthermore, USCo’s future obligation to make payments under the Tax Receivable Agreement could make the Company a less attractive target for an acquisition. Payments under the Tax Receivable Agreement are not conditioned on any Tax Receivable Recipient’s continued ownership of Units or our shares after the completion of the RTO.

The actual amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the timing of redemptions or exchanges by the holders of Units, the amount of gain recognized by such holders of Units, the realized tax benefit by USCo, the amount and timing of the taxable income USCo generates in the future, and the applicable federal and state tax rates.

The Company’s organizational structure, including the Tax Receivable Agreement, confers certain benefits upon the Tax Receivable Recipients that will not benefit the holders of our shares to the same extent as it will benefit the Tax Receivable Recipients. High Street is a party to the Tax Receivable Agreement, which provides for the payment by USCo to the Tax Receivable Recipients of 65% of the amount of tax benefits, if any, that High Street actually realizes, or in some circumstances is deemed to realize, as a result of (i) the increases in the tax basis of assets of High Street resulting from any redemptions or exchanges of Units from the High Street Members, and (ii) certain other tax benefits related to USCo making payments under the Tax Receivable Agreement. An additional 20% of such tax benefits will be paid to certain executives of High Street upon the Tax Receivable Bonus Plan. Although USCo will retain 15% of the amount of such tax benefits, this and other aspects of the Company’s organizational structure may adversely impact the Company’s financial results.

The Tax Receivable Agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control or if, at any time, USCo elects an early termination of the Tax Receivable Agreement, then its obligations, or its successor’s obligations, under the Tax Receivable Agreement to make payments thereunder would be based on certain assumptions, including an assumption that USCo would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement.

As a result of the foregoing, (i) USCo could be required to make payments under the Tax Receivable Agreement that are greater than the specified percentage of the actual benefits it ultimately realizes in respect of the tax benefits that are subject to the Tax Receivable Agreement, and (ii) if it elects to terminate the Tax Receivable Agreement early, it would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, USCo’s obligations under the Tax Receivable Agreement could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control of the Company. There can be no assurance that USCo will be able to fund or finance its obligations under the Tax Receivable Agreement.

Payments Made Under the Tax Receivable Agreement

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that USCo determines, and the IRS or another tax authority may challenge all or part of the tax basis increases, as well as other related tax positions USCo takes, and a court could sustain such challenge. If the outcome of any such challenge would reasonably be expected to materially affect a recipient’s payments under the Tax Receivable Agreement, then USCo will not be permitted to settle or fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each Tax Receivable Recipient that directly or indirectly owns at least 10% of the outstanding Units of High Street. USCo will not be reimbursed for any cash payments previously made under the Tax Receivable Agreement in the event that any tax benefits initially claimed by USCo and for which payment has been made are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by USCo to a Tax Receivable Recipient will be netted against any future cash payments that USCo might otherwise be required to make under the terms of the Tax Receivable Agreement. However, USCo might not determine that USCo has effectively made an excess cash payment to a Tax Receivable Recipient for a number of years following the initial time of such payment and, if any of USCo tax reporting positions are challenged by a taxing authority, USCo will not be permitted to reduce any future cash payments under the Tax Receivable Agreement until any such challenge is finally settled or determined. As a result, payments could be made under the Tax Receivable Agreement in excess of the tax savings that USCo realizes in respect of the tax attributes with respect to a Tax Receivable Recipient that are the subject of the Tax Receivable Agreement.

Fluctuations in the Company’s tax obligations and effective tax rate and realization of the Company’s deferred tax assets may result in volatility of the Company’s operating results.

The Company will be subject to taxes by the Canadian federal, state, local and foreign tax authorities, and the Company’s tax liabilities will be affected by the allocation of expenses to differing jurisdictions. The Company records tax expenses based on estimates of future earnings, which may include reserves for uncertain tax positions in multiple tax jurisdictions, and valuation allowances related to certain net deferred tax assets. At any one time, many tax years may be subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these matters. The Company expects that throughout the year there could be ongoing variability in the quarterly tax rates as events occur and exposures are evaluated. The Company’s future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of share-based compensation;

•	changes in tax laws, regulations or interpretations thereof; or

•	future earnings being lower than anticipated in countries where the Company has lower statutory tax rates and higher than anticipated earnings in countries where the Company has higher statutory tax rates.

In addition, the Company’s effective tax rate in a given financial statement period may be materially impacted by a variety of factors including but not limited to changes in the mix and level of earnings, varying tax rates in the different jurisdictions in which the Company, High Street and the Subsidiaries operate, fluctuations in valuation allowances, deductibility of certain items, or by changes to existing accounting rules or regulations. Further, tax legislation may be enacted in the future which could negatively impact the Company’s current or future tax structure and effective tax rates. The Company, High Street or any Subsidiary may be subject to audits of income, sales, and other transaction taxes by federal, state, local, and foreign taxing authorities. Outcomes from these audits could have an adverse effect on the Company’s operating results and financial condition of the Company, High Street or the Subsidiaries.

Under Sections 3(a)(1)(A) and (C) of the United States Investment Company Act 1940 (the “1940 Act”), a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. The Company does not believe it is an “investment company,” as such term is defined in either of those sections of the 1940 Act.

The Company indirectly controls and operates High Street. On that basis, the Company believes that its interest in High Street is not an “investment security” as that term is used in the 1940 Act. However, if the Company were to cease participation in the management of High Street, its interest in High Street could be deemed an “investment security” for purposes of the 1940 Act.

The Company and High Street intend to conduct their operations so that the Company will not be deemed an investment company. However, if the Company were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on the Company’s capital structure and the Company’s ability to transact with affiliates, could make it impractical for the Company to continue its business as contemplated and could have a material adverse effect on the Company’s business.

Risks Related to the Acquisition

The Arrangement Agreement and the Amending Agreement each contain restrictive covenants which may adversely limit management’s discretion in operating our business.

The Arrangement Agreement and the Amending Agreement each contain restrictive covenants that may potentially impair the discretion of our management with respect to certain business matters. These covenants place restrictions on, among other things, the ability of us to make any material change to the nature of our business, to pay distributions or make certain other payments, to create liens or encumbrances, to issue securities, or to take on indebtedness not permitted by the Arrangement Agreement and to sell or otherwise dispose of certain assets. A failure to comply with these terms, if not cured or waived, could result in a breach of the Arrangement Agreement.

If we do not comply with the initial business plan set forth in the Proposal Agreement, there may be significant restrictions on the operation of our business and Canopy Growth may not be required to complete the Acquisition.

Pursuant to the Arrangement Agreement, we are required to comply with the initial business plan set forth in the Proposal Agreement (the “Initial Business Plan”). The Initial Business Plan sets forth certain Pro-Forma Net Revenue Targets (as defined in the Arrangement Agreement) and Consolidated Adj. EBITDA Targets (as defined in the Arrangement Agreement) for each applicable fiscal year of the Initial Business Plan.

If, at the end of a fiscal quarter (commencing with the fiscal quarter dated December 31, 2020), our Pro-Forma Revenue (as defined in the Arrangement Agreement) is less than 90% of the Pro-Forma Net Revenue Target set forth in the Initial Business Plan or if the Consolidated EBITDA (as defined in the Arrangement Agreement) is less than 90% of the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, an Interim Failure to Perform (as defined in the Arrangement Agreement) will be deemed to have occurred and the Austerity Measures (as defined in the Arrangement Agreement) will become applicable. The Austerity Measures place significant restrictions on our ability to take certain actions in the operation of our business. Among other things, the Austerity Measures prevent us from issuing any Fixed Shares, Fixed Multiple Shares or Floating Shares, granting any New Options (as defined in the Arrangement Agreement) or Floating Options (as defined in the Arrangement Agreement), entering into any contract in respect of Company Debt (as defined in the Arrangement Agreement) (other than in the ordinary course of business), or paying any fees owing to members of our Board. The Austerity Measures also prevent us and our subsidiaries from entering into any business combination, merger or acquisition of assets (other than in the ordinary course of business), from making any new capital investments or incurring any new capital expenditures, and from entering into any contract to dispose of any assets (other than in the ordinary course of business). The Austerity Measures will apply until the non-compliance causing the Interim Failure to Perform is cured by us and our subsidiaries, as applicable. However, if an Interim Failure to Perform occurs and the Austerity Measures are implemented, the ability of us to conduct our business in the ordinary course will be significantly restricted. Accordingly, the occurrence of an Interim Failure to Perform will increase the possibility that a Material Failure to Perform (as defined in the Arrangement Agreement) and/or a Failure to Perform (as defined in the Arrangement Agreement) will occur.

A Material Failure to Perform will be deemed to occur if our Pro-Forma Revenue is less than 80% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 80% of the Consolidated Adj. EBITDA Target, as determined on an annual basis (commencing in respect of the fiscal year ending December 31, 2021). The occurrence of a Material Failure to Perform is considered a breach of a material term of the Arrangement Agreement incapable of being cured. Consequently, certain restrictive covenants under the Arrangement Agreement which relate to exclusivity and non-competition of Canopy Growth in favor of us, including the restriction preventing Canopy Growth from acquiring a competitor of ours in the United States, will terminate. In addition, the occurrence of a Material Failure to Perform is likely to constitute an event of default under the Debenture, causing the Hempco Loan to become immediately due and payable. If the Hempco Loan is required to be repaid prior to the maturity date, it would have an immediate and lasting material adverse effect on us and our ability to complete the Acquisition.

In addition, if our Pro-Forma Revenue is less than 60% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 60% of the Consolidated Adj. EBITDA Target for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a Failure to Perform shall occur and a material adverse impact will be deemed to have occurred for purposes of Section 6.2(2)(h) of the Arrangement Agreement. In the event of a Failure to Perform, Canopy Growth will not be required to complete the Acquisition.

The Company could fail to receive the necessary regulatory approval

The Arrangement is not required to be completed unless the Arrangement receives approval under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approvals of each of the TSX, NYSE and CSE, including the approval of the listing of the Canopy Growth Shares to be issued pursuant to the Acquisition on the TSX and NYSE.

If Canopy Growth fails to complete the Acquisition or the Acquisition is completed on different terms, there could be a material adverse effect on our business.

There can be no assurance that the Acquisition will be completed, or if completed, that it will be completed on the same or similar terms to those set out in the Arrangement Agreement. The completion of the Acquisition is subject to the satisfaction of a number of conditions which include, among others, (i) obtaining necessary approvals, including the Acquisition Regulatory Approvals (as defined in the Arrangement Agreement), (ii) performance by us, and Canopy Growth, of our, and their, respective obligations and covenants in the Arrangement Agreement, and (iii) cannabis production, distribution and sale becoming legal under United States federal law, or being removed from regulation under such law. If these conditions are not fulfilled or waived or the Acquisition is not completed for any other reason, our shareholders will not receive Canopy Growth Shares as consideration for their shares of Acreage, or, if applicable, the Floating Cash Consideration. Certain of these conditions, including the occurrence of the Triggering Event Date, are outside of our control. There can be no certainty, nor can we provide any assurance, that all conditions precedent will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the Acquisition may not be completed.

In addition, if the Acquisition is not completed, our ongoing business may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Acquisition, and we could experience negative reactions from the financial markets, which could cause a decrease in the market price of the Fixed Shares, particularly if the market price reflects market assumptions that the Acquisition will be completed or completed on certain terms. We may also experience negative reactions from our customers and employees and there could be negative impact on our ability to attract future acquisition opportunities. Failure to complete the Acquisition or a change in the terms of the Acquisition could each have a material adverse effect on Acreage’s business, financial condition and results of operations.

If we issue more Fixed Shares or Floating Shares than permitted under the Arrangement Agreement or if we, or one of our subsidiaries, make a $20.0 million payout in certain situations, the holders of our Fixed Shares or Floating Shares may receive fewer Canopy Growth Shares upon completion of the Acquisition.

There is a fixed maximum number of Canopy Growth Shares that may be issued in connection with the Acquisition. In the event that we issue more Fixed Shares than the permitted threshold under the Arrangement Agreement or if we or any of our subsidiaries are required to make a payout over $20.0 million in order to either (i) settle, (ii) satisfy a judgment, or (iii) acquire the disputed minority non-controlling interest, in connection with the claim filed by EPMMNY LLC against certain of our subsidiaries, the Fixed Exchange Ratio will be automatically reduced. In addition, in the event that we issue more Floating Shares than the permitted threshold under the Arrangement Agreement, the Floating Ratio will be automatically reduced. Any such reduction of the Fixed Exchange Ratio or Floating Ratio will result in the holders of Fixed Shares or Floating Shares, as applicable, receiving fewer Canopy Growth Shares upon completion of the Acquisition.

Risks Related to the Acquisition by Canopy Growth of the Fixed Shares only and not the Floating Shares

There is the possibility that Canopy Growth will only acquire the Fixed Shares and not the Floating Shares as part of the Acquisition. If Canopy were to do so then some risks include, but are not limited to: risks associated with holding securities of a company with a majority controlling shareholder; risk that there may not be an active trading market for the Floating Shares; risk that the Floating Shares will not trade at an intrinsic value; risks that the Company will be restricted from pursuing strategic and organic growth opportunities without Canopy Growth’s consent; risk of loss of revenue under the Management Services Agreements; and risks that Canopy Growth may compete with the Company or divert opportunities to its other investees that participate in the U.S. cannabis industry.

Additional risks and uncertainties, including those currently unknown or considered immaterial by the Company and Canopy Growth, may also adversely affect the business of the Company or Canopy Growth following the Acquisition of the Fixed Shares only and not the Floating Shares.

The Exchange Ratio may be decreased in certain instances

There is a fixed maximum number of Canopy Growth Shares to be issued in connection with the Acquisition. In addition, in the event that the Company issues more shares than the permitted threshold under the Arrangement Agreement or if the Company or any of its Subsidiaries is required to make a payout over $20.0 million in order to either (i) settle, (ii) satisfy a judgment, or (iii) acquire the disputed minority non-controlling interest, in connection with the claim filed by EPMMNY LLC against certain Subsidiaries, the Fixed Exchange Ratio will be automatically reduced. Any such reduction of the Fixed Exchange Ratio will result in the shareholders of the Company receiving fewer Canopy Growth Shares upon completion of the Acquisition.

The Company will incur substantial transaction-related costs in connection with the Acquisition

The Company expects to incur a number of non-recurring transaction-related costs associated with completing the Acquisition which will be incurred whether or not the Acquisition is completed. Such costs may offset any expected cost savings and other synergies from the Acquisition.

The Canopy Growth Shares to be received by shareholders as a result of the Acquisition will have different rights from the Fixed Shares and the Floating Shares

Following completion of the Acquisition, shareholders will no longer be shareholders of the Company, a corporation governed by the British Columbia Business Corporations Act, but will instead be shareholders of Canopy Growth, a corporation governed by the Canada Business Corporations Act (Canada) (“CBCA”). There may be important differences between the current rights of shareholders and the rights to which such shareholders will be entitled as shareholders of Canopy Growth under the CBCA and Canopy Growth’s constating documents.

The Company and Canopy Growth may not integrate successfully

The Acquisition will involve the integration of companies that previously operated independently. As a result, the Acquisition will present challenges to Canopy Growth’s management, including the integration of the operations, systems and personnel of the two companies, and special risks, including possible unanticipated liabilities, unanticipated costs, diversion of management’s attention and the loss of key employees. The difficulties management encounters in the transition and integration process could have an adverse effect on the revenues, level of expenses and operating results of Canopy Growth following completion of the Acquisition. If actual results are less favorable than the Company and Canopy Growth currently estimate, the combined company’s business, results of operations, financial condition and liquidity could be materially adversely impacted.

The ability to realize the benefits of the Acquisition will depend in part on successfully consolidating functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as on the combined company’s ability to realize the anticipated growth opportunities and synergies, efficiencies and cost savings from integrating the Company’s and Canopy Growth’s businesses following completion of the Acquisition.

Most operational and strategic decisions and certain staffing decisions with respect to the combined company have not yet been made. These decisions and the integration of the two companies will present challenges to management, including the integration of systems and personnel of the two companies and special risks, including possible unanticipated liabilities, unanticipated costs, and the loss of key employees. The performance of the combined company’s operations after completion of the Acquisition could be adversely affected if the combined company cannot retain key employees to assist in the integration and operation of the combined company. As a result of these factors, it is possible that the cost reductions and synergies expected from the combination of the Company and Canopy Growth will not be realized.

This integration will require the dedication of substantial management effort, time and resources, which may divert management’s focus and resources from other strategic opportunities following completion of the Acquisition and from operational matters during this process. The amount and timing of the synergies the parties hope to realize may not occur as planned. In addition, the integration process may result in the disruption of ongoing business that may adversely affect the ability of the combined company to achieve anticipated benefits of the Acquisition.

Canopy Growth may issue additional equity securities

Canopy Growth may issue equity securities to finance its activities, including in order to finance acquisitions. If Canopy Growth issues additional equity securities, whether prior to or following the Acquisition, the ownership interest of existing shareholders of the Company in Canopy Growth assuming completion of the Acquisition may be diluted and some or all of Canopy Growth’s financial measures on a per share basis could be reduced. Moreover, if the intention to issue additional equity securities becomes publicly known, Canopy Growth’s share price may be materially adversely affected.

Following the completion of the Acquisition, the combined company may issue additional equity securities

Following the completion of the Acquisition, the combined company may issue equity securities to finance its activities, including in order to finance acquisitions. If the combined company were to issue additional equity securities, the ownership interest of existing shareholders may be diluted and some or all of the combined company’s financial measures on a per share basis could be reduced. Moreover, as the combined company’s intention to issue additional equity securities becomes publicly known, the combined company’s share price may be materially adversely affected.

The Acquisition will affect the rights of the Company’s shareholders

Following the completion of the Acquisition, shareholders will no longer have a direct interest in the Company, its assets, revenues or profits. In the event that the actual value of Company’s assets or business, as at the effective date of the Acquisition exceeds the implied value of the Company under the Arrangement, shareholders will not be entitled to additional consideration for their shares.

Canopy Growth may be acquired before the completion of the Acquisition

In the event of any business consolidation, amalgamation, arrangement, merger, redemption, compulsory acquisition or similar transaction of or involving Canopy Growth, or a sale or conveyance of all or substantially all of the assets of Canopy Growth to any other body corporate, trust, partnership or other entity, but excluding, for greater certainty, any transactions involving Canopy Growth and one or more of its subsidiaries (a “Canopy Growth Change of Control”) before the completion of the Acquisition, shareholders of the Company will not be entitled to vote or exercise any dissent rights in connection with such proposed acquisition, however, all such shareholders of the Company will be bound by the terms of any such acquisition if approved. Accordingly, in the event of the exercise or deemed exercise of the Canopy Call Option or the Floating Call Option following a successful Canopy Growth Change of Control, it is anticipated that shareholders of the Company would receive securities of the entity resulting from such Canopy Growth Change of Control. The projected synergies and anticipated benefits of being acquired by Canopy Growth may not be realized if the Company is acquired in turn by a third-party purchaser or successor entity, as applicable, following a successful Canopy Growth Change of Control. The Company and such third-party purchaser or successor entity may not successfully integrate. If actual results are less favorable than the Company and Canopy Growth currently estimate, the business, results of operations, financial condition and liquidity of any such third-party purchaser or successor entity, as applicable, could be materially adversely impacted.

Risks Related to the Fixed Shares and Floating Shares

We cannot guarantee returns on our Fixed Shares or Floating Shares.

There is no guarantee that either the Fixed Shares or the Floating Shares will earn any positive return in the short term or long term. A holding of Fixed Shares or Floating Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Fixed Shares or Floating Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

Our Fixed Shares and Floating Shares may have a volatile market price.

The market price of the Fixed Shares and Floating Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Fixed Shares or Floating Shares to sell their securities at an advantageous price. Market price fluctuations in the Fixed Shares or Floating Shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Fixed Shares or Floating Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Fixed Shares or Floating Shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the Fixed Shares or Floating Shares may be materially adversely affected.

Our securityholders resident in the United States may have difficulty settling trades because we operate in the cannabis sector.

Given the heightened risk profile associated with cannabis in the United States, capital markets participants may be unwilling to assist with the settlement of trades for U.S. resident securityholders of companies with operations in the United States cannabis industry which may prohibit or significantly impair the ability of securityholders in the United States to trade the Fixed Shares or Floating Shares. In the event residents of the United States are unable to settle trades of the Fixed Shares or Floating Shares, this may affect the pricing of the Fixed Shares or Floating Shares in the secondary market, the transparency and availability of trading prices and the liquidity of these securities.

There can be no assurance as to the liquidity of the trading market for our Fixed Shares or Floating Shares.

Our shareholders may be unable to sell significant quantities of Fixed Shares or Floating Shares into the public trading markets without a significant reduction in the price of their Fixed Shares or Floating Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Fixed Shares or Floating Shares on the trading market, or that we will continue to meet the listing requirements of one or more of the CSE, OTCQX or FRA or achieve listing on any other public listing exchange.

Our Fixed Shares may trade at a price that is not indicative of our performance or at a discount to the Fixed Exchange Ratio.

There is no guarantee that the Fixed Shares will trade at a price that reflects our performance or at a price relative to the trading price of the Canopy Growth Shares based upon the Fixed Exchange Ratio. Given the uncertainties regarding the completion of the Acquisition, it is possible the Fixed Shares will trade at a significant discount to the Fixed Exchange Ratio.

Our Floating Shares may trade at a price that is not indicative of our performance or the minimum price required to be paid by Canopy Growth pursuant to the Floating Call Option.

The intrinsic value of the Floating Shares is indeterminate. There is no guarantee that the Floating Shares will trade at a price that reflects our performance nor at the minimum price required to be paid by Canopy Growth pursuant to the Floating Call Option. Moreover, the Floating Shares will not trade at a price that is necessarily proportionate to the trading price of the Fixed Shares.

Our credit agreements contain restrictive covenants which may adversely limit management’s discretion in operating our business.

Our credit agreements and the Debenture contain restrictive covenants that limit the discretion of management with respect to certain limited matters. A failure to comply with these terms could result in an event of default which, if not cured or waived, could result in accelerated repayment and may have a material and adverse consequence on our business, operations or financial condition, on a consolidated basis.

If certain U.S. states do not legalize recreational cannabis use within a proximate timeframe, we may not be able to comply with the Initial Business Plan which may result in significant restrictions on the operation of our business and Canopy Growth may not be required to complete the Acquisition.

The Initial Business Plan has been prepared based on the assumption that certain regulatory initiatives legalizing recreational cannabis will be approved in Connecticut, Massachusetts, New York, Pennsylvania, Illinois, New Jersey, New Hampshire, Maine and Ohio within a proximate timeframe. If some or all of the anticipated regulatory initiatives do not occur in the foregoing states within the contemplated timeline, or at all, it will have a significant adverse impact on our ability to meet the Pro-Forma Net Revenue Targets and Consolidated Adj. EBITDA Targets prescribed in the Initial Business Plan, which will likely result in an Interim Failure to Perform that could lead to a Material Failure to Perform and ultimately, a Failure to Perform.

Risks Related to our Articles

Our Articles contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation. Given that, under United States law, investors cannot waive compliance by us with U.S. federal securities laws, it is uncertain whether the forum selection provision applies to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision. It is also uncertain whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia, although indirect causes of action may arise thereunder as a result of, without limitation, breach, misrepresentation or the like. In the event it was determined that the forum selection provision applies to actions arising under U.S. federal securities laws or, if it did, a British Columbia court refused to enforce such provision or a breach of U.S. securities law did not give rise to a cause of action in British Columbia, there is a risk that we would be required to litigate any such breach in a jurisdiction which is less favorable to us, which could result in additional costs and financial losses that could have a material adverse effect on our business.

Risks Related to the United States Regulatory System

Our employees, directors, officers, managers and/or investors could face detention, denial of entry or lifetime bans from the United States for their business associations with us.

Because cannabis remains illegal under United States federal law, those investing in Canadian companies with operations in the United States cannabis industry could face detention, denial of entry or lifetime bans from the United States for their business associations with United States cannabis businesses. Entry happens at the sole discretion of U.S. Customers and Border Protection (“CBP”) officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a non-United States citizen or foreign national. The government of Canada has started warning travelers on its website that previous use of cannabis, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. Business or financial involvement in the cannabis industry in the United States could also be reason enough for United States border guards to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that Canada’s legalization of cannabis will not change CBP enforcement of United States laws regarding controlled substances and because cannabis continues to be a controlled substance under United States law, working in or facilitating the proliferation of the legal cannabis industry in U.S. states where it is deemed legal may affect admissibility to the United States. On October 9, 2018, CBP released an additional statement regarding the admissibility of Canadian citizens working in the legal cannabis industry. CBP stated that a Canadian citizen working in or facilitating the proliferation of the legal cannabis industry in Canada coming into the United States for reasons unrelated to the cannabis industry will generally be admissible to the United States; however, if such person is found to be coming into the United States for reasons related to the cannabis industry, such person may be deemed inadmissible. As a result, CBP has affirmed that, employees, directors, officers, managers and investors of companies involved in business activities related to cannabis in the United States who are not United States citizens face the risk of being barred from entry into the United States for life.

Uncertainty regarding the regulations under the U.S. 2018 Farm Bill, and undeveloped shared state-federal regulations over hemp cultivation and production, may impact our hemp business.

The Agriculture Improvement Act of 2018, otherwise known as the Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the U.S. Department of Agriculture the (“USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, the USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve such plan. There can be no guarantee that any state plan will be approved. Review times may be extensive. Although interim rules for hemp production under the Farm Bill are now in place federally, the timing of finalized federal rules and regulations, in addition to state specific rules and regulations, cannot be assured. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our hemp business depending upon the scope of the regulations.

Laws and regulations affecting our industry governing operations under the Farm Bill are in development.

As a result of the Farm Bill’s passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The possible FDA Regulation of hemp and industrial hemp-derived CBD, and the possible registration of facilities where hemp is grown and hemp-derived products are produced, if implemented, could negatively affect our hemp business.

As a result of the passage of the Farm Bill, at some indeterminate future time, the U.S. Food and Drug Administration (“FDA”)  may choose to change its position concerning products containing hemp, or cannabidiol (“CBD”) and other cannabinoids derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the processing of hemp into hemp products and applicability of good manufacturing practices to such processing; regulations covering the physical facilities where hemp is grown and/or processed; and possible testing to determine efficacy and safety of products containing hemp-derived CBD. In this hypothetical event, the proposed products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our hemp business.

Our current officers and directors do not have experience in the hemp business.

Although management has business experience in cannabis, they have limited experience in the hemp-based product business or retail business. Therefore, without industry-specific experience, their business experience may not be enough to effectively start-up and maintain a hemp-based product company. As a result, the implementation of our hemp business plan may be delayed, or eventually, unsuccessful.

USE OF PROCEEDS

This Prospectus relates to the Fixed Shares and Floating Shares that may be offered and sold from time to time by the Selling Security Holders. We will not receive any of the proceeds resulting from the sale of the Fixed Shares or Floating Shares by the Selling Security Holders. The Selling Security Holders will receive all of the proceeds from this offering.

Assuming the exercise of all of the previously issued Warrants, we will receive gross proceeds of $31,345,056. We do not expect to pay any expenses in connection with the exercise of any the Warrants.

The net proceeds from the exercise of the Warrants will be used to fund our working capital and for general corporate purposes. However, there can be no assurance that any Warrants will be exercised.

MARKET FOR OUR SHARES

Our Fixed Shares and Floating Shares are currently listed on the Canadian Securities Exchange (“CSE”) under the trading symbol “ACRG.A.U” and “ACRG.B.U, respectively, quoted on the OTCQX under the trading symbol “ACRHF” and “ACRDF”, respectively, and are traded on the FRA under the symbols “0VZ1” and “0VZ2”, respectively.

SELLING SECURITY HOLDERS

With respect to the resale by the February Warrant Selling Security Holders of 4,259,633 Fixed Shares and 1,825,556 Floating Shares, by the Commitment Shares Selling Security Holders of 16,799 Fixed Shares and 7,199 Floating Shares and by the November Warrant Selling Security Holders of 1,556,929 Fixed Shares and 697,666 Floating Shares, the following tables set forth certain information with respect to the below Selling Security Holders including (i) the Fixed Shares and Floating Shares beneficially owned by each Selling Security Holder prior to this offering, (ii) the number of Fixed Shares and Floating Shares being offered by each Selling Security Holder pursuant to this Prospectus and (iii) each Selling Security Holder’s beneficial ownership after completion of this offering, assuming that all of the Fixed Shares and Floating Shares covered hereby (but no other securities, if any, held by each Selling Security Holder) are sold to third parties.

The tables are based on information supplied to us by each Selling Security Holder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of Fixed Shares and Floating Shares beneficially owned by each Selling Security Holder and the percentage ownership of each Selling Security Holder, Fixed Shares and Floating Shares subject to stock options or other rights to acquire our Fixed Shares or Floating Shares held by each Selling Security Holder that are exercisable as of or will be exercisable within 60 days after February 8, 2021, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 71,346,440 Fixed Shares and 30,628,238 Floating Shares outstanding (including 589,165 Fixed Shares and 252,499 Floating Shares held by the Acreage Subsidiary) on December 31, 2020.

The registration of these Fixed Shares and Floating Shares does not mean that the below Selling Security Holders will sell or otherwise dispose of all or any of those securities. The Selling Security Holders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the Selling Security Holders under this Prospectus. Furthermore, the Selling Security Holders may have sold, transferred or disposed of the Fixed Shares or Floating Shares covered hereby in transactions exempt from the registration requirements of the Securities Act, since the date on which we filed this Prospectus.

	Beneficial Ownership Before this Offering			Beneficial Ownership After this Offering(3)
Selling Security Holder(1)	Number of Fixed Shares Owned	Percentage of Outstanding Fixed Shares(2)	Maximum Number of Fixed Shares to be Sold Pursuant to this Prospectus	Number of Fixed Shares Owned	Percentage of Outstanding Fixed Shares
February Warrant Security Holders
Investor Company ITF 5J5636 Anson Investments Master Fund LP (4)	1,703,854	2.3%	1,703,853	0	0%
Anson Investments Master Fund LP - 6040208925 (4)	283,976	*	283,976	0	0%
Investor Company ITF 5J5C40 Anson East Master Fund LP (4)	496,957	*	496,957	0	0%
Investor Company ITF 5J5904 AC Anson Investments LTD. (4)	411,764	*	411,764	0	0%
Investor Company ITF 5J5988 Anson Opportunities Master Fund LP (4)	298,174	*	298,174	0	0%
Nomis Bay Ltd (5)	638,945	*	638,945	0	0%
BPY LTD (6)	425,963	*	425,963	0	0%
Commitment Shares Selling Security Holder
Pilgrim Foresight Fund, LLC (7)	22,745	*	16,799	5,946	0%
November Warrant Security Holders
William Ryan Goldman	41,703	*	41,703	0	0%
Tricia M. Hedberg Revocable Trust u/a July 18, 2006 (8)	166,814	*	166,814	0	0%
Thomas E. Bernard	278,024	*	278,024	0	0%
Stephen Oplinger	55,604	*	55,604	0	0%
Jayvee & Co ITF PDRF0002002 - Pender Corporate Bond Fund (9)	556,048	*	556,048	0	0%
Max Bertz	13,901	*	13,901	0	0%
Matthew Dillig Revocable Trust (10)	27,802	*	27,802	0	0%
Intrepid Income Fund (11)	111,209	*	111,209	0	0%
Hanley Foundation (12)	55,604	*	55,604	0	0%
CKP South LLC (13)	55,604	*	55,604	0	0%
AMFCO-4 LLC (14)	166,814	*	166,814	0	0%
Armory Fund LP(14)	27,802	*	27,802	0	0%

*	Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the Selling Security Holder.

(2)	The actual number of Fixed Shares offered hereby and included in the registration statement, of which this Prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Fixed Shares as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to our Fixed Shares.

(3)	The “Beneficial Ownership After this Offering” assumes the sale of all shares offered by the Selling Security Holders pursuant to this Prospectus.

(4)	Anson Advisors Inc. (“AAI”) and Anson Funds Management LP (“AFM”, and together with AAI, “Anson”) are the Co-Investment Advisers of Anson Investments Master Fund LP (“AIMF”), Anson East Master Fund LP (“AEMF”), Anson Opportunities Master Fund LP (“AOMF”) and AC Anson Investments Ltd. (“AC”, and together with AIMF,AEMF and AOMF, the “Anson Funds”). Anson holds voting and dispositive power over the securities held by the Anson Funds. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of AFM. Moez Kassam and Amin Nathoo are directors of AAI. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of the Anson Funds is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(5)	Investment decisions for Nomis Bay Ltd. regarding the shares listed above are made by its Director, Mr. Peter Poole. The address of Nomis Bay Ltd. is Wessex House 3rd Floor, 45 Reid Street, Hamilton, HM 12, Bermuda.

(6)	Investment decisions for BPY Limited regarding the shares listed above are made by its Director, Mr. Peter Poole. The address of BPY Limited is Wessex House 3rd Floor, 45 Reid Street, Hamilton, HM 12, Bermuda.

(7)	Investment decisions for Pilgrim regarding the shares listed above are made by its Managing Member, Mr. Kevin J. Murphy. The address of Pilgrim is 21 Pilgrim Road Rye, New York 10580.

(8)	Investment decisions for Tricia M. Hedberg Revocable Trust u/a July 18, 2006 (the “Trust”) regarding the shares listed above are made by its Trustee, Mr. Jeremy Hedberg. The address of the Trust is 420 Mississippi River Blvd., St. Paul, Minnesota 55105.

(9)	Investment decisions for Jayvee & Co ITF PDRF0002002 - Pender Corporate Bond Fund (“Pender”) regarding the shares listed above are made by its Portfolio Member, Mr. Geoff Castle. The address of Pender is1830-1066 West Hastings Street, Vancouver, BC, V6E 3X2, Canada.

(10)	Investment decisions for the Matthew Dillig Revocable Trust (the “Dillig Trust”) regarding the shares listed above are made by its Trustee, Mr. Matthew Dillig. The address of the Dillig Trust is 1304 Trapp Lane, Winnetka, Illinois, 60093.

(11)	Investment decisions for Intrepid Income Fund regarding the shares listed above are made by its Vice President and Portfolio Manager, Mr. Hunter Hayes. The address of Intrepid Income Fund is 1400 March Landing Parkway, Suite 106, Jacksonville Beach, Florida 32250.

(12)	Investment decisions for the Hanley Foundation regarding the shares listed above are made by Mr. George Hanley. The address of the Hanley Foundation is 900 Bay Dr. Apt. 904, Miami Beach, Florida, 33141.

(13)	Investment decisions for CKP South LLC regarding the shares listed above are made by its Managing Member, Mr. Philip DeSantis.

(14)	Seaport Global Asset Management, LLC (“SGAM”) is the manager of Armory Fund, LP and AMFCO-4, LLC. Stephen C. Smith is the Chief Executive Officer of SGAM. The business address of Mr. Smith is 319 Clematis Street, Suite 1000, West Palm Beach, FL 33401 and the business address of SGAM is 360 Madison Avenue, 20th Floor, New York, New York 10017. Mr. Smith and SGAM also have voting control and investment discretion over the securities described herein held by Armory Fund, LP and AMFCO-4 LLC. As a result, Mr. Smith and SGAM may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities described herein held by Armory Fund, LP and AMFCO-4, LLC.

	Beneficial Ownership Before this Offering			Beneficial Ownership After this Offering(3)
Selling Security Holder(1)	Number of Floating Shares Owned	Percentage of Outstanding Floating Shares(2)	Maximum Number of Floating Shares to be Sold Pursuant to this Prospectus	Number of Floating Shares Owned	Percentage of Outstanding Floating Shares
February Warrant Security Holders
Investor Company ITF 5J5636 Anson Investments Master Fund LP (4)	730,225	*	730,223	0	0%
Anson Investments Master Fund LP - 6040208925 (4)	121,704	*	121,704	0	0%
Investor Company ITF 5J5C40 Anson East Master Fund LP (4)	212,981	*	212,981	0	0%
Investor Company ITF 5J5904 AC Anson Investments LTD. (4)	176,470	*	176,470	0	0%
Investor Company ITF 5J5988 Anson Opportunities Master Fund LP (4)	127,788	*	127,788	0	0%
Nomis Bay Ltd (5)	273,833	*	273,833	0	0%
BPY LTD (6)	182,555	*	182,555	0	0%
Commitment Shares Selling Security Holder
Pilgrim Foresight Fund, LLC (7)	9,747	*	7,199	2,548	*
November Warrant Security Holders
William Ryan Goldman	18,687	*	18,687	0	0%
Tricia M. Hedberg Revocable Trust u/a July 18, 2006 (8)	74,750	*	74,750	0	0%
Thomas E. Bernard	124,584	*	124,584	0	0%
Stephen Oplinger	24,916	*	24,916	0	0%
Jayvee & Co ITF PDRF0002002 - Pender Corporate Bond Fund (9)	249,169	*	249,169	0	0%
Max Bertz	6,229	*	6,229	0	0%
Matthew Dillig Revocable Trust (10)	12,458	*	12,458	0	0%
Intrepid Income Fund (11)	49,833	*	49,833	0	0%
Hanley Foundation (12)	24,916	*	24,916	0	0%
CKP South LLC (13)	24,916	*	24,916	0	0%
AMFCO-4 LLC (14)	74,750	*	74,750	0	0%
Armory Fund LP(14)	12,458	*	12,458	0	0%

*	Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the Selling Security Holder.

(2)	The actual number of Floating Shares offered hereby and included in the registration statement, of which this Prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Floating Shares as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to our Floating Shares.

(3)	The “Beneficial Ownership After this Offering” assumes the sale of all shares offered by the Selling Security Holders pursuant to this Prospectus.

(4)	Anson Advisors Inc. (“AAI”) and Anson Funds Management LP (“AFM”, and together with AAI, “Anson”) are the Co-Investment Advisers of Anson Investments Master Fund LP (“AIMF”), Anson East Master Fund LP (“AEMF”), Anson Opportunities Master Fund LP (“AOMF”) and AC Anson Investments Ltd. (“AC”, and together with AIMF,AEMF and AOMF, the “Anson Funds”). Anson holds voting and dispositive power over the securities held by the Anson Funds. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of AFM. Moez Kassam and Amin Nathoo are directors of AAI. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of the Anson Funds is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(5)	Investment decisions for Nomis Bay Ltd. regarding the shares listed above are made by its Director, Mr. Peter Poole. The address of Nomis Bay Ltd. is Wessex House 3rd Floor, 45 Reid Street, Hamilton, HM 12, Bermuda.

(6)	Investment decisions for BPY Limited regarding the shares listed above are made by its Director, Mr. Peter Poole. The address of BPY Limited is Wessex House 3rd Floor, 45 Reid Street, Hamilton, HM 12, Bermuda.

(7)	Investment decisions for Pilgrim regarding the shares listed above are made by its Managing Member, Mr. Kevin J. Murphy. The address of Pilgrim is 21 Pilgrim Road Rye, New York 10580.

(8)	Investment decisions for Tricia M. Hedberg Revocable Trust u/a July 18, 2006 (the “Trust”) regarding the shares listed above are made by its Trustee, Mr. Jeremy Hedberg. The address of the Trust is 420 Mississippi River Blvd., St. Paul, Minnesota 55105.

(9)	Investment decisions for Jayvee & Co ITF PDRF0002002 - Pender Corporate Bond Fund (“Pender”) regarding the shares listed above are made by its Portfolio Member, Mr. Geoff Castle. The address of Pender is1830-1066 West Hastings Street, Vancouver, BC, V6E 3X2, Canada.

(10)	Investment decisions for the Matthew Dillig Revocable Trust (the “Dillig Trust”) regarding the shares listed above are made by its Trustee, Mr. Matthew Dillig. The address of the Dillig Trust is 1304 Trapp Lane, Winnetka, Illinois, 60093.

(11)	Investment decisions for Intrepid Income Fund regarding the shares listed above are made by its Vice President and Portfolio Manager, Mr. Hunter Hayes. The address of Intrepid Income Fund is 1400 March Landing Parkway, Suite 106, Jacksonville Beach, Florida 32250.

(12)	Investment decisions for the Hanley Foundation regarding the shares listed above are made by Mr. George Hanley. The address of the Hanley Foundation is 900 Bay Dr. Apt. 904, Miami Beach, Florida, 33141.

(13)	Investment decisions for CKP South LLC regarding the shares listed above are made by its Managing Member, Mr. Philip DeSantis.

(14)	Seaport Global Asset Management, LLC (“SGAM”) is the manager of Armory Fund, LP and AMFCO-4, LLC. Stephen C. Smith is the Chief Executive Officer of SGAM. The business address of Mr. Smith is 319 Clematis Street, Suite 1000, West Palm Beach, FL 33401 and the business address of SGAM is 360 Madison Avenue, 20th Floor, New York, New York 10017. Mr. Smith and SGAM also have voting control and investment discretion over the securities described herein held by Armory Fund, LP and AMFCO-4 LLC. As a result, Mr. Smith and SGAM may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities described herein held by Armory Fund, LP and AMFCO-4, LLC.

DILUTION

Fixed Share Dilution

Net tangible book value per share represents the amount of total tangible assets less total liabilities attributable to the Fixed Share class, divided by the number of Fixed Shares outstanding as of September 30, 2020.

After giving effect to the issuance of an aggregate of 4,259,633 Fixed Shares to the February Warrant Selling Security Holders assuming exercise of the February Warrants of $4.00, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been $89,559,066, or $1.19 per Fixed Share. This represents an immediate increase in net tangible book value of $0.17 per Fixed Share to our already existing shareholders and an immediate dilution in net tangible book value of $2.81 per Fixed Share to purchasers in this offering.

After giving effect to the issuance of an aggregate of 1,556,929 Fixed Shares to the November Warrant Selling Security Holders assuming exercise of the November Warrants in this offering at an exercise price of $3.15, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been $77,424,860, or $1.07 per Fixed Share. This represents an immediate increase in net tangible book value of $0.05 per Fixed Share to our already existing shareholders and an immediate dilution in net tangible book value of $2.08 per Fixed Share to purchasers in this offering.

Floating Share Dilution

Net tangible book value per share represents the amount of total tangible assets less total liabilities attributable to the Floating Share class, divided by the number of Floating Shares outstanding as of September 30, 2020.

We have not given effect to the issuance of an aggregate of 1,825,556 Floating Shares in this offering at an exercise price of $4.00 as the market price of Floating Shares as of date of the offering is below the exercise price.

After giving effect to the issuance of an aggregate of 697,666 Floating Shares to the November Warrant Selling Security Holders assuming exercise of the November Warrants in this offering at an exercise price of $3.01, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been $33,180,203 or $1.06 per Floating Share. This represents an immediate increase in net tangible book value of $0.04 per Floating Share to our already existing shareholders and an immediate dilution in net tangible book value of $1.95 per Floating Share to purchasers in this offering.

The following table illustrates this calculation on a per share basis for each respective share class and its related exercise price:

	Fixed	Fixed	Floating	Total
Underlying warrant exercise price per share	$4.00	$3.15	$3.01
Net tangible book value as of September 30, 2020	$72,520,534	$72,520,534	$31,080,229	$103,600,762
Increase attributable to exercise of warrants under this offering	$17,038,532	$4,904,326	$2,099,975	$24,042,833
	$89,559,066	$77,424,860	$33,180,203	$127,463,595
Pro forma as adjusted net tangible book value per share as of September 30, 2020	$1.19	$1.07	$1.06
Dilution per share to investors participating in this offering	$2.81	$2.08	$1.95

The above discussion and table are based on 70,944,208 Fixed Shares and 30,476,355 Floating Shares issued and outstanding as of September 30, 2020 on a pro forma basis, after giving effect to the Capital Reorganization, and excludes (i) Fixed and Floating Shares issuable upon exercise of outstanding options and (ii) Fixed and Floating Shares authorized and available for issuance under our equity compensation plan.

SELECTED FINANCIAL DATA

The following table sets forth our selected consolidated financial data for the periods, and as of the dates, indicated. The (i) consolidated statements of operations data for the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017 and (ii) consolidated balance sheet data as of September 30, 2020 and December 31, 2019 and 2018 have been derived from the unaudited interim condensed consolidated and the audited consolidated financial statements of Acreage Holdings, Inc. and its subsidiaries, which are included elsewhere in this prospectus.

The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, the unaudited interim condensed consolidated financial statements and the accompanying notes presented in this prospectus. Our consolidated financial statements and unaudited interim condensed consolidated financial statements have been prepared in accordance with GAAP and on a going-concern basis that contemplates continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business.

The information set forth below for the nine months ended September 30, 2020 and the years ended December 31, 2019, 2018 and 2017 is not necessarily indicative of results of future operations, and should be read in conjunction with Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included in Part II, Item 8 of this prospectus to fully understand factors that may affect the comparability of the information presented below.

As an emerging growth company, we are not required to present selected financial data for any period prior to the earliest audited financial statements presented in connection with our first registration statement that became effective under the Exchange Act. Consequently, we do not present financial data for the years ended December 31, 2016 and 2015 in the table below.

Selected Financial Data	Nine Months Ended September 30		Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2019	2018	2017
	(unaudited)
Revenues, net	$83,039	$53,044	$74,109	$21,124	$7,743
Net operating loss	(329,197)	(124,264)	(191,444)	(41,133)	(7,047)
Net loss	(314,635)	(129,571)	(195,162)	(32,261)	(9,536)
Net loss attributable to Acreage	(249,694)	(99,634)	(150,268)	(27,483)	(8,543)
Net loss per share attributable to Acreage, basic and diluted	(2.54)	(1.17)	(1.74)	(0.41)	(0.19)
Weighted average shares outstanding, basic and diluted	98,304	84,817	86,185	66,699	45,076

	September 30,		December 31,
	2020	2019	2019	2018
	(unaudited)
Cash and cash equivalents	$46,363	$37,638	$26,505	$104,943
Total assets	600,264	658,138	691,677	554,582
Total long-term liabilities	186,825	108,131	139,730	35,447

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion should be read in conjunction with, and is qualified in its entirety by, the consolidated and combined financial statements and the unaudited interim condensed consolidated financial statements and the accompanying notes presented in this prospectus. In addition to historical information, the discussion in this section contains forward-looking statements that involve risks and uncertainties. Future results could differ materially from those discussed below for many reasons, including the risks described in “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this prospectus.

Overview

This management discussion and analysis, which we refer to as the MD&A, of the financial condition and results of operations of Acreage Holdings Inc. (“Acreage”, “we”, “our” or the “Company”) is for the years ended December 31, 2019, 2018 and 2017 and for the three and nine months ended September 30, 2020 and 2019. It is supplemental to, and should be read in conjunction with, the unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 and 2019, the consolidated financial statements for the years ended December 31, 2019, 2018 and 2017 and the accompanying notes for each respective period. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as GAAP. Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”), unless otherwise indicated.

This MD&A contains certain “forward-looking statements” and certain “forward-looking information” as defined under applicable United States securities laws. Please refer to the discussion of forward-looking statements and information set out under the heading “Cautionary Note Regarding Forward-Looking Information,” identified in the “Risks and Uncertainties” section of this MD&A. As a result of many factors, our actual results may differ materially from those anticipated in these forward-looking statements and information.

Acreage is a leading multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult-use customers through brand strategies intended to build trust and loyalty.

Operational and Regulation Overview

We believe Acreage’s operations are in material compliance with all applicable state and local laws, regulations and licensing requirements in the states which we operate. However, cannabis is illegal under U.S. federal law. Substantially all our revenue is derived from U.S. cannabis operations.

Results of Operations

The following table presents selected financial data derived from the Unaudited Condensed Consolidated Financial Statements of the Company for the three and nine months ended September 30, 2020 and 2019 and the consolidated financial statements of the Company for the years ended December 31, 2019, 2018 and 2017. The comparative amounts presented for the year ended December 31, 2017 are those of High Street. The selected financial information set out below may not be indicative of the Company’s future performance.

Summary Results of Operations

			Better/(Worse)				Better/(Worse)
in thousands, except per share amounts	Three Months Ended September 30,		2020 vs. 2019		Nine Months Ended September 30,		2020 vs. 2019
	2020	2019	$	%	2020	2019	$	%
Revenues, net	$31,742	$22,402	$9,340	42%	$83,039	$53,044	$29,995	57%
Operating loss	(38,580)	(46,591)	8,011	17%	(329,197)	(124,264)	(204,933)	(165)%
Net loss attributable to Acreage	(40,548)	(38,716)	(1,832)	(5)%	(249,694)	(99,634)	(150,060)	(151)%
Basic and diluted loss per share attributable to Acreage	$(0.39)	$(0.43)	$0.04	9%	$(2.54)	$(1.17)	$(1.37)	(117)%

Summary Results of Operations				Better/(Worse)		Better/(Worse)

in thousands, except per share amounts	Year Ended December 31,			2019 vs. 2018		2018 vs. 2017
	2019	2018	2017	$	%	$	%
Revenues, net	$74,109	$21,124	$7,743	$52,985	251%	$13,381	173%
Operating loss	(191,444)	(41,133)	(7,047)	(150,311)	(365)	(34,086)	(484)
Net loss attributable to Acreage	(150,268)	(27,483)	(8,543)	(122,785)	(447)	(18,940)	(222)
Basic and diluted loss per share attributable to Acreage	$(1.74)	$(0.41)	$(0.19)	$(1.33)	(324)%	$(0.22)	(116)%

Revenues, net, cost of goods sold and gross profit

The Company derives its revenues from sales of cannabis and cannabis-infused products through retail dispensary, wholesale, manufacturing and cultivation businesses, as well as from management or consulting fees from entities for whom we provide management or consulting services. As of September 30, 2020, Acreage owned and operated five dispensaries in Oregon (three in Portland, one in Eugene and one in Springfield), four in New York (Buffalo, Farmingdale, Middletown, and Queens), two in New Jersey (Atlantic City and Egg Harbor), three in Connecticut (Bethel, South Windsor and Uncasville), one in Worcester, Massachusetts, two in Illinois (Chicago and Rolling Meadows) and one in Florida (Spring Hill). Acreage has cultivation facilities in Sinking Spring, Pennsylvania, Sterling, Massachusetts, Syracuse, New York, Freeport, Illinois, Sanderson, Florida and Egg Harbor, New Jersey. Acreage also collects management services revenues, substantially all in Maine. As of December 31, 2019, Acreage owned and operated five dispensaries in Oregon (three in Portland, one in Eugene and one in Springfield), four in New York (Buffalo, Farmingdale, Middletown, and Queens), three in Connecticut (Bethel, South Windsor and Uncasville), one in Baltimore, Maryland, one in Worcester, Massachusetts, one in Rolling Meadows, Illinois and one in Fargo, North Dakota. Acreage has cultivation facilities in Sinking Spring, Pennsylvania, Sterling, Massachusetts, Syracuse, New York, Freeport, Illinois and Cedar Rapids, Iowa. Acreage also collects management services revenues, substantially all in Maine.

Gross profit is revenue less cost of goods sold. Cost of goods sold include costs directly attributable to inventory sold such as direct material, labor, and overhead. Such costs are further affected by various state regulations that limit the sourcing and procurement of cannabis and cannabis-related products, which may create fluctuations in gross profit over comparative periods as the regulatory environment changes.

Gross profit			Better/(Worse)				Better/(Worse)
in thousands	Three Months Ended September 30,		2020 vs. 2019		Nine Months Ended September 30,		2020 vs. 2019
	2020	2019	$	%	2020	2019	$	%
Retail revenue, net	$23,914	$15,306	$8,608	56%	$61,362	$38,566	$22,796	59%
Wholesale revenue, net	7,798	6,696	1,102	16%	21,513	13,639	7,874	58%
Other revenue, net	30	400	(370)	(93)%	164	839	(675)	(80)%
Total revenues, net	$31,742	$22,402	$9,340	42%	$83,039	$53,044	$29,995	57%
Cost of goods sold, retail	(14,134)	(9,548)	(4,586)	(48)%	(37,004)	(23,622)	(13,382)	(57)%
Cost of goods sold, wholesale	(4,133)	(3,160)	(973)	(31)%	(11,395)	(6,795)	(4,600)	(68)%
Total cost of goods sold	$(18,267)	$(12,708)	$(5,559)	(44)%	$(48,399)	$(30,417)	$(17,982)	(59)%
Gross profit	$13,475	$9,694	$3,781	39%	$34,640	$22,627	$12,013	53%
Gross margin	43%	43%		—%	42%	43%		(1)%

Gross profit				Better/(Worse)		Better/(Worse)
in thousands	Year Ended December 31,			2019 vs. 2018		2018 vs. 2017
	2019	2018	2017	$	%	$	%
Retail revenue, net	$54,401	$17,475	$7,743	$36,926	211%	$9,732	126%
Wholesale revenue, net	18,539	2,969	—	15,570	524	2,969	n/m
Other revenue, net	1,169	680	—	489	72	680	n/m
Total revenues, net	$74,109	$21,124	$7,743	$52,985	251%	$13,381	173%
Cost of goods sold, retail	(33,844)	(10,038)	(4,308)	(23,806)	(237)	(5,730)	(133)
Cost of goods sold, wholesale	(9,821)	(1,666)	—	(8,155)	(489)	(1,666)	n/m
Total cost of goods sold	$(43,665)	$(11,704)	$(4,308)	$(31,961)	(273)%	$(7,396)	(172)%
Gross profit	$30,444	$9,420	$3,435	$21,024	223%	$5,985	174%
Gross margin	41%	45%	44%		(4)%		1%
n/m - Not Meaningful

Three Month and Nine Month Period Ended September 30, 2020

Retail revenue saw a net increase of 56% and 59% for the three and nine months ended September 30, 2020, respectively, as compared to the corresponding periods of fiscal 2019. The increase in retail revenue, net of $8.6 million for the three months ended September 30, 2020, was primarily due to increased demand and production across various states totaling $5.4 million, driven by the opening of another adult-use dispensary in Illinois, the launching of new Botanist products into the retail channel in New York, and the openings of new stores in New York and increased business in Connecticut. The increase in retail revenue, net was also due to the impact of production from Compassionate Care Foundation, Inc. (“CCF”) ($3.8 million), driven by its acquisition in June 2020. These increases for the three months ended September 30, 2020 were partially offset by the thee-month impact of decreased business in Maryland Medicinal Research & Caring, LLC (“MMRC”) ($0.3 million) as well as the divestiture of Acreage North Dakota, LLC ($0.3 million), which occurred in May 2020. The increase in retail revenue, net of $22.7 million for the nine months ended September 30, 2020 was driven by the nine-month impacts of increased demand and production across various states of $12.3 million (primarily Connecticut, New York, Florida and Massachusetts), along with CCF ($3.9 million) driven by its acquisition in June 2020, and further driven by the impact of NCC LLC (“NCC”), a dispensary license holder in Illinois, being acquired and fully operational since March 2019 ($6.6 million). These increases were partially offset by the net impact of the divestiture of Acreage North Dakota, LLC in May 2020, offset by the increase in production in 2020 prior to divestiture.

Wholesale revenue, net increased 16% and 58% for the three and nine months ended September 30, 2020, respectively, as compared to the corresponding periods of fiscal 2019. The increases in wholesale revenue, net for the three and nine months ended September 30, 2020 were primarily due to increased capacity coupled with maturing operations in our Pennsylvania, Massachusetts and Illinois cultivation facilities. This resulted in higher yields and product mix in each of the respective markets.

Cost of goods sold increased 44% and 59% for the three and nine months ended September 30, 2020, respectively, as compared to the corresponding periods of fiscal 2019. Cost of goods sold, retail increased in line with the retail revenue increases. Cost of goods sold, wholesale increased as a result of increases to wholesale revenue. In addition, the increase was further driven by the initial set up costs and consequential expansion impact of various cultivation facilities. The suspension of operations at Form Factory Holdings, LLC (“Form Factory”), a manufacturer and distributor of cannabis-based edibles and beverages, since March 2020 further increased costs of goods sold, wholesale as a result of consequential inventory write-offs.

The increase in gross profit was driven by the factors discussed above. Gross margin for the three months ended September 30, 2020 was 42.5%, compared to 43.3% for the three months ended September 30, 2019. Gross margin for the nine months ended September 30, 2020 was 41.7%, compared to 42.7% for the nine months ended September 30, 2019.

Year ended December 31, 2019 vs. 2018

The increase in total revenues during the year ended December 31, 2019 was primarily driven by acquisitions, which contributed 183%. Acquisitions drove 198% and 118% of retail and wholesale revenue increases, respectively. The remaining increase in wholesale revenue was primarily driven by our Pennsylvania cultivation facility.

The increase in total cost of goods sold during the year ended December 31, 2019 was primarily driven by acquisitions, which contributed 206%. Acquisitions contributed 217% and 135% to the retail and wholesale costs of goods sold, respectively. The remaining increase in wholesale cost of goods sold was primarily driven by our Pennsylvania cultivation facility.

The increase in gross profit was driven by the factors discussed above. Acquisitions contributed 155% to the increase. Gross margin for the year ended December 31, 2019 was 41.1%, compared to 44.6% for the year ended December 31, 2018.

Excluding Form Factory, the average estimated wholesale price per gram sold during the years ended December 31, 2019 and 2018 was $7.20 and $7.17, respectively. Excluding Form Factory, the average estimated wholesale cost per gram sold during the years ended December 31, 2019 and 2018 was $3.82 and $4.02, respectively.

Year ended December 31, 2018 vs. 2017

The increase in total revenues during the year ended December 31, 2018 was primarily driven by acquisitions, which contributed 120%. Acquisitions drove 111% of retail revenue increase. Substantially all of our wholesale revenue during the year was attributable to the start of cultivation sales in Pennsylvania.

The increase in total cost of goods sold during the year ended December 31, 2018 was primarily driven by acquisitions, which contributed 119% to both total cost of goods sold and retail cost of goods sold. Substantially all of our wholesale cost of goods sold during the year was attributable to the start of cultivation sales in Pennsylvania.

The increase in gross profit was driven by the factors discussed above. Acquisitions contributed 121% to the increase. Gross margin for the year ended December 31, 2018 was 44.6%, compared to 44.4% for the year ended December 31, 2017.

Revenue by geography

While the Company operates under one operating segment, the production and sale of cannabis products, the below revenue breakout by geography is included as management believes it provides relevant and useful information to investors.

Revenue by region in thousands	Three Months Ended September 30,		Better/(Worse) 2020 vs. 2019		Nine Months Ended September 30,		Better/(Worse) 2020 vs. 2019
	2020	2019	$	%	2020	2019	$	%
New England	$12,598	$11,249	$1,349	12%	$36,520	$26,866	$9,654	36%
Mid-Atlantic	11,217	6,066	5,151	85%	25,622	13,688	11,934	87%
Midwest	4,810	2,057	2,753	134%	12,040	4,475	7,565	169%
West	2,700	3,030	(330)	(11)%	8,081	8,015	66	1%
South	417	—	417	n/m	776	—	776	n/m
Total revenues, net	$31,742	$22,402	$9,340	42%	$83,039	$53,044	$29,995	57%

n/m - Not Meaningful

Revenue by region				Better/(Worse)		Better/(Worse)

in thousands	Year Ended December 31,			2019 vs. 2018		2018 vs. 2017
	2019	2018	2017	$	%	$	%
New England	$36,875	$9,139	$—	$27,736	303%	$9,139	n/m
Mid-Atlantic	19,797	3,122	—	16,675	534	3,122	n/m
Midwest	6,839	20	—	6,819	n/m	20	n/m
West	10,598	8,843	7,743	1,755	20	1,100	14
Total revenues, net	$74,109	$21,124	$7,743	$52,985	251%	$13,381	173%

n/m - Not Meaningful

Total operating expenses

Total operating expenses consist primarily of compensation expense at our corporate offices as well as operating subsidiaries, professional fees, which includes, but is not limited to, legal and accounting services, depreciation and other general and administrative expenses.

Operating expenses in thousands	Three Months Ended September 30,		Better/(Worse) 2020 vs. 2019		Nine Months Ended September 30,		Better/(Worse) 2020 vs. 2019
	2020	2019	$	%	2020	2019	$	%
General and administrative	$14,819	$12,977	$(1,842)	(14)%	$40,237	$41,039	$802	2%
Compensation expense	8,306	11,801	3,495	30%	30,740	29,542	(1,198)	(4)%
Equity-based compensation expense	10,445	28,174	17,729	63%	65,369	67,844	2,475	4%
Marketing	46	1,151	1,105	96%	1,514	3,153	1,639	52%
Loss on impairment	—	—	—	n/m	187,775	—	(187,775)	n/m
Loss on notes receivable	—	—	—	n/m	8,161	—	(8,161)	n/m
Write down of assets held-for-sale	2,893	—	(2,893)	n/m	11,003	—	(11,003)	n/m
Loss from legal settlements	14,150	—	(14,150)	n/m	14,150	—	(14,150)	n/m
Depreciation and amortization	1,396	2,182	786	36%	4,888	5,313	425	8%
Total operating expenses	$52,055	$56,285	$4,230	8%	$363,837	$146,891	$(216,946)	(148)%

n/m - Not Meaningful

Operating expenses				Better/(Worse)		Better/(Worse)

in thousands	Year Ended December 31,			2019 vs. 2018		2018 vs. 2017
	2019	2018	2017	$	%	$	%
General and administrative	$56,224	$18,647	$4,560	$(37,577)	(202)%	$(14,087)	(309)%
Compensation expense	42,061	15,356	3,853	(26,705)	(174)	(11,503)	(299)
Equity-based compensation expense	97,538	11,230	1,837	(86,308)	(769)	(9,393)	(511)
Marketing	5,009	1,571	212	(3,438)	(219)	(1,359)	(641)
Loss on impairment	13,463	—	—	(13,463)	n/m	—	n/m
Depreciation and amortization	7,593	3,749	20	(3,844)	(103)	(3,729)	n/m
Total operating expenses	$221,888	$50,553	$10,482	$(171,335)	(339)%	$(40,071)	(382)%

n/m - Not Meaningful

Compensation expense decreased during the three months ended September 30, 2020, compared to the corresponding period of fiscal 2019, primarily due to reorganization efforts. Compensation expense increased during the nine months ended September 30, 2020, compared to the corresponding period of fiscal 2019, primarily driven by stock compensation to attract and retain talent and increased headcount to scale our operations, partially offset by the suspension of operations at Form Factory since March 2020. General and administrative expenses increased during the three months ended September 30, 2020, compared to the corresponding period of fiscal 2019 driven by expansion efforts in Illinois for new adult-use dispensaries. General and administrative expenses remained relatively flat for the nine months ended September 30, 2020, compared to the corresponding period of fiscal 2019. During the three and nine months ended September 30, 2020, the Company determined certain businesses and assets met the held-for-sale criteria. In accordance with ASC 360-10, Property, Plant and Equipment, the assessed disposal groups for such assets held-for-sale were written down to fair value less costs to sell, resulting in the recognition of a charges of $2.8 million and $11.0 million for the three and nine months ended September 30, 2020, respectively. The Company recognized an impairment loss on certain intangible assets during the nine months ended September 30, 2020 as a result of our interim impairment testing, primarily due to declines in future cash flow projections at Form Factory and certain cannabis licenses and management services contracts. These impairments resulted in the recognition of a tax provision benefit and an associated reversal of deferred tax liabilities of $31.4 million during the nine months ended September 30, 2020. The Company recognized a loss on notes receivable and associated accrued interest during the nine months ended September 30, 2020, as it was determined that the note was no longer collectible. The increase in Loss from legal settlements was driven by the recognition of litigation accruals during the three and nine months ended September 30, 2020.

Increases to compensation expense during both the years ended December 31, 2019 and 2018 were primarily driven by stock compensation to attract and retain talent and increased headcount to scale our operations. Increases to general and administrative expenses were primarily driven by the increased volume and complexity of services such as legal and other professional services required as the Company’s operations increased during the years ended December 31, 2019 and 2018. The Company recognized an impairment loss on certain intangible assets during the year ended December 31, 2019 as a result of our annual impairment testing, primarily due to declines in future cash flow projections at Form Factory and certain management services contracts.

Total other income (loss)

Other income			Better/(Worse)				Better/(Worse)
	Three Months Ended				Nine Months Ended
in thousands	September 30,		2020 vs. 2019		September 30,		2020 vs. 2019
	2020	2019	$	%	2020	2019	$	%
(Loss) income from investments, net	$(433)	$(1,458)	$1,025	70%	$(195)	$770	$(965)	n/m
Interest income from loans receivable	1,606	1,190	416	35%	5,083	2,921	2,162	74%
Interest expense	(6,147)	(96)	(6,051)	n/m	(11,106)	(345)	(10,761)	n/m
Other loss, net	(656)	(220)	(436)	(198)%	(853)	(2,528)	1,675	66%
Total other (loss) income	$(5,630)	$(584)	$(5,046)	(864)%	$(7,071)	$818	$(7,889)	n/m

n/m - Not Meaningful

Other income (loss)				Better/(Worse)		Better/(Worse)

in thousands	Year Ended December 31,			2019 vs. 2018		2018 vs. 2017
	2019	2018	2017	$	%	$	%
Income (loss) from investments, net	$(480)	$21,777	$406	$(22,257)	n/m	$21,371	n/m
Interest income from loans receivable	3,978	1,178	330	2,800	238	848	257
Interest expense	(1,194)	(4,617)	(1,215)	3,423	74	(3,402)	(280)
Other loss, net	(1,033)	(7,930)	(1,040)	6,897	87	(6,890)	(663)
Total other income (loss)	$1,271	$10,408	$(1,519)	$(9,137)	(88)%	$11,927	n/m

n/m - Not Meaningful

Three Month and Nine Month Period Ended September 30, 2020

Income from investments, net increased during the three and nine months ended September 30, 2020, compared to the corresponding periods of fiscal 2019 primarily due to increased ownership interest resulting from the internalization of GreenAcreage Real Estate Corp. (“GreenAcreage”) as well as the mark-to-market fluctuations in our portfolio. This increase is partially offset by the impact of the equity method investment described at Note 5 of our unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 and 2019, as well as the absence of treasury bills during the three and nine months ended September 30, 2020, respectively, compared to the corresponding periods of fiscal 2019. Interest expense increased during the three and nine months ended September 30, 2020, compared to the corresponding periods of fiscal 2019 primarily due to the effects of increased financing transactions as well as the Company’s failed sale-leaseback transaction. Interest income from loans receivable increased during the three and nine months ended September 30, 2020, compared to the corresponding periods of fiscal 2019 as our amount of outstanding loans increased. The improvement in Other loss, net was primarily driven by higher expenses related to day one charges for the acquisition of Form Factory incurred during the nine months ended September 30, 2019.

Year ended December 31, 2019 vs. 2018

The decline in income (loss) from investments, net was due to the roll up of our investments to consolidated subsidiaries during the year ended December 31, 2018. The improvement to other loss, net was driven by increased expenses related to our public listing incurred during the year ended December 31, 2018. The decline in interest expense was due to the conversion of our convertible notes to equity at the time of our public listing. Interest income from loans receivable increased as our amount of outstanding loans increased.

Year ended December 31, 2018 vs. 2017

The increase in income (loss) from investments, net was primarily driven by the roll up of our investments to consolidated subsidiaries during the year ended December 31, 2018. The increase to other loss, net was driven by increased expenses related to our public listing incurred during the year ended December 31, 2018. The increase in interest expense was driven by convertible notes issued towards the end of 2017, as well as seller’s notes issued during 2018. Interest income from loans receivable increased as our amount of outstanding loans increased.

Net loss

Net loss			Better/(Worse)				Better/(Worse)
	Three Months Ended				Nine Months Ended
in thousands	September 30,		2020 vs. 2019		September 30,		2020 vs. 2019
	2020	2019	$	%	2020	2019	$	%
Net loss	$(48,036)	$(49,502)	$1,466	3%	$(314,635)	$(129,571)	$(185,064)	(143)%
Less: net loss attributable to non-controlling interests	(7,488)	(10,786)	3,298	31%	(64,941)	(29,937)	(35,004)	(117)%
Net loss attributable to Acreage Holdings, Inc.	$(40,548)	$(38,716)	$(1,832)	(5)%	$(249,694)	$(99,634)	$(150,060)	(151)%

Net loss				Better/(Worse)		Better/(Worse)
in thousands	Year Ended December 31,			2019 vs. 2018		2018 vs. 2017
	2019	2018	2017	$	%	$	%
Net loss	$(195,162)	$(32,261)	$(9,536)	$(162,901)	(505)%	$(22,725)	(238)%
Less: net loss attributable to non-controlling interests	(44,894)	(4,778)	(993)	(40,116)	(840)	(3,785)	(381)
Net loss attributable to Acreage Holdings, Inc.	$(150,268)	$(27,483)	$(8,543)	$(122,785)	(447)%	$(18,940)	(222)%

n/m - Not Meaningful

The increases in net loss are driven by the factors discussed above.

The increase in loss allocated to the non-controlling interests was driven by the shift in ownership structure resulting from the RTO transaction. Certain former High Street members contributed their units in High Street to Acreage Holdings, WC, Inc. (“USCo2”) in exchange for non-voting shares of USCo2, and certain executive employees and profits interests holders remained unitholders of High Street. These non-voting shares and units are exchangeable for either one Subordinate Voting Share of the Company or cash, as determined by the Company.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

Sources and uses of cash

Our primary uses of capital include acquisitions, capital expenditures, servicing of outstanding debt and operating expense. Our primary sources of capital include funds generated by cannabis sales as well as financing activities. Through September 30, 2020, we have primarily used private financing as a source of liquidity for short-term working capital needs and general corporate purposes. In September 2020, we closed on a financing transaction described in detail in Note 10 to of our unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 and 2019 where a subsidiary of Canopy Growth advanced gross proceeds of $50.0 million (less transaction costs of approximately $4.0 million) to Universal Hemp, LLC, an affiliate of the Company, pursuant to the terms of the Debenture. In accordance with the terms of the Debenture, the funds cannot be used, directly or indirectly, in connection with or for any cannabis or cannabis-related operations in the United States, unless and until such operations comply with all applicable laws of the United States. An additional $50.0 million may be advanced pursuant to the debenture subject to the satisfaction of certain conditions by Universal Hemp, LLC. Additionally in September 2020, Acreage received gross proceeds of $33.0 (less transaction costs of approximately $0.9 million) from an institutional lender and used a portion of the proceeds to retire its short-term $11.0 million convertible note. The loan is unsecured, matures in three years and bears interest at a 7.5% annual interest rate. See additional disclosure in the Company’s financial statements for the period ended September 30, 2020, footnote 10, September 2020 Transactions, regarding the Institutional lender and the Investment Partnership. Through December 31, 2019, we have primarily used private financing as a source of liquidity for short-term working capital needs and general corporate purposes. Our ability to fund our operations, capital expenditures, acquisitions, and other obligations depends on our future operating performance and ability to obtain financing, which are subject to prevailing economic conditions, as well a financial, business and other factors, some of which are beyond our control.

We expect that our cash on hand and cash flows from operations, along with our ability to obtain private and/or public financing, will be adequate to support the capital needs of the existing operations as well as expansion plans for the next 12 months from the date of the financial statements included herein. While the Company’s rapid growth and continued expansion resulted in negative operating cash flow for the year ended December 31, 2019, we do not believe our liquidity risk has increased significantly since our RTO transaction.

Cash flows

Cash and cash equivalents and restricted cash were $68.4 million as of September 30, 2020, an increase of $30.7 million from September 30, 2019. The following table summarizes the change in cash, cash equivalents and restricted cash for the nine months ended September 30, 2020 and 2019.

Cash flows	Nine Months Ended		Better/(Worse)
in thousands	September 30,		2020 vs. 2019
	2020	2019	$	%
Net cash used in operating activities	$(44,208)	$(55,703)	$11,495	21%
Net cash (used in) provided by investing activities	(63,681)	14,667	(78,348)	n/m
Net cash provided by (used in) financing activities	149,748	(26,269)	176,017	n/m
Net increase (decrease) in cash, cash equivalents and restricted cash	$41,859	$(67,305)	$109,164	n/m

n/m - Not Meaningful

Cash and cash equivalents were $26,505 as of December 31, 2019, a decline of $78,438 from December 31, 2018. The following table details the change in cash, cash equivalents and restricted cash for the years ended December 31, 2019, 2018 and 2017.

Cash flows				Better/(Worse)		Better/(Worse)
in thousands	Year Ended December 31,			2019 vs. 2018		2018 vs. 2017
	2019	2018	2017	$	%	$	%
Net cash used in operating activities	$(70,879)	$(35,536)	$(5,557)	$(35,343)	(99)%	$(29,979)	(539)%
Net cash used in investing activities	(14,609)	(235,692)	(19,382)	221,083	94	(216,310)	n/m
Net cash provided by financing activities	7,050	359,766	36,143	(352,716)	(98)	323,623	895
Net increase (decrease) in cash, cash equivalents and restricted cash	$(78,438)	$88,538	$11,204	$(166,976)	n/m	$77,334	690

n/m - Not Meaningful

Net cash used in operating activities

The decrease in cash used in operating activities were primarily driven by a decrease in compensation, marketing and general and administrative expenses during the nine months ended September 30, 2020, as compared to the corresponding period of fiscal 2019.

The increases in cash used in operating activities were primarily driven by an increase in general and administrative and compensation expenses during the nine months ended September 30, 2019, as compared to the corresponding period of fiscal 2018.

The increases in cash used in operating activities were primarily driven by an increase in general and administrative and compensation expenses during the years ended December 31, 2019 and 2018.

Net cash used in investing activities

Cash used in investing activities during the nine months ended September 30, 2020, as compared to the corresponding period of fiscal 2019 was primarily driven by the long-term investment of $34.0 million, acquisition of CCF for $9.9 million, net of cash acquired, $7.9 million spent on capital expenditures to build out our owned operations and $13.9 million advanced to entities, net of collections, with which we have a management or consulting services arrangement. This is partially offset by proceeds received from the sale of capital assets and the proceeds from the sale of Acreage North Dakota, LLC for $1.1 million and $0.9 million, respectively.

Cash provided by investing activities during the nine months ended September 30, 2019 was primarily driven by the maturing of short-term investments, which contributed $149.8 million. Partially offsetting this cash receipt were cash disbursements of $77.6 million spent on the advanced payments and purchases of cannabis license holders and management contracts, $32.2 million spent on capital expenditures to build out our owned operations, and $21.4 million advanced to entities, net of collections, with which we have a management or consulting services arrangement.

Cash provided by investing activities during the year ended December 31, 2019 was primarily driven by the maturing of short-term investments, which contributed $149.8 million. Partially offsetting this cash receipt were cash disbursements of $77.6 million spent on the advanced payments and purchases of cannabis license holders and management contracts, $47.0 million spent on capital expenditures to build out our owned operations and $35.9 million advanced to entities, net of collections, with which we have a management or consulting services arrangement.

Cash used in investing activities during the year ended December 31, 2018 was primarily driven by the purchase of $148.6 million in short-term investments, $61.2 million spent on the advanced payments and purchases of cannabis license holders and management contracts, $22.3 million spent on capital expenditures to build out our owned operations, and $10.9 million advanced to entities, net of collections, with which we have a management or consulting services arrangement. Proceeds of $9.6 million related to the sale of an investment partially offset these outflows.

Cash used in investing activities during the year ended December 31, 2017 was primarily driven by $10.9 million spent on long-term investments, $4.7 million spent on capital expenditures to build out our owned operations and $3.8 million advanced to entities with which we have a management or consulting services arrangement.

Net cash provided by financing activities

Cash provided by financing activities during the nine months ended September 30, 2020 was primarily driven by proceeds from raising $27.8 million as a result of the issuance of warrants, $129.0 million related to financing proceeds, as well as $22.0 million related to collateral received pursuant to a portion of the financing proceeds. This is partially offset by the repayment of debt of $10.8 million, repayment of short-term related party debt of $15.0 million as well as payments of deferred financing costs of $3.3 million.

Cash used in financing activities during the nine months ended September 30, 2019 was primarily driven by $12.1 million in debt repayments, $9.7 million paid to settle taxes withheld, and $4,363 related to net capital distributions for non-controlling interests.

Cash provided by financing activities during the year ended December 31, 2019 was primarily driven by proceeds from financing of $19.0 million related to sale-leaseback transactions that were subsequently classified as finance leases and $15.0 million in proceeds from short-term related party debt, partially offset by $12.3 million in debt repayments and $10.3 million paid to settle taxes withheld.

Cash provided by financing activities during the year ended December 31, 2018 was primarily driven by $298.6 million in net proceeds from the private placement that preceded the RTO and $116.8 million in net proceeds from our Series E funding round. Partially offsetting these proceeds were payments of $21.0 million to settle tax obligations on behalf of certain investors, $19.6 million used to purchase additional ownership in non-controlling interests and $17.8 million in debt repayments.

Cash provided by financing activities during the year ended December 31, 2017 was primarily driven by $29.7 million in net proceeds from the issuance of convertible notes.

Capital Resources

Capital structure and debt

Our debt outstanding as of September 30, 2020 is as follows:

Debt balances	September 30, 2020
NCCRE loan	$476
Seller’s notes	2,581
Financing liability (related party)	15,253
Finance lease liabilities	5,622
3.55% Credit facility due 2022	19,841
3.55% Credit facility collateral (related party)	22,116
Bridge loan	14,884
7.5% Loan due 2023	32,043
6.1% Secured debenture due 2030	45,984
Total debt	$158,800
Less: current portion of debt	37,097
Total long-term debt	$121,703

Our debt outstanding as of December 31, 2019 and 2018 is as follows:

Debt balances	December 31, 2019	December 31, 2018
NCCRE loan	$492	$511
Seller’s notes	2,810	15,124
Related party debt	15,000	—
Financing liability	19,052	—
Finance lease liabilities	6,132	—
Total debt	$43,486	$15,635
Less: current portion of debt	15,300	15,144
Total long-term debt	$28,186	$491

Commitments and contingencies

Please see Note 13 of our unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 and 2019.

Contractual obligations

Our contractual obligations include amounts reflected on our balance sheet, as well as off-balance sheet arrangements. As of December 31, 2019, our significant contractual arrangements were as follows:

Contractual obligations		Less than
in thousands	Total	1 year	1-3 years	3-5 years	5+ years
Off-balance sheet arrangements
Purchase obligations	$—

On-balance sheet arrangements
Operating lease obligations	88,269	7,329	15,919	15,100	49,921
Finance lease obligations	23,188	832	1,766	1,850	18,740
Long-term debt	37,354	15,251	3,051	—	19,052
Other long-term liabilities (1)	25	—	25	—	—
Total	$148,836	$23,412	$20,761	$16,950	$87,713

(1) Excludes deferred tax liability

Critical accounting policies and estimates

The preparation of financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, revenues and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are evaluated on an ongoing basis and are based on historical experience and other assumptions that we believe are reasonable.

The estimates and assumptions management believes could have a significant impact on our financial statements are discussed below. For a summary of our significant accounting policies, refer to Note 2 of the Consolidated Financial Statements.

Taxes

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. It is possible, however, that at some future date, an additional liability could result from audits by taxing authorities. If the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

Business combinations

The Company must assess whether an entity being purchased constitutes a business, which requires an assessment of inputs and processes in place at the acquiree. The fair value of assets acquired and liabilities assumed requires management to make significant estimates. Judgment is required to determine when the Company gains control of an investment. This requires an assessment of the relevant activities of the investee that significantly affect its returns, including operating and capital expenditure decision-making, financing of the investee, key management personnel changes and when decisions in relation to those activities are under the control of the Company or require unanimous consent from the investors. Investments in which the Company does not gain control are accounted for as equity-method investments (if the Company has significant influence) or as investments held at fair value with changes recognized through net income (if the Company has no significant influence). Refer to Note 3 and Note 4 of the Consolidated Financial Statements for further discussion.

Impairment on notes receivable

At each reporting date the Company assesses whether the credit risk on its promissory notes receivable has increased significantly since initial recognition.

Impairment of intangible assets

Goodwill and indefinite-lived intangible assets are not subject to amortization and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired. Finite-lived intangible assets and other long-lived assets are tested for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

Indefinite-lived and long-lived intangible assets are tested at the individual business unit level, which is the lowest level for which identifiable cash flows are largely independent of other assets and liabilities. In testing for impairment, indefinite-lived intangibles and long-lived intangible assets are tested before goodwill. Indefinite-lived intangibles, long-lived assets and goodwill are first assessed qualitatively to determine whether it is more likely than not that the asset is impaired.

If it is determined qualitatively that an asset is likely impaired, a quantitative assessment will be performed. Indefinite-lived intangible assets are assessed quantitatively by determining the present value of discounted cash flows and comparing it to the carrying amount of such assets. Finite-lived intangible assets and other long-lived assets are tested for impairment by determining the undiscounted cash flows expected from the use and eventual disposition of the asset, and comparing it to its carrying amount. Goodwill is tested quantitatively by determining the fair value of the reporting unit and comparing it to the carrying amount, including goodwill, of the reporting unit. If the fair value is greater than the reporting unit’s carrying value, the goodwill is not deemed impaired. If the fair value is less than the carrying amount, the implied fair value of goodwill must be determined to compare to the carrying value of the goodwill.

As of September 30, 2020 and December 31, 2019, our goodwill held at our single reportable segment were $31.9 million and $105.7 million, respectively.

The Company estimated the recoverable amounts of goodwill and indefinite-lived intangible assets by estimating the higher of their fair value less costs of disposal and value in use, which are Level 3 measurements within the fair value hierarchy. The key assumptions that drove management's determination of the recoverable amounts of the cash generating units (“CGUs”) were:

•	Revenue multiples of comparable industry peers.

•	Expected cash flows underlying our business plans for the periods 2020 through 2024.

•	Cash flows beyond 2024 are projected to grow at a perpetual growth rate, which was estimated to be 1%.

•	In order to risk-adjust the cash flow projections in determining value in use, we utilized an after-tax discount rate of approximately 11.8%.

Management assigned value to each input based on past experience and industry expectations. The tests performed in the nine months ended September 30, 2020 and the year ended December 31, 2019 resulted in the impairment of certain finite and indefinite-lived intangible assets. Refer to Note 4 of the consolidated financial statements for further information. The Company does not believe a slight change in the key assumptions would cause the recoverable amount of any non-impaired CGU to fall below its carrying amount.

Emerging growth company status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this exemption from new or revised accounting standards and, therefore, we will be not subject to the same new or revised accounting standards as other public companies that have not made this election.

For as long as we continue to be an emerging growth company, we intend to take advantage of certain other exemptions from various reporting requirements that are applicable to other public companies including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our subordinate voting shares less attractive because we will rely on these exemptions. If some investors find our subordinate voting shares less attractive as a result, there may be a less active trading market for our subordinate voting shares and our stock price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the last day of the year in which we have total annual gross revenue of $1.07 billion or more; (ii) the last day of the year following the fifth anniversary of the first sale of common equity securities pursuant to an effective registration under the Securities Act; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Quantitative and Qualitative Disclosures About Market Risk

The Company has exposure to the following risks from its use of financial instruments and other risks to which it is exposed and assesses the impact and likelihood of those risks. These risks include market, credit, liquidity, asset forfeiture, banking and interest rate risk.

Market risk

Strategic and operational risks arise if the Company fails to carry out business operations and/or to raise sufficient equity and/or debt financing. These strategic opportunities or threats arise from a range of factors that might include changing economic and political circumstances and regulatory approvals and competitor actions. The risk is mitigated by consideration of other potential development opportunities and challenges which management may undertake.

Credit risk

The Company’s exposure to non-payment or non-performance by its counterparties is a credit risk. The maximum credit exposure as of September 30, 2020, is the carrying amount of cash and cash equivalents, restricted cash, and accounts, notes and other receivables. The Company does not have significant credit risk with respect to customers. The Company mitigates its credit risk on its notes and other receivables by securing collateral, such as capital assets, and by its review of the counterparties and their businesses. The Company considers a variety of factors when determining interest rates for notes receivable, including the creditworthiness of the counterparty, market interest rates prevailing at the note’s origination, and duration and terms of the note. The Company determined expected credit losses to be immaterial due to collateral held. Analysis of collateral held and future expected cash flows within the cannabis industry were considered in its expected credit loss assessment.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company endeavors to ensure that there is sufficient liquidity in order to meet short-term business requirements, after taking into account the Company’s cash holdings. As of September 30, 2020, the Company’s financial liabilities consist of accounts payable and accrued liabilities, lease liabilities and long-term debt. The Company manages its liquidity risk by reviewing its capital requirements on an ongoing basis.

As reflected in the Unaudited Condensed Consolidated Financial Statements, the Company had an accumulated deficit as of September 30, 2020, as well as a net loss and negative cash flow from operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the issuance of these financial statements.

However, management believes that substantial doubt of our ability to meet our obligations for the next twelve months from the date of the financial statements included herein were first made available has been alleviated due to, but not limited to, (i) access to future capital commitments, (ii) continued sales growth from our consolidated operations, (iii) latitude as to the timing and amount of certain operating expenses as well as capital expenditures, (iv) restructuring plans that have already been put in place to improve the Company’s profitability (See Note 3 of our unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 and 2019), (v) the Standby Equity Distribution Agreement described in Note 13 of our unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 and 2019 and (vi) the anticipated Non-Core Divestitures as described in Note 3 of our unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 and 2019.

If the Company is unable to raise additional capital whenever necessary, it may be forced to decelerate or curtail its footprint buildout or other operational activities until such time as additional capital becomes available. Such limitation of the Company’s activities would allow it to slow its rate of spending and extend its use of cash until additional capital is raised. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. Management also cannot provide any assurance as to unforeseen circumstances that could occur at any time within the next twelve months or thereafter which could increase our need to raise additional capital on an immediate basis.

Asset forfeiture risk

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

Banking risk

Notwithstanding that a majority of states have legalized medical marijuana, there has been no change in U.S. federal banking laws related to the deposit and holding of funds derived from activities related to the marijuana industry. Given that U.S. federal law provides that the production and possession of cannabis is illegal, there is a strong argument that banks cannot accept for deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty accessing the U.S. banking system and traditional financing sources. The inability to open bank accounts with certain institutions may make it difficult to operate the businesses of the Company, its subsidiaries and investee companies, and leaves their cash holdings vulnerable. The Company has banking relationships in all jurisdictions in which it operates.

In addition, the Company maintains cash with various U.S. banks and credit unions with balances in excess of the Federal Deposit Insurance Corporation and National Credit Union Share Insurance Fund limits, respectively. The failure of a bank or credit union where the Company has significant deposits could result in a loss of a portion of such cash balances in excess of the insured limit, which could materially and adversely affect the Company’s business, financial condition, results of operations and the market price of the Company’s Subordinate Voting Shares.

Interest rate risk

Interest rate risk is the risk that the fair value or the future cash flows of a financial instrument will fluctuate as a result of changes in market interest rates. The Company’s interest-bearing loans and borrowings are all at fixed interest rates. The Company considers cash flow interest rate risk to be immaterial.

Capital risk management

The Company considers its capital structure to include contributed capital, accumulated deficit, non-controlling interests and any other component of equity. The Company’s objectives when managing its capital are to safeguard its ability to continue as a going concern, to meet its capital expenditures for its continued operations and to maintain a flexible capital structure which optimizes the cost of capital within a framework of acceptable risk. The Company manages its capital structure and adjusts it as appropriate given changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust its capital structure, the Company may issue new shares, issue new debt, or acquire or dispose of assets. The Company is not subject to externally imposed capital requirements.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

As reflected in the Unaudited Condensed Consolidated Financial Statements, the Company had an accumulated deficit as of September 30, 2020, as well as a net loss and negative cash flow from operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the issuance of these financial statements.

However, management believes that substantial doubt of our ability to meet our obligations for the next twelve months from the date of the financial statements included herein were first made available has been alleviated due to, but not limited to, (i) access to future capital commitments, (ii) continued sales growth from our consolidated operations, (iii) latitude as to the timing and amount of certain operating expenses as well as capital expenditures, (iv) restructuring plans that have already been put in place to improve the Company’s profitability (See Note 3 of the Unaudited Condensed Consolidated Financial Statements), (v) the Standby Equity Distribution Agreement described in Note 13 of the Unaudited Condensed Consolidated Financial Statements and (vi) the anticipated Non-Core Divestitures as described in Note 3 of our unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2020 and 2019.

If the Company is unable to raise additional capital whenever necessary, it may be forced to decelerate or curtail its footprint buildout or other operational activities until such time as additional capital becomes available. Such limitation of the Company’s activities would allow it to slow its rate of spending and extend its use of cash until additional capital is raised. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. Management also cannot provide any assurance as to unforeseen circumstances that could occur at any time within the next twelve months or thereafter which could increase our need to raise additional capital on an immediate basis.

BUSINESS

Introduction

Acreage Holdings, Inc. (“Acreage”, “we”, “us”, “our” or the “Company”) is a leading multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust and loyalty.

We are a British Columbia company that began trading on the Canadian Securities Exchange (“CSE”) on November 15, 2018 following the completion of the reverse takeover transaction (the “RTO”) between us and High Street Capital Partners, LLC (“High Street”), which is an indirect subsidiary of the Company, on November 14, 2018. We were originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, the Company changed its name to Applied Inventions Management Corp. The Company redomiciled from Ontario into British Columbia and changed its name to Acreage Holdings, Inc. on November 9, 2018.

Kevin Murphy, the Chairman of the Company, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately $14 million to High Street in exchange for 20 million Class B membership units of High Street.

High Street and the Company have invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The companies in which the Company and High Street have a direct or indirect ownership interest (collectively, the “Subsidiaries”) focus on all aspects of the state regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until April 2018, when High Street began the process of converting its minority investments in many of the Subsidiaries into controlling interests, the principal business activity of High Street was to provide debt and equity capital to existing cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in states throughout the U.S. where medical and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns. Membership equity interest in High Street are represented by units (“Units”).

Since 2018, we have worked toward becoming the best multi-state operator in the U.S. and we continue to be committed to providing access to cannabis’ beneficial properties by creating the best quality products and consumer experiences.

Strategy and the Acreage Operations Footprint

As of the date of this Prospectus, Acreage owns and operates cannabis businesses or has management or consulting services or other agreements to assist in operations in place with licensed operators in 13 states. Through its subsidiaries, Acreage is engaged in or hold a license to engage in, or has management or consulting services agreements in place with license holders to assist in the manufacture, possession, sale or distribution of cannabis in the adult-use or medical cannabis marketplace in California, Connecticut, Florida, Illinois, Maine, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Oregon and Pennsylvania.

Acreage is dedicated to unlocking the transformational power of cannabis to heal and change the world in order to achieve its full potential in helping all people live better and longer lives. Our mission is to champion and provide access to cannabis’ beneficial properties by creating the highest quality medical and adult-use products and consumer experiences. Our operational strategy to deliver on our vision and mission revolves around four primary areas of focus: (1) cultivation; (2) retail; (3) processing/manufacturing and (4) wholesale. While we focus on these four areas, we have determined that we have just one reportable business segment: the production and sale of cannabis products.

Manufacturing Operations:

We have extensive capability and know-how in converting raw cannabis into finished products at the request of third parties. We use our know-how and intellectual property to manufacture and develop new and existing third party branded products and sell those products to third parties and through our retail and wholesale channels where allowable by law. We primarily operate in California and Oregon, but we will seek to expand operations into additional states as such opportunities are presented and permissible under applicable state laws and regulations.

Operational Highlights

We and entities with which we have management or consulting services agreements have cultivating, processing & manufacturing, wholesaling, and retailing and/or distributing operations in 13 states.

We own 19 operational dispensaries. We have or will have management or consulting services agreements, including pending acquisitions, with entities operating 10 dispensaries.

We own and operate, or will operate, six cultivation/manufacturing or processing facilities in six states. We have management or consulting services agreements and operate four cultivation/manufacturing or processing facilities in four states. Manufacturing and processing facilities are co-located with cultivation facilities.

Cultivation

Consistently growing high-quality cannabis is the one of the most important aspects of our business. In general, cannabis cultivation takes place in three settings: indoor, outdoor and in greenhouses. While it is cost effective to grow cannabis outdoors, it is also very hard to control pest infestations without the use of significant amounts of pesticides and is subject to other risks such as severe weather, diseases and mold. As a result, cannabis grown outdoors is significantly lower in quality than cannabis grown indoors or in greenhouses. Our focus is growing the highest quality medicinal and adult-use cannabis. We therefore currently grow all of our cannabis in indoor and greenhouse facilities, which allows us to grow in organic conditions under ideal climate controls and without the use of pesticides or fertilizers. We require significant capital to build and outfit our facilities. Beginning in October 2019, we began entering into sale and leaseback transactions with a real estate investment trust to finance (See Note 14 of the Consolidated Financial Statements) its cultivation construction and expansions. We will continue to pursue transactions with real estate investment trusts when such transactions are advantageous to us and our shareholders.

Acreage or the entities with which it has management or consulting services or other agreements to assist in operations have 10 operating cultivation facilities. As of December 31, 2020, Acreage has 65,612 square feet of canopy for cannabis cultivation. As announced on April 3, 2020, we halted cultivation operations in Iowa and have since surrendered the Iowa license, in part as a response to the COVID-19 pandemic. Acreage has also temporarily halted cultivation/processing operations in Oregon, in part as a response to the COVID-19 pandemic.

Retail

Acreage both operates licensed retail adult-use and medicinal cannabis dispensaries and has management or consulting services agreements with licensed dispensaries and provides assistance (but does not control) such entities in exchange for fees for such services. We and our contractual affiliates currently operate 29 dispensaries in 10 states. We seek to build out as many dispensaries as we are permitted by state rules and regulations under our existing licenses and we also continually evaluate acquisition targets to expand our dispensary footprint. On April 3, 2020, we announced the temporary closure of a dispensary in Maryland and one in North Dakota, and the conversion of a dispensary in Queens, NY to delivery-only, in part as a response to the COVID-19 pandemic.

We design our dispensaries to provide the best possible experience to our customers. Where possible and to the extent permissible under state law, we feature our own cultivated and manufactured products, but also feature other in-demand medicinal and adult-use products from other producers. Our flagship dispensary brand is The Botanist, which first launched in 2018. However, we also operate retail dispensaries under other names. In each instance, we consider whether to convert dispensaries to The Botanist brand and plan to do so where it makes sense commercially and is permissible by law. We view retail operations as one of our primary sources of cash flow for the foreseeable future.

Our flagship The Botanist retail concept brings a unique, consistent and scalable retail design and customer experience to cannabis that appeals to a wide range of adult-use and medicinal cannabis customers nationwide. Emphasizing the holistic and natural qualities of cannabis and delivered in an immersive retail experience that blends nature and science, The Botanist looks to deliver a level of education, sense of community, and welcoming experience lacking in most cannabis dispensaries. The staff is highly trained and knowledgeable to help provide insight and guidance to customers and patients as they explore the far-reaching benefits of cannabis.

Processing & Manufacturing

In states where we are appropriately licensed, we take the high-quality cannabis flower we grow and process or manufacture that flower into various forms for consumer and patient consumption, including pre-rolls, and concentrated extracts for use in gel caps, edibles, beverages, and vape cartridges. Our manufacturing and processing facilities are capital intensive, and we may enter into sale and leaseback transactions with a real estate investment trust to finance build-outs of our facilities, when such transactions are advantageous to us and our shareholders.

Acreage has one of the top extraction teams in the cannabis industry. With our deep technical cannabis experience supported with an in-house data analytics team, Acreage has an agile product development workflow to continuously produce, test and launch new products. Data-driven decision making informs which products to scale in which markets across our footprint, acknowledging the diversity of markets in the United States. Acreage brands all hold the same consumer promise: that we will deliver the best possible cannabis products across all price points.

Acreage or the entities with which it has management or consulting services or other agreements to assist in operations have licenses to operate processing and manufacturing facilities in 10 states, of which 10 are currently operating. In most states, Acreage’s processing facilities are co-located with its cultivation facilities. Depending on the state, these manufacturing and processing facilities primarily produce our developed “House of Brands” products under the brand names The Botanist, Prime, Natural Wonder, and Live Resin Project, as well as licensed brands such as Canopy Growth’s Tweed. We use or plan to use a variety of extraction methods ranging from CO2 to butane to ethanol depending on the product requirements.

Wholesale

In addition to sales through our dispensaries, we have adopted a strategy of selling our flower and branded products in states with cultivation and processing operations and where allowable by law. We and our contractual affiliates sell branded products to licensed cannabis dispensaries in 9 states. We view wholesale operations as a crucial business strategy for both cash flow generation and distribution of our developed brands for long-term brand building success. We believe our footprint affords us a competitive advantage to building long-term brand equity. We plan to increase wholesale revenue in states where we currently wholesale products and also to begin wholesale operations in new states where allowable by law.

Operations Summary Chart By Entity

State	Entity	Adult-Use / Medicinal	Dispensary Licenses	Cultivation / Processing / Distribution Licenses	Operational Dispensaries	Operational Cultivation / Processing Facilities
California[3,4,5]	CWG Botanicals, Inc.[2,5]	Adult-Use / Medicinal	—	3	—	1
	Kanna, Inc.	Adult-Use / Medicinal	1	—	—	—
	Gravenstein Foods LLC	Adult-Use / Medicinal	—	1	—	—
Connecticut	D&B Wellness, LLC	Medicinal	1	—	1	—
	Prime Wellness of Connecticut, LLC	Medicinal	1	—	1	—
	Thames Valley Apothecary, LLC	Medicinal	1	—	1	—
Florida	Acreage Florida, Inc.[7]	Medicinal	1	1	1	1
Illinois[6]	In Grown Farms LLC 2	Adult-Use / Medicinal	—	2	—	1
	NCC LLC	Adult-Use / Medicinal	1	—	1	—
	NCC 2 LLC	Adult-Use	1	—	1	—
Maine	Wellness Connection of Maine[2]	Medicinal	3	1	3	1
	Wellness Connection of Maine[2]	Adult-Use	1	—	1	—
Massachusetts	The Botanist, Inc.	Medicinal	3	1	2	1
Michigan[1]	N/A	Medicinal	—	—	—	—
New Hampshire[2]	Prime Alternative Treatment Centers of NH, Inc.	Medicinal	2	1	1	1
New Jersey	Compassionate Care Foundation, Inc.	Medicinal	3	1	2	1
New York	NYCANNA, LLC (d/b/a The Botanist)	Medicinal	4	1	4	1
Ohio	Greenleaf Apothecaries, LLC[2]	Medicinal	5	—	5	—
	Greenleaf Therapeutics, LLC[2]	Medicinal	—	1	—	—
	Greenleaf Gardens, LLC[2]	Medicinal	—	1	—	—
Oregon	HSCP Oregon, LLC	Adult-Use	2	1	2	1
	22nd & Burn, Inc.	Adult-Use	1	—	1	—
	The Firestation 23, Inc.	Adult-Use	1	—	1	—
	East 11th, Inc.	Adult-Use	1	—	1	—
	Gesundheit Foods LLC	Adult-Use	—	2	—	—
Pennsylvania	Prime Wellness of Pennsylvania, LLC	Medicinal	—	1	—	1
		Total	33	18	29	10

(1)	Michigan licenses are in the process of being granted by the state, Acreage has a relationship in the state to develop our footprint there.

(2)	Acreage provides goods and/or services including but not limited to financing, management, consulting and/or administrative services with these license holders to assist in the operations of their cannabis businesses.

(3)	Separate grow/process licenses.

(4)	A distribution license has been issued in this U.S. state.

(5)	Acreage has entered into an agreement to acquire CWG. The acquisition remains subject to regulatory approval.

(6)	In Grown Farms LLC 2 owns an Adult-Use/Medicinal cultivation and processing license and owns an Industrial HEMP processing license.

(7)	Acreage Florida, Inc. d/b/a the Botanist holds one license issued by the Florida Department of Health Office of Medical Marijuana Use (“OMMU”). The one license authorizes the Botanist to cultivate, process, transport, and dispense marijuana products. On April 1, 2020, the OMMU removed the restriction of allowing the licensee to operate up to 40 dispensaries. The OMMU does not impose a limit of the number of dispensaries that the Botanist may operate.

Marketing and Brand Development

Acreage employs full-time, in-house marketing, retail, and product development functions. These functions engage in a range of brand-building activities and strategies, including market research, consumer insights research, new brand development, product innovation, copy & content production, design, packaging, retail operations and sales, to support business performance and growth at the local and national levels.

Acreage employs a focused ‘House of Brands’ approach to target specific consumer needs. Our brand development strategy includes in-house organic development where we see opportunities to add value. Acreage sells its developed, acquired, and licensed branded products in 12 states, with plans to significantly increase distribution and expend form factors in 2021.

Acreage’s portfolio of product brands includes the following:

The Botanist

The Botanist is a retail and product brand created to help wellness seekers. We’re here to listen and help guide guests as they discover cannabis and the power of herbal wellness. The Botanist is deeply rooted in health and wellness and focused on the holistic power of cannabis to help people live balanced lifestyles.

All The Botanist products (both formulas and devices) undergo rigorous testing and follow state regulations. Many steps are take to ensure our products are safe for consumption. They are formulated to deliver consistent, repeatable effects through accurate dosing and a passionate legacy of craft cultivation.

Superflux

Superflux embraces cannabis as a catalyst for creativity, culture, and connection. Its innovative line of raw cannabis concentrates products, extracted from fresh from plants at the height of their maturity, and curated strain selections deliver the most flavorful, aromatic cannabis experience available - welcoming an entirely new level of access to this connoisseur category. Superflux is slated to launch in 2021.

Live Resin Project

Live Resin Project is expected to roll into Acreage’s Superflux brand, slated to launch in 2021.

Tweed

Tweed is a Canopy Growth-developed brand; Acreage is responsible for its U.S. expansion. Tweed allows consumers to find their fit, offering an easy-to-understand product architecture. The brand launched in the U.S. with flower and is slated to expand into a full portfolio of classic yet innovative products. Tweed believes in being a good neighbor to the communities we serve, including providing responsible access to quality cannabis throughout our network.

Prime Wellness

Prime Wellness is a product brand, committed to advancing health and wellness, enabling access to expertly crafted medicine to offer potential alternatives for patients living with a qualifying medical condition, improve the quality of life for patients and caregivers through science and cannabis, and empowering communities with information to better understand the benefits of compassionate and effective use.

Prime’s high-quality products are distributed in 100% of Pennsylvania’s medical dispensaries, one of the largest medical cannabis markets in the country.

Competition

The cannabis industry is highly competitive. We compete on quality, price, brand recognition, and distribution strength. Our cannabis products compete with other products for consumer purchases, as well as shelf space in retail dispensaries and wholesaler attention. We compete with thousands of cannabis producing companies from small “mom and pop” operations to multi-billion-dollar market cap multi-state operators. Our principal multi-state operator competitors include but are not limited to Curaleaf Holdings, Inc., Harvest Health & Recreation, Inc., iAnthus Capital Holdings, Inc., Green Thumb Industries Inc. and Cresco Labs Inc.

Sources and Availability of Production Materials

The principal components in the production of our cannabis consumer packaged goods include cannabis grown internally or acquired through wholesale channels, other agricultural products, and packaging materials (including glass, plastic and cardboard).

Due to the U.S. federal prohibition on cannabis, Acreage must source cannabis within each individual state in which it operates. While there are opportunities for centralized sourcing of some packaging materials, given each state’s unique regulatory requirements, multi-state operators do not currently have access to nationwide packaging solutions.

Government Regulation

Cannabis companies operate in a highly regulated industry. We are subject to the laws and regulations in the states and localities in which we operate, and such laws vary by state and locality. Where we produce products, we are subject to environmental laws and regulations, and may be required to obtain additional permits and licenses to operate our facilities. Where we market and sell products, we may be subject to laws and regulations on brand registration, packaging and labeling, distribution methods and relationships, pricing and price changes, sales promotions, advertising and public relations. We are also subject to rules and regulations relating to changes in officers or directors, ownership or control.

We comply in all material respects with all applicable governmental laws and regulations in the states in which we operate (including the applicable licensing requirements), with the exception of the U.S. federal prohibition of cannabis. We believe that the cost of administration and compliance with, and liability under, such laws and regulations does not have, and is not expected to have, a material adverse impact on our financial condition, results of operations or cash flows.

Seasonality

In certain regions, especially on the West Coast, the cannabis industry can be subject to seasonality in some states that allow home grow. Because homegrown plants are typically harvested in the late summer or early fall, there can be some deceleration in retail and wholesale sales trends during these months as these private supplies are consumed.

Intellectual Property

As discussed above, we have developed a “House of Brands” that we believe will be valued consumer brands and a key pillar of our business strategy. Accordingly, we protect our brands and trademarks to the extent permissible under applicable law. We have applied for trademarks with the United States Patent and Trademark Office which we believe are protectable under U.S. federal law and have applied for and received trademark protection at the state level. We have also submitted trademark applications in the European Union and Canada.

We hold no patents. We also do not have any patents pending.

Human Capital

As of December 31, 2020, we had approximately 644 employees, 560 of whom were in field operations and 84 of whom were in corporate administration and management. We offer our employees opportunities to grow and develop their careers and provide them with a wide array of company paid benefits and compensation packages which we believe are competitive relative to our peers in the industry.

Employee safety and health in the workplace is one of our core values. The COVID-19 pandemic has underscored for us the importance of keeping our employees safe and healthy. In response to the pandemic, we have taken actions aligned with the World Health Organization and the Centers for Disease Control and Prevention to protect our workforce so they can more safely and effectively perform their work.

The Company’s number and levels of employees are continually aligned with the pace and growth of its business and management believes it has sufficient human capital to operate its business successfully.

Acquisitions

As part of our strategy to deliver on our vision and mission, we may from time to time acquire entities or licenses to increase our existing presence in states where we or businesses with which we have agreements already operate or to expand our footprint into new states. The consideration we issue in connection with such acquisitions may include cash, equity in Acreage or High Street, notes payable or a mix of these forms of consideration. The following transactions were completed or entered into in 2019:

In 2020, we completed the acquisition of Compassionate Care Foundation, Inc. (“CCF”), a vertically integrated medical cannabis operator in New Jersey with licenses to conduct growing, processing, wholesale, and dispensary operations. On November 15, 2019, we entered into an agreement to acquire CCF, which closed on June 26, 2020. CCF operates a medicinal cultivation and processing facility and medicinal dispensaries in Egg Harbor and Atlantic City. A third dispensary is planned to be constructed in Monroe.

Amended Arrangement with Canopy Growth Corporation

On June 24, 2020, we entered into a proposal agreement (the “Proposal Agreement”) with Canopy Growth Corporation (“Canopy Growth”) which set out, among other things, the terms and conditions upon which us and Canopy Growth were proposing to enter into an amending agreement (the “Amending Agreement”) which, among other things, provided for certain amendments to the arrangement agreement entered into with Canopy Growth dated April 18, 2019, as amended on May 15, 2019 (the “Original Arrangement Agreement” and, as further amended on September 23, 2020, the “Arrangement Agreement”) and the amendment and restatement of the plan of arrangement implemented by us on June 24, 2019 ((the “Amended Plan of Arrangement”) to implement the arrangement contemplated in the Arrangement Agreement (the “Amended Arrangement”) pursuant to the Business Corporations Act (British Columbia) (“BCBCA”). The effectiveness of the amendment to the Original Arrangement Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by: (i) the Supreme Court of British Columbia (the “Court”) at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) our shareholders, as required by applicable corporate and securities laws.

The Amended Arrangement was approved by our shareholders at our special meeting held on September 16, 2020 and a final order approving the Amended Arrangement was obtained from the Court on September 18, 2020.

Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, us and Canopy Growth entered into the Arrangement Agreement and implemented the Amended Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”).

Pursuant to the Amended Plan of Arrangement, Canopy Growth made a cash payment of $37,500,024 (the “Aggregate Amendment Option Payment”), which was delivered to our shareholders and certain holders of securities convertible or exchangeable into our shares. Holders of Class A subordinate voting shares (the “SVS”), Class B proportionate voting shares (the “PVS”), Class C multiple voting shares (the “MVS”), and certain other parties, received approximately $0.30 per SVS, being their pro rata portion (on an as-converted to SVS basis) of the Aggregate Amendment Option Payment, based on the number of our outstanding shares and certain holders of securities convertible or exchangeable into our shares, as of the close of business on September 22, 2020, the record date for payment of the Aggregate Amendment Option Payment.  The  Aggregate Amendment Option Payment was distributed to such holders of record on or about September 25, 2020.

Upon implementation of the Amended Arrangement, our articles were amended to, among other things, create three new classes of shares in our authorized share structure, being Fixed Shares, Floating Shares and Fixed Multiple Shares, and, in connection with such amendment, we completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each  MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire SVS that was outstanding immediately prior to the Amendment Time were exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

As a condition to implementation of the Amended Arrangement, an affiliate of Canopy Growth advanced the first tranche of $50,000,000 of a loan of up to $100,000,000 (the “Hempco Loan”) to Universal Hemp, LLC, an affiliate of the Company that operates solely in the hemp industry in full compliance with all applicable laws (“Hempco”) pursuant to a secured debenture (the “Debenture”). A further $50,000,000 advance will be made available upon satisfaction of specified Hempco conditions precedent. In accordance with the terms of the Debenture, the funds cannot be used, directly or indirectly, in connection with or for any cannabis or cannabis-related operations in the United States, unless and until such operations comply with all applicable laws of the United States. An additional $50.0 million may be advanced pursuant to the debenture subject to the satisfaction of certain conditions by Hempco. The Hempco Loan is anticipated to provide Acreage with the necessary financing for Hempco’s operations in the CBD market. Acreage anticipates that Hempco’s operations will leverage Canopy Growth’s current U.S. CBD business, be accretive and drive overall value for Shareholders.

Pursuant to the Amended Plan of Arrangement, upon the occurrence, or waiver (at the discretion of Canopy Growth), of a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event” and the date on which the Triggering Event occurs, the “Triggering Event Date”), Canopy Growth, will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 (the “Fixed Exchange Ratio”) of a common share of Canopy Growth (each, a “Canopy Growth Share”) for each Fixed Share held at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the “Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares. Upon exercise of the Floating Call Option, Canopy Growth may acquire the Floating Shares for cash or for Canopy Growth Shares or a combination thereof, in Canopy Growth’s sole discretion. If paid in cash, the price per Floating Share shall be equal to the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41 (the “Floating Cash Consideration”). If paid in Canopy Growth Shares, each Floating Share will be exchanged for a number of Canopy Growth Shares equal to (i) the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41, divided by (ii) the volume-weighted average trading price (expressed in US$) of the Canopy Growth Shares on the New York Stock Exchange (the “NYSE”) (or such other recognized stock exchange on which the Canopy Growth Shares are primarily traded if not then traded on the NYSE) for the 30 trading day period immediately prior to the exercise (or deemed exercise) of the Canopy Call Option (the “Floating Ratio”). The Floating Ratio is subject to adjustment in accordance with the Amended Plan of Arrangement if Acreage issues greater than the permitted number of Floating Shares prior to the Acquisition Date. No fractional Canopy Shares will be issued pursuant to the Amended Plan of Arrangement. The Floating Call Option cannot be exercised unless the Canopy Call Option is exercised (or deemed to be exercised). The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares (the “Acquisition”) pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy Growth acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that Floating Call Option is exercised, and Canopy Growth acquires the Floating Shares at the Acquisition Time, we will be a wholly-owned subsidiary of Canopy Growth. If Canopy Growth completes the Acquisition of the Fixed Shares but does not acquire the Floating Shares, the Floating Call Option will terminate, and the Floating Shares shall remain outstanding.

For more information, please refer to the Amending Agreement included as an exhibit to this Registration Statement.

Pursuant to the Amending Agreement, Acreage agreed to submit an Approved Business Plan to Canopy Growth on a quarterly basis that complies with certain specified criteria, including a business plan for the fiscal years ending December 31, 2020 through December 31, 2029 attached as a Schedule to the Proposal Agreement (the “Initial Business Plan”). The Initial Business Plan contains annual revenue and earnings targets for each of Acreage’s fiscal years ending on December 31, 2020 to December 31, 2029, as outlined below:

Fiscal Year Ending	Pro-Forma Net Revenue Target (in US$000’s)	Consolidated Adj. EBITDA Target (in US$000’s)
2020	166,174	(22,499)
2021	253,296	36,720
2022	289,528	53,222
2023	375,274	102,799
2024	558,599	166,744
2025	641,047	190,385
2026	740,194	218,108
2027	848,498	244,402
2028	973,402	273,434
2029	1,120,177	305,840

A number of factors may cause Acreage to fail to meet the Pro-Forma Net Revenue Targets or the Consolidated Adj. EBITDA Targets set forth in the Initial Business Plan and outlined above. See “Risk Factors”.

In the event that Acreage has not satisfied: (i) 90% of the Pro-Forma Net Revenue Target or the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, measured on a quarterly basis, an Interim Failure to Perform will occur and the Austerity Measures shall become applicable. The Austerity Measures include, among other things:

(a)	restrictions on Acreage’s ability to issue shares (or securities convertible into shares) other than:

(i)	upon the exercise or conversion of convertible securities outstanding as such date; and

(ii)	contractual commitments existing as of the;

(b)	prohibitions on entering into any contract in respect of Company Debt, other than in respect of trade payables or similar obligations incurred in the ordinary course;

(c)	granting any options to acquire Fixed Shares or Floating Shares;

(d)	making payments of fees owed to the Board;

(e)	making short-term incentive or bonus payments to any Acreage employee;

(f)	entering into any contract with respect to the disposition of any assets other than inventory in the ordinary course;

(g)	entering into any contract with respect to any business combination, merger or acquisition of assets, other than assets acquired in the ordinary course;

(h)	making any new capital investments or incurring any new capital expenditures; and

(i)	increasing the number of Acreage employees that have a base salary of $150,000 or more or more than five full time employees that would be included in corporate overhead expenditures.

The Austerity Measures provide significant restrictions on Acreage’s ability to take certain actions otherwise permitted by the Amended Arrangement Agreement; (ii) 80% of the Pro-Forma Net Revenue Target or the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, as determined on an annual basis (commencing in respect of the fiscal year ending December 31, 2021), a Material Failure to Perform will occur and (a) certain restrictive covenants applicable to Canopy Growth under the Amended Arrangement Agreement will cease to apply in order to permit Canopy Growth to acquire, or conditionally acquire, a competitor of the Company in the United States should it wish to do so, and (b) an event of default under the Debenture will likely occur resulting in the Canopy Loan becoming immediately due and payable; and (iii) 60% of the Pro-Forma Net Revenue Target or the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a Failure to Perform shall occur and a material adverse impact will be deemed to have occurred for purposes of Section 6.2(2)(h) of the Arrangement Agreement and Canopy Growth will not be required to complete the Acquisition of the Fixed Shares pursuant to the Canopy Call Option.

The Amending Agreement also provides that Acreage may issue a maximum of 32,700 shares (or convertible securities in proportion to the foregoing), which will include (i) 3,700 Floating Shares which are to be issued solely in connection with the exercise of stock options granted to Acreage management (the “Option Shares”); (ii) 8,700 Floating Shares other than the Option Shares; and (iii) 20,300 Fixed Shares, without a revision to the Fixed Exchange Ratio. Notwithstanding the foregoing, the Amending Agreement provides that Acreage may not issue any equity securities, without Canopy Growth’s prior consent, other than: (i) upon the exercise or conversion of convertible securities outstanding as of the Amendment Date; (ii) contractual commitments existing as of the Amendment Date; (iii) the Option Shares; (iv) the issuance of up to $3,000,000 worth of Fixed Shares pursuant to an at-the-market offering to be completed no more than four times during any one-year period; (v) the issuance of up to 500 Fixed Shares in connection with debt financing transactions that are otherwise in compliance with the terms of the Arrangement Agreement, as amended by the Amending Agreement; or (vi) pursuant to one private placement or public offering of securities during any one-year period for aggregate gross proceeds of up to $20,000, subject to specific limitations as set out in the Amending Agreement.

Company Information

Our website is http://www.acreageholdings.com. Our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, are accessible free of charge at http://investors.acreageholdings.com/docs as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, such as ourselves, that file electronically with the SEC. The Internet address of the SEC’s site is http://www.sec.gov.

Our Board Mandate and the Charters of the Board’s Audit Committee and Compensation and Corporate Governance Committee (which serves as the Board’s compensation and nominating committee) are available on our website. All materials are accessible on our website at investors.acreageholdings.com. Amendments to, and waivers granted to our directors and executive officers under our code of conduct or charters, if any, will be posted in this area of our website. Copies of these materials are available in print to any shareholder who requests them. Shareholders should direct such requests in writing to Investor Relations Department, Acreage Holdings, Inc., 450 Lexington Avenue, #3308, New York, New York 10163, or by emailing our Investor Relations team at investors@acreageholdings.com.

The information regarding our website and its content is for your convenience only. The content of our website is not deemed to be incorporated by reference in this report or filed with the SEC.

PROPERTIES

The following table sets forth our owned and leased locations by geographic location as of December 31, 2020. The Company has entered into sale-and-leaseback transactions with GreenAcreage Real Estate Corp. and will continue to enter into such transactions with real estate investment trusts when deemed beneficial to the Company’s strategy. As a result, the Company’s real estate profile may continue to shift to leased properties.

The tables and footnotes below summarize the Company’s real estate profile as of December 31, 2020:

Retail Facilities:

Regions	Operational	In Development	Owned	Leased
New England
Connecticut	3	—	—	3
Maine(1)	4	—	—	4
Massachusetts	2	1	—	3
New Hampshire(1)	1	1	—	2
Mid-Atlantic
New Jersey	2	1	—	3
New York	4	—	—	4
Midwest
Illinois	2	—	—	2
Michigan	—	3	3	—
Ohio(1)	5	—	—	5
West
California	—	1	—	1
Oregon	5	—	—	5
South
Florida	1	7	—	8
Total	29	14	3	40

(8)	Acreage provides services including but not limited to financing, management, consulting and/or administrative services with these license holders to assist in the operations of their cannabis businesses.

Cultivation/Processing Facilities

Regions	Operational	In Development	Owned	Leased
New England
Maine(1)	1	—	—	1
Massachusetts	1	—	—	1
New Hampshire(1)	1	—	—	1
Mid-Atlantic
New Jersey	1	1	1	1
New York	1	—	—	1
Pennsylvania	1	—	—	1
Midwest
Illinois	1	—	1	—
Iowa(2)	—	—	1	—
Ohio(1)	1	—	1	—
West
California(1)	1	—	—	1
Oregon(3)	—	—	—	1
South
Florida	1	—	1	—
Total	10	1	5	8

(1)	Acreage provides services including but not limited to financing, management, consulting and/or administrative services with these license holders to assist in the operations of their cannabis businesses.

(2)	Acreage owns a property in Iowa but surrendered its license in June 2020.

(3)	Acreage owns a cultivational, processing and wholesale license and leases a property in Medford, Oregon. We temporarily halted cultivation/processing operations in Oregon, in part as a response to the COVID-19 pandemic.

DIRECTORS AND EXECUTIVE OFFICERS

Our Articles provide that each director shall hold office until the close of our next annual general meeting, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated. Our Board currently consists of six directors, of whom three are considered to be independent persons. See “Director Independence” for details on the independence of our directors.

The following table sets forth our directors and executive officers and their respective positions.

Name	Age	Position
John Boehner	71	Director
Kevin P. Murphy	58	Director and Chairman of the Board
Douglas Maine	72	Director
Brian Mulroney	81	Director
William C. Van Faasen	72	Director
Katie J. Bayne	54	Director
Filippo “Peter” Caldini	56	Chief Executive Officer
Robert J. Daino	56	Chief Operating Officer
Glen S. Leibowitz	51	Chief Financial Officer
James A. Doherty, III	41	General Counsel and Secretary

Director and Executive Officer Biographies

John A. Boehner, Director: John A. Boehner is a former Speaker of the U.S. House of Representatives. Mr. Boehner served in the U.S. House of Representatives from 1991 to October 2015 and served as Speaker of the U.S. House of Representatives from January 2011 to October 2015. Prior to entering public service, Speaker Boehner spent years running a small business representing manufacturers in the packaging and plastics industry. He championed a number of major reform projects as a Member of Congress. During his nearly five years as Speaker, Mr. Boehner developed a reputation for bringing Republicans and Democrats together in support of major policy initiatives. Mr. Boehner’s business experience and extensive service and leadership in the U.S. House of Representatives, and his insight into public policy, governmental relations and regulatory matters qualify him to serve on our Board.

Kevin P. Murphy, Director: Kevin P. Murphy is currently Chairman of the Board and has served in such capacity since November 2018. Mr. Murphy was previously the Chief Executive Officer of the Company. Prior to serving in this role, Mr. Murphy served as Founder and Chief Executive Officer of High Street (which was founded in 2014). Prior to his role at High Street, Mr. Murphy was most recently a Founding Member and Managing Partner of Tandem Global Partners, a boutique investment firm focused on the emerging markets. Previously Mr. Murphy was Managing Partner at Stanfield Capital Partners, where he served as a member of the Operating and Management team that oversaw all aspects of Stanfield’s business, including risk management, sales and distribution, client services, legal, compliance and operations. Mr. Murphy also previously worked at Gleacher NatWest (Partner and Dir. of Marketing), Schroders (Sr. VP of Sales), Lazard Freres (VP) and Cantor Fitzgerald (VP). Mr. Murphy graduated with a B.A. from Holy Cross College. Mr. Murphy’s insight into our Company from his previous role as the Chief Executive Officer and his extensive knowledge of the cannabis industry and his experiences serving in leadership positions prior to joining the Company qualify him to serve on our Board.

The Right Honorable Brian Mulroney, Director: Brian Mulroney is a senior partner and international business consultant for Norton Rose Fulbright, an international law firm. Prior to joining Norton Rose Fulbright, Mr. Mulroney was the eighteenth Prime Minister of Canada from 1984 to 1993 and leader of the Progressive Conservative Party of Canada from 1983 to 1993. He served as the Executive Vice President of the Iron Ore Company of Canada and President beginning in 1977. Prior to that, Mr. Mulroney served on the Cliché Commission of Inquiry in 1974. Mr. Mulroney is the Chairman of Quebecor Inc. and serves as a director of the Blackstone Group L.P. and Wyndham Worldwide Corporation. Mr. Mulroney also serves as chairman of the International Advisory Board of Barrick Gold Corporation and is a member of the advisory group of Lion Capital LLP. Mr. Mulroney’s extensive public service as a Prime Minister of Canada, and his insight into public policy, governmental relations and regulatory matters, as well as his business experience at Iron Ore Company of Canada and his service as a director of Blackstone and Wyndham, qualify him to serve on our Board.

Douglas L. Maine, Director: Douglas L. Maine joined International Business Machines Corporation (“IBM”), an IT services and technology company, in 1998 as Chief Financial Officer following a 20-year career with MCI (now part of Verizon) where he was Chief Financial Officer from 1992-1998. He was named General Manager, General Manager, Consumer Products Industry in 2003 and retired from IBM in 2005. Mr. Maine previously served as a director of the following public companies: Orbital-ATK, Inc. from 2006-2017, BroadSoft, Inc. from 2006-2017, Rockwood Holdings, Inc. from 2005-2015 and Albemarle from 2015-2020. Mr. Maine’s executive business and financial management experience at MCI and IBM, as well as his experience as a director of multiple other public companies, qualify him to serve on our Board.

William C. Van Faasen, Director: William C. Van Faasen served as Interim Chief Executive Officer of the Company from June- December 2020. Prior to that role, Mr. Van Faasen was Chairman of Blue Cross Blue Shield of Massachusetts, a state licensed private health insurance company under the Blue Cross Blue Shield Association, from 2002 to 2007, interim President and Chief Executive Officer from March 2010 to September 2010 and Chair of the Board of Directors from September 2010 to March 2014 when he was named, and currently serves as, Chair Emeritus. Mr. Van Faasen joined Blue Cross in 1990 as Executive Vice President and Chief Operating Officer and served as President from 1992 to 2004 and Chief Executive Officer from 1992 to 2005. Mr. Van Faasen has served in operational, marketing, and health care capacities for over 20 years and has been engaged in numerous civic and community activities, including Chair of the Initiative for a New Economy, Chair of Greater Boston Chamber of Commerce and Chair of United Way Massachusetts Bay. Mr. Van Faasen currently serves as a board member of Eversource Energy and the lead director of Liberty Mutual Group. Previously, Mr. Van Faasen served on the boards of Boston Private Industry Council, the Boston Minuteman Council, Boy Scouts of America, the BCBSMA Foundation, BankBoston, Citizens Bank of Massachusetts, IMS Health, PolyMedica Corporation and Tier Technologies. Mr. Van Faasen’s service as chief executive and chief operating experience, and his service Chairman, at Blue Cross Blue Shield of Massachusetts, a private health insurance company in a highly regulated industry, qualify him to serve on our Board.

Katie J. Bayne, Director: Katie Bayne, is the Founder of Bayne Advisors, a strategic consulting and advising firm, Katie partners with client companies to solve complex challenges that impede progress. Ms. Bayne is also a Senior Advisor at Guggenheim Securities, working on opportunity identification and workforce development. Ms. Bayne also sits on the board of directors of the purpose-driven lifestyle brand, The Honest Company. A longtime marketing, strategy and general management leader at Coca-Cola, Katie worked in various roles of increasing responsibility, eventually becoming the Chief Marketing Officer, North America and then the President, North America Brands. Since 2003, she has served as an Independent Board Director on three public Fortune 500 companies, in the varied businesses of homebuilding and specialty retailing. Ms. Bayne has a BA and an MBA from Duke University and is a member of the Board of Visitors at Duke’s Fuqua School of Busines. Ms. Bayne’s experience as Chief Marketing Officer, North America of Coca-Cola, as well as her experience as an advisor and director of multiple other public companies, qualify her to serve on our Board.

Filippo “Peter” Caldini, Chief Executive Officer: Peter Caldini joined Acreage Holdings in December 2020 as Chief Executive Officer after serving for 18 months as the Chief Executive Officer and a director of Bespoke Capital Acquisition Corp., a cannabis-focused Special Purpose Acquisition Corporation. Mr. Caldini has over 30 years of experience building and restructuring multinational organizations around the world, with a strong emphasis in consumer healthcare and consumer packaged goods. Mr. Caldini developed extensive commercial management expertise in heavily regulated industries while at Pfizer Inc., Bayer AG and Wyeth, LLC. Mr. Caldini was the Regional President North America for Pfizer Consumer Healthcare from 2017 to 2019, where he drove brand acceleration, marketing strategy, trade execution, global e-commerce and more for the second largest OTC consumer healthcare company in the region with over U.S.$2.1 billion in net sales. Prior to that role he was the Regional President EMEA of Pfizer Consumer Healthcare from 2016 to 2017 and led the Northern European cluster from 2015 to 2016. Mr. Caldini was at Bayer from 2009 to 2014, with roles including the head of sub-region Emerging Markets EMEA, the General Manager of Bayer Consumer Care China and the head of the Nutritionals Strategic Business unit, the global leader in nutritional supplements with brands One-A-Day, Berocca, and Supradyn. From 2002 to 2009 Mr. Caldini was at Wyeth LLC where he was responsible for affiliates across LATAM and AsiaPac and also managed the Centrum brand globally. Mr. Caldini has a Masters of International Economics and Management from Bocconi University in Milan, Italy, an MBA from Northeastern University and a Bachelor of Arts in Political Science from Boston University.

Robert J. Daino, Chief Operating Officer: Robert Daino has a proven track record of success in driving an entrepreneurial spirit into both newly created and established organizations resulting in significant growth. As an investor, advisor and eventually the CEO of Terradiol, Mr. Daino helped lead the organization through an ownership transition. Prior to Terradiol, Mr. Daino was the President & CEO of WCNY Public Media where he transformed the station into a national leader, with a unique business model, gaining public engagement from all fifty states and 17 countries. In addition, Mr. Daino created the first of its kind central casting outsourcing service which has transformed public broadcasting in the United States. As the President & CEO of Promergent, Mr. Daino built a highly successful and profitable business. Mr. Daino is a leader in providing process, change and document management software and services. Throughout his 13-year career at General Electric, Mr. Daino held a host of technical and senior management roles across the organization, leading change, growth, and top company performance

Glen Leibowitz, Chief Financial Officer: Glen Leibowitz has over 20 years of finance and accounting experience with expertise in building and scaling operations, improving controls, enhancing IPO readiness and working to manage an organization through accelerated business growth. During his 9 years at Apollo, Mr. Leibowitz held various key roles within the finance organization including the accounting lead in taking the organization public in 2011. Under his tenure, he implemented the public reporting framework, accounting policies and directed the company-wide Sarbanes-Oxley program. Prior to Apollo, Mr. Leibowitz spent almost 10 years at PricewaterhouseCoopers focused on multiple complex foreign registrant financial statements and client IPO documents across sectors including: alternative asset managers, Internet/software, telecommunications, pharmaceutical, and mining. Mr. Leibowitz serves on the board of directors and is the audit committee chair for PowerPlay NYC, a not-for-profit organization dedicated to inspiring and educating girls through one-of-a-kind sports and academic enrichment programs.

James A. Doherty, III, General Counsel and Secretary: James Doherty has been recognized as a Rising Star of Young Attorneys for the Commonwealth of Pennsylvania by Philadelphia Magazine. Mr. Doherty routinely represents a variety of clients in the highly regulated gaming and casino industry. His practice also has an emphasis on professional liability, civil rights, and employment and labor disputes. Mr Doherty also acts as special counsel to a number of public and municipal entities. Mr. Doherty maintains an active appellate practice, having successfully argued cases before the Superior Court, Commonwealth Court and Supreme Court of Pennsylvania. Before joining Acreage, Mr. Doherty served as a law clerk for the Honorable Thomas I. Vanaskie, United States Court of Appeals for the Third Circuit and as special counsel to the Executive Director of the Pennsylvania Gaming Control Board. He was a featured speaker for the Pennsylvania Gaming Law Update Continuing Legal Education and a delegate to the General Litigation Forum. Jim is also a member of the Civil Rights Committee for the Lackawanna County Bar Association.

Familial Relationships

As of December 31, 2020, there are no familial relationships among any of our officers or directors.

Director Independence

The Board is currently comprised of six members. Three of the six directors are considered to be independent under the CSA Guidelines and in accordance with National Instrument 52-110 - Audit Committees (“NI 52-110”). Under NI 52-110, an independent director is one who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with such director’s exercise of independent judgment. The directors of the Company who are independent are Brian Mulroney and Douglas Maine and Katie Bayne.

The independent directors meet for in camera sessions without non-independent directors and members of management at the end of each regular Board meeting (unless they waive such requirement).

Board Committees

Our Board currently has a Compensation and Corporate Governance Committee and an Audit Committee.

Audit Committee

The Audit Committee has access to all of the Company’s books, records, facilities and personnel and may request any information about the Company as it may deem appropriate. It also has the authority to retain and compensate special legal, accounting, financial and other consultants or advisors to advise the Audit Committee, and is responsible for the pre-approval of all non-audit services to be provided by our auditors.

The Audit Committee met nine times during 2019. The Audit Committee is currently comprised of three members: Douglas Maine (Chair), Katie Bayne, and William Van Faasen. Two of the members of the Audit Committee meets the independence requirements pursuant to NI 52-110 and each of the members is financially literate within the meaning of NI 52-110.

As of the date hereof, the following are the members of our Audit Committee:

Name	Independent (1)	Financially Literate (2)
Douglas Maine	Yes	Yes
William C. Van Faasen	No	Yes
Katie Bayne	Yes	Yes

Notes:

(1) In accordance with National Instrument 52-110 - Audit Committees, an independent director is one who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with such director’s exercise of independent judgment.

(2) A member of the Audit Committee is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by our financial statements.

Relevant Education and Experience

Each member of the Audit Committee has experience relevant to his or her responsibilities as an Audit Committee member. See “Director and Executive Officer Biographies” for a description of the education and experience of each Audit Committee member.

Audit Committee’s Charter

The Board has adopted a written charter for the Audit Committee, which sets out the Audit Committee’s responsibilities. A copy of the Audit Committee’s Charter is accessible on our website at investors.acreageholdings.com.

Compensation and Corporate Governance Committee

The Compensation and Corporate Governance Committee met three times during 2019. The Compensation and Corporate Governance Committee is currently comprised of John Boehner and Kevin P. Murphy Chair.

The principal duties and responsibilities of the Compensation and Corporate Governance Committee are to assist the Board in discharging its oversight of:

•	executive and director compensation;

•	executive compensation disclosure;

•	management development and succession;

•	the Company’s overall approach to corporate governance;

•	the size, composition and structure of the Board and its committees;

•	orientation and continuing education for directors;

•	related party transactions and other matters involving conflicts of interest; and

•	any additional matters delegated to the Compensation and Corporate Governance Committee by the Board.

Board Qualifications

We believe that each of the members of our Board has the experience, qualifications, attributes and skills that make him or her suitable to serve as our director, in light of our highly regulated cannabis business, our complex operations and number of employees. See “Director and Executive Officer Biographies” for a description of the education, experience, and qualifications of each director.

Conflicts of Interest

Certain of the Company’s directors and officers are, and may continue to be, involved in other business ventures through their direct and indirect participation in corporations, partnerships, joint ventures, etc. that may become potential competitors of the products and services the Company intends to provide. Situations may arise in connection with potential acquisitions or investment opportunities where the other interests of these directors and officers conflict with or diverge from the Company’s interests. In accordance with applicable corporate law, directors who have a material interest in or who are a party to a material contract or a proposed material contract with the Company are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the directors and officers are required to act honestly and in good faith with a view to the best interests of the Company. However, in conflict of interest situations, the Company’s directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to the Company. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to the Company.

Ethical Business Conduct

The directors of the Company have adopted a formal written code of ethics and business conduct (the “Code”) in addition to compliance with applicable governmental laws, rules and regulations. The Code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	avoidance of conflicts of interest with the interests of the Company;

•	protection and proper use of corporate assets and opportunities;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt reporting of any violations of the Code to an appropriate person or person identified in the Code; and

•	accountability for adherence to the Code.

The Code sets the minimum standards expected to be met or exceeded in all business and dealings of the Company and provides guidelines to help address new situations. The directors of the Company expect the Company’s employees, officers, directors and representatives to act with honesty and integrity and to avoid any relationship or activity that might create, or appear to create, a conflict between their personal interest and the interests of the Company.

EXECUTIVE COMPENSATION

The following discussion of the Company’s compensation philosophy, executive compensation programs and compensation paid to certain of its executive officers relates primarily to the Company’s fiscal year ended December 31, 2019.

Compensation Components

The executive compensation program consists of two principal components: (i) base salaries and (ii) equity-based compensation. We also provided our executives standard retirement benefits and certain other benefits described below.

Base Salaries

Base salaries are intended to provide an appropriate level of fixed compensation that will assist in employee retention and recruitment. Base salaries will be determined on an individual basis, taking into consideration the past, current and potential contribution to the Company’s success, the position and responsibilities of the named executive officers and competitive industry pay practices for other high growth, premium brand companies of similarly sized companies in the industry. The amount of base salary that we paid to each of our named executive officers for 2019 is shown below in the Summary Compensation Table.

Equity-Based Compensation

The long-term component of compensation for executive officers, including the named executive officers, is based on stock options or other security-based compensation. This component of compensation is intended to reinforce management’s commitment to long term improvements in the Company’s performance.

The Board believes that incentive compensation in the form of stock option grants and other security-based compensation awards which vest over time is beneficial and necessary to attract and retain both senior executives and managerial talent at other levels. Furthermore, the Board believes stock option grants and other security-based compensation awards are an effective long-term incentive vehicle because they are directly tied to share price over a longer period, up to 10 years, and motivate executives to deliver sustained long term performance and increase shareholder value, and have a time horizon that aligns with long-term corporate goals.

We have granted the following types of awards to our named executive officers:

•	Time-Vesting RSUs. Restricted Share Units or “RSUs” represent the right to receive shares of our common stock upon vesting. The Time-Vesting RSUs that we granted vest contingent on the grantee’s continued employment over a period of time, with the specific vesting dates disclosed below in the footnotes to the “Outstanding Equity Awards” table; and

•	Special Canopy Growth RSUs. In addition to the Time-Vesting RSUs, we also granted our named executive officers a second award of RSUs that vest as follows: one quarter vested in June of 2020 and one quarter will vest in June of 2021, and half vest solely if and when Canopy Growth acquires Acreage.

•	Make-Whole RSUs. Also in connection with the Canopy Growth transaction, on July 31, 2019, the Company issued 981,836 RSUs to the Named Executive Officers with unvested RSUs and stock options (“make-whole awards”) as of June 27, 2019. The RSUs were issued to all employees, including the Named Executive Officers, to provide additional incentive for employees that were not eligible to receive the option premium paid by Canopy Growth to our shareholders as of the close of business on June 26, 2019. The vesting conditions of the make-whole awards are subject to the same vesting terms as the unvested options and RSUs held as of the grant date.

We granted each of the awards described above under our Omnibus Plan, which we adopted on November 14, 2018 in connection with the RTO. The value of the RSUs that we granted during 2019 appear in the “Stock Awards” column of the Summary Compensation Table below.

Special Canopy Growth RSUs

Pursuant to the Arrangement Agreement, as a condition to the implementation of the Arrangement, Kevin Murphy entered into an agreement (a “Lockup and Incentive Agreement”) with the Company and Canopy Growth. In addition, pursuant to the Arrangement Agreement, the Company and the other Named Executive Officers as well as Glen Leibowitz, Chief Financial Officer, and James Doherty, General Counsel and Secretary (together with Kevin Murphy, the “Key Individuals”), entered into Lockup and Incentive Agreements with Canopy Growth. Such Lockup and Incentive Agreements were and continue to be necessary to ensure the retention and incentivization of the Key Individuals for a potentially extended period of time, of up to seven and a half years, and to keep them singularly focused on growing the U.S. business for the benefit of the combined entity throughout this time. The Lockup and Incentive Agreements are also designed to reward the Key Individuals for creating shareholder value during the period between the implementation of the Arrangement and the closing of the transaction with Canopy Growth and to discourage them from considering other, potentially lucrative opportunities, outside of Acreage. These agreements are intended to align their interests with all shareholders. Pursuant to the Lockup and Incentive Agreements: (i) 981,836 Acreage RSUs will be awarded to each Key Individual under the Omnibus Incentive Plan, each of which will entitle the Key Individual to receive one Subordinate Voting Share upon vesting, subject to receipt of any approval from Shareholders required under applicable Securities Laws, and will be exchanged for an RSU of Canopy Growth on the basis of the Exchange Ratio following completion of the acquisition; (ii) each Key Individual will agree not to sell or otherwise transfer in any manner two-thirds of the Acreage securities (including Acreage RSUs, and securities which may be converted or exchanged for Acreage securities) which he currently owns or has control or direction over, and over which he may acquire ownership or control or direction; and (iii) each Key Individual will agree to not compete with Acreage or any successor for one year after his employment ends, provided that he will be entitled to a one-year severance payment if his employment is terminated without cause following the acquisition. The locked-up securities will be released from the Lockup and Incentive Agreements according to a schedule set forth therein.

The value of the Special Canopy Growth RSUs as of the grant date, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, was $15,346,097 to each Named Executive Officer, which is equal to the number of Special Canopy Growth RSUs times the closing price of Acreage’s Subordinate Voting Shares of $16.45 on the grant date.

Other Compensation and Retirement Plans

In addition to the benefits described above, we also provide our named executive officers with a limited number of other benefits which disclosed and described in the Summary Compensation Table and related footnotes below. Our named executive officers were also eligible to defer compensation into our tax-qualified 401(k) plan on the same basis as our other salaried employees, including other executive officers. At this time, the Company does not make any matching or other company contributions to the 401(k) plan. We do not provide any other retirement plans or benefits to our named executive officers other than the 401(k) plan.

Employment and Severance Agreements

We have not entered into any employment, severance, change in control, or similar agreements with any of our named executive officers except for the separation agreement we entered into with Tyson Macdonald on March 9, 2020. Pursuant to the terms of our agreement with Mr. Macdonald, we agreed to pay him a severance payment of $300,000 over time, conditioned on his compliance with the restrictive covenants contained in the agreement and his general release of claims as outlined in the agreement, as well as an income tax true-up relating to certain living expense benefits paid to Mr. Macdonald during such time as he served as an executive officer.

Restrictions on Hedging

The Company’s Insider Trading and Reporting Policy prohibits the Company’s executive officers (including the named executive officers), directors and employees from buying or selling financial instruments that are designed to hedge or offset a decrease in market value of equity securities of the Company granted as compensation or held, directly or indirectly, by such individuals.

Summary Compensation Table

The following table sets out the compensation for the Company’s Named Executive Officers for the years ended December 31, 2019 and December 31, 2018. Since December 31, 2019, as part of the Amended Arrangement, Kevin Murphy resigned as our Chief Executive Officer on September 23, 2020 and Peter Caldini was appointed as Chief Executive Officer on December 21, 2020. During the interim period, William Van Faasen served as our Interim Chief Executive Officer. Furthermore, Tyson Macdonald’s employmentwith the Company terminated on March 9, 2020 as described above.

Name and Principal Position	Fiscal Year	Salary (US$)	Bonus ( US$)	Stock Awards (US$)(1)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	All Other Compensation (US$)(2)	Total Compensation (US$)
Kevin P. Murphy Former Chief	2019	$375,000	—	$16,627,588	—	—	$36,230	$17,038,818
Executive Officer	2018	$375,000	—	—	—	—	—	$10,473,000
Robert Daino	2019	$350,000	—	$16,627,588	—	—	$128,114	$17,105,702
Chief Operating Officer	2018	$196,212	—	$15,000,000	—	—	$23,801	$19,708,013
Tyson Macdonald Former EVP Corporate	2019	$275,000	—	$16,720,589 $2,437,500	—	—	$93,622	$17,089,211
Development	2018	$193,750	—		—	—	$20,719	$5,064,469

Notes:

(1)	Represents the aggregate grant date fair value of all RSUs (including the Special Canopy Growth RSUs) that the Company granted to each Named Executive Officer during 2019, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which excludes the effect of estimated forfeitures. Further information regarding the valuation of equity awards can be found in Note 12 to our Consolidated Financial Statements in this Form 10-K.

(2)	For Mr. Murphy, represents the cost of the apartment that the Company provided for him to use when he is required to be present at the Company’s office in New York City ($26,377) plus a tax gross up on such benefit ($9,853). For Mr. Daino, includes the cost of the apartment that the Company provided for him to use when he is required to be present at the Company’s office in New York City ($48,775); reimbursement for travel expenses to New York City ($20,218); and a tax gross up on the foregoing benefits ($59,121). For Mr. Macdonald, includes the cost of the apartment that the Company provided for him to use when he is required to be present at the Company’s office in New York City ($17,686); reimbursement for travel expenses to New York City ($35,163); and a tax gross up on the foregoing benefits ($40,773).

Outstanding Equity Awards as of December 31, 2019

The following table sets out information concerning all outstanding share-based awards and option-based awards granted by the Company to the Company’s Named Executive Officers as at December 31, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exercisable (#)(1)	Number of Securities Underlying Unexercised Options – Unexercisable (#)(1)	Option Exercise Price (US$)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (US$)(2)
Kevin P. Murphy	180,000	360,000	$25.00	11/14/2028	1,064,300	(3)	$6,300,656
Robert Daino	80,000	160,000	$25.00	11/14/2028	1,202,847	(4)	$7,120,854
Tyson Macdonald	41,666	83,334	$25.00	11/14/2028	1,023,972	(5)	$6,061,914

Notes:

(1)	All option awards were granted on November 14, 2018, and vest in eight substantially equal quarterly installments beginning on February 14, 2020.

(2)	Calculated as the Number of Shares or Units of Stock that Have Not Vested multiplied by the closing market price of our common stock on December 31, 2019, which was $5.92.

(3)	Represents 82,464 RSUs that were granted on July 31, 2019 and that vest in quarterly installments beginning on February 14, 2020 and 981,836 RSUs that were granted on June 27, 2019, half of which vest on the three-month anniversary of the closing of Canopy Growth’s acquisition of Acreage and the other half of which vest in two equal installments on June 27, 2020 and June 27, 2021.

(4)	Represents 71,011 RSUs that were granted on July 31, 2019 and that vest 17,180 on each of March 11, 2020 and June 11, 2020, and then in eight substantially equal quarterly installments beginning on February 14, 2020; 981,836 RSUs that were granted on June 27, 2019, half of which vest on the three-month anniversary of the closing of Canopy Growth’s acquisition of Acreage and the other half of which vest in two equal installments on June 27, 2020 and June 27, 2021; and 150,000 RSUs that were granted on November 14, 2018 and that vest in two equal installments on March 11, 2020 and June 11, 2020.

(5)	Represents 23,385 RSUs that were granted on July 31, 2019 and that vest 4,296 on March 15, 2020 and the remainder of which vest in eight substantially quarterly installments beginning on February 14,2020; 981,836 RSUs that were granted on June 27, 2019, half of which vest on the three-month anniversary of the closing of Canopy Growth’s acquisition of Acreage and the other half of which vest in two equal installments on June 27, 2020 and June 27, 2021; and RSUs granted on March 12, 2019 and November 14, 2018 in the amount of 6,563 and 12,188, respectively, that all vest on March 15, 2020.

Termination and Change of Control Benefits

None of the Named Executive Officers are entitled to any payments following or in connection with any termination, resignation, retirement, change in control or change in the responsibilities of the Named Executive Officers, except for the following:

•	As disclosed above, half of the Special Canopy Growth RSUs granted to each of the Named Executive Officers vest solely upon the three-month anniversary of Canopy Growth’s acquisition of Acreage. In addition, under the terms of the Special Canopy Growth RSUs, the Named Executive Officers are subject to a non-compete covenant that continues for one year after their termination of employment for any reason, but if the Company terminates their employment without cause, then we would be required to pay them one year of severance to enforce the non-compete.

•	Pursuant to the terms of our Omnibus Incentive Plan, all outstanding stock options will become fully exercisable immediately before a change in control, and any RSUs (other than the Special Canopy Growth RSUs, which are subject to the conditions described above) will become fully vested upon the change in control (assuming, if applicable, that any performance criteria were achieved at the target level), unless the surviving entity agrees to assume the awards or issue substitute awards.

Director Compensation

During the year ended December 31, 2019, the Company did not pay compensation to its directors in the form of annual fees for attending meetings of the Board. Directors do not receive additional compensation for acting as chairs of committees of the Board. During 2019, each non-employee director was reimbursed for any out-of-pocket travel expenses incurred in order to attend meetings of the Board, committees of the Board or meetings of the Company’s shareholders. The non-employee directors did receive make-whole awards in connection with the transaction with Canopy Growth, as described in the table below.

Director Compensation Table

The following table sets forth information concerning the compensation earned by the non-executive directors who served as our directors during the year ended December 31, 2019. Since December 31, 2019, William Weld and Larissa Herda resigned from our Board and Katherine J. Bayne was appointed to our Board on January 11, 2021. Upon Kevin Murphy’s resignation as our chief executive officer in June 2020, he began to receive compensation consistent with the non-employee director compensation paid to other directors of the Company

Name	Fees Earned (US$)	Share-Based Awards (US$)(1)(2)	Option Awards (US$)(3)	All Other Compensation (US$)	Total (US$)
John Boehner	—	$855,545	—	—	$855,545
William F. Weld(4)	—	$855,545	—	—	$855,545
Larissa L. Herda(5)	—	$580,922	—	—	$580,922
Douglas Maine	—	$580,922	—	—	$580,922
Brian Mulroney	—	$1,423,241	—	—	$1,423,241
William C. Van Faasen	—	$580,922	—	—	$580,922

Notes:

(1)	Represents the grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, of the following number of make-whole awards granted on July 31, 2019 and that vest in two installments on November 14 of 2020 and 2021, contingent on the director’s continued service: Mr. Boehner and Mr. Weld - 67,472; Ms. Herda, Mr. Maine, and Mr. Van Faasen - 45,814; Mr. Mulroney - 112,243 . The make-whole awards were not granted as compensation to directors for their service on the Board, but rather to provide incentive to unvested equity holders who were not eligible to receive the option premium paid by Canopy Growth to shareholders as of the close of business on June 26, 2019. Further information regarding the valuation of equity awards can be found in Note 12 to our Consolidated Financial Statements.

(2)	As of December 31, 2019, the directors had the following number of stock awards outstanding: Mr. Boehner and Mr. Weld - 67,472 RSUs and 312,500 C-1 Units; Mr. Van Faasen and Mr. Maine - 57,211 RSUs; Mr. Mulroney - 214,830 RSUs; and Ms. Herda - 73,597 RSUs. The C-1 Units are profit interests in High Street Capital Partners, LLC which are potentially convertible into common units of High Street Capital Partners, LLC. Common units of High Street Capital Partners, LLC are convertible into Subordinate Voting Shares.

(3)	As of December 31, 2019, the directors had the following number of option awards outstanding: Mr. Boehner and Mr. Weld - none; Ms. Herda, Mr. Maine and Mr. Van Faasen - 160,000; Mr. Mulroney - 280,000.

(4)	Mr. Weld resigned as a director on February 14, 2020.

(5)	Ms. Herda resigned as a director on March 24, 2020.

Meeting Attendance

The board met ten times during 2019, and each of our then-serving directors, with the exception of former director William F. Weld, attended 75% or more of the aggregate number of meetings of the board and the committees on which he or she served, in each case while the director was serving on our board of directors or such committees, as applicable. The Board met in executive sessions during all regularly scheduled in-person meetings, without management present, and plans to continue that process going forward. The lead independent director presided over these executive sessions. Mr. Murphy and Mr. Van Faasen attended our 2019 Annual Meeting.

Compensation and Corporate Governance Committee

The Compensation and Corporate Governance Committee met three times during 2019. The Compensation and Corporate Governance Committee was comprised of three members during 2019: Larissa L. Herda (Chair), John Boehner and Kevin P. Murphy. Larissa L. Herda was deemed to be independent for purposes of NI 58-101. The Compensation and Corporate Governance Committee is currently comprised of John Boehner and Kevin P. Murphy.

The principal duties and responsibilities of the Compensation and Corporate Governance Committee are to assist the Board in discharging its oversight of:

•	executive and director compensation;

•	executive compensation disclosure;

•	management development and succession;

•	the Company’s overall approach to corporate governance;

•	the size, composition and structure of the Board and its committees;

•	orientation and continuing education for directors;

•	related party transactions and other matters involving conflicts of interest; and

•	any additional matters delegated to the Compensation and Corporate Governance Committee by the Board.

The following table sets forth information with respect to the Acreage Holdings, Inc. Omnibus Plan (the “Omnibus Plan”) under which equity securities of the Company are authorized for issuance as of December 31, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,607,377	$21.56	4,903,545
Equity compensation plans not approved by security holders	—	—	—
Total	5,607,377	$21.56	4,903,545

Subject to adjustment provisions as provided in the Omnibus Plan, the maximum number of Class A Subordinate Voting Shares that may be issued under the Omnibus Plan shall be equal to 15% of the number of issued and outstanding Class A Subordinate Voting Shares from time to time, on an as converted to Class A Subordinate Voting Shares basis. Such awards may be made in any form permitted under the Omnibus Plan, in any combinations approved by the Compensation and Corporate Governance Committee. For the purposes of this Annual Report, the term “as converted to Class A Subordinate Voting Shares basis” includes the conversion of the Class B Proportionate Voting Shares and Class C Multiple Voting Shares and the redemption or exchange, as applicable, on a 1:1 basis of the Units of High Street and Class B Non-Voting Common Shares of Acreage Holdings WC, Inc. into Class A Subordinate Voting Shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our shares as of December 31, 2020 by: each then current director; each executive officer appearing in the Statement of Executive Compensation within the proxy statement for the 2019 Annual Meeting; all current directors and executive officers as a group; and any person who is known to us to beneficially own more than 5% of the outstanding shares based on our review of the reports regarding ownership filed with the SEC in accordance with Sections 13(d) and 13(g) of the Exchange Act. Katie Bayne joined our Board of directors in January 2011.

Name of Beneficial Owner/Class of Stock(1)	Share Ownership and Percentage of Class(2)	Percentage of Aggregate Voting Power
John Boehner		*
Class D Subordinate Voting Shares(3)	202,254	*

Class E Subordinate Voting Shares	96,237	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	178,776	1.5%

Kevin P. Murphy		84.2%
Class D Subordinate Voting Shares(3)	2,008,206	6.0%

Class E Subordinate Voting Shares	4,173,165	5.7%

Class F Multiple Voting Shares	117,600	100%

Common Units of High Street Capital Partners, LLC	15,957,908	68.2%

Douglas Maine		*
Class D Subordinate Voting Shares(3)	218,403	*

Class E Subordinate Voting Shares	114,541	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Brian Mulroney		*
Class D Subordinate Voting Shares(3)	278,685	*

Class E Subordinate Voting Shares	274,577	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

William C. Van Faasen		*
Class D Subordinate Voting Shares(3)	276,658	*

Class E Subordinate Voting Shares	269,507	*

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

Robert Daino		*
Class D Subordinate Voting Shares(3)	697,959	2.1%

Class E Subordinate Voting Shares	1,116,430	1.5%

Class F Multiple Voting Shares	—	—

Common Units of High Street Capital Partners, LLC	—	—

All directors and executive officers as a group (7 people)		84.5%
Class D Subordinate Voting Shares(3)	5,181,208	15.5%

Class E Subordinate Voting Shares	7,794,600	10.7

Class F Multiple Voting Shares	117,600	100%

Common Units of High Street Capital Partners, LLC	16,744,452	71.5%

Notes:

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each beneficial owners is 450 Lexington Avenue, #3308, New York, NY 10163.

(2)	All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the SEC or information provided to us by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws.

(3)	Includes 0 Class D Subordinate Voting Shares subject to acquisition by John Boehner, 0 Class D Subordinate Voting Shares subject to acquisition by Kevin P. Murphy, 0 Class D Subordinate Voting Shares subject to acquisition by Douglas Maine, 0 Class D Subordinate Voting Shares subject to acquisition by William C. Van Faasen, 0 Class D Subordinate Voting Shares subject to acquisition by Brian Mulroney, 219,513 Class D Subordinate Voting Shares subject to acquisition by Robert Daino, in each case, pursuant to the exercise of stock options held as of December 31, 2020 that were then vested or that will vest within 60 days thereafter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, DIRECTOR INDEPENDENCE

Related Party Transaction Policy

The Compensation and Corporate Governance Committee is charged with reviewing and approving all related-party transactions and preparing reports for the Board on such-related party transactions.

Related Party Transactions

$15.0 Million Loan

During the year ended December 31, 2019, Mr. Kevin Murphy, the Company’s Chairman made a non-interest bearing loan of $15.0 million to us, which was subsequently repaid in March, 2020.

$5.0 Million Loan

In January 2020, Kevin Murphy loaned $5.0 million to us, which was repaid on March 4, 2020.

HSCP CN Holdings ULC Loan

On February 7, 2020, we entered into a credit agreement (the “February Credit Agreement”) through our subsidiary, HSCP CN Holdings ULC (the “Borrower”), by and among the Borrower, Acreage Finance Delaware, LLC (the “Guarantor”), and the institutional lender party thereto and its administrative agent.

The February Credit Agreement provides for a secured credit facility in the amount of up to $100.0 million, which may be drawn down on by the Borrower in three tranches, maturing on the date that is two years from the date the first tranche is drawn down on. The obligations under the February Credit Agreement are guaranteed by the Guarantor, and secured by a first priority lien (the “Security Interest”) over $50.0 million in cash deposited in a bank account by us (the “Restricted Account”).

In order to fund the Restricted Account, on March 6, 2020, our subsidiary, the IP Borrower entered into the Original Credit Agreement, which provided for a credit facility in the amount of up to $50.0 million (“Credit Facility”) to be available in two advances. The maturity date for the first advance of borrowings under the March Credit Agreement, subject to acceleration in certain instances, is 366 days from the closing date of the Credit Facility. All funds drawn under the Credit Facility are required to be deposited into the Restricted Account as security for repayment of funds borrowed and amounts owing pursuant to the February Credit Agreement.

On March 11, 2020, IP Borrower drew the first advance of $22.0 million (the “Borrowed Amount”) under the Original Credit Agreement and deposited the funds into the Restricted Account (the “Loan Transaction”). Kevin Murphy, our Chair and former Chief Executive Officer, loaned $21.0 million of the Borrowed Amount to the IP Lender in connection with the Loan Transaction.

Interest on the principal amount borrowed under the Credit Facility was to be satisfied by the IP Borrower delivering to the IP Lender 83,333 SVS per month (or 58,333 Fixed Shares and 24,999 Floating Shares), or 1,000,000 SVS (or 700,000 Fixed Shares and 300,000 Floating Shares) in the aggregate (the “Interest Shares”).  We were advised that Mr. Murphy was not a member, an officer nor a director of IP Lender and that Mr. Murphy was entitled to receive, assuming full repayment of the Borrowed Amount at maturity, $23.1 million along with up to 304,001 SVS, forming part of the Interest Shares, which entitlement to Interest Shares he forfeited in accordance with the Amended Arrangement.

In connection with, and as a condition to the implementation of, the Amended Arrangement, the Original Credit Agreement was amended in accordance with the Credit Agreement Amendment. The Credit Agreement Amendment provides that: (i) with respect to the Murphy Amount, effective as of the Amendment Time, the Original Credit Agreement was amended to (a) remove any entitlement to “Interest Shares” (as defined in the Original Credit Agreement) in respect of this amount, (b) provide for an interest rate of 12% per annum payable in cash, (c) amend Section 9.3 of the Original Credit Agreement to amend the obligation of IP Borrower to cause us to sell up to 8,800,000 SVS to repay the amount outstanding such that the obligation was reduced to cause the issuance of up to 2,000,000 Fixed Shares, and (ii) with respect to $1.0 million of the principal amount advanced pursuant to the Original Credit Agreement, the lender is entitled to (a) 16,799 Fixed Shares and 7,199 Floating Shares, (b) upon maturity of the Original Credit Agreement, a return of $1.1 million and (c) otherwise be treated in accordance with the current terms of the Original Credit Agreement.

IP Lender was entitled to 23,999 SVS under the Original Credit Agreement, of which 12,000 SVS were issued to IP Lender prior to the Capital Reorganization. The 12,000 SVS issued to IP Lender prior to the Capital Reorganization were subsequently transferred to Pilgrim Foresight Fund, LLC (“Pilgrim”), an affiliate of IP Lender, pursuant to applicable securities laws. Subsequent to the Capital Reorganization, the SVS originally issued to IP Lender and currently held by Pilgrim were exchanged for 8,400 Fixed Shares and 3,600 Floating Shares. In accordance with the Credit Agreement Amendment, IP Lender is entitled to receive an additional 8,399 Fixed Shares and 3,599 Floating Shares, with such shares replacing the 11,999 SVS IP Lender was entitled to pursuant to the Original Credit Agreement; IP Lender will receive 1,527 Fixed Shares and 654 Floating Shares each month (the “Unissued Interest Shares”), with any remaining balance to be issued and delivered upon maturity of the Loan Transaction. We understand that IP Lender intends to transfer the Unissued Interest Shares to Pilgrim, pursuant to applicable securities laws, once such shares are received.

This Prospectus registers the resale of the 16,799 Fixed Shares and 7,199 Floating Shares by Pilgrim in connection with the Loan Transaction (the “Loan Shares”). We will not receive any cash proceeds from the sale of the Loan Shares.

GreenAcreage Real Estate

We have an investment carried at fair value through profit and loss in GreenAcreage Real Estate (“GreenAcreage”). We also have an equity method investment in the management company of GreenAcreage resulting from the Chairman’s board involvement. During the year ended December 31, 2019, the Company sold and subsequently leased back several of its capital assets in a transaction with GreenAcreage. The subsequent leases met the criteria for finance leases, and as such, the transactions do not qualify for sale-leaseback treatment. On July 15, 2020, a subsidiary of the Company entered into a definitive agreement with GreenAcreage to internalize the Company’s management operations.

September 2020 Transactions

As disclosed in the Company’s financial statements for the period ended September 30, 2020, footnote 10, September 2020 Transactions, on September 23, 2020, pursuant to the implementation of the Amended Arrangement, a subsidiary of Canopy Growth advanced gross proceeds of $50.0 million (less transaction costs of approximately $4.0 million) to Universal Hemp, an affiliate of the Company, pursuant to the terms of the Debenture. In accordance with the terms of the Debenture, the funds cannot be used, directly or indirectly, in connection with or for any cannabis or cannabis-related operations in the United States, unless and until such operations comply with all applicable laws of the United States. Furthermore, Acreage engaged an investment advisor (the “Investment Advisor”) which, under its Investment Advisor’s sole discretion, invested on behalf of Universal Hemp $34.0 million on September 28, 2020.

As a result, Universal Hemp, a subsidiary of the Company, acquired 34,019 class B units, at $1 par value per unit, which represented 100% financial interest in an Investment Partnership, a Canada-based limited partnership. The Investment Partnership and the general partner were independently formed by an institutional investor. The institutional investor is a Canadian alternative asset manager, along with its affiliates and subsidiaries (the “Institutional Investor”). The Investment Partnership’s General Partner and limited partner hold class A units and class B units and are owned and controlled by an affiliated entity of the Institutional Investor and the Investment Advisor, respectively. On September 28, 2020, the Company received gross proceeds of $33.0 (less transaction costs of approximately $959,000) from an institutional lender and used a portion of the proceeds of this loan to retire its short-term $11.0 million convertible note and its short-term note aggregating approximately $18.0 million in October 2020, with the remainder being used for working capital purposes. The Institutional Lender is controlled by the class A and class B unitholders of the Investment Partnership. The Investment Partnership is an investor in the Institutional Lender.

Board of Directors Independence

The Board is currently comprised of six members. Three of the six directors are considered to be independent under the CSA Guidelines and in accordance with National Instrument 52-110 - Audit Committees (“NI 52-110”). Under NI 52-110, an independent director is one who is free from any direct or indirect relationship which could, in the view of the Board, be reasonably expected to interfere with such director’s exercise of independent judgment. The directors of the Company who are independent are Brian Mulroney, Douglas Maine, and Katie Bayne. Mr. Murphy is not independent, given that he was previously the Chief Executive Officer of the Company, Mr. Van Faasen is not independent given that he previously served as Interim Chief Executive Officer of the Company, and Mr. Boehner is not independent because he received more than C$75,000 in direct compensation from High Street for advisory services and related matters within a twelve-month period during the past three years. Douglas Maine is the current lead independent director of the Company. The lead independent director is expected to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may direct.

The independent directors meet for in camera sessions without non-independent directors and members of management at the end of each regular Board meeting (unless they waive such requirement).

Promoters

Mr. Murphy may be considered a promoter of the Company, as he has taken the initiative in reorganizing and financing the business of the Company pursuant to the RTO. Other than as disclosed in this Prospectus, there is nothing of value, including money, property, contracts, options or rights of any kind received or to be received by Mr. Murphy directly or indirectly from the Company, High Street or any Subsidiary thereof nor any assets, services or other consideration received or to be received by the Company, High Street or any Subsidiary thereof in return. Except as disclosed in this Annual Report, no asset has been acquired within the Company’s two most recently completed financial years or during the Company’s current financial year, or is to be acquired by the Company, High Street or any Subsidiary, from Mr. Murphy for valuable consideration. Mr. Murphy beneficially owns, controls or directs, 117,600 Fixed Multiple Shares, representing 100% of the issued and outstanding Fixed Multiple Shares, 3,599,807 Fixed Shares, representing approximately 5.06% of the issued and outstanding Fixed Shares, 1,593,174 Floating Shares, representing approximately 5.21% of the issued and outstanding Floating Shares, 378,000 stock options exercisable to acquire 378,000 Fixed Shares, 162,000 stock options exercisable to acquire 162,000 Floating Shares, 551,541 restricted share units to acquire 551,541 Fixed Shares, 236,374 restricted share units to acquire 236 374 Floating Shares and 15,957,908 High Street Units, which High Street Units may be exchanged for Fixed Shares and Floating Shares or, at the Company’s option, cash.

LEGAL PROCEEDINGS

The Company is a party to a variety of legal proceedings that arise out of operations in the normal course of business. While the results of these legal proceedings cannot be predicted with certainty, we believe that the final outcome of these proceedings will not have a material adverse effect, individually or in the aggregate, on our results of operations or financial condition.

PLAN OF DISTRIBUTION

We are registering the securities offered by this prospectus on behalf of the Selling Security Holders named herein. The Selling Security Holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling such securities received after the date of this prospectus from a selling stockholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities on the CSE, the OTCQX, the FRA or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Security Holders may use any one or more of the following methods when disposing of their securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in underwritten transactions;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such securities at a stipulated price;

•	distribution to members, limited partners or stockholders of Selling Security Holders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Security Holders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus. The Selling Security Holders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Security Holders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Security Holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Security Holders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the Selling Security Holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the Selling Security Holders named herein. However, we will receive proceeds from the exercise of the warrants if they are exercised by a holder thereof for cash.

The Selling Security Holders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act provided that the rule is available and they meet the criteria and conform to the requirements of that rule.

The Selling Security Holders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the securities to be sold, the names of the Selling Security Holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have advised the Selling Security Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Security Holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Security Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Security Holders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

All discounts, commissions or fees incurred in connection with the sale of securities offered hereby will be paid by the Selling Security Holders.

DESCRIPTION OF FIXED SHARES

Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

As long as any Fixed Shares remain outstanding, we may not, without the consent of the holders of the Fixed Shares expressed by separate special resolution, alter or amend our Articles if the result would prejudice or interfere with any right or special right attached to the Fixed Shares.

Holders of Fixed Shares are entitled to receive, as and when declared by our Board, dividends in cash or our property. No dividend may be declared on the Fixed Shares unless we simultaneously declare dividends on: (i) the Fixed Multiple Shares, in an amount per Fixed Multiple Share equal to the amount of the dividend declared per Fixed Share; and (ii) the Floating Shares, in an amount per Floating Share equal to the amount of the dividend declared per Fixed Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Fixed Shares are entitled to participate pari passu with the holders of Floating Shares and Fixed Multiple Shares, with the amount of such distribution per Fixed Share equal to each of: (i) the amount of such distribution per Floating Share; and (ii) the amount of such distribution per Fixed Multiple Share.

Holders of Fixed Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Fixed Shares unless, simultaneously, the Floating Shares and Fixed Multiple Shares are subdivided or consolidated utilizing the same divisor or multiplier.

Any Fixed Shares resold pursuant to this Prospectus, will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

DESCRIPTION OF FLOATING SHARES

Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

As long as any Floating Shares remain outstanding, we may not, without the consent of the holders of the Floating Shares expressed by separate special resolution, alter or amend our Articles if the result would be to prejudice or interfere with any right or special right attached to the Floating Shares or affect the rights of the holders of Fixed Shares, Floating Shares or Fixed Multiple Shares on a per share basis. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Floating Shares has one vote in respect of each Floating Share held.

Holders of Floating Shares are entitled to receive, as and when declared by the Board, dividends in cash or our property. No dividend may be declared on the Floating Shares unless we simultaneously declare dividends on: (i) the Fixed Shares in an amount equal to the dividend declared per Floating Shares; and (ii) on the Fixed Multiple Shares in an amount equal to the dividend declared per Floating Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Floating Shares are entitled to participate pari passu with: (i) the holders of Fixed Shares in an amount equal to the amount of such distribution per Fixed Share; (ii) the holders of Fixed Multiple Share in an amount equal to the amount of such distribution per Fixed Multiple Share.

Holders of Floating Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Floating Shares unless, simultaneously, the Fixed Shares and Fixed Multiple Shares are subdivided or consolidated using the same divisor or multiplier.

Any Floating Shares resold pursuant to this Prospectus will be subject in all respects to the Floating Call Option to acquire such Floating Shares.

Forum Selection Provision

Our Articles contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation, however, it is uncertain whether such provision would apply to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision given that investors cannot waive compliance by the us with U.S. federal securities laws. If the forum selection provision does in fact apply to a cause of actions arising under U.S. federal securities laws and a British Columbia court were to enforce Article 30 of our Articles, it is nevertheless true that investors cannot waive compliance by us with U.S. federal securities laws and the rules and regulations thereunder, which would seemingly include procedural and therefore likely jurisdictional provisions. It also remains uncertain as to whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia. We believe that if a British Columbia Court were to enforce Article 30 of our Articles in an action brought by an investor against us under U.S. federal securities laws, the investor would be obliged to bring such action in a British Columbia Court and prove U.S. federal securities laws by expert evidence in such an action.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of DLA Piper (Canada) LLP, Canadian counsel to the Company, the following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Tax Act generally applicable to an investor who, as beneficial owner, acquires Fixed Shares or Floating Shares qualified for sale by this Prospectus, as capital property and deals at arm’s length with the Company and is not affiliated with the Company (a “Holder”). Generally, the Fixed Shares and Floating Shares will be considered to be capital property to a Holder unless they are held or acquired in the course of carrying on a business of trading in or dealing in securities or as part of an adventure or concern in the nature of trade. In this summary, the Fixed Shares and Floating Shares are collectively referred to as the “Subordinate Voting Shares”.

This summary is based on the facts set out in this Prospectus, the current provisions of the Tax Act (including the regulations thereunder), all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (“Tax Proposals”) before the date of this Prospectus, the current published administrative policies and assessing practices of the Canada Revenue Agency and the Canada - United States Tax Convention (1980), as amended (the “Treaty”). No assurance can be made that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law or administrative policy or assessing practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

The Company is a Canadian corporation for purposes of the Tax Act. As referenced under “Certain U.S. Federal Income Tax Considerations” and under “Risk Factors – United States Tax Classification of the Company”, the Company is also classified as a U.S. domestic corporation for United States federal income tax purposes, with related consequences and potential consequences to the Company and its shareholders. Accordingly, all prospective purchasers, including Holders as defined above, should review the discussion under “Certain U.S. Federal Income Tax Considerations” and under “Risk Factors – United States Tax Classification of the Company”, and consult with their own tax advisors in this regard before purchasing Subordinate Voting Shares. For the purposes of the discussion of Canadian federal income tax considerations below, it has been assumed that the Company is and will be classified as a U.S. domestic corporation for United States federal income tax purposes at all relevant times. No legal opinion or tax ruling has been sought or obtained in this regard or with respect to any other assumptions made for purposes of this summary.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representation concerning the tax consequences to any particular Holder or prospective Holder are made. Accordingly, prospective Holders should consult their own tax advisors with respect to an investment in the Offering having regard to their particular circumstances.

Holders Resident in Canada

This portion of the summary applies to a Holder who, for purposes of the Tax Act and at all relevant times, is or is deemed to be a resident of Canada (a “Canadian Holder”). Canadian Holders whose Subordinate Voting Shares do not otherwise qualify as capital property may in certain circumstances make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Subordinate Voting Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Canadian Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Canadian Holders should consult their own tax advisors with respect to whether the election is available and advisable in their particular circumstances.

This summary is not applicable to: (a) a Canadian Holder that is a “financial institution”, as defined in the Tax Act for purposes of the mark-to-market rules, (b) a Canadian Holder, an interest in which would be a “tax shelter investment” as defined in the Tax Act, (c) a Canadian Holder that is a “specified financial institution” as defined in the Tax Act, or (d) a Canadian Holder which has made an election under the Tax Act to determine its Canadian tax results in a foreign currency. This summary does not apply to a Canadian Holder who has entered or will enter into a “derivative forward agreement” or “synthetic disposition arrangement” under the Tax Act with respect to the Subordinate Voting Shares. This summary does not address the possible application of the “foreign affiliate dumping” rules that may be applicable to a Canadian Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is, or that becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Subordinate Voting Shares, controlled by a non-resident corporation (or pursuant to the Proposed Amendments, a non-resident person or a group of persons comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts that do not deal with each other at arm's length), for purposes of the rules in section 212.3 of the Tax Act. Any such Canadian Holder to which this summary does not apply should consult its own tax advisor with respect to the tax consequences of the Offering.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Subordinate Voting Shares (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian Dollars. Amounts denominated in any other currency must be converted into Canadian Dollars generally based on the exchange rate quoted by the Bank of Canada on the date such amounts arise or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).

Dividends on Subordinate Voting Shares

In the case of a Canadian Holder who is an individual, dividends received or deemed to be received on the Subordinate Voting Shares will be included in computing the Canadian Holder’s income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by the Company, any such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Canadian Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations on the Company’s ability to designate dividends and deemed dividends as eligible dividends.

Dividends received or deemed to be received on the Subordinate Voting Shares by a Canadian Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of disposition or a capital gain. Canadian Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Canadian Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Subordinate Voting Shares to the extent that such dividends are deductible in computing the Canadian Holder’s taxable income for the taxation year.

Dividends received by a Canadian Holder who is an individual (including certain trusts) may result in such Canadian Holder being liable for alternative minimum tax under the Tax Act. Canadian Holders who are individuals should consult their own tax advisors in this regard.

As the Company is treated as a U.S. corporation for U.S. federal income tax purposes pursuant to section 7874 of the Code,  a Canadian Holder may be subject to United States withholding tax on dividends received on the Subordinate Voting Shares (see “Certain U.S. Federal Income Tax Considerations”). Any United States withholding tax paid by or on behalf of a Canadian Holder in respect of dividends received on the Subordinate Voting Shares by a Canadian Holder may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Subordinate Voting Shares by a Canadian Holder may not be treated as income sourced in the United States for these purposes. Canadian Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any United States withholding tax applicable to dividends on the Subordinate Voting Shares.

Dispositions of Subordinate Voting Shares

Upon a disposition or deemed disposition of a Subordinate Voting Share, a capital gain (or loss) will generally be realized by a Canadian Holder to the extent that the proceeds of disposition are greater (or less) than the aggregate of the adjusted cost base of such Subordinate Voting Share to the Canadian Holder immediately before the disposition and any reasonable costs of disposition. The adjusted cost base of a Subordinate Voting Share to a Canadian Holder will be determined in accordance with the Tax Act by averaging the cost to the Canadian Holder of a Subordinate Voting Share with the adjusted cost base of all other Subordinate Voting Shares held by the Canadian Holder as capital property. Such capital gain (or capital loss) will be subject to the treatment described below under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain realized by a Canadian Holder in a taxation year will be included in computing the Canadian Holder’s income in that taxation year (a “taxable capital gain”) and, generally, one-half of any capital loss realized in a taxation year (an “allowable capital loss”) must be deducted from the taxable capital gains realized by the Canadian Holder in the same taxation year, in accordance with the rules contained in the Tax Act. Allowable capital losses in excess of taxable capital gains realized by a Canadian Holder in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized by the Canadian Holder in such taxation year, subject to and in accordance with the rules contained in the Tax Act.

Capital gains realized by an individual and certain trusts may give rise to a liability for alternative minimum tax under the Tax Act. A Canadian Holder that is, throughout the year, a “Canadian-controlled private corporation”, as defined in the Tax Act, may be subject to an additional refundable tax on its “aggregate investment income” which is defined to include taxable capital gains.

The amount of any capital loss realized by a Canadian Holder that is a corporation on the disposition of a Subordinate Voting Share may be reduced by the amount of dividends received or deemed to be received by it on such share (or on a share for which the share has been substituted) to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, directly or indirectly, through a partnership or a trust. Canadian Holders to whom these rules may apply should consult their own tax advisors.

As the Company is treated as a U.S. corporation for U.S. federal income tax purposes pursuant to section 7874 of the Code, a Canadian Holder may be subject to United States tax on a gain realized on the disposition of Subordinate Voting Shares if the Company is classified as a USRPHC under the Code. United States tax, if any, levied on any gain realized on a disposition of a Subordinate Voting Share may be eligible for a foreign tax credit under the Tax Act to the extent and under the circumstances described in the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Gains realized on the disposition of a Subordinate Voting Share by a Canadian Holder may not be treated as income sourced in the United States for these purposes. Canadian Holders should consult their own tax advisors with respect to the availability of a foreign tax credit, having regard to their own particular circumstances. See also “Certain United States Income Tax Considerations” and “Risk Factors – United States Tax Classification of the Company”.

Non-Canadian Holders

This section of the summary applies to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is not, and is not deemed to be, resident in Canada, and does not use or hold, and is not deemed to use or hold, the Subordinate Voting Shares in the course of carrying on a business in Canada (a “Non-Canadian Holder”). This section does not apply to an insurer who carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act). Such Non-Canadian Holders should consult their own tax advisors.

Dividends on Subordinate Voting Shares

Dividends paid or credited or deemed to be paid or credited to a Non-Canadian Holder on the Subordinate Voting Shares will be subject to Canadian withholding tax. The Tax Act imposes withholding tax at a rate of 25% on the gross amount of the dividend, although such rate may be reduced by virtue of an applicable tax treaty. For example, under the Treaty, where dividends on the Subordinate Voting Shares are considered to be paid to a Non-Canadian Holder that is the beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to all of the benefits of, the Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%. The Company will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account.

Dispositions of Subordinate Voting Shares

A Non-Canadian Holder who disposes of or is deemed to have disposed of a Subordinate Voting Share will not be subject to income tax under the Tax Act unless the Subordinate Voting Share is, or is deemed to be, “taxable Canadian property” (as defined in the Tax Act) of the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country of residence of the Non-Canadian Holder.

Generally, provided that the Subordinate Voting Shares are, at the time of disposition, listed on a “designated stock exchange” (which currently includes the CSE), the Subordinate Voting Shares will not constitute taxable Canadian property of a Non-Canadian Holder unless, at any time during the 60-month period immediately preceding the disposition the following two conditions were met: (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length (for the purposes of the Tax Act), and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of: (a) real or immovable property situated in Canada, (b) Canadian resource property (as defined in the Tax Act), (c) timber resource property (as defined in the Tax Act) or (d) options in respect of, or interests in any of, the foregoing property, whether or not such property exists. Notwithstanding the foregoing, the Subordinate Voting Shares may otherwise be deemed to be taxable Canadian property to a Non-Canadian Holder for purposes of the Tax Act in certain circumstances. Non-Canadian Holders for whom the Subordinate Voting Shares are, or may be, taxable Canadian property should consult their own tax advisors.

In the event that a Subordinate Voting Share constitutes taxable Canadian property of a Non-Canadian Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Canadian Holders under “Dispositions of Subordinate Voting Shares” will generally apply to the Non-Canadian Holder. Non-Canadian Holders should consult their own tax advisor in this regard.

ELIGIBILITY FOR INVESTMENT

In the opinion of DLA Piper (Canada) LLP, Canadian counsel to the Company, based on the current provisions of the Tax Act, the Fixed Shares and the Floating Shares, if issued on the date hereof, would be "qualified investments" under the Tax Act for trusts governed by a registered retirement savings plan, registered retirement income fund, tax-free savings account, registered education savings plan, registered disability savings plan (collectively referred to as "Registered Plans") and a deferred profit sharing plan, provided that the Fixed Shares and the Floating Shares are listed on a designated stock exchange for the purposes of the Tax Act (which currently includes the CSE).

Notwithstanding that a Fixed Share or Floating Share may be a qualified investment for a Registered Plan, if the Fixed Share or Floating Share is a "prohibited investment" within the meaning of the Tax Act for the Registered Plan, the holder, annuitant or subscriber of the Registered Plan, as the case may be, will be subject to penalty taxes as set out in the Tax Act. The Fixed Shares and Floating Shares will not generally be a "prohibited investment" for a Registered Plan if the holder, annuitant or subscriber, as the case may be, (i) deals at arm's length with the Company for the purposes of the Tax Act and (ii) does not have a "significant interest" (as defined in the Tax Act) in the Company. In addition, the Fixed Shares and Floating Shares will not be a "prohibited investment" if they are "excluded property" within the meaning of the Tax Act, for the Registered Plan.

Holders, annuitants and subscribers of Registered Plans should consult their own tax advisors with respect to whether Fixed Shares or Floating Shares would be a prohibited investment having regard to their particular circumstances.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of (i) Warrants and (ii) Fixed Shares or Floating Shares that are issued upon the exercise of Warrants (“Warrant Shares”) that are applicable to U.S. Holders and certain Non-U.S. Holders (as defined below), that own Warrants or Warrant Shares. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code (“Treasury Regulations”), administrative pronouncements or practices and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the IRS. No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such a challenge. This summary assumes that the Warrants are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), in the hands of a warrant holder at all relevant times and the Warrant Shares to be issued upon the exercise of the Warrants would be capital assets within the meaning of Section 1221 of the Code.

This summary does not address U.S. federal income tax consequences to holders subject to special rules, including holders that (i) are banks, financial institutions, or insurance companies; (ii) are regulated investment companies or real estate investment trusts; (iii) are brokers, dealers, or traders in securities or currencies; (iv) are tax-exempt organizations; (v) hold the Warrants or Warrant Shares as part of hedges, straddles, constructive sales, conversion transactions, or other integrated investments; (vi) acquire the Warrants or Warrant Shares as compensation for services or through the exercise or cancellation of employee stock options or warrants; (vii) have a functional currency other than the U.S. dollar; or (viii) are U.S. expatriates. In addition, this discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax consequences of the ownership and disposition of the Warrants or Warrant Shares or the impact of the alternative minimum tax.

If an entity classified as a partnership for U.S. federal income tax purposes holds the Warrants, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of such partner and on the activities of the partner and the partnership. A person that is a partner of an entity classified as a partnership for U.S. federal income tax purposes where such entity holds the Warrants or Warrant Shares is urged to consult its tax advisor.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF WARRANTS OR WARRANT SHARES.

U.S. Holders

The discussion in this section is addressed to a holder of Warrants or Warrant Shares that is a “U.S. Holder” for U.S. federal income tax purposes. As used herein, “U.S. Holder” means a beneficial owner of Warrants or Warrant Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof, including any State thereof and the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Tax Classification of the Company as a U.S. Domestic Corporation

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of Canada, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code, provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation or partnership (including through the acquisition of all of the outstanding shares or interests of the U.S. corporation or partnership (including a limited liability company classified as a partnership); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities; and (iii) after the acquisition, the former shareholders or owners of the acquired U.S. corporation or partnership hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares or interest in the U.S. acquired corporation or partnership (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s or partnership shares or interests) as determined for purposes of Section 7874 (this test is referred to as the ”80% ownership test”).

For purposes of Section 7874, the Company believes that the three conditions described above have been met by reason of the RTO, and the Company has taken the position that it is treated as a U.S. domestic corporation for U.S. federal income tax purposes. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from the Company being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to the Company that are not discussed in this summary.

Generally, the Company will be subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and will be required to file a U.S. federal income tax return annually with the IRS. The Company is subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of the Company in Canada. Accordingly, it is possible that the Company will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that the Warrant Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers.

Tax Considerations for U.S. Holders

Exercise, Sale, Redemption or Expiration of Warrant

Generally, no U.S. federal income tax will be imposed upon the U.S. Holder of a Warrant upon exercise of such Warrant to acquire Warrant Shares. A U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that was paid for or allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the Warrant Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the U.S. Holder plus the exercise price paid, and the holding period of the Warrant Shares would begin on the date following the date that the Warrant is exercised (or possibly the date of exercise) and will not include the period during which the U.S. Holder held the Warrant.

In general, if you are a U.S. Holder of a Warrant, you will recognize gain or loss upon the sale or other taxable disposition of the Warrant (provided that the Warrant Shares to be issued on the exercise of such Warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the U.S. Holder) in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the Warrant. If a Warrant lapses without exercise, the U.S. Holder will generally realize a capital loss equal to its tax basis in the Warrant.

Prospective U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.

Distributions

The Company does not anticipate declaring or paying dividends to holders of Warrant Shares in the foreseeable future. However, if the Company decides to make any such distributions, such distributions with respect to Warrant Shares will be taxable as dividend income when paid to the extent of the Company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Company’s Warrant Shares exceeds its current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Warrant Shares, and thereafter as a capital gain which will be a long-term capital gain if the U.S. Holder has held such stock at the time of the distribution for more than one year. Distributions on the Company’s Warrant Shares constituting dividend income paid to U.S. Holders that are U.S. corporations may qualify for the dividends received deduction, subject to various limitations. Distributions on Company’s Warrant Shares constituting dividend income paid to U.S. Holders that are individuals may qualify for the reduced rates applicable to qualified dividend income.

Sale or Redemption

A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a dividend) or other disposition of the Company’s Warrant Shares equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be a long-term capital gain or loss if the U.S. Holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Additional Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates and trusts are required to pay a 3.8 percent tax on “net investment income” (or in the case of an estate or trust, “undistributed net investment income”), which generally includes, among other things, dividends on, and capital gains from the sale or other disposition of, the stocks and securities, subject to certain limitations and exceptions. You are urged to consult your own tax advisors regarding the applicability of this additional tax to your ownership and disposition of Warrant Shares and Warrants.

Foreign Tax Credit Limitations

Because the Company is subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to dividends paid on its Warrant Shares. For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. The status of the Company as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by the Company to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from the Company. Similarly, to the extent a sale or disposition of Warrants or Warrant Shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, because the Warrants or Warrant Shares constitute taxable Canadian property within the meaning of the Tax Act), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder may be able to take a deduction for the U.S. Holder’s Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding these rules.

Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of Warrants or Warrant Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Warrant or Warrants Shares payable to a U.S. Holder that is not an exempt recipient, such as a corporation. Certain U.S. Holders may be subject to backup withholding with respect to the payment of dividends on Warrant Shares and to certain payments of proceeds on the sale or redemption of Warrants or Warrant Shares unless such U.S. Holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such U.S. Holder’s U.S. federal income tax, which may entitle the U.S. Holder to a refund, provided that the U.S. Holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. Holder who is required to furnish information but does not do so in the proper manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Non-U.S. Holders

The discussion in this section is addressed to holders of Warrants and Warrant Shares that are “Non-U.S. Holders” that do not hold Warrants or Warrant Shares in connection with the conduct of a trade or business in the United States. For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of the Company’s Warrants or Warrant Shares that is neither a “U.S. Holder” nor an entity treated as a partnership for U.S. federal income tax purposes.

Tax Considerations for Non-U.S. Holders

Exercise, Sale or Redemption of Warrant

Generally, no U.S. federal income tax will be imposed upon the Non-U.S. Holder of a Warrant upon exercise of such Warrant to acquire Warrant Shares. A Non-U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that was allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the Warrant Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the Non-U.S. Holder plus the exercise price paid, and the holding period of the Warrant Shares would begin on the date following the date that the Warrant is exercised (or possibly the date of exercise) and will not include the period during which the U.S. Holder held the Warrant.

In general, if you are a Non-U.S. Holder of a Warrant, the tax consequences of the sale or redemption of a Warrant should be the same as described below under “Non-U.S. Holders — Sale or Redemption” related to the sale or redemption of Warrant Shares.

Prospective Non-U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.

Distributions

Generally, distributions treated as dividends as described above under “U.S. Holders — Distributions” paid to a Non-U.S. Holder of the Company’s Warrant Shares will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E, or other applicable documentation, certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation for a reduced treaty rate, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Redemption

Subject to the discussions below under “Non-U.S. Holders – Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts”, a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the Company’s Warrant Shares unless:

•	the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	Warrant Shares constitutes a U.S. real property interest, or USRPI, by reason of Company’s status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the second bullet point above, the Company believes it currently is not, and does not anticipate becoming, a USRPHC. Because the determination of whether the Company is a USRPHC depends, however, on the fair market value of Company’s USRPIs relative to the fair market value of the Company’s non-U.S. real property interests and other business assets, there can be no assurance the Company currently is not a USRPHC or will not become one in the future. Even if the Company is or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of the Company’s Warrant Shares will not be subject to U.S. federal income tax if the Warrant Shares are “regularly traded”, as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of the Warrant Shares throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Withholding

Payments of dividends on the Company’s Warrant Shares will not be subject to withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on the Company’s Warrant Shares paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of the Company’s Warrants or Warrant Shares within the United States or conducted through certain U.S.-related brokers generally will not be subject to withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of Warrants or Warrant Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Withholding is not an additional tax. Any amounts withheld under the withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, the Company’s Warrant Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners”, as defined in the Code, or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on the Company’s Warrant Shares. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of the Warrants and Warrant Shares on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Warrants or Warrant Shares.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver, British Columbia V6C 1T2.

LEGAL MATTERS

Certain Canadian legal matters in connection with the offering of Fixed Shares or Floating Shares will be passed upon on behalf of Acreage by DLA Piper (Canada) LLP.

EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion directly in this Prospectus, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Marcum LLP is our independent registered public accounting firm, and audited our financial statements for the years ended December 31, 2019, 2018 and 2017 contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and the amendment thereto on Form 10-K/A.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. Our SEC filings and information omitted from this Prospectus but contained in the Registration Statement is available on our profile at www.sec.gov.

PART I

ACREAGE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

Item 1. Financial Statements and Supplementary Data.

(in thousands)	September 30, 2020	December 31, 2019
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$46,363	$26,505
Restricted cash	22,096	95
Inventory	21,761	18,083
Notes receivable, current	2,051	2,146
Assets held-for-sale	61,634	—
Other current assets	8,992	8,506
Total current assets	162,897	55,335
Long-term investments	38,297	4,499
Notes receivable, non-current	96,287	79,479
Capital assets, net	96,563	106,047
Operating lease right-of-use assets	31,507	51,950
Intangible assets, net	139,524	285,972
Goodwill	31,922	105,757
Other non-current assets	3,267	2,638
Total non-current assets	437,367	636,342
TOTAL ASSETS	$600,264	$691,677

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$49,910	$32,459
Taxes payable	14,209	4,740
Interest payable	4,683	291
Operating lease liability, current	2,482	2,759
Debt, current	37,097	15,300
Liabilities related to assets held-for-sale	22,563	—
Other current liabilities	7,449	1,604
Total current liabilities	138,393	57,153
Debt, non-current	121,703	28,186
Operating lease liability, non-current	30,182	47,522
Deferred tax liability	34,938	63,997
Other liabilities	2	25
Total non-current liabilities	186,825	139,730
TOTAL LIABILITIES	325,218	196,883
Commitments and contingencies (Note 13)
Common stock, no par value (Note 11) - unlimited authorized, 100,746 and 90,646 issued and outstanding, respectively	—	—
Additional paid-in capital	706,668	615,678
Treasury stock, 842 common stock held in treasury	(21,054)	(21,054)
Accumulated deficit	(438,311)	(188,617)
Total Acreage Shareholders' equity	247,303	406,007
Non-controlling interests	27,743	88,787
TOTAL EQUITY	275,046	494,794

TOTAL LIABILITIES AND EQUITY	$600,264	$691,677

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
REVENUE
Retail revenue, net	$23,914	$15,306	$61,362	$38,566
Wholesale revenue, net	7,798	6,696	21,513	13,639
Other revenue, net	30	400	164	839
Total revenues, net	31,742	22,402	83,039	53,044
Cost of goods sold, retail	(14,134)	(9,548)	(37,004)	(23,622)
Cost of goods sold, wholesale	(4,133)	(3,160)	(11,395)	(6,795)
Total cost of goods sold	(18,267)	(12,708)	(48,399)	(30,417)
Gross profit	13,475	9,694	34,640	22,627

OPERATING EXPENSES
General and administrative	14,819	12,977	40,237	41,039
Compensation expense	8,306	11,801	30,740	29,542
Equity-based compensation expense	10,445	28,174	65,369	67,844
Marketing	46	1,151	1,514	3,153
Loss on impairment	—	—	187,775	—
Loss on notes receivable	—	—	8,161	—
Write down of assets held-for-sale	2,893	—	11,003	—
Loss from legal settlements	14,150	—	14,150	—
Depreciation and amortization	1,396	2,182	4,888	5,313
Total operating expenses	52,055	56,285	363,837	146,891

Net operating loss	$(38,580)	$(46,591)	$(329,197)	$(124,264)

(Loss) income from investments, net	(433)	(1,458)	(195)	770
Interest income from loans receivable	1,606	1,190	5,083	2,921
Interest expense	(6,147)	(96)	(11,106)	(345)
Other loss, net	(656)	(220)	(853)	(2,528)
Total other (loss) income	(5,630)	(584)	(7,071)	818

Loss before income taxes	$(44,210)	$(47,175)	$(336,268)	$(123,446)

Income tax (expense) benefit	(3,826)	(2,327)	21,633	(6,125)

Net loss	$(48,036)	$(49,502)	$(314,635)	$(129,571)

Less: net loss attributable to non-controlling interests	(7,488)	(10,786)	(64,941)	(29,937)

Net loss attributable to Acreage Holdings, Inc.	$(40,548)	$(38,716)	$(249,694)	$(99,634)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.39)	$(0.43)	$(2.54)	$(1.17)

Weighted average shares outstanding - basic and diluted	103,450	89,262	98,304	84,817

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

			Attributable to shareholders of the parent
(in thousands)	LLC Membership Units	Pubco Shares (as converted)	Share Capital	Treasury Stock	Accumulated Deficit	Shareholders’ Equity	Non- controlling Interests	Total Equity
December 31, 2018	—	79,164	$414,757	$(21,054)	$(38,349)	$355,354	$130,922	$486,276
Issuances for business acquisitions/purchases of intangible assets	—	211	3,948	—	—	3,948	4,000	7,948
NCI adjustments for changes in ownership	—	643	3,640	—	—	3,640	(3,640)	—
Other equity transactions	—	12	264	—	—	264	—	264
Equity-based compensation expense and related issuances	—	190	16,187	—	—	16,187	—	16,187
Net loss	—	—	—	—	(23,377)	(23,377)	(7,427)	(30,804)
March 31, 2019	—	80,220	$438,796	$(21,054)	$(61,726)	$356,016	$123,855	$479,871
Issuances for business acquisitions/purchases of intangible assets	—	4,770	95,266	—	—	95,266	356	95,622
NCI adjustments for changes in ownership	—	388	(15,820)	—	—	(15,820)	15,820	—
Capital distributions, net	—	—	—	—	—	—	(4,298)	(4,298)
Other equity transactions	—	294	5,201	—	—	5,201	—	5,201
Equity-based compensation expense and related issuances	—	288	15,574	—	—	15,574	—	15,574
Net loss	—	—	—	—	(37,541)	(37,541)	(11,724)	(49,265)
June 30, 2019	—	85,960	$539,017	$(21,054)	$(99,267)	$418,696	$124,009	$542,705
Issuances for business acquisitions/purchases of intangible assets	—	383	5,534	—	—	5,534	—	5,534
NCI adjustments for changes in ownership	—	1,452	7,392	—	—	7,392	(7,392)	—
Capital distributions, net	—	—	—	—	—	—	(65)	(65)
Other equity transactions	—	261	3,353	—	—	3,353	—	3,353
Equity-based compensation expense and related issuances	—	1,608	26,356	—	—	26,356	—	26,356
Net loss	—	—	—	—	(38,716)	(38,716)	(10,786)	(49,502)
September 30, 2019	—	89,664	$581,652	$(21,054)	$(137,983)	$422,615	$105,766	$528,381

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

			Attributable to shareholders of the parent
(in thousands)	LLC Membership Units	Pubco Shares (as converted)	Share Capital	Treasury Stock	Accumulated Deficit	Shareholders’ Equity	Non- controlling Interests	Total Equity
December 31, 2019	—	90,646	$615,678	$(21,054)	$(188,617)	$406,007	$88,787	$494,794
Issuances for private placement	—	6,085	27,887	—	—	27,887	—	27,887
NCI adjustments for changes in ownership	—	113	(6,564)	—	—	(6,564)	6,564	—
Capital distributions, net	—	—	—	—	—	—	(18)	(18)
Equity-based compensation expense and related issuances	—	586	34,737	—	—	34,737	—	34,737
Net loss	—	—	—	—	(171,954)	(171,954)	(50,275)	(222,229)
March 31, 2020	—	97,430	$671,738	$(21,054)	$(360,571)	$290,113	$45,058	$335,171
NCI adjustments for changes in ownership	3,861	272	977	—	—	977	(977)	—
Beneficial conversion feature on convertible note (See Note 10)	—	—	523	—	—	523	—	523
Other equity transactions	—	—	—	—	—	—	44	44
Equity-based compensation expense and related issuances	—	864	20,187	—	—	20,187	—	20,187
Net loss	—	—	—	—	(37,192)	(37,192)	(7,178)	(44,370)
June 30, 2020	3,861	98,566	$693,425	$(21,054)	$(397,763)	$274,608	$36,947	$311,555
Issuances upon conversion of debenture	—	327	550	—	—	550	—	550
NCI adjustments for changes in ownership	—	198	1,716	—	—	1,716	(1,716)	—
Other equity transactions	—	212	532	—	—	532	—	532
Equity-based compensation expense and related issuances	—	1,443	10,445	—	—	10,445	—	10,445
Net loss	—	—	—	—	(40,548)	(40,548)	(7,488)	(48,036)
September 30, 2020	3,861	100,746	$706,668	$(21,054)	$(438,311)	$247,303	27,743	$275,046

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(in thousands)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(314,635)	$(129,571)
Adjustments for:
Depreciation and amortization	4,888	5,313
Equity-settled expenses, including compensation	65,901	73,047
Gain on business divestiture	(217)	—
(Gain) loss on disposal of capital assets	(75)	10
Loss on impairment	187,775	—
Loss on notes receivable	8,161	—
Bad debt expense	194	—
Non-cash interest expense	3,754	—
Non-cash operating lease expense	709	1,064
Deferred tax benefit	(32,141)	(407)
Non-cash loss from investments, net	195	22
Write-down of assets held-for-sale	11,003	—
Change, net of acquisitions in:
Inventory	(1,914)	(5,346)
Other assets	1,110	(3,908)
Interest receivable	(1,286)	(3,179)
Accounts payable and accrued liabilities	7,384	6,477
Taxes payable	9,742	2,279
Interest payable	4,392	(320)
Other liabilities	852	(1,184)
Net cash used in operating activities	$(44,208)	$(55,703)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of capital assets	$(7,904)	$(32,276)
Investments in notes receivable	(14,193)	(24,557)
Collection of notes receivable	235	3,138
Cash paid for long-term investments	(34,019)	(4,158)
Proceeds from business divestiture	997	—
Proceeds from sale of capital assets	1,160	172
Business acquisitions, net of cash acquired	(9,983)	(21,205)
Purchases of intangible assets	—	(58,488)
Deferred acquisition costs and deposits	—	2,076
Distributions from investments	26	137
Proceeds from purchase of short-term investments	—	149,828
Net cash (used in) provided by investing activities	$(63,681)	$14,667
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party debt	$5,000	$—
Repayment of related party loan	(20,000)	—
Proceeds from financing	129,000	—
Deferred financing costs paid	(3,317)	—
Proceeds from issuance of private placement units, net	27,887	—
Collateral received from financing agreement	22,000	—
Settlement of taxes withheld	—	(9,727)
Repayment of debt	(10,822)	(12,179)
Capital distributions, net	—	(4,363)
Net cash provided by (used in) financing activities	$149,748	$(26,269)
Net increase (decrease) in cash, cash equivalents and restricted cash	$41,859	$(67,305)
Cash, cash equivalents and restricted cash - Beginning of period	26,600	105,038
Cash, cash equivalents and restricted cash - End of period	$68,459	$37,733

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(in thousands)	2020	2019
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid - non-lease	$988	$593
Income taxes paid	867	4,253
OTHER NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital assets not yet paid for	$5,625	$281
Issuance of Class D units for land	—	264
Issuance of SVS for operating lease	—	3,353
Exchange of intangible assets to notes receivable (Note 4)	18,800	—
Holdback of Maine HSCP notes receivable (Note 6)	917	—
Promissory note conversion to equity (Note 6)	10,087	—
Deferred tax liability related to business acquisition (Note 3)	3,077	18,377
Beneficial conversion feature (Note 10)	523	—
Convertible note conversion	550	—
Unpaid debt issuance costs	4,968	—

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

1.            NATURE OF OPERATIONS

Acreage Holdings, Inc. (the “Company”, “Pubco” or “Acreage”) was originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, the Company changed its name to Applied Inventions Management Corp. The Company continued into British Columbia and changed its name to “Acreage Holdings, Inc.” on November 9, 2018. The Company’s Class E subordinate voting shares (“Fixed Shares”) and Class D subordinate voting shares (“Floating Shares”) are listed on the Canadian Securities Exchange under the symbols “ACRG.A.U” and “ACRG.B.U”, respectively, quoted on the OTCQX under the symbols “ACRHF” and “ACRDF”, respectively, and traded on the Frankfurt Stock Exchange under the symbols “0VZ1” and “0VZ2”, respectively. The Company indirectly owns, operates and has contractual relationships with cannabis cultivation facilities, dispensaries and other cannabis-related companies in the United States (“U.S.”).

High Street Capital Partners, LLC, a Delaware limited liability company doing business as “Acreage Holdings” (“HSCP”), was formed on April 29, 2014. The Company became the indirect parent of HSCP on November 14, 2018 in connection with the reverse takeover (“RTO”) transaction described below.

The Company’s principal place of business is located at 450 Lexington Avenue, #3308, New York, New York in the U.S. The Company’s registered and records office address is Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia in Canada.

The RTO transaction

On September 21, 2018, the Company, HSCP, HSCP Merger Corp. (a wholly-owned subsidiary of the Company), Acreage Finco B.C. Ltd. (a special purpose corporation) (“Finco”), Acreage Holdings America, Inc. (“USCo”) and Acreage Holdings WC, Inc. (“USCo2”) entered into a business combination agreement (the “Business Combination Agreement”) whereby the parties thereto agreed to combine their respective businesses, which would result in the RTO of Pubco by the security holders of HSCP, which was deemed to be the accounting acquiror. On November 14, 2018, the parties to the Business Combination Agreement completed the RTO. The RTO transaction is described in detail in Note 1 to the Consolidated Financial Statements of the Company in the Company’s Annual Report on Form 10-K, filed with the SEC on May 29, 2020.

Canopy Growth Corporation transaction

On June 27, 2019, the Company and Canopy Growth Corporation (“Canopy Growth” or “CGC”) implemented the Prior Plan of Arrangement (as defined in Note 13) contemplated by the Original Arrangement Agreement (as defined in Note 13). Pursuant to the Prior Plan of Arrangement, Canopy Growth was granted an option to acquire all of the issued and outstanding shares of the Company in exchange for the payment of 0.5818 of a common share in the capital of Canopy Growth for each Class A subordinate voting share (each, a “SVS”) held (with the Class B proportionate voting shares (the “PVS”) and Class C multiple voting shares (the “MVS”) being automatically converted to SVS immediately prior to consummation of the Acquisition (as defined in Note 13), which original exchange ratio was subject to adjustment in accordance with the Original Arrangement Agreement. Canopy Growth was required to exercise the option upon a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”) and, subject to the satisfaction or waiver of certain closing conditions set out in the Original Arrangement Agreement, Canopy Growth was required to acquire all of the issued and outstanding SVS (following the mandatory conversion of the PVS and MVS into SVS).

On June 24, 2020, Canopy Growth and the Company entered into an agreement to, among other things, amend the terms of the Original Arrangement Agreement and the terms of the Prior Plan of Arrangement (the “Amended Arrangement”). On September 16, 2020, the Company’s shareholders voted in favor of a special resolution authorizing and approving the terms of, among other things, the Amended Arrangement. Subsequently, on September 18, 2020, the Company obtained a final order from the Supreme Court of British Columbia approving the Amended Arrangement, and on September 23, 2020 the Company and Canopy Growth entered into the Amending Agreement (as defined in Note 13) and implemented the Amended Arrangement. Pursuant to the Amended Arrangement, the Company’s articles were amended to create the Fixed Shares, the Floating Shares and the Class F multiple voting shares (the “Fixed Multiple Shares”), and each outstanding SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share, each outstanding PVS was exchanged for 28 Fixed Shares and 12 Floating Shares, and each outstanding MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share. Please refer to Note 13 for further discussion.

Pursuant to the implementation of the Amended Agreement, on September 23, 2020, a subsidiary of Canopy Growth advanced gross proceeds of $50,000 to Universal Hemp, LLC, an affiliate of the Company. The debenture bears interest at a rate of 6.1% per annum. Please refer to Note 10 for further discussion.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

COVID-19

In December 2019, a novel strain of coronavirus (“COVID-19”) emerged in Wuhan, China. Since then, it has spread to other countries and infections have been reported around the world. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a global pandemic.

In response to the outbreak, governmental authorities in the United States, Canada and internationally have introduced various recommendations and measures to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing. The COVID-19 outbreak and the response of governmental authorities to try to limit it are having a significant impact on the private sector and individuals, including unprecedented business, employment and economic disruptions. Management has been closely monitoring the impact of COVID-19, with a focus in the health and safety of our employees, business continuity and supporting our communities. We have implemented various measures to reduce the spread of the virus, including implementing social distancing measures at our cultivation facilities, manufacturing facilities, and dispensaries, enhancing cleaning protocols at such facilities and dispensaries and encouraging employees to adhere to preventative measures recommended by local, state, and federal health officials.

2.            SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and going concern

The Unaudited Condensed Consolidated Financial Statements of Acreage have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair presentation have been reflected in these Unaudited Condensed Consolidated Financial Statements. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2020.

As reflected in the financial statements, the Company had an accumulated deficit as of September 30, 2020, as well as a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the issuance of these financial statements.

However, management believes that substantial doubt about the Company’s ability to meet its obligations for the next twelve months from the date these financial statements were issued has been alleviated due to, but not limited to, (i) access to future capital commitments, (ii) continued sales growth from our consolidated operations, (iii) latitude as to the timing and amount of certain operating expenses as well as capital expenditures, (iv) restructuring plans that have already been put in place to improve the Company’s profitability (see Note 3), (v) the Standby Equity Distribution Agreement described in Note 13 of the Unaudited Condensed Consolidated Financial Statements and (vi) the anticipated Non-Core Divestitures as described in Note 3.

If the Company is unable to raise additional capital whenever necessary, it may be forced to decelerate or curtail its footprint buildout or other operational activities until such time as additional capital becomes available. Such limitation of the Company’s activities would allow it to slow its rate of spending and extend its use of cash until additional capital is raised. However, management cannot provide any assurances that it will be successful in accomplishing any of the Company’s plans. Management also cannot provide any assurance as to unforeseen circumstances that could occur at any time within the next twelve months or thereafter which could increase the Company’s need to raise additional capital on an immediate basis.

Use of estimates

The preparation of the Company’s Unaudited Condensed Consolidated Financial Statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the amounts that are reported in the Unaudited Condensed Consolidated Financial Statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may differ from those estimates. Significant estimates inherent in the preparation of the accompanying Unaudited Condensed Consolidated Financial Statements include the fair value of assets acquired and liabilities assumed in business combinations, assumptions relating to equity-based compensation expense, estimated useful lives for property, plant and equipment and intangible assets, the valuation allowance against deferred tax assets and the assessment of potential impairment charges on goodwill, intangible assets and investments in equity and notes receivable.

These interim Unaudited Condensed Consolidated Financial Statements and notes thereto should be read in conjunction with the audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2019 dated May 29, 2020, included elsewhere in this document.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Emerging growth company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Functional and presentation currency

The Unaudited Condensed Consolidated Financial Statements and the accompanying notes are expressed in U.S. dollars. Financial metrics are presented in thousands. Other metrics, such as shares outstanding, are presented in thousands unless otherwise noted.

Basis of consolidation

Our Unaudited Condensed Consolidated Financial Statements include the accounts of Acreage, its subsidiaries and variable interest entities (“VIEs”) where we are considered the primary beneficiary, if any, after elimination of intercompany accounts and transactions. Investments in entities in which the Company has significant influence, but less than a controlling financial interest, are accounted for using the equity method. Our proportionate share of net income or loss of the entity is recorded in Income (loss) from investments, net in the Consolidated Statements of Operations.

The unaudited and audited consolidated financial statements are referred to as the “Financial Statements” herein. The unaudited condensed consolidated statements of operations are referred to as the “Statements of Operations” herein. The unaudited and audited condensed consolidated statements of financial position are referred to as the “Statements of Financial Position” herein. The unaudited condensed consolidated statements of cash flows are referred to as the “Statements of Cash Flows” herein.

Restricted cash

Restricted cash represents funds contractually held for specific purposes (Refer to Note 10) and, as such, not available for general corporate purposes. Cash and restricted cash, as presented on the Statements of Cash Flows, consists of $46,363 and $22,096 as of September 30, 2020, respectively, and $37,638 and $95 as of September 30, 2019, respectively.

Impairment of long-lived assets

Goodwill and indefinite-lived intangible assets are not subject to amortization and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired. Goodwill and indefinite-lived intangible assets are tested at the individual business level. The Company may first assess qualitative factors and, if it determines it is more likely than not that the fair value is less than the carrying value, then proceed to a quantitative test if necessary.

Finite-lived intangible assets and other long-lived assets are tested for impairment based on undiscounted cash flows when events or changes in circumstances indicate that the carrying amount may not be recoverable.

Accounting for warrants and convertible notes

The Company determines the accounting classification of warrants it issues, as either liability or equity classified, by first assessing whether the warrants meet liability classification in accordance with ASC 480-10, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, then in accordance with ASC 815-40, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Under ASC 480, warrants are considered liability classified if the warrants are mandatorily redeemable, obligate the Company to settle the warrants or the underlying shares by paying cash or other assets, or warrants that must or may require settlement by issuing a variable number of shares.

If warrants do not meet the liability classification under ASC 480-10, the Company assesses the requirements under ASC 815-40, which states that contracts that require or may require the issuer to settle the contract for cash are liabilities recorded at fair value, irrespective of the likelihood of the transaction occurring that triggers the net cash settlement feature. If the warrants do not require liability classification under ASC 815-40, and in order to conclude equity classification, the Company also assesses whether the warrants are indexed to its common stock and whether the warrants are classified as equity under ASC 815-40 or other applicable GAAP. After all relevant assessments, the Company concludes whether the warrants are classified as liability or equity. Liability classified warrants require fair value accounting at issuance and subsequent to initial issuance with all changes in fair value after the issuance date recorded in the statements of operations. Equity classified warrants only require fair value accounting at issuance with no changes recognized subsequent to the issuance date.

The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the difference between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The debt discounts under these arrangements are amortized over the earlier of (i) the term of the related debt using the straight line method which approximates the interest rate method or (ii) redemption of the debt. The amortization of debt discounts is included as a component of Interest expense in the accompanying Statements of Operations. Refer to Note 10.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Assets held for sale

The Company classifies long-lived assets or disposal groups as held for sale in the period when the following held for sale criteria are met: (i) the Company commits to a plan to sell; (ii) the long-lived asset or disposal group is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such long-lived assets or disposal groups; (iii) an active program to locate a buyer and other actions required to complete the plan to sell have been initiated; (iv) the sale is probable within one year; (v) the asset or disposal group is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (vi) it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. In accordance with ASC 360-10, Property, Plant and Equipment, long-lived assets and disposal groups classified as held for sale are measured at the lower of their carrying amount or fair value less costs to sell.

Net loss per share

Net loss per share represents the net loss attributable to shareholders divided by the weighted average number of shares outstanding during the period on an as converted basis. Basic and diluted loss per share are the same as of September 30, 2020 and 2019 as the issuance of shares upon conversion, exercise or vesting of outstanding units would be anti-dilutive in each period. There were 44,056 and 41,642 anti-dilutive shares outstanding as of September 30, 2020 and 2019, respectively. Refer to Note 16 for further details.

Accounting Pronouncements Recently Adopted

As of December 2019, the Company early adopted ASU 2017-04 - Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). The objective of ASU 2017-04 is to simplify how an entity is required to test goodwill for impairment. Under previous GAAP, entities were required to test goodwill for impairment using a two-step approach. Under the amendments in ASU 2017-04, an entity performs its goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. The adoption of ASU 2017-04 did not have an effect on the Company’s Financial Statements.

Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13 - Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which was subsequently revised by ASU 2018-19, ASU 2019-04, ASU 2019-05, ASU 2019-11, ASU 2020-02 and ASU 2020-03. ASU 2016-13 introduces a new model for assessing impairment on most financial assets. Entities will be required to use a forward-looking expected loss model, which will replace the current incurred loss model, which will result in earlier recognition of allowance for losses. As an emerging growth company, the Company has elected to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Securities and Exchange Act of 1934. Accordingly, ASU 2016-13 will be effective for the Company’s first interim period of fiscal 2023, and the Company is currently evaluating the impact of the new standard.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

3.            ACQUISITIONS, DIVESTITURES AND ASSETS HELD FOR SALE

Acquisitions

During the nine months ended September 30, 2020, the Company completed the following business combination below. The preliminary purchase price allocation is as follows:

Purchase Price Allocation	CCF (1)
Assets acquired:
Cash and cash equivalents	$17
Inventory	1,969
Other current assets	3,164
Capital assets, net	4,173
Operating lease ROU assets	4,455
Goodwill	5,247
Intangible assets - cannabis licenses	10,000
Other non-current assets	10
Liabilities assumed:
Accounts payable and accrued liabilities	(228)
Taxes payable	(17)
Other current liabilities	(4,248)
Operating lease liability	(4,455)
Fair value of net assets acquired	$20,087

Consideration paid:
Cash	$10,000
Settlement of pre-existing relationship	10,087
Total consideration	$20,087

(1) On June 26, 2020, a subsidiary of the Company acquired 100% of Compassionate Care Foundation, Inc. (“CCF”), a New Jersey vertically integrated medical cannabis nonprofit corporation.

The settlement of pre-existing relationship included in the transaction price includes a $7,952 line of credit as well as interest receivable of $2,135 which were both previously recorded in Notes receivable, non-current in the Statements of Financial Position. The carrying value of these amounts approximated their fair value.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

During the nine months ended September 30, 2019, the Company completed the following business combinations, and has allocated each purchase price as follows:

Purchase Price Allocation	Thames Valley (1)	NCC (2)	Form Factory (3)	Total
Assets acquired:
Cash and cash equivalents	$106	$696	$4,276	$5,078
Inventory	39	170	520	729
Other current assets	1	36	1,136	1,173
Capital assets, net	—	539	3,988	4,527
Operating lease ROU assets	—	—	10,477	10,477
Goodwill	3,594	4,196	66,199	73,989
Intangible assets - cannabis licenses	14,850	2,500	39,469	56,819
Intangible assets - customer relationships	—	—	4,600	4,600
Intangible assets - developed technology	—	—	3,100	3,100
Other non-current assets	—	25	406	431
Liabilities assumed:
Accounts payable and accrued liabilities	(121)	(24)	(1,572)	(1,717)
Other current liabilities	—	(621)	(74)	(695)
Debt	—	—	(494)	(494)
Operating lease liability	—	—	(10,477)	(10,477)
Deferred tax liability	(3,397)	(465)	(14,515)	(18,377)
Other liabilities	—	(175)	(23)	(198)
Fair value of net assets acquired	$15,072	$6,877	$107,016	$128,965

Consideration paid:
Cash	15,072	—	3,711	18,783
Deferred acquisition costs and deposits	—	100	—	100
Subordinate Voting Shares	—	3,948	95,266	99,214
Settlement of pre-existing relationship	—	830	8,039	8,869
Fair value of previously held interest	—	1,999	—	1,999
Total consideration	$15,072	$6,877	$107,016	$128,965

Subordinate Voting Shares issued	—	211	4,770	4,981

The operating results of the above acquisitions were not material to the periods presented.

(1) On January 29, 2019, a subsidiary of the Company acquired 100% of Thames Valley Apothecary, LLC (“Thames Valley”), a dispensary license holder in Connecticut.

(2) On March 4, 2019, a subsidiary of the Company acquired the remaining 70% ownership interest in NCC LLC (“NCC”), a dispensary license holder in Illinois. The market price used in valuing SVS issued was $18.70. As a result of this acquisition, the previously held interest in NCC was re-measured, resulting in a gain of $999, which was recorded in Income from investments, net in the Statements of Operations during the nine months ended September 30, 2019.

The settlement of pre-existing relationship included in the transaction price includes a $550 promissory note receivable as well as an amount receivable of $280 which was previously recorded in Other current assets in the Statements of Financial Position. The carrying value of these amounts approximated their fair value.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

(3) On April 16, 2019, a subsidiary of the Company acquired 100% of Form Factory Holdings, LLC (“Form Factory”), a manufacturer and distributor of cannabis-based edibles and beverages. The useful life of the developed technology was determined to be 19 years, and the useful life of the customer relationships was determined to be 5 years.

The market price used in valuing unrestricted SVS issued was $20.45 per share. Certain SVS are subject to clawback should certain indemnity conditions arise and as such, a discount for lack of marketability was applied that correlates to the period of time these shares are subject to restriction.

The Company also recorded an expense of $2,139 in the Statements of Operations for the nine months ended September 30, 2019 in connection with the acquisition of Form Factory that represents stock compensation fully vested on the acquisition date. 86 SVS valued at $1,753 were issued and recorded in Other equity transactions on the Statements of Shareholders’ Equity, with the remainder settled in cash.

The settlement of pre-existing relationship included in the transaction price included a $7,924 promissory note receivable and $115 of interest receivable. The carrying value of these amounts approximated their fair value.

Deferred acquisition costs and deposits

The Company’s subsidiaries make advance payments to certain acquisition targets for which the transfer is pending certain regulatory approvals prior to the acquisition date.

As of September 30, 2020 and December 31, 2019, the Company’s subsidiaries had no deferred acquisition costs outstanding.

Divestitures

On May 8, 2020, a subsidiary of the Company sold all equity interests in Acreage North Dakota, LLC, a medical cannabis dispensary holder and operator, for $1,000. This resulted in a gain on sale of $217 recorded in Other loss, net on the Statements of Operations for the nine months ended September 30, 2020.

Assets Held for Sale

On June 30, 2020, the Company determined certain businesses and assets met the held-for-sale criteria. The Company has identified the following businesses as their separate disposal groups: Acreage Florida, Inc., Kanna, Inc., Maryland Medicinal Research & Caring, LLC (“MMRC”) and certain Oregon entities comprising 22nd & Burn, Inc., The Firestation 23, Inc. and East 11th Incorporated, collectively (“Cannabliss”). As further disposal groups, the Company has identified certain assets owned in HSCP Oregon, LLC (comprising Medford, Powell and Springfield) and Michigan as held-for-sale.

In accordance to ASC 205-20-45 - Discontinued Operations, a disposal of a component of an entity shall be reported in discontinued operations if the divestiture represents a strategic shift that will have a major effect on the entity’s operations and financial results. Management determined that the expected divestitures will not represent a strategic shift that will have a major effect on the Company’s operations and financial results and thus will not report the expected divestitures of these assets as discontinued operations.

Upon classification of the disposal groups as held for sale, the Company tested each disposal group for impairment and recognized charges of $2,893 and $11,003 within Write down of assets held-for-sale on the Statements of Operations for the three and nine months ended September 30, 2020 to write the disposal groups down to its fair value less costs to sell. Additionally, all assets and liabilities determined within these disposal groups were transferred into Assets held-for-sale and Liabilities related to assets held-for-sale on the Statements of Financial Position, respectively as of September 30, 2020 from each of their previous respective financial statement captions. Refer to table below for further details.

The preliminary fair values of the major classes of assets and liabilities of the businesses and assets classified as held-for-sale on our Statements of Financial Position are presented below and are subject to change based on developments during the sales process.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

	September 30, 2020
	Acreage Florida, Inc.	Kanna, Inc.	MMRC(1)	Michigan	OR - Cannabliss	OR - Medford	OR - Powell	OR - Springfield	Total
Inventory	$653	$—	$—	$—	$347	$696	$140	$96	$1,932
Notes receivable, current	—	—	—	—	—	32	—	—	32
Other current assets	174	—	30	—	1	—	—	—	205
Total current assets classified as held-for-sale	827	—	30	—	348	728	140	96	2,169
Capital assets, net	4,999	1,156	286	7,469	67	2,252	7	16	16,252
Operating lease right-of-use assets	10,305	944	362	—	645	321	164	319	13,060
Intangible assets, net	26,190	970	801	—	—	—	—	—	27,961
Goodwill	—	—	—	—	2,192	—	—	—	2,192
Total assets classified as held for sale	$42,321	$3,070	$1,479	$7,469	$3,252	$3,301	$311	$431	$61,634

Accounts payable and accrued liabilities	$(317)	$(240)	$(7)	$—	$(190)	$—	$—	$—	$(754)
Taxes payable	—	1	—	—	(292)	—	—	—	(291)
Operating lease liability, current	(489)	(241)	(31)	—	(157)	(128)	(116)	(39)	(1,201)
Other current liabilities	(187)	—	—	—	4	—	—	—	(183)
Total current liabilities classified as held-for-sale	(993)	(480)	(38)	—	(635)	(128)	(116)	(39)	(2,429)
Debt, non-current	(3,799)	—	—	—	—	—	—	—	(3,799)
Operating lease liability, non-current	(14,229)	(676)	(331)	—	(456)	(313)	(54)	(280)	(16,339)
Deferred tax liabilities	—	—	—	—	4	—	—	—	4
Total liabilities classified as held-for-sale	$(19,021)	$(1,156)	$(369)	$—	$(1,087)	$(441)	$(170)	$(319)	$(22,563)

(1) On August 11, 2020, a subsidiary of the Company entered into a transaction of sale for MMRC for $1,500 with a buyer. The Company’s applicable subsidiary, when permitted by state law, will transfer all of the issued and outstanding membership interests of MMRC to the buyer. In the interim, and subject to regulatory approval, the buyer and MMRC will enter into a management services agreement for the management and operation of MMRC until such time as the Company can transfer the equity of MMRC to the buyer.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

4.            INTANGIBLE ASSETS AND GOODWILL

Intangible assets

The following table details our intangible asset balances by major asset classes:

Intangibles	September 30, 2020	December 31, 2019
Finite-lived intangible assets:
Management contracts	$19,580	$52,438
Customer relationships	—	4,600
Developed technology	—	3,100
	19,580	60,138
Accumulated amortization on finite-lived intangible assets:
Management contracts	(4,721)	(5,750)
Customer relationships	—	(649)
Developed technology	—	(114)
	(4,721)	(6,513)
Finite-lived intangible assets, net	14,859	53,625

Indefinite-lived intangible assets
Cannabis licenses	124,665	232,347

Total intangibles, net	$139,524	$285,972

The intangible assets balance as of September 30, 2020 excludes intangible assets reclassified to assets held for sale. Refer to Note 3 for further information. The average useful life of finite-lived intangible assets ranges from five to eight years.

Impairment of intangible assets

In December 2019, a novel strain of coronavirus emerged in Wuhan, China, which since then, has spread worldwide. As a result of the recent global economic impact and uncertainty due to the COVID-19 pandemic, the Company concluded a triggering event had occurred as of March 31, 2020, and accordingly, performed interim impairment testing.

During the nine months ended September 30, 2020, the Company performed a quantitative analysis and concluded certain of the indefinite-lived cannabis licenses had a fair value below the carrying value. Accordingly, during the nine months ended September 30, 2020 and 2019, the Company recognized impairment charges of $92,798 and nil, respectively, with respect to its indefinite-lived intangible assets at Acreage Florida, Inc., Form Factory Holdings, LLC and Kanna, Inc. The charge is recognized in Loss on impairment on the Statements of Operations.

The Company evaluated the recoverability of the related finite-lived intangible assets to be held and used by comparing the carrying amount of the assets to the future net undiscounted cash flows expected to be generated by the assets, or comparable market sales data to determine if the carrying value is recoverable. During the nine months ended September 30, 2020 and 2019, the Company recognized impairment charges of $8,324 and nil, respectively, with respect to its finite-lived intangible assets at Form Factory and CWG Botanicals, Inc. (“CWG”). The charge is recognized in Loss on impairment on the Statements of Operations.

These impairments resulted in the recognition of a tax provision benefit and an associated reversal of deferred tax liabilities of $31,473 during the nine months ended September 30, 2020.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

WCM Refinancing

On March 6, 2020, a subsidiary of the Company closed on a refinancing, transaction and conversion related to Northeast Patients Group, operating as Wellness Connection of Maine (“WCM”), a medical cannabis business in Maine, resulting in ownership of WCM by three individuals. In connection with the transaction, WCM converted from a non-profit corporation to a for-profit corporation. Refer to Note 6 for further details. Concurrently, a portion of the management contract was converted into a promissory note of $18,800 in Notes receivable, non-current on the Statements of Financial Position in exchange for the previously held management contract. An impairment was determined as the differential between the net carrying value of the previously held management contract and the promissory note received in exchange. This resulted in an impairment loss to finite-lived intangible assets of $9,395 in Loss on impairment on the Statements of Operations for the nine months ended September 30, 2020.

Amortization expense recorded during the three and nine months ended September 30, 2020 was $541 and $2,248, respectively. Amortization expense recorded during the three and nine months ended September 30, 2019 was $1,579 and $3,914, respectively.

Expected annual amortization expense for existing intangible assets subject to amortization at September 30, 2020 is as follows for each of the next five fiscal years:

Amortization of Intangibles	2020	2021	2022	2023	2024
Amortization expense	$541	$2,164	$2,164	$2,164	$2,164

Goodwill

The following table details the changes in the carrying amount of goodwill:

Goodwill	Total
December 31, 2019	$105,757
Acquisitions	5,247
Impairment	(76,890)
Less: Goodwill held for sale	(2,192)
September 30, 2020	$31,922

Also as a result of the recent global economic impact and uncertainty due to the COVID-19 pandemic, the Company concluded a triggering event had occurred as of March 31, 2020, and accordingly, performed interim impairment testing.

During the nine months ended September 30, 2020 and 2019, the Company recognized impairment charges of $65,304 and nil, respectively, with respect to its goodwill related to Form Factory. The Company applied the discounted cash flow approach to determine the fair value of Form Factory. The charge is recognized in Loss on impairment on the Statements of Operations.

Pursuant to the WCM refinancing described above, the Company recognized an impairment loss to goodwill of $11,586 on Loss of impairment on the Statements of Operations for the nine months ended September 30, 2020. This was determined as the differential between the net carrying value of the previously held management contract and the promissory note received in exchange.

5.            INVESTMENTS

The carrying values of the Company’s investments in the Statements of Financial Position as of September 30, 2020 and December 31, 2019 are as follows:

Investments	September 30, 2020	December 31, 2019
Investments held at FV-NI	5,226	4,376
Equity method investments	33,071	123
Total long-term investments	$38,297	$4,499

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

(Loss) income from investments, net in the Statements of Operations during the three and nine months ended September 30, 2020 and 2019 is as follows:

Investment income	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Short-term investments	$—	$—	$—	$738
Investments held at FV-NI	614	(1,434)	877	(968)
Equity method investments	(1,047)	(24)	(1,072)	1,000
(Loss) income from investments, net	$(433)	$(1,458)	$(195)	$770

Short-term investments

The Company from time to time invests in U.S. Treasury bills which are classified as held-to-maturity and measured at amortized cost. These range in original maturity from three to six months, and bear interest ranging from 2.2% - 2.4%. During the nine months ended September 30, 2019, short-term investments in U.S. Treasury bills in the amount of $149,828 matured.

Investments held at FV-NI

The Company has investments in equity of several companies that do not result in significant influence or control. These investments are carried at fair value, with gains and losses recognized in the Statements of Operations.

Equity method investments

The Company accounts for investments in which it can exert significant influence but does not control as equity method investments in accordance with ASC 810.

With a portion of the proceeds for the 6.1% loan received by Universal Hemp, LLC (“Universal Hemp”), Acreage engaged an investment advisor (the “Investment Advisor”) which, under its Investment Advisor’s sole discretion, invested on behalf of Universal Hemp $34,019 on September 28, 2020. As a result, Universal Hemp acquired 34,019 class B units, at $1 par value per unit, which represented 100% financial interest in an Investment Partnership, a Canada-based limited partnership. The Investment Partnership entity and the general partner was independently formed by an institutional investor. Universal Hemp through its investment with the Investment Advisor is determined to hold significant influence in accordance with ASC 810 of the Investment Partnership due to 1) the economic financial interest, and 2) the entitlement to matters as they pertain to ‘Extraordinary Resolution’ items as defined within the Investment Partnership Agreement. As a result, the Company accounts for the investment in the Investment Partnership under the equity method. See Note 10 (“September 2020 Transactions”).

6.            NOTES RECEIVABLE

Notes receivable as of September 30, 2020 and December 31, 2019 consisted of the following:

	September 30, 2020	December 31, 2019
Notes receivable	$93,575	$75,851
Interest receivable	4,763	5,774
Total notes receivable	$98,338	$81,625
Less: Notes receivable, current	2,051	2,146
Notes receivable, non-current	$96,287	$79,479

Interest income on notes receivable during the three and nine months ended September 30, 2020 totaled $1,606 and $5,083, respectively. Interest income on notes receivable during the three and nine months ended September 30, 2019 totaled $1,190 and $2,921, respectively.

On March 6, 2020, a subsidiary of the Company closed on a refinancing transaction and conversion related to Northeast Patients Group, operating as WCM, a medical cannabis business in Maine, resulting in ownership of WCM by three individuals. In connection with the transaction, WCM converted from a non-profit corporation to a for-profit corporation. WCM previously had a series of agreements with Wellness Pain & Management Connection LLC (“WPMC”), which resulted in an outstanding balance of $18,800 due to WPMC as of closing of this transaction. A restated consulting agreement was put in place, whereby WCM agrees to pay a fixed annual fee of $120, payable monthly, in exchange for a suite of consulting services. In addition, a promissory note payable to WPMC was signed in the amount of $18,800 to convert the existing payment due into a fixed, secured debt obligation.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

In order to fund the transaction of WCM, a subsidiary of the Company created a new Maine corporation, named Maine HSCP, Inc. (“Maine HSCP”). At closing, a subsidiary of the Company contributed $5,700 to Maine HSCP, and then sold 900 shares of Maine HSCP, constituting all of the outstanding equity interests of Maine HSCP, to three qualifying individuals in exchange for promissory notes of $1,900 each. Each note is secured by a pledge of the shares in Maine HSCP, and payment of the note is to be made solely from dividends paid to the shareholder by Maine HSCP, except for amounts to be paid to the shareholder to cover tax obligations. As of September 30, 2020, the Company recorded a holdback reserve of $917 for the State of Maine as a result of finalization of valuation by the State. The Company’s relevant subsidiary has the option, exercisable at any time, to buy back the shares, at the higher of fair market value or the remaining balance under the promissory notes. The individuals also have the right at any time to put the shares to the Company’s subsidiary on the same terms. The net equity impact to the Company was nil, and the option described above is only redeemable if permissible pursuant to Maine regulations.

On July 1, 2019, a subsidiary of the Company entered into $8,000 convertible note receivable with a west coast social equity program. Upon certain conditions related to a subsequent capital raise, the Company’s applicable subsidiary will obtain the right to convert its financing receivable to an ownership interest. The line of credit matures in June 2022 and bears interest at a rate of 8% per annum. During the nine months ended September 30, 2020, the Company wrote off the note receivable and the accrued interest of $8,000 and $161, respectively, as the Company determined that the note was not collectible and recorded a loss on notes receivable of $8,161.

The Company provides revolving lines of credit to several entities under management services agreements which are included in notes receivable. The relevant terms and balances are detailed below.

Lines of Credit			Balance as of
Counterparty	Maximum Obligation	Interest Rate	September 30, 2020	December 31, 2019
Greenleaf (1)	$31,200	3.25% - 4.75%	$29,085	$22,569
CWG (2)	12,000	8%	9,767	9,152
CCF (3)	12,500	18%	—	7,152
Prime Alternative Treatment Center, Inc. ("PATC") (4)	4,650	15%	4,650	4,650
Patient Centric of Martha’s Vineyard, Ltd. (“PCMV”) (5)	9,000	15%	6,594	5,758
Health Circle, Inc. (6)	8,000	15%	4,331	3,988
Total	$77,350		$54,427	$53,269

(1) During the year ended December 31, 2018, a subsidiary of the Company extended lines of credit to Greenleaf Apothecaries, LLC, Greenleaf Therapeutics, LLC and Greenleaf Gardens, LLC (together “Greenleaf”), which mature in June 2023.

(2) The revolving line of credit due from CWG matures in December 2021.

(3) In September 2018, a subsidiary of the Company entered into a management agreement to provide certain advisory and consulting services to CCF for a monthly fee based on product sales.

On November 15, 2019, certain changes in New Jersey state laws occurred to allow for-profit entities to hold cannabis licenses and certain regulatory approvals. Accordingly, a subsidiary of the Company entered into a Reorganization Agreement with CCF, whereby the management agreement will terminate and any outstanding obligations on the line of credit will convert to a direct ownership interest in CCF, which will convert to a for-profit entity. On June 26, 2020, the transactions contemplated by the Reorganization Agreement closed and the line of credit converted into equity in CCF’s successor entity. Please see Note 3 for additional details.

(4) PATC is a non-profit license holder in New Hampshire to which the Company’s consolidated subsidiary PATCC provides management or other consulting services. The line of credit matures in August 2022.

(5) In November 2018, a subsidiary of the Company entered into a services agreement with PCMV. The line of credit matures in November 2023. The services agreement was terminated in February 2020.

(6) Health Circle, Inc. is a non-profit license holder in Massachusetts that formerly had a services agreement with the Company’s consolidated subsidiary MA RMDS SVCS, LCC. The line of credit matures in November 2032. The services agreement was terminated in February 2020.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

7.            CAPITAL ASSETS, net

Net property and equipment consisted of:

	September 30, 2020	December 31, 2019
Land (1)	$6,490	$9,839
Building	34,368	34,522
Right-of-use asset, finance leases	5,572	5,954
Construction in progress	16,328	17,288
Furniture, fixtures and equipment	19,076	21,019
Leasehold improvements	23,273	22,682
Capital assets, gross	$105,107	$111,304
Less: accumulated depreciation	(8,544)	(5,257)
Capital assets, net	$96,563	$106,047

Depreciation of capital assets for the three and nine months ended September 30, 2020 include $855 and $2,640 of depreciation expense, and $553 and $1,881, that was capitalized to inventory, respectively. Depreciation of capital assets for the three and nine months ended September 30, 2019 include $603 and $1,399 of depreciation expense, and $490 and $1,321, that was capitalized to inventory, respectively.

(1)	On May 8, 2020, a subsidiary of the Company sold a parcel of land for a sale price of $1,081. In connection with the transaction, the Company recorded a $280 gain on sale at Other loss, net on the Statements of Operations.

8.            LEASES

The Company leases land, buildings, equipment and other capital assets which it plans to use for corporate purposes and the production and sale of cannabis products. Leases with an initial term of 12 months or less are not recorded on the Statements of Financial Position and are expensed in the Statements of Operations on the straight-line basis over the lease term. The Company does not have any material variable lease payments, and accounts for non-lease components separately from leases.

Balance Sheet Information	Classification	September 30, 2020	December 31, 2019
Right-of-use assets
Operating	Operating lease right-of-use assets	$31,507	$51,950
Finance	Capital assets, net	5,194	5,832
Total right-of-use assets		$36,701	$57,782

Lease liabilities
Current
Operating	Operating lease liability, current	$2,482	$2,759
Financing	Debt, current	75	49
Non-current
Operating	Operating lease liability, non-current	30,182	47,522
Financing	Debt, non-current	5,547	6,083
Total lease liabilities		$38,286	$56,413

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Statement of Operations Information	Classification	Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
Short-term lease expense	General and administrative	$437	$267	$1,108	$753
Operating lease expense	General and administrative	2,062	1,650	6,512	3,618
Finance lease expense:
Amortization of right of use asset	Depreciation and amortization	87	26	81	45
Interest expense on lease liabilities	Interest expense	190	34	621	72
Sublease income	Other loss, net	(12)	(10)	(28)	(58)
Net lease cost		$2,327	$1,700	$7,186	$3,677

Statement of Cash Flows Information	Classification	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Cash paid for operating leases	Net cash used in operating activities	$5,803	$2,554
Cash paid for finance leases - interest	Net cash used in operating activities	$587	$72

The following represents the Company’s future minimum payments required under existing leases with initial terms of one year or more as of September 30, 2020:

Maturity of lease liabilities	Operating Leases	Finance Leases
2020 (1)	$2,155	$203
2021 (1)	7,075	823
2022	5,347	843
2023	5,187	864
2024	5,204	886
Thereafter	29,549	14,090
Total lease payments	$54,517	$17,709
Less: imputed interest	20,975	12,087
Present value of lease liabilities	$33,542	$5,622

Weighted average remaining lease term (years)	9	11
Weighted average discount rate	9%	15%

(1) Includes minimum payments under existing operating leases currently classified as held-for-sale (Refer to Note 3 for details).

As of September 30, 2020, there have been no leases entered into that have not yet commenced.

9.            INVENTORY

	September 30, 2020	December 31, 2019
Retail inventory	$1,884	$1,784
Wholesale inventory	16,127	11,993
Cultivation inventory	2,351	3,021
Supplies & other	1,399	1,285
Total	$21,761	$18,083

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

10.            DEBT

The Company’s debt balances consist of the following:

Debt balances	September 30, 2020	December 31, 2019
NCCRE loan	$476	$492
Seller’s notes	2,581	2,810
Related party debt	—	15,000
Financing liability (related party)	15,253	19,052
Finance lease liabilities	5,622	6,132
3.55% Credit facility due 2022	19,841	—
3.55% Credit facility collateral (related party)	22,116	—
Convertible note, net of debt discount	—	—
Bridge loan	14,884	—
7.5% Loan due 2023	32,043	—
6.1% Secured debenture due 2030	45,984	—
Total debt	$158,800	$43,486
Less: current portion of debt	37,097	15,300

Total long-term debt	$121,703	$28,186

The interest expense related to the Company’s debt during the three and nine months ended September 30, 2020 and 2019 consists of the following:

Interest Expense	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
NCCRE loan	$5	$4	$14	$14
Seller’s notes	76	60	220	259
Financing liability (related party)	86	—	1,384	—
Finance lease liability	190	32	621	72
3.55% Credit facility due 2022	393	—	869	—
3.55% Credit facility collateral (related party)	167	—	1,524	—
Convertible note	2,119	—	2,872	—
Bridge loan	3,011	—	3,502	—
7.5% Loan due 2023	23	—	23	—
6.1% Secured debenture due 2030	77	—	77	—
Total interest expense	$6,147	$96	$11,106	$345

NCC Real Estate, LLC (“NCCRE”) loan

NCCRE, which is owned by the Company’s consolidated subsidiary HSC Solutions, LLC, entered into a $550 secured loan with a financial institution for the purchase of a building in Rolling Meadows, Illinois in December 2016. The building is leased to NCC. The promissory note payable carries a fixed interest rate of 3.7% and is due in December 2021.

Seller’s notes

The Company issued Seller’s notes payable in connection with several transactions, bearing interest at rates ranging from 3.5% to 10%.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Related party debt

During the year ended December 31, 2019, Kevin Murphy, the Chairman of the board of directors, made a non-interest bearing loan of $15,000 to Acreage. In January 2020, he made an additional loan of $5,000 to Acreage. These amounts were subsequently repaid in March 2020.

In addition, Mr. Murphy has an interest in the credit facility disclosed below under “3.55% Credit facility and collateral”, in connection with which he loaned $21,000 of the $22,000 borrowed by the Company to the Lender (as defined below), which amount remains outstanding.

Financing liability

In connection with the Company’s failed sale-leaseback transaction in October, a financing liability was recognized equal to the cash proceeds received. The Company will recognize the cash payments made on the lease as interest expense, and the principal will be derecognized upon expiration of the lease.

3.55% Credit facility and collateral

On March 11, 2020, the Company borrowed $21,000 from an institutional lender pursuant to a credit facility. The credit facility permits the Company to borrow up to $100,000, which may be drawn down by the Company in four tranches, maturing two years from the date of the first draw down. The Company will pay an annual interest rate of 3.55% on the first advance of debt for a term of two years. The borrowed amounts under the credit facility are fully collateralized by $22,000 of restricted cash, which was borrowed pursuant to the loan transaction described below. Any additional draws must be fully cash collateralized as well.

Also on March 11, 2020, the Company closed $22,000 in borrowings pursuant to a loan transaction with IP Investment Company, LLC (the “Lender”). The maturity date is 366 days from the closing date of the loan transaction. The Company will pay monthly interest on the collateral in the form of 27 SVS through the maturity date. The Lender may put any unsold interest shares to the Company upon maturity at a price of $4.50 per share. Kevin Murphy, the Chairman of the board of directors, loaned $21,000 of the $22,000 borrowed by the Company to the Lender. The loan is secured by the non-U.S. intellectual property assets, a cannabis state license and 12,000 SVS shares of the Company.

Pursuant to the Amended Arrangement, the monthly interest on the collateral payable to Kevin Murphy was modified to cash payments for the remaining duration of the term at an interest rate of 12% per annum, payable upon maturity. The remaining interest will continue to be paid monthly in the form of 2 Fixed Shares and 1 Floating Share through the maturity date.

The Company has determined such equity interest on collateral to be a mandatorily redeemable financial instrument that is recorded as a liability in accordance with ASC 480 - Distinguishing liabilities from equity (“ASC 480”). The liability is calculated based upon the share interest multiplied by the maturity price of $4.50 per share. The equity and cash liability amounted to $60 and $1,408, respectively as of September 30, 2020 and was recorded in Debt, current within the Statements of Financial Position.

Convertible note

On May 29, 2020, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an Investment Fund (the “Investor”), pursuant to which the Company sold and issued $11,000 in principal amount under a secured convertible debenture, with gross proceeds to the Company of $10,000 before transaction fees (the “Convertible Debenture”).

The Convertible Debenture bears interest at 15% per annum and was secured by the Company’s medical cannabis dispensaries in Connecticut. The Convertible Debenture was convertible by the holder in whole or in part after September 30, 2020. Prior to September 30, 2020, the holder could convert only up to $550 of principal amount. The Convertible Debenture may not be converted to common stock to the extent such conversion would result in the holder beneficially owning more than 4.99% of the Company’s outstanding common stock. The Convertible Debenture was convertible into Class A Subordinate Voting Shares of the Company at a conversion price of $1.68 per share, subject to the conversion limitations described above. On September 4, 2020, the holder accordingly converted $550 of the principal amount.

The maturity date is the earlier of (i) May 29, 2021 or (ii) on the consummation of one or more debt, equity or a combination of debt and equity financing transactions in which the Company receives gross proceeds of $40,000 or more. Management accordingly accreted all discounts to Interest expense on the Consolidated Statements of Operations over the period through September 30, 2020.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

The Company recorded beneficial conversion of $523, representing 5% of the principal amount which was convertible in Share Capital in the Statements of Shareholders’ Equity, and an equivalent discount was recorded against the carrying value of the Convertible Debenture. The beneficial conversion feature was determined in accordance with ASC 470-20 - Debt with conversion and other options and is calculated at its intrinsic value being the difference between the conversion price and the fair value of the common stock into which the debt is convertible at the commitment date, being $3.28 per share, multiplied by the number of shares into which the debt is convertible. The Company had the right to redeem up to 95% of the principal amount on or prior to September 29, 2020 without penalty.

On September 29, 2020, the Company retired the convertible debenture, utilizing the proceeds received from the 7.5% Loan due 2023 entered into on the same date as described below.

The Company determined the conversion feature above did not meet the characteristics of a derivative instrument in accordance with ASC 815 - Derivatives and Hedging (“ASC 815”), as the conversion feature is indexed to its own stock and is classified under Share Capital in the Statements of Stockholders’ Equity. As such, there was no derivative liability associated with the Convertible Debenture under ASC 815.

For the three and nine months ended September 30, 2020, the Company recorded amortization of debt discount of $1,122 and $1,524, respectively.

Secured bridge loan

On June 16, 2020, the Company entered into a short-term definitive funding agreement with an institutional investor for gross proceeds of $15,000 (less transaction costs of approximately $943). The secured note has a maturity date of four months and bears an interest rate of 60% per annum. It is secured by, among other items, the Company’s cannabis operations in Illinois, New Jersey and Florida, as well as the Company’s U.S. intellectual property. In the event of default, the Company is obligated to pay the lender an additional fee of $6,000. The Company may pre-pay the secured note without penalty or premium at any time following the 90th day after closing.

In October 2020, the Company retired the short-term definitive funding agreement and paid in aggregate $18,050 to retire the full principal balance and accrued interest.

September 2020 Transactions

On September 23, 2020, pursuant to the implementation of the Amended Arrangement (See Note 13), a subsidiary of Canopy Growth advanced gross proceeds of $50,000 (less transaction costs of approximately $4,025) to Universal Hemp, an affiliate of the Company, pursuant to the terms of a secured debenture (“6.1% Loan”). In accordance with the terms of the debenture, the funds cannot be used, directly or indirectly, in connection with or for any cannabis or cannabis-related operations in the United States, unless and until such operations comply with all applicable laws of the United States. An additional $50,000 may be advanced pursuant to the debenture subject to the satisfaction of certain conditions by Universal Hemp. The debenture bears interest at a rate of 6.1% per annum, matures 10 years from the date hereof or such earlier date in accordance with the terms of the debenture and all interest payments made pursuant to the debenture are payable in cash by Universal Hemp. The debenture is not convertible and is not guaranteed by Acreage.

With a portion of the proceeds for the 6.1% Loan received by Universal Hemp, Acreage engaged the Investment Advisor which, under its Investment Advisor’s sole discretion, invested on behalf of Universal Hemp $34,019 on September 28, 2020. As a result, Universal Hemp acquired 34,019 class B units, at $1 par value per unit, which represented 100% financial interest in the Investment Partnership, a Canada-based limited partnership. The Investment Partnership and the general partner were independently formed by an institutional investor. The institutional investor is a Canadian alternative asset manager, along with its affiliates and subsidiaries (the “Institutional Investor”). The Investment Partnership’s General Partner and limited partner hold class A units and class B units and are owned and controlled by an affiliated entity of the Institutional Investor and the Investment Advisor, respectively. Upon execution of the limited partnership agreement between the Investment Advisor and the Investment Partnership (the “Investment Agreement”), $1,019 was distributed to the class A unitholders of the Investment Partnership. The Investment Partnership’s General Partner is controlled by an affiliated entity of the Institutional Investor.

On September 28, 2020 the Company received gross proceeds of $33,000 (less transaction costs of approximately $959) from an institutional lender (the “Institutional Lender”) and used a portion of the proceeds of this loan to retire its short-term $11,000 convertible note (as described above) and its short-term note aggregating approximately $18,000 in October 2020, with the remainder being used for working capital purposes. The loan is unsecured, matures in three years and bears interest at a 7.5% annual interest rate. The Institutional Lender is controlled by the class A and class B unitholders of the Investment Partnership. The Investment Partnership is an investor in the Institutional Lender.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

11.            SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTERESTS

The table below details the change in Pubco shares outstanding by class for the nine months ended September 30, 2020:

Shareholders’ Equity	Subordinate Voting Shares	Subordinate Voting Shares Held in Treasury	Proportionate Voting Shares (as converted)	Multiple Voting Shares	Total Shares Outstanding
December 31, 2019	68,177	(842)	23,143	168	90,646
Issuances	9,518	—	—	—	9,518
NCI conversions	583	—	—	—	583
PVS conversions	1,231	—	(1,231)	—	—
Exchange pursuant to Amended Arrangement	(79,509)	842	(21,912)	(168)	(100,747)
September 22, 2020	—	—	—	—	—

Shareholders’ Equity	Fixed Shares	Floating Shares	Fixed Shares Held in Treasury	Floating Shares Held in Treasury	Fixed Multiple Shares	Total Shares Outstanding
September 23, 2020	70,994	30,476	(589)	(253)	118	100,746
Issuances	—	—	—	—	—	—
NCI conversions	—	—	—	—	—	—
September 30, 2020	70,994	30,476	(589)	(253)	118	100,746

Pursuant to the Amended Arrangement, on September 23, 2020, Acreage completed a capital reorganization whereby (i) each existing SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each existing PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each existing MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share. No fractional Fixed Shares, Fixed Multiple Shares or Floating Shares were issued pursuant to the Capital Reorganization. See Note 13 for further information.

During the nine months ended September 30, 2020, the Company issued 327 SVS (subsequently converted to 229 and 98 Fixed Shares and Floating Shares, respectively) as a result of the conversion of $550 of the Convertible Debenture (See Note 10), recorded in Issuances upon conversion of debenture on the Statements of Shareholders’ Equity. The Company also issued 200 SVS (subsequently converted to 140 and 60 Fixed Shares and Floating Shares, respectively in relation to the issuance of the commitment shares under the Standby Equity Distribution Agreement (See Note 13), recorded in Other equity transactions on the Statements of Shareholders’ Equity.

The table below details the change in Pubco shares outstanding by class for the nine months ended September 30, 2019:

Shareholders’ Equity	Subordinate Voting Shares	Subordinate Voting Shares Held in Treasury	Proportionate Voting Shares (as converted)	Multiple Voting Shares	Total Shares Outstanding
December 31, 2018	21,943	(842)	57,895	168	79,164
Issuances	8,017	—	—	—	8,017
NCI conversions	2,483	—	—	—	2,483
PVS conversions	34,444	—	(34,444)	—	—
September 30, 2019	66,887	(842)	23,451	168	89,664

During the nine months ended September 30, 2019, the Company issued 208 SVS as compensation for consulting services expense of $3,424, recorded in Other equity transactions on the Statements of Shareholders’ Equity.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Warrants

A summary of the warrants activity outstanding is as follows:

Warrants	January 1, 2020 to September 22, 2020	September 23, 2020 to September 30, 2020
	SVS	Fixed Shares	Floating Shares
Beginning balance	2,040	5,684	2,436
Granted	6,085	—	—
Expired	(4)	—	—
Modification pursuant to Amended Arrangement	(8,121)	—	—
Ending Balance	—	5,684	2,436

Warrants	Nine months ended September 30, 2019
SVS
Beginning balance	2,259
Granted	4
Expired	(223)
Ending balance	2,040

On February 10, 2020, the Company raised $27,887, net of issuance costs, from a private placement of 6,085 special warrants priced at $4.93 per unit. Each special warrant was automatically exercised on March 2, 2020 for no additional consideration, into one unit comprised of one SVS and one SVS purchase warrant with an exercise price of $5.80 and a five-year term. Pursuant to the Amended Arrangement, the exercise price was thereafter amended to $4.00. Refer to Note 13 for further details. The Company evaluated the warrants for liability or equity classification in accordance with ASC 480 and determined that equity treatment was appropriate as the warrants only require settlement through the issuance of the Company’s common stock, which are not redeemable, and do not represent an obligation to issue a variable number of shares. Accordingly, the warrants were classified as equity and are not subject to remeasurement at each balance sheet date.

Pursuant to the Amended Arrangement, the exercise price of all other warrants outstanding as of September 30, 2020 is $17.50 and $7.50 per Fixed Share and Floating Share, respectively. Refer to Note 13 for further details.

The weighted-average remaining contractual life of the warrants outstanding is approximately 4 years. There was no aggregate intrinsic value for warrants outstanding as of September 30, 2020.

During the nine months ended September 30, 2019, the Company issued 4 warrants with a weighted-average grant date fair value of $6.74 per share, and an expense of $27 was recorded in General and administrative expenses in the Statements of Operations.

The exercise price of all warrants outstanding as of September 30, 2019 was $25 per share, and the weighted-average remaining contractual life of the warrants outstanding is approximately 2 years. There was no aggregate intrinsic value for warrants outstanding as of September 30, 2019.

Non-controlling interests - convertible units

The Company has NCIs in consolidated subsidiaries USCo2 and HSCP. The non-voting shares of USCo2 and HSCP units make up substantially all of the NCI balance as of September 30, 2020 and are convertible for either 0.7 of a Fixed Share and 0.3 of a Floating Share of Pubco or cash, as determined by the Company. Summarized financial information of HSCP is presented below. USCo2 does not have discrete financial information separate from HSCP.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

HSCP net asset reconciliation	September 30, 2020	December 31, 2019
Current assets	$159,764	$55,296
Non-current assets	435,581	584,812
Current liabilities	(123,838)	(46,434)
Non-current liabilities	(146,437)	(75,219)
Other NCI balances	(547)	(1,041)
Accumulated equity-settled expenses	(179,476)	(111,934)
Net assets	$145,047	$405,480
HSCP/USCo2 ownership % of HSCP	18.75%	21.64%
Net assets allocated to USCo2/HSCP	$27,196	$87,746
Net assets attributable to other NCIs	547	1,041
Total NCI	$27,743	$88,787

	Three Months Ended September 30,		Nine Months Ended September 30,
HSCP Summarized Statement of Operations	2020	2019	2020	2019
Net loss allocable to HSCP/USCo2	(45,059)	(47,735)	(322,129)	(124,752)
HSCP/USCo2 weighted average ownership % of HSCP	16.62%	22.59%	20.00%	23.99%
Net loss allocated to HSCP/USCo2	(7,488)	(10,782)	(64,426)	(29,928)
Net loss allocated to other NCIs	—	(4)	(515)	(9)
Net loss attributable to NCIs	(7,488)	(10,786)	(64,941)	(29,937)

As of September 30, 2020, USCo2’s non-voting shares owned approximately 0.57% of HSCP units. USCo2’s capital structure is comprised of voting shares (approximately 70%), all of which are held by the Company, and of non-voting shares (approximately 30%) held by certain former HSCP members. Certain executive employees and profits interests holders own approximately 18.18% of HSCP units. The remaining 81.25% interest in HSCP is held by USCo and represents the members’ equity attributable to shareholders of the parent.

During the nine months ended September 30, 2020 and 2019, the Company had several transactions with HSCP and USCo2 that changed its ownership interest in the subsidiaries but did not result in loss of control. These transactions included business acquisitions and the redemption of HSCP and USCo2 convertible units for Pubco shares (as shown in the table below), and resulted in a $3,871 and $4,788 allocation from NCI to shareholders' equity for the nine months ended September 30, 2020 and 2019, respectively.

During the three and nine months ended September 30, 2020, Pubco, by way of Acreage CCF New Jersey, LLC, acquired 100% of the operations of CCF for total consideration of $20,087. Refer to Note 3 for further information. Pursuant to the acquisition, Pubco subsequently transferred the ownership of Acreage CCF New Jersey, LLC to HSCP by way of issuance of $10,000 HSCP units at closing price.

During the nine months ended September 30, 2019, the Company made cash payments in the amount of $4,278 to HSCP and USCo2 unit holders in satisfaction of redemption requests the Company chose to settle in cash, as well as for LLC unitholders tax liabilities in accordance with the HSCP operating agreement.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

A reconciliation of the beginning and ending amounts of convertible units is as follows:

	Nine Months Ended September 30,
Convertible Units	2020	2019
Beginning balance	25,035	27,340
Issuance of NCI units	—	198
Vested LLC C-1s canceled	(1,310)	(233)
LLC C-1s vested	1,000	755
NCI units settled in cash	—	(58)
NCI units converted to Pubco	(583)	(2,483)
Ending balance	24,142	25,519

12.            EQUITY-BASED COMPENSATION EXPENSE

Equity-based compensation expense recognized in the Statements of Operations for the periods presented is as follows:

Equity-based compensation expense	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Equity-based compensation - Plan	$7,607	$13,673	$33,388	$48,228
Equity-based compensation - Plan (Plan of Arrangement Awards) (1)	2,688	10,772	14,680	11,086
Equity-based compensation - other	150	3,729	17,301	8,530
Total equity-based compensation expense	$10,445	$28,174	$65,369	$67,844

(1) In accordance with the Prior Plan of Arrangement (as defined in Note 13) with Canopy Growth, awards were granted in July 2019, and amortized based on the vesting schedule set forth herein.

Amended Arrangement with Canopy Growth

On September 23, 2020, the Company announced the implementation of the Amended Arrangement (as defined in Note 13). Pursuant to the Amended Arrangement, the Company’s articles have been amended to create new Fixed Shares, Floating Shares and Fixed Multiple Shares. Consequently, the Company’s equity-based compensation was modified into new equity awards of the Company. Please refer to Note 13 for further discussion.

Equity-based compensation - Plan (Acreage Holdings, Inc. Omnibus Incentive Plan)

In connection with the RTO transaction, the Company’s Board of Directors adopted an Omnibus Incentive Plan, as amended May 7, 2019 and June 19, 2019 (the “Plan”), which permits the issuance of stock options, stock appreciation rights, stock awards, share units, performance shares, performance units and other stock-based awards up to an amount equal to 15% of the issued and outstanding Subordinate Voting Shares of the Company.

Pursuant to the Amended Arrangement, the Company retained the Plan described above, the upper limit of issuances being up to an amount equal to 15% of the issued and outstanding Fixed Shares and Floating Shares of the Company.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Restricted Share Units (“RSUs”)

	January 1, 2020 to September 22, 2020
Restricted Share Units (Fair value information expressed in whole dollars)	RSUs	Weighted Average Grant Date Fair Value
Unvested, beginning of period (1)	7,843	$15.10
Granted	4,970	3.60
Forfeited	(2,654)	11.29
Vested	(2,998)	11.60
Unvested, September 22, 2020	7,161	$9.99
Vested and unreleased	136	16.33
Exchange pursuant to Amended Arrangement	(7,297)	N/A
Outstanding, September 22, 2020	—	$—

	September 23, 2020 to September 30, 2020
	Fixed Shares		Floating Shares
Restricted Share Units (Fair value information expressed in whole dollars)	RSUs	Weighted Average Grant Date Fair Value	RSUs	Weighted Average Grant Date Fair Value
Unvested, September 23, 2020 (1)	5,012	$9.99	2,148	$9.99
Granted	—	—	—	—
Forfeited	—	—	—	—
Vested	(2)	16.45	(1)	16.45
Unvested, end of period	5,010		2,147
Vested and unreleased	98	16.33	42	16.33
Outstanding, end of period	5,108	$10.11	2,189	$10.11

RSUs of the Company generally vest over a period of two years. The fair value for RSUs is based on the Company’s share price on the date of the grant. The Company recorded $5,424 and $31,522 as compensation expense during the three and nine months ended September 30, 2020, respectively. The fair value of RSUs vested during the three and nine months ended September 30, 2020 was $874 and $8,125, respectively.

The total weighted average remaining contractual life and aggregate intrinsic value of unvested RSUs at September 30, 2020 was approximately 2 years and $16,268, respectively. Unrecognized compensation expense related to these awards at September 30, 2020 was $54,634 and is expected to be recognized over a weighted average period of approximately 2 years.

There were 140 and 43 vested RSUs that are pending delivery or deferred as of September 30, 2020 and 2019, respectively. On February 20, 2020, the Company issued 1,505 RSUs to certain executives with a weighted-average grant date fair value of $5.11 per share. 148 of the 1,505 RSUs vested immediately. Certain shares are subject to restriction thus a discount for lack of marketability was applied that correlates to the period of time. On March 13, 2020, the Company issued 630 RSUs to employees of the Company. All of these units vested immediately, with a fair market value of $2.15, which was the closing price of the Company’s subordinate voting shares on March 13, 2020.

(1) Equity-based compensation - Plan (Plan of Arrangement Awards)

Included within the RSUs during the three and nine months ended September 30, 2020 are “CGC Awards” issued in connection with the RSUs which were granted in July 2019:

On June 27, 2019, pursuant to the Original Arrangement Agreement (as defined in Note 13), 4,909 RSUs were awarded in total to five executive employees under the Plan. These awards vest as follows: 25% in June 2020, 25% in June 2021 and 50% three months following the Acquisition (as defined in Note 13). The Company recorded $1,783 and $10,132 as compensation expense during the three and nine months ended September 30, 2020 in connection with these awards. A discount for lack of marketability was applied that correlates to the period of time certain of these shares are subject to restriction.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

On July 31, 2019, the Company issued 1,778 RSUs to employees with unvested RSUs and stock options ("make-whole awards") as at the date of the Option Premium payment (as defined in Note 13). The RSUs were issued to provide additional incentive for employees that were not eligible to receive the full Option Premium and were subject to the same vesting terms as the unvested options and RSUs held as of the grant date. The Company recorded $905 and $4,548 as compensation expense during the three and nine months ended September 30, 2020, respectively, in connection with these awards.

Stock options

	January 1, 2020 to September 22, 2020
Stock Options (Exercise price expressed in whole dollars)	Options	Weighted Average Exercise Price
Options outstanding, beginning of period	5,607	$21.56
Granted	191	5.75
Forfeited	(1,301)	15.59
Exercised	—	—
Modification pursuant to Amended Arrangement	(4,497)	N/A
Options outstanding, September 22, 2020	—	$—

	September 23, 2020 to September 30, 2020
	Fixed Shares		Floating Shares
Stock Options (Exercise price expressed in whole dollars)	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Options outstanding, September 23, 2020	3,148	$15.83	1,349	$6.78
Granted	—	—	—	—
Forfeited	—	—	—	—
Exercised	—	—	—	—
Options outstanding, end of period	3,148	$15.83	1,349	$6.78

Options exercisable, end of period	1,686	$17.02	723	$7.30

Stock options of the Company generally vest over a period of three years and have an expiration period of 10 years. The weighted average contractual life remaining for options outstanding and exercisable as of September 30, 2020 was approximately 8 years. The Company recorded $4,871 and $16,546 as compensation expense during the three and nine months ended September 30, 2020, respectively, in connection with these awards. As of September 30, 2020, unamortized expense related to stock options totaled $24,494 and is expected to be recognized over a weighted-average period of approximately 1 year. There was no aggregate intrinsic value for options outstanding or exercisable as of September 30, 2020.

Equity-based compensation – other

HSCP C-1 Profits Interests Units (“Profits Interests”)

These membership units qualify as profits interests for U.S. federal income tax purposes and were accounted for in accordance with ASC 718, Compensation - Stock Compensation. HSCP amortizes awards over service period and until awards are fully vested.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

The following table summarizes the status of unvested Profits Interests for the nine months ended September 30, 2020:

	Nine Months Ended September 30, 2020
Profits Interests (Fair value information expressed in whole dollars)	Number of Units	Weighted Average Grant Date Fair Value
Unvested, beginning of period	1,000	$0.43
Class C-1 units granted	—	—
Class C-1 units canceled	—	—
Class C-1 vested	(1,000)	0.43
Unvested, end of period	—	$—

The Company recorded $0 and $70 as compensation expense in connection with these awards during the three and nine months ended September 30, 2020, respectively. The fair value of Profits Interests vested during the three and nine months ended September 30, 2020 was $0 and $1,239, respectively.

As of September 30, 2020, all Profits Interests were fully vested.

Restricted Shares (“RSs”)

In connection with the Company’s acquisition of Form Factory during 2019, 1,369 restricted shares with a grant date fair value of $20.45 were issued to former employees of Form Factory subject to future service conditions, which fully vest 24 months from the acquisition date. The fair value for RSs is based on the Company’s share price on the date of the grant. The Company recorded compensation expense of $150 and $17,231 during the three and nine months ended September 30, 2020, respectively, in connection with these awards. During the three months ended September 30, 2020, certain employees separated from the Company, resulting in 12 RSs accelerating vesting and $150 incurred in expenses. During the nine months ended September 30, 2020, certain employees separated from the Company, resulting in 1,302 RSs accelerating vesting and $17,169 incurred in expenses. As of September 30, 2020, all RSs were fully vested. The total weighted average remaining contractual life and aggregate intrinsic value of RSs at September 30, 2019 was approximately 2 years and $10,103, respectively. As of September 30, 2019, unamortized expense related to RSs totaled $21,304 and is expected to be recognized over a weighted average period of approximately 2 years.

13.            COMMITMENTS AND CONTINGENCIES

Commitments

The Company provides revolving lines of credit to several of its portfolio companies. Refer to Note 6 for further information.

Definitive agreements

On April 17, 2019, a subsidiary of the Company entered into a definitive agreement to acquire Deep Roots Medical, LLC (“Deep Roots”), a vertically integrated license holder in Nevada, for consideration of 4,762 HSCP units and $20,000 in cash. The Company announced the termination of the agreement by Deep Roots on April 3, 2020 following March 31, 2020, the end date for consummating the transaction.

During the year ended December 31, 2018, a subsidiary of the Company entered into a definitive agreement to acquire all ownership interests in GCCC Management, LLC, a management company overseeing the operations of Greenleaf Compassionate Care Center, Inc., a non-profit cultivation and processing facility in Rhode Island, for cash consideration of $10,000. The agreement terminated in April 2020.

Prior Plan of Arrangement with Canopy Growth

On June 19, 2019, the shareholders of the Company and of Canopy Growth separately approved the proposed plan of arrangement (the “Prior Plan of Arrangement”) involving the two companies, and on June 21, 2019, the Supreme Court of British Columbia granted a final order approving the Prior Plan of Arrangement. Effective June 27, 2019, the articles of the Company were amended pursuant to the Prior Plan of Arrangement to provide that, upon the occurrence (or waiver by Canopy Growth) of the Triggering Event, subject to the satisfaction of the conditions set out in the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019 (the “Original Arrangement Agreement”), Canopy Growth will acquire (the “Acquisition”) all of the issued and outstanding shares in the capital of the Company (each, an “Acreage Share”). Under the terms of the Original Arrangement Agreement, holders of Acreage Shares and certain securities convertible or exchangeable into SVS as of the close of business on June 26, 2019, received approximately $2.63, being their pro rata portion (on an as converted to SVS basis) of $300,000 (the “Option Premium”) paid by Canopy Growth.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

HSCP unit holders are required to convert their units within three years following the closing of the Acquisition as will holders of non-voting shares of USCo2.

Second Amendment to the Arrangement Agreement with Canopy Growth

On June 24, 2020, Acreage and Canopy Growth entered into a proposal agreement (the “Proposal Agreement”) which set out, among other things, the terms and conditions upon which the parties were proposing to enter into an amending agreement (the “Amending Agreement”) to amend the Original Arrangement Agreement, amend and restate the Prior Plan of Arrangement (the “Amended Plan of Arrangement”) and implement the Amended Plan of Arrangement pursuant to the Business Corporations Act (British Columbia). The effectiveness of the amendment to the Original Arrangement Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by (i) the Supreme Court of British Columbia at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) the shareholders of Acreage as required by applicable corporate and securities laws.

Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, Acreage and Canopy Growth entered into the Amending Agreement (and together with the Original Arrangement Agreement, the “Arrangement Agreement”) and implemented the Amended Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”). Pursuant to the Amended Plan of Arrangement, Canopy Growth made a cash payment of $37,500 which was delivered to Acreage’s shareholders and certain holders of securities convertible or exchangeable into shares of Acreage. Acreage also completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each existing SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each issued and outstanding PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each issued and outstanding MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire existing SVS that was outstanding immediately prior to the Amendment Time, was exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

Pursuant to the Amended Plan of Arrangement, upon the occurrence or waiver (at the discretion of Canopy Growth) of the Triggering Event (the “Triggering Event Date”), Canopy Growth will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 of a common share of Canopy Growth (each whole common share, a “Canopy Growth Share”) for each Fixed Share held (the “Fixed Exchange Ratio”) at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the “Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares at a price to be determined based upon the 30 day volume-weighted average trading price of the Floating Shares, subject to a minimum price of $6.41, as may be adjusted in accordance with the terms of the Amended Plan of Arrangement, to be payable, at the option of Canopy Growth, in cash, Canopy Growth Shares or a combination thereof. If any portion is paid in Canopy Growth Shares, the number of Canopy Growth Shares to be exchanged for each Floating Share shall be determined on the basis of a 30 day volume-weighted average calculation using the Floating Shares (the “Floating Ratio”). The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

In the event that the Floating Call Option is exercised and Canopy Growth acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy Growth such number of Canopy Growth Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Growth Share, then the number of Canopy Growth Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy Growth acquires the Floating Shares at the Acquisition Time, Acreage will be a wholly-owned subsidiary of Canopy Growth.

The Amending Agreement also provides for, among other things, amendments to the definition of Purchaser Approved Share Threshold (as defined in the Arrangement Agreement) to change the number of shares of Acreage available to be issued by Acreage without an adjustment in the Fixed Exchange Ratio such that Acreage may issue a maximum of 32,700 shares (or convertible securities in proportion to the foregoing), which will include (i) 3,700 Floating Shares which are to be issued solely in connection with the exercise of stock options granted to Acreage management (the “Option Shares”); (ii) 8,700 Floating Shares other than the Option Shares; and (iii) 20,300 Fixed Shares. Notwithstanding the foregoing, the Amending Agreement provides that Acreage may not issue any equity securities, without Canopy Growth’s prior consent, other than: (i) upon the exercise or conversion of convertible securities outstanding as of the Amendment Date; (ii) contractual commitments existing as of the Amendment Date; (iii) the Option Shares; (iv) the issuance of up to $3,000 worth of Fixed Shares pursuant to an at-the-market offering to be completed no more than four times during any one-year period; (v) the issuance of up to 500 Fixed Shares in connection with debt financing transactions that are otherwise in compliance with the terms of the Arrangement Agreement, as amended by the Amending Agreement; or (vi) pursuant to one private placement or public offering of securities during any one-year period for aggregate gross proceeds of up to $20,000, subject to specific limitations as set out in the Amending Agreement.

In addition, the Amending Agreement provides for, among other things: (i) various Canopy Growth rights that extend beyond the Acquisition Date and continue until Canopy Growth ceases to hold at least 35% of the issued and outstanding Acreage shares (such date being the “End Date”), including, among others, rights to nominate a majority of Acreage’s Board of Directors (the “Acreage Board”) following the Acquisition Time, restrictions on Acreage’s ability to incur certain indebtedness without Canopy Growth’s consent; (ii) restrictive covenants in respect of the business conduct in favor of Canopy Growth; (iii) termination of non-competition and exclusivity rights granted to Acreage by Canopy Growth in the Arrangement Agreement in the event that Acreage does not meet certain specified financial targets on an annual basis during the term of the Canopy Call Option as further described below; (iv) implementation of further restrictions on Acreage’s ability to operate its business, including its ability to hire certain employees or make certain payments or incur any non-trade-payable debt without Canopy Growth’s consent in the event that Acreage does not meet certain specified financial targets on a quarterly basis during the term of the Canopy Call Option as further described below; and (v) termination of the Arrangement Agreement and Canopy Growth’s obligation to complete the acquisition of the Fixed Shares pursuant to the Canopy Call Option in the event that Acreage does not meet certain specified financial targets in the trailing 12 month period as further described below. Each of the financial targets referred to above is specified in the Amending Agreement and related to the performance of Acreage relative to a business plan for Acreage for each fiscal year ended December 31, 2020 through December 31, 2029 set forth in the Proposal Agreement (the “Initial Business Plan”).

The Amending Agreement precludes Acreage from entering into any contract in respect of Company Debt (as defined in the Arrangement Agreement) if, among other restrictions: (i) such contract would be materially inconsistent with market standards for companies operating in the United States cannabis industry; (ii) such contract prohibits a prepayment of the principal amount of such Company Debt, requires a make-whole payment for the interest owing during the remainder of the term of such contract or charges a prepayment fee in an amount greater than 3.0% of the principal amount to be repaid; (iii) such contract would provide for interest payments to be paid through the issuance of securities as opposed to cash; or (iv) such contract has a principal amount of more than $10,000 or a Cost of Capital (as defined in the Amending Agreement) that is greater than 30.0% per annum; provided that, if such Company Debt is fully secured by cash in a blocked account, the Cost of Capital may not be greater than 3.0% per annum. Notwithstanding the foregoing, Canopy Growth’s consent will not be required for Acreage or any of its subsidiaries to enter into a maximum of two transactions for Company Debt that would require consent based on the foregoing during any one-year period, in accordance with the following terms: (i) the principal amount of the Company Debt per transaction may not exceed $10,000, (ii) the Company Debt is not convertible into any securities; and (iii) the contract does not provide for the issuance of more than 500 Acreage shares (or securities convertible into or exchangeable for 500 Acreage shares).

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

The Amending Agreement also provides for certain financial reporting obligations and that Acreage may not nominate or appoint any new director or appoint any new officer that does not meet certain specified criteria. The Amending Agreement also requires Acreage to submit a business plan to Canopy Growth on a quarterly basis that complies with certain specified criteria, including the Initial Business Plan. In the event that Acreage has not satisfied: (i) 90% of the minimum revenue and earnings targets set forth in the Initial Business Plan measured on a quarterly basis, certain additional restrictive covenants will become operative as austerity measures for Acreage’s business; (ii) 80% of the minimum revenue and earnings targets set forth in the Initial Business Plan, as determined on an annual basis, certain restrictive covenants applicable to Canopy Growth under the Arrangement Agreement will cease to apply in order to permit Canopy Growth to acquire, or conditionally acquire, a competitor of Acreage in the United States should it wish to do so; and (iii) 60% of the minimum revenue and earnings targets set forth in the Initial Business Plan for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a material adverse impact will be deemed to have occurred for purposes of Section 6.2(2)(h) of the Arrangement Agreement and Canopy Growth will not be required to complete the acquisition of the Fixed Shares pursuant to the Canopy Call Option.

The Amending Agreement also requires Acreage to limit its operations to the Identified States (as defined in the Amending Agreement). In connection with the execution of the Proposal Agreement, Acreage was provided with consent from Canopy Growth to divest of all assets outside of the Identified States (the “Non-Core Divestitures”).

In addition, the Amending Agreement includes certain covenants that will apply following the Acquisition Time until the earlier of the date on which the Floating Shares are acquired by Canopy Growth or the End Date. Such covenants include, among others, pre-emptive rights and top-up rights in favor of Canopy Growth, restrictions on M&A activities, approval rights for Acreage’s quarterly business plan, nomination rights for a majority of the directors on the Acreage Board and certain audit and inspection rights.

Debenture

In connection with the implementation of the Amended Arrangement, pursuant to a secured debenture dated September 23, 2020 (the “Debenture”) issued by Universal Hemp, LLC, an affiliate of Acreage that operates solely in the hemp industry in full compliance with all applicable laws (the “Borrower”), to 11065220 Canada Inc., an affiliate of Canopy Growth (the “Lender”), the Lender agreed to provide a loan of up to $100,000 (the “Loan”), $50,000 of which was advanced on the Amendment Date (the “Initial Advance”), and $50,000 of the Loan will be advanced in the event that the following conditions, among others, are satisfied: (a) the Borrower’s EBITDA (as defined in the Debenture) for any 90 day period is greater than or equal to 2.0 times the interest costs associated with the Initial Advance; and (b) the Borrower’s business plan for the 12 months following the applicable 90 day period supports an Interest Coverage Ratio (as defined in the Debenture) of at least 2.00:1.

The principal amount of the Loan will bear interest from the date of advance, compounded annually, and be payable on each anniversary of the date of the Debenture in cash in U.S. dollars at a rate of 6.1% per annum. The Loan will mature 10 years from the date of the Initial Advance.

The Loan must be used exclusively for U.S. hemp-related operations and on the express condition that such amount will not be used, directly or indirectly, in connection with or for the operation or benefit of any of the Borrower’s affiliates other than subsidiaries of the Borrower exclusively engaged in U.S. hemp-related operations and not directly or indirectly, towards the operation or funding of any activities that are not permissible under applicable law. The Loan proceeds must be segregated in a distinct bank account and detailed records of debits to such distinct bank account will be maintained by the Borrower.

No payment due and payable to the Lender by the Borrower pursuant to the Debenture may be made using funds directly or indirectly derived from any cannabis or cannabis-related operations in the United States, unless and until the Triggering Event Date.

The Debenture includes usual and typical events of default for a financing of this nature, including, without limitation, if: (i) Acreage is in breach or default of any representation or warranty in any material respect pursuant to the Arrangement Agreement; (ii) the Non-Core Divestitures are not completed within 18 months from the Amendment Date; and (iii) Acreage fails to perform or comply with any covenant or obligation in the Arrangement Agreement which is not remedied within 30 days after written notice is given to the Borrower by the Lender. The Debenture also includes customary representations and warranties, positive covenants and negative covenants of the Borrower.

Surety bonds

The Company has indemnification obligations with respect to surety bonds primarily used as security against non-performance in the amount of $5,000 as of September 30, 2020, for which no liabilities are recorded on the Statements of Financial Position.

The Company is subject to other capital commitments and similar obligations. As of September 30, 2020 and 2019, such amounts were not material.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

Contingencies

As of September 30, 2020, the Company has consulting fees payable in SVS which are contingent upon successful acquisition of certain state cannabis licenses. The Company had maximum obligations of $8,750 and 280 Fixed Shares and 120 Floating Shares. No reserve for the contingencies has been recorded as of September 30, 2020.

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company’s applicable subsidiaries ceasing operations. While management of the Company believes that the Company’s subsidiaries are in compliance with applicable local and state regulations as of September 30, 2020, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company’s subsidiaries may be subject to regulatory fines, penalties, or restrictions in the future.

The Company and its subsidiaries may be, from time to time, subject to various administrative, regulatory and other legal proceedings arising in the ordinary course of business. Contingent liabilities associated with legal proceedings are recorded when a liability is probable, and the contingent liability can be reasonably estimated.

Standby Equity Distribution Definitive Agreement

On May 29, 2020, the Company entered into an agreement with an institutional lender for $50,000 of financing commitments under a Standby Equity Distribution Agreement (“SEDA”). The investor may, at its discretion, purchase, and the Company may, at its discretion, periodically sell to the investor, up to $50,000 of subordinate voting shares of the Company at a purchase price of 95% of the market price over the course of 24 months from the effective date. Pursuant to the SEDA, investor may, at its discretion, purchase, and the Company may, at its discretion, periodically sell to the investor, up to $35,000 and $15,000 of the Company’s Fixed Shares and Floating Shares, respectively. In consideration for entering the SEDA, the Company issued the investor 200 SVS as commitment shares. Pursuant to the Amended Arrangement, the shares have since been exchanged for 140 Fixed Shares and 60 Floating Shares. On November 30, 2020, except for certain indemnification provisions, the Company and institutional lender terminated the SEDA and their respective rights and obligations under the SEDA.

New York outstanding litigation

On November 2, 2018, EPMMNY LLC (“EPMMNY”) filed a complaint in the Supreme Court of the State of New York, County of New York, asserting claims against 16 defendants, including NYCANNA, Impire State Holdings LLC, NY Medicinal Research & Caring, LLC (each, a wholly-owned subsidiary of High Street) and High Street. The Index Number for the action is 655480/2018. EPMMNY alleges that it was wrongfully deprived of a minority equity interest and management role in NYCANNA by its former partner, New Amsterdam Distributors, LLC, which attempted to directly or indirectly sell or transfer EPMMNY’s alleged interest in NYCANNA to other entities in 2016 and 2017, including Impire, NYMRC and High Street. EPMMNY alleges that it is entitled to the value of its alleged minority interest in NYCANNA or minority ownership in NYCANNA. EPMMNY also alleges that certain defendants misused its alleged intellectual property and/or services, improperly solicited its employees, and aided and abetted or participated in the transfer of equity and/or business opportunities from EPMMNY. High Street intends to vigorously defend this action, which the Company firmly believes is without merit. EPMMNY alleges that it was improperly deprived of its equity stake in NYCANNA before NYCANNA was acquired by High Street. High Street is also entitled to full indemnity from the claims asserted against it by EPMMNY pursuant to the purchase agreement pertaining to its acquisition of NYCANNA and personal guarantee by the largest shareholders of the seller. The defendants filed a motion to dismiss on April 1, 2019. The motion was fully briefed and submitted to the Court on July 18, 2019, and oral argument was heard on September 6, 2019. The motion remains pending before the Court.

California Employment Claim

On February 8, 2019, a former employee of Made By Science, LLC (“Plaintiff”) filed an action in the Superior Court of the State of California, County of Los Angeles against Made By Science, LLC (“MBS”), Made By Science, Inc., Form Factory LLC, Form Factory, Inc., Acreage, and a former employee (collectively, for the purposes of this matter, the “Defendants”). Plaintiff’s complaint asserted six causes of action against Defendants for (i) breach of contract; (ii) failure to pay wages; (iii) conversion; (iv) failure to pay all wages upon separation of employment; (v) failure to provide accurate, itemized wage statements; and (vi) failure to pay all wages in violation of Cal. Labor Code § 204, arising from Plaintiff’s employment with MBS. Several of the Defendants moved to compel arbitration of the dispute based on the arbitration provision contained in the relevant agreement. On August 14, 2019, the Court granted Defendants’ motion to compel arbitration. An arbitrator has recently been assigned and a preliminary conference was held. The parties exchanged information and documents relevant to Plaintiff’s claims in accordance with the applicable arbitration rules. Depositions have begun to take place and an arbitration hearing remains tentatively scheduled for March 2021. Defendants will continue to vigorously defend against Plaintiff’s claims and intend to file a dispositive motion to summarily dismiss Plaintiff’s claims in advance of the arbitration hearing.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

CanWell Dispute

The CanWell dispute is comprised of five separate proceedings:

i. CanWell's petition filed in Rhode Island Superior Court (C.A. KM-2019-0948) to compel arbitration of claims arising out of WPMC withdrawal as a member of the CanWell entities as well as other disputes, including issues relating to termination of the Alternative Dosage Agreement (“ADA”) (relating to the Maine dispensary).

ii. CanWell's petition filed in Rhode Island Superior Court (C.A. No. KM-2019-1047) to compel arbitration of WPMC's redemption of the CanWell entity's interest in WPMC, including issues relating to termination of the ADA.

iii. An arbitration proceeding relating to WPMC's withdrawal from the CanWell entities. A procedural meeting with the arbitrator took place on November 5, 2019.

iv. An arbitration that will soon be underway with the American Arbitration Association on the issue of whether WPMC had the right to redeem CanWell's interest in WPMC.

v. A civil action pending in Maine (Docket No. CUMSC-CV-19-0357) which was filed by Northeast Patients Group d/b/a Wellness Connection of Maine against CanWell, LLC and CanWell Processing (Maine), LLC, relating to the termination of the ADA. While no Acreage affiliate is currently a party to this action, the issue being litigated relates to the termination of the ADA, which is one of the issues that CanWell is attempting to arbitrate in Rhode Island.

vi. A declaratory judgment action pending in Delaware, High Street Capital Partners, LLC v. CanWell, LLC, CanWell Processing (Maine), LLC, and CanWell Processing (Rhode Island), LLC (Court of Chancery, No. 2019-0957-MTZ) seeking a declaratory judgment that, as a matter of law, High Street is not subject to any non-compete provision with regard to the agreements detailed above. This case remains in the preliminary stages of litigation.

The Court issued an order on January 29, 2020 that determined that the arbitrability of the ADA Disputes is to be decided by an arbitrator, not the Court.

Following the parties’ entering into a Memorandum of Understanding (MOU) on proposed settlement terms that would settle each of the matters listed above, the parties have now reached a final confidential settlement agreement. As part of that agreement, the Company has accrued for $7,750 in Loss from legal settlements on the Statements of Operations for the three and nine months ended September 30, 2020 and anticipates the dismissal of each action listed above in the coming months.

Lease Dispute

On or around December 2019, it is alleged that a wholly-owned subsidiary of HSCP entered into three five-year leases to occupy approximately 70 square feet of commercial space on a cannabis cultivation campus in California. As of November 24, 2020, HSCP and its wholly-owned subsidiary entered into a confidential settlement and release agreement with the commercial landlord, pursuant to which HSCP will make six payments to the commercial landlord totaling $6,336, which the Company has accrued for in Loss from legal settlements on the Statements of Operations for the three and nine months ended September 30, 2020. The first payment of $1,000 was made in November 2020 and the final payment will be due on December 31, 2021.

14.            RELATED PARTY TRANSACTIONS

Transactions with related parties are entered into in the normal course of business and are measured at the amount established and agreed to by the parties.

Related party notes receivable

Acreage has certain outstanding notes receivable with related parties. Refer to Note 6 for further information.

GreenAcreage

The Company has an investment carried at fair value through profit and loss in GreenAcreage Real Estate (“GreenAcreage”). The Company also has an equity method investment in the management company of GreenAcreage resulting from the CEO’s board involvement. During the year ended December 31, 2019, the Company sold and subsequently leased back several of its capital assets in a transaction with GreenAcreage. The subsequent leases met the criteria for finance leases, and as such, the transactions do not qualify for sale-leaseback treatment.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

On July 15, 2020, a subsidiary of the Company entered into a definitive agreement with GreenAcreage to internalize the Company’s management operations.

Related party debt

In December 2019, the Kevin Murphy, the Chairman of the board of directors, loaned $15,000 to the Company. In January 2020, he made an additional loan of $5,000 to Acreage. These amounts were subsequently repaid in March 2020.

Credit agreement collateral

On March 11, 2020, the Company closed $22,000 in borrowings pursuant to a loan transaction with the Lender. The maturity date is 366 days from the closing date of the loan transaction. The Company will pay monthly interest on the collateral in the form of 27 SVS through the maturity date. The Lender may put any unsold interest shares to the Company upon maturity at a price of $4.50 per share. Kevin Murphy, the Chairman of the board of directors, loaned $21,000 of the $22,000 borrowed by the Company to the Lender. The loan is secured by the non-U.S. intellectual property assets, a cannabis state license and 12,000 SVS shares of the Company. Refer to Note 10 for further information.

Pursuant to the Amended Arrangement, the monthly interest on the collateral payable to Kevin Murphy was modified to cash payments for the remaining duration of the term at an interest rate of 12% per annum, payable upon maturity. The remaining interest will continue to be paid monthly in the form of 2 Fixed Shares and 1 Floating Share through the maturity date.

15.            REPORTABLE SEGMENTS

The Company prepares its segment reporting on the same basis that its Chief Operating Decision Maker manages the business and makes operating decisions. The Company operates under one operating segment, which is its only reportable segment: the production and sale of cannabis products. The Company’s measure of segment performance is net income, and derives its revenue primarily from the sale of cannabis products, as well as related management or consulting services which were not material in all periods presented. All of the Company’s operations are located in the United States.

16.            EARNINGS PER SHARE

Basic earnings per share are computed by dividing net loss attributable to common shareholders of the Company by the weighted average number of outstanding shares for the period. Diluted earnings per share are calculated based on the weighted number of outstanding common shares plus the dilutive effect of stock options and warrants, as if they were exercised, and restricted stock units and profits interests, as if they vested and NCI convertible units, as if they converted.

Basic and diluted loss per share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss attributable to common shareholders of the Company	$(40,548)	$(38,716)	$(249,694)	$(99,634)
Weighted average shares outstanding - basic	103,450	89,262	98,304	84,817
Effect of dilutive securities	—	—	—	—
Weighted average shares - diluted	103,450	89,262	98,304	84,817
Net loss per share attributable to common shareholders of the Company - basic	$(0.39)	$(0.43)	$(2.54)	$(1.17)
Net loss per share attributable to common shareholders of the Company - diluted	$(0.39)	$(0.43)	$(2.54)	$(1.17)

During the nine months ended September 30, 2020, 5,684 Fixed warrants, 2,436 Floating warrants, 5,108 Fixed Share restricted share units, 2,189 Floating Share restricted share units, 3,148 Fixed Share stock options, 1,349 Floating Share stock options and 24,142 NCI convertible units were excluded from the calculation of net loss per share attributable to common shareholders of the Company - diluted as they were anti-dilutive. During the nine months ended September 30, 2019, 2,040 warrants, 8,120 restricted share units, 4,963 stock options, 1,000 profits interests and 25,519 NCI convertible units were excluded from the calculation of net loss per share attributable to common share attributable to common shareholders of the Company - diluted as they were anti-dilutive.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

17.            SUBSEQUENT EVENTS

Secured bridge loan

In October 2020, the Company retired its subsidiary’s borrowing pursuant to a short-term strategic financing loan. The Company’s subsidiary paid in aggregate $18,050 to retire the full principal balance and accrued interest.

Promissory note payable

In October 2020, Foros Securities LLC extended a promissory note of $2,000 to the Company bearing interest at 10% per annum. The promissory note matures on the earlier of July 5, 2021 or the date the principal is repaid in full.

Senior secured term loan facility

In November 2020, the Company’s subsidiary received initial commitments and funding from a syndicate of lenders for a first advance of $28,000 pursuant to a senior secured term loan facility at an annual interest rate of 15% with a maturity of 48 months from closing.

In connection with the advance, the Company issued the lenders an aggregate of 1,557 Fixed Share Warrants with each Fixed Share Warrant exercisable for one Class E subordinate voting share and 698 Floating Share Warrants with each Floating Share Warrant exercisable for one class D subordinate voting share. The exercise price of each Fixed Share Warrant is $3.15 and the exercise price of each Floating Share Warrant is $3.01. The warrants are exercisable for a period of four years.

GreenAcreage Exchange

On November 17, 2020, the Company completed the exchange and redemption as contemplated by that certain Exchange and Redemption Agreement between HSCP, GreenAcreage and its affiliates (the “Exchange and Redemption Agreement”). Pursuant to the Exchange and Redemption Agreement, the Company, by way of HSCP, exchanged all of its equity interests in an affiliate of GreenAcreage for the fee interest in the Sanderson, Florida property previously sold to GreenAcreage in the 2019 sale-leaseback transaction described in Note 14.

Construction-Financing Loan

On November 25, 2020, the Company entered into a loan agreement with a cannabis-focused real estate investment trust for a construction financing loan in the amount of $13,320. The loan agreement provides for an annual interest rate of 16% and a term of 18 months. The loan will be used to complete the expansion of the Company’s cultivation and processing factory in Illinois (the “Illinois Property”). The loan is secured by the Illinois Property.

Appointment of New Chief Executive Officer

On December 18, 2020, the Company announced that Filippo (Peter) Caldini was appointed as the Company’s Chief Executive Officer, effective upon his first day of employment with the Company on December 21, 2020.

Appointment of New Director

On January 11, 2021, the Company announced that Katie Bayne was appointed to the Company’s Board of Directors and Audit Committee.

Standby Equity Distribution Agreement (SEDA)

On each of September 28, 2020 and January 25, 2021, we entered into letter agreements (the “Letter Agreements”) with the institutional investor extending the termination deadline of the SEDA to the earliest of November 30, 2020 and June 30, 2021, respectively, and the date that we have obtained both a receipt from the Ontario Securities Commission for a short-form final base shelf prospectus and a declaration from the United States Securities and Exchange Commission that its registration statement is effective, in each case qualifying an At-The-Market equity offering program.

See accompanying notes to Unaudited Condensed Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Acreage Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Acreage Holdings, Inc. (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for leases, effective January 1, 2019, due to the adoption of the guidance in Accounting Standards Codification Topic 842, Leases.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2019.

New York, NY

May 29, 2020

ACREAGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$26,505	$104,943
Restricted cash	95	95
Short-term investments	—	149,090
Inventory	18,083	8,857
Notes receivable, current	2,146	3,114
Other current assets	8,506	2,716
Total current assets	55,335	268,815
Long-term investments	4,499	3,844
Notes receivable, non-current	79,479	27,431
Capital assets, net	106,047	45,043
Operating lease right-of-use assets	51,950	—
Intangible assets, net	285,972	153,953
Goodwill	105,757	32,116
Deferred acquisition costs and deposits	—	22,100
Other non-current assets	2,638	1,280
Total non-current assets	636,342	285,767
TOTAL ASSETS	$691,677	$554,582

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$32,459	$5,337
Taxes payable	4,740	962
Interest payable	291	541
Operating lease liability, current	2,759	—
Debt, current	15,300	15,144
Other current liabilities	1,604	10,875
Total current liabilities	57,153	32,859
Debt, non-current	28,186	491
Operating lease liability, non-current	47,522	—
Deferred tax liability	63,997	33,827
Other liabilities	25	1,129
Total non-current liabilities	139,730	35,447
TOTAL LIABILITIES	196,883	68,306
Commitments and contingencies (Note 13)
Common stock, no par value (Note 11) - unlimited authorized, 90,646 and 79,164 issued and outstanding, respectively	—	—
Additional paid-in capital	615,678	414,757
Treasury stock, 842 SVS held in treasury	(21,054)	(21,054)
Accumulated deficit	(188,617)	(38,349)
Total Acreage Shareholders' equity	406,007	355,354
Non-controlling interests	88,787	130,922
TOTAL EQUITY	494,794	486,276
TOTAL LIABILITIES AND EQUITY	$691,677	$554,582

See accompanying notes to Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
(in thousands, except per share amounts)	2019	2018	2017
Retail revenue, net	$54,401	$17,475	$7,743
Wholesale revenue, net	18,539	2,969	—
Other revenue, net	1,169	680	—
Total revenues, net	74,109	21,124	7,743
Cost of goods sold, retail	(33,844)	(10,038)	(4,308)
Cost of goods sold, wholesale	(9,821)	(1,666)	—
Total cost of goods sold	(43,665)	(11,704)	(4,308)
Gross profit	30,444	9,420	3,435

OPERATING EXPENSES
General and administrative	56,224	18,647	4,560
Compensation expense	42,061	15,356	3,853
Equity-based compensation expense	97,538	11,230	1,837
Marketing	5,009	1,571	212
Loss on impairment	13,463	—	—
Depreciation and amortization	7,593	3,749	20
Total operating expenses	221,888	50,553	10,482

Net operating loss	$(191,444)	$(41,133)	$(7,047)

Income (loss) from investments, net	(480)	21,777	406
Interest income from loans receivable	3,978	1,178	330
Interest expense	(1,194)	(4,617)	(1,215)
Other loss, net	(1,033)	(7,930)	(1,040)
Total other income (loss)	1,271	10,408	(1,519)

Loss before income taxes	$(190,173)	$(30,725)	$(8,566)

Income tax expense	(4,989)	(1,536)	(970)

Net loss	$(195,162)	$(32,261)	$(9,536)

Less: net loss attributable to non-controlling interests	(44,894)	(4,778)	(993)

Net loss attributable to Acreage Holdings, Inc.	$(150,268)	$(27,483)	$(8,543)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(1.74)	$(0.41)	$(0.19)

Weighted average shares outstanding - basic and diluted	86,185	66,699	45,076

See accompanying notes to Consolidated Financial Statements

ACREAGE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

			Attributable to shareholders of the parent
(in thousands)	LLC Membership Units	Pubco Shares (as converted)	Share Capital	Treasury Stock	Accumulated Deficit	Shareholders’ Equity	Non-controlling Interests	Total Equity
December 31, 2016	40,000	—	$26,697	$—	$(2,318)	$24,379	$4,562	$28,941
Issuance of Class C units for in-kind contributions	6,000	—	630	—	—	630	—	630
Interest expense settled with PIK units	125	—	605	—	—	605	—	605
Capital contributions, net	—	—	—	—	—	—	6,461	6,461
Equity-based compensation expense and related issuances	3,250	—	1,522	—	—	1,522	—	1,522
Net loss	—	—	—	—	(8,543)	(8,543)	(993)	(9,536)
December 31, 2017	49,375	—	29,454	—	(10,861)	18,593	10,030	28,623
Issuance of Class D units	17,018	—	105,514	—	—	105,514	—	105,514
Issuance of Class E units, net	19,352	—	116,124	—	—	116,124	—	116,124
Interest expense settled with PIK units	330	66	1,912	—	—	1,912	—	1,912
Conversion of notes to equity	6,473	—	30,759	—	—	30,759	—	30,759
Issuance of warrants	—	—	3,285	—	—	3,285	—	3,285
Issuance of Pubco shares in redemption of membership units	(66,820)	65,978	280	(21,054)	—	(20,774)	—	(20,774)
RTO-related issuances, net	—	12,626	298,004	—	—	298,004	—	298,004
Formation of NCI at RTO and adjustments for changes in ownership	(27,340)	—	(133,943)	—	—	(133,943)	133,943	—
Establishment of deferred tax liability due to RTO	—	—	(30,175)	—	—	(30,175)	—	(30,175)
Capital contributions, net	—	—	—	—	—	—	2,767	2,767
Increase in non-controlling interests from business acquisitions	—	—	—	—	—	—	7,241	7,241
Purchase of non-controlling interests	—	—	(21,798)	—	—	(21,798)	(12,305)	(34,103)
Other equity transactions	—	398	4,426	—	(5)	4,421	(5,976)	(1,555)
Equity-based compensation expense and related issuances	1,612	96	10,915	—	—	10,915	—	10,915
Net loss	—	—	—	—	(27,483)	(27,483)	(4,778)	(32,261)
December 31, 2018	—	79,164	$414,757	$(21,054)	$(38,349)	$355,354	$130,922	$486,276
Issuances for business acquisitions/purchases of intangible assets	—	5,364	104,748	—	—	104,748	4,356	109,104
NCI adjustments for changes in ownership	—	2,784	(2,766)	—	—	(2,766)	2,766	—
Capital distributions, net	—	—	—	—	—	—	(4,363)	(4,363)
Other equity transactions	—	589	11,707	—	—	11,707	—	11,707
Equity-based compensation expense and related issuances	—	2,745	87,232	—	—	87,232	—	87,232
Net loss	—	—	—	—	(150,268)	(150,268)	(44,894)	(195,162)
December 31, 2019	—	90,646	$615,678	$(21,054)	$(188,617)	$406,007	$88,787	$494,794

See accompanying notes to Consolidated Financial Statements

ACREAGE HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(195,162)	$(32,261)	$(9,536)
Adjustments for:
Depreciation and amortization	7,593	3,749	20
Equity-settled expenses, including compensation	102,898	19,360	1,837
Gain on sale of investment	—	(1,500)	—
Loss on disposal of capital assets	363	—	—
Loss on impairment	13,463	—	—
Non-cash interest expense	67	2,838	737
Non-cash operating lease expense	1,684	—	—
Deferred tax (income) expense	(3,844)	(56)	—
Non-cash (income) loss from investments, net	1,272	(19,340)	(255)
Other non-cash (income) expense, net	(2,394)	469	4
Change, net of acquisitions in:
Inventory	(6,941)	(3,641)	(155)
Other assets	(5,053)	(3,075)	(503)
Interest receivable	(4,002)	(1,208)	(258)
Accounts payable and accrued liabilities	17,217	95	1,503
Taxes payable	3,778	(152)	705
Interest payable	(250)	398	143
Other liabilities	(1,568)	(1,212)	201
Net cash used in operating activities	$(70,879)	$(35,536)	$(5,557)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of capital assets	$(47,085)	$(22,351)	$(4,704)
Investments in notes receivable	(39,145)	(15,483)	(3,823)
Collection of notes receivable	3,164	4,519	—
Cash paid for long-term investments	(4,158)	(2,201)	(10,985)
Proceeds from sale of investment	—	9,634	—
Proceeds from sale of capital assets	172	—	—
Business acquisitions, net of cash acquired	(21,205)	(32,147)	—
Purchases of intangible assets	(58,488)	(6,445)	(200)
Deferred acquisition costs and deposits	2,076	(22,675)	—
Distributions from investments	232	141	330
Proceeds from (purchase of) short-term investments	149,828	(148,684)	—
Net cash used in investing activities	$(14,609)	$(235,692)	$(19,382)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party debt	$15,000	$—	$—
Proceeds from financing	19,052	—	—
Proceeds from issuance of membership units, net	—	116,890	—
Proceeds from issuance of subscription receipts, net	—	298,644	—
Proceeds from convertible note, net of deferred costs	—	—	29,701
Settlement of taxes withheld	(10,306)	(21,054)	—
Purchase of non-controlling interest	—	(19,643)	—
Repayment of debt	(12,333)	(17,838)	(19)
Capital contributions (distributions) - non-controlling interests, net	(4,363)	2,767	6,461
Net cash provided by financing activities	$7,050	$359,766	$36,143
Net increase (decrease) in cash, cash equivalents and restricted cash	$(78,438)	$88,538	$11,204
Cash, cash equivalents and restricted cash - Beginning of period	105,038	16,500	5,296
Cash, cash equivalents and restricted cash - End of period	$26,600	$105,038	$16,500

See accompanying notes to Consolidated Financial Statements

ACREAGE HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2019	2018	2017
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid - non-lease	$685	$1,381	$335
Income taxes paid	4,555	1,744	101
OTHER NON-CASH INVESTING AND FINANCING ACTIVITIES:
Capital assets not yet paid for	$8,188	$393	$5,717
Issuance of Class D units for land	—	2,600	—
Issuance of SVS for operating lease	3,353	—	—

See accompanying notes to Consolidated Financial Statements

1.            NATURE OF OPERATIONS

Acreage Holdings, Inc. (the “Company”, “Pubco” or “Acreage”) was originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, the Company changed its name to Applied Inventions Management Corp. The Company continued into British Columbia and changed its name to Acreage Holdings, Inc. on November 9, 2018. The Company’s Subordinate Voting Shares are listed on the Canadian Securities Exchange under the symbol “ACRG.U”, quoted on the OTCQX under the symbol “ACRGF” and traded on the Frankfurt Stock Exchange under the symbol “0VZ”. The Company owns, manages and operates cannabis cultivation facilities, dispensaries and other cannabis-related companies across the United States (“U.S.”).

High Street Capital Partners, LLC, a Delaware limited liability company doing business as Acreage Holdings (“HSCP”), was formed on April 29, 2014. The Company became the indirect parent of HSCP on November 14, 2018 in connection with a reverse takeover (“RTO”) transaction described below.

The comparative amounts presented for the year ended December 31, 2017 are those of HSCP.

The Company’s corporate office and principal place of business is located at 366 Madison Avenue, 11th Floor, New York, New York in the U.S. The Company’s registered and records office address is Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia in Canada.

The RTO transaction

On September 21, 2018, the Company, HSCP, HSCP Merger Corp. (a wholly-owned subsidiary of Pubco) (“Subco”), Acreage Finco B.C. Ltd. (a special purpose corporation) (“Finco”), Acreage Holdings America, Inc. (“USCo”) and Acreage Holdings WC, Inc. (“USCo2”) entered into a combination agreement (the “Agreement”) whereby the parties agreed to combine their respective businesses, which would result in the reverse takeover of Pubco by the security holders of HSCP, which was deemed to be the accounting acquiror. On November 14, 2018, the parties to the Agreement completed the RTO. The RTO was structured as a series of transactions, including a Canadian three-cornered amalgamation transaction and a series of U.S. reorganization steps. In connection with the Agreement, Pubco changed its name from “Applied Inventions Management Corp.” to “Acreage Holdings, Inc.” On November 15, 2018, Pubco’s SVS were listed and began trading on the Canadian Securities Exchange under ticker symbol “ACRG.U”.

Immediately prior to the completion of the RTO, Finco completed a brokered and a non-brokered subscription receipt financing at a price of $25.00 per subscription receipt for aggregate gross proceeds to Finco of approximately $314,000 (the “Financing”). In connection with the Financing, Pubco paid a cash fee to the agents under the offering (the “Agents”) equal to 6.0% of the gross proceeds of the brokered portion of the Financing (such cash fee was reduced to 2.5% in respect of sales to certain subscribers) and a financial advisory fee in the amount of $3,000 in connection with the non-brokered portion of the Financing. As additional consideration, the Agents were granted broker warrants entitling them to subscribe for that number of common shares of FinCo (the “FinCo Shares”) as was equal to 2.0% of the number of subscription receipts issued under the brokered portion of the Financing (such number of broker warrants was reduced to 1.5% in respect of sales to certain subscribers). Upon completion of the RTO, each compensation option issued by Finco was exchanged for an equal number of broker warrants of Pubco, each of which is exercisable for one Subordinate Voting Share of Pubco (subject to any necessary adjustments) at a price of $25.00 per share for a period of 24 months following the date of exchange.

As part of the RTO, Pubco, Subco and FinCo were parties to a three-cornered amalgamation (the “Amalgamation”), pursuant to which the shareholders of FinCo (being the investors in the Financing after automatic conversion of their subscription receipts into FinCo Shares) received SVS of Pubco in exchange for their FinCo Shares. Immediately following the Amalgamation, the entity resulting from the Amalgamation, HSCP Merger Corp. (“Amalco”), was dissolved and liquidated, in accordance with which all of the assets of Amalco were distributed to Pubco. Refer to Note 11 for further discussion.

Canopy Growth Corporation transaction

On June 27, 2019, the Company and Canopy Growth Corporation (“Canopy Growth” or “CGC”) finalized an Arrangement Agreement wherein Canopy Growth was granted an option to acquire all outstanding shares of the Company, with a requirement to do so upon the occurrence of a Triggering Event. Refer to Note 13 for further discussion.

COVID-19

In December 2019, a novel strain of coronavirus (“COVID-19”) emerged in Wuhan, China. Since then, it has spread to several other countries and infections have been reported around the world. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a global pandemic.

In response to the outbreak, governmental authorities in the United States, Canada and internationally have introduced various recommendations and measures to try to limit the pandemic, including travel restrictions, border closures, non-essential business closures, quarantines, self-isolations, shelters-in-place and social distancing. The COVID-19 outbreak and the response of governmental authorities to try to limit it are having a significant impact on the private sector and individuals, including unprecedented business, employment and economic disruptions. The continued spread of COVID-19 in the United States, Canada and globally could have an adverse impact on our business, operations and financial results, including through disruptions in our cultivation and processing activities, supply chains and sales channels, as well as a deterioration of general economic conditions including a possible national or global recession. Shelter-in-place orders and social distancing practices designed to limit the spread of COVID-19 may affect our retail business. Due to the speed with which the COVID-19 situation is developing and the uncertainty of its magnitude, outcome and duration, it is not possible to estimate its impact on our business, operations or financial results; however, the impact could be material.

2.            SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and going concern

The accompanying consolidated financial statements have been prepared on a going concern basis which implies we will continue to meet our obligations for the next twelve months as of the date these financial statements are issued.

As reflected in the financial statements, the Company had an accumulated deficit and a negative net working capital (current liabilities greater than current assets) as of December 31, 2019, as well as a net loss and negative cash flow from operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the issuance of these financial statements.

However, management believes that substantial doubt of our ability to meet our obligations for the next twelve months from the date these financial statements were issued has been alleviated due to, but not limited to, (i) capital raised between January and March 2020, (ii) access to future capital commitments (see Note 17), (iii) continued sales growth from our consolidated operations, (iv) latitude as to the timing and amount of certain operating expenses as well as capital expenditures, (v) restructuring plans that have already been put in place to improve the Company’s profitability, and (vi) the Standby Equity Distribution Agreement described in Note 17 of the Consolidated Financial Statements.

If the Company is unable to raise additional capital whenever necessary, it may be forced to decelerate or curtail its footprint buildout or other operational activities until such time as additional capital becomes available. Such limitation of the Company’s activities would allow it to slow its rate of spending and extend its use of cash until additional capital is raised. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. Management also cannot provide any assurance as to unforeseen circumstances that could occur at any time within the next twelve months or thereafter which could increase our need to raise additional capital on an immediate basis.

Use of estimates

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Preparation of financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities as of the dates presented and the reported amounts of revenues and expenses during the periods presented. Significant estimates inherent in the preparation of the accompanying consolidated financial statements include the fair value of assets acquired and liabilities assumed in business combinations, assumptions relating to equity-based compensation expense, estimated useful lives for property, plant and equipment and intangible assets, the valuation allowance against deferred tax assets and the assessment of potential impairment charges on goodwill, intangible assets and investments in equity and notes receivable.

Emerging growth company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Functional and presentation currency

The consolidated financial statements and the accompanying notes are expressed in U.S. dollars. Financial metrics are presented in thousands. Other metrics, such as shares outstanding, are presented in thousands unless otherwise noted.

Basis of consolidation

Our consolidated financial statements include the accounts of Acreage, its subsidiaries and variable interest entities (“VIEs”) where we are considered the primary beneficiary, if any, after elimination of intercompany accounts and transactions. Investments in business entities in which Acreage lacks control but is able to exercise significant influence over operating and financial policies are accounted for using the equity method. Our proportionate share of net income or loss of the entity is recorded in Income (loss) from investments, net in the Consolidated Statements of Operations.

VIEs

In determining whether we are the primary beneficiary of a VIE, we assess whether we have the power to direct matters that most significantly impact the activities of the VIE and have the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. There were no material consolidated VIEs as of December 31, 2019 or 2018.

Non-controlling interests (“NCI”)

Non-controlling interests represent ownership interests in consolidated subsidiaries by parties that are not shareholders of Pubco. They are shown as a component of Total equity in the Consolidated Statements of Financial Position, and the share of loss attributable to non-controlling interests is shown as a component of Net loss in the Consolidated Statements of Operations. Changes in the parent company’s ownership that do not result in a loss of control are accounted for as equity transactions.

Cash and cash equivalents

The Company defines cash equivalents as highly liquid investments held for the purpose of meeting short-term cash commitments that are readily convertible into known amounts of cash, with original maturities of three months or less. The Company maintains cash with various U.S. banks and credit unions with balances in excess of the Federal Deposit Insurance Corporation and National Credit Union Share Insurance Fund limits, respectively. The failure of a bank or credit union where the Company has significant deposits could result in a loss of a portion of such cash balances in excess of the insured limit, which could materially and adversely affect the Company’s business, financial condition, results of operations and the market price of the Company’s Subordinate Voting Shares.

Restricted cash

Restricted cash represents funds contractually held for specific purposes and, as such, not available for general corporate purposes.

Investments

The Company classifies its short-term investments in debt securities as held-to-maturity and accounts for them at amortized cost. Due to the short maturities, the carrying value approximates fair value. Refer to Note 5 for more information.

The Company accounts for long-term equity investments in which we are able to exercise significant influence, but do not have control over, using the equity method.

On January 1, 2018, we early adopted Accounting Standards Update (“ASU”) 2016-01 - Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”), which, among other provisions, requires the equity investments not accounted for using the equity method to be carried at fair value, with changes recognized in net income (“FV-NI”). For investments not accounted for using the equity method without a readily determinable fair value, a measurement alternative is available, allowing measurement at cost, less any impairment plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. There was no change to the Company’s accounting for investments, as it elected the measurement alternative for all former cost method investments. Refer to Note 5 for further discussion.

Inventory

The Company’s inventories include the direct costs of seeds and growing materials, indirect costs such as utilities, labor, depreciation and overhead costs, and subsequent costs to prepare the products for ultimate sale, which include direct costs such as materials and indirect costs such as utilities and labor. All direct and indirect costs related to inventory are capitalized when they are incurred, and they are subsequently classified to Cost of goods sold in the Consolidated Statements of Operations. Inventory is valued at the lower of cost and net realizable value, defined as estimated selling price in the ordinary cost of business, less costs of disposal. The Company measures inventory cost using specific identification for its retail inventory and the average cost method for its cultivation inventory.

Fair value of financial instruments

The Company accounts for assets and liabilities measured at fair value on a recurring basis in accordance with ASC 820 - Fair Value Measurements. ASC 820 utilizes a fair value hierarchy that reflects the significance of the inputs used to make the measurements. The hierarchy is summarized as follows:

1.	Level 1 - quoted prices (unadjusted) that are in active markets for identical assets or liabilities

2.	Level 2 - inputs that are observable for the asset or liability, either directly (prices) for similar assets or liabilities in active markets or indirectly (derived from prices) for identical assets or liabilities in markets with insufficient volume or infrequent transactions

3.	Level 3 - inputs for assets or liabilities that are not based upon observable market data

There were no material transfers in or out of Level 3 during the years ended December 31, 2019, 2018 and 2017. The Company did not have any liabilities measured at fair value on a recurring basis as of December 31, 2019 and 2018. The Company’s has Level 3 assets in equity-method investments and investments carried at FV-NI utilizing net asset value per share. Changes in fair value measurements categorized in Level 3 of the fair value hierarchy are analyzed each reporting period based on changes in estimates or assumptions and recorded as appropriate.

Notes receivable

The Company provides financing to various related and non-related businesses within the cannabis industry. These notes are classified as held for investment and are accounted for as financial instruments in accordance with ASC 310. The Company recognizes impairment on notes receivable when, based on all available information, it is probable that a loss has been incurred based on past events and conditions existing at the date of the financial statements. No impairment losses were recognized in the years ended December 31, 2019 or 2018.

Capital assets

Capital assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Land and construction in process are not depreciated. Depreciation is calculated using the straight-line method for all other asset classes. The estimated useful life of buildings range from 10 to 40 years, and the estimated useful life of furniture, fixtures and equipment range from 3 to 10 years. Leasehold improvements are amortized using the straight-line method over the shorter of their useful lives or the life of the lease. Repair and maintenance costs are expensed as incurred. When capital assets are disposed of, the related cost and accumulated depreciation are removed and a gain or loss is included in the Consolidated Statements of Operations.

Leases

On January 1, 2019, the Company early adopted ASU 2016-02 Leases (Topic 842) using the modified retrospective approach. The Company elected the package of practical expedients contained in the new standard which, among other provisions, allows companies to retain existing lease classification under Topic 840 at transition. As such, there will be minimal impact on the Company’s Consolidated Statement of Operations. The Company has also made an accounting policy election to not recognize right of use assets or lease liabilities for leases with an initial term of 12 months or less, and to continue recognizing the related expense in the Consolidated Statement of Operations on a straight-line basis over the lease term. Sale-leasebacks are assessed to determine whether a sale has occurred under ASC 606. If a sale is determined not to have occurred, the underlying “sold” assets are not derecognized and a financing liability is established in the amount of cash received. At such time that the lease expires, the assets are then derecognized along with the financing liability, with a gain recognized on disposal for the difference between the two amounts, if any.

On the date of adoption, the Company recognized right of use assets and lease liabilities on its Consolidated Balance Sheet, which reflect the present value of the Company's current minimum lease payments over the lease terms, which include options that are reasonably certain to be exercised, discounted using the Company’s incremental borrowing rate. Refer to Note 8 for further discussion.

Intangible assets

Intangible assets such as management contracts are amortized over their estimated useful lives, while indefinite-lived intangibles such as cannabis licenses are not amortized.

Convertible debt

The Company assesses its financial instruments for embedded features that may require bifurcation from their host. If the embedded features do not meet the criteria for bifurcation, the convertible instrument is accounted for as a single hybrid instrument.

Business combinations

The Company’s growth strategy includes acquisition of retail, cultivation, processing and other cannabis related companies, the primary purpose of which is to continue to build a diversified portfolio of assets in the U.S. cannabis sector. These business combinations are accounted for using the acquisition method on the date that control is transferred. The consideration transferred in the acquisition is measured at fair value, along with identifiable net assets acquired. Subordinate Voting Shares issued are valued based on the closing price on the Canadian Securities Exchange. Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets or liabilities of an acquired business and represents expected synergies associated with the acquisition such as the benefits of assembled workforces, expected earnings and future market development. These benefits were not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets.

Based on the Company’s tax status discussed below, goodwill is not expected to be deductible for income tax purposes. A bargain purchase gain is recognized when the excess of the purchase price over the fair value of the net identifiable assets or liabilities acquired is negative. The Company expenses transaction costs, other than those associated with the issue of debt or equity securities, in connection with a business combination as incurred. The Company measures non-controlling interests acquired, if any, at acquisition date fair value.

Impairment of long-lived assets

Goodwill and indefinite-lived intangible assets are not subject to amortization and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired. Goodwill and indefinite-lived intangible assets are tested at the individual business level. The Company may first assess qualitative factors and, if it determines it is more likely than not that the fair value is less than the carrying value, then proceed to a quantitative test if necessary.

Finite-lived intangible assets and other long-lived assets are tested for impairment based on undiscounted cash flows when events or changes in circumstances indicate that the carrying amount may not be recoverable.

Income taxes

The Company will be treated as a U.S corporation for U.S. federal income tax purposes under U.S. Internal Revenue Code (“IRC”) Section 7874 and be subject to U.S. federal income tax. However, for Canadian tax purposes, the Company is expected, regardless of any application of IRC Section 7874, to be treated as a Canadian resident company (as defined in the Income Tax Act (Canada)) for Canadian income tax purposes. As a result, the Company will be subject to taxation both in Canada and the U.S. Notwithstanding the foregoing, it is management’s expectation that the Company’s activities will be conducted in such a manner that income from operations will not be subjected to double taxation.

HSCP operates in the U.S. as a limited liability company that is treated as a partnership for U.S. federal, state and local income tax purposes. As a result, HSCP’s income from its U.S. operations is not subject to U.S. federal income tax because the income is attributable to its members. Accordingly, the Company’s U.S. tax provision is based on the portion of HSCP’s income attributable to the Company and excludes the income attributable to other members of HSCP, whose income is included in Net loss attributable to non-controlling interests in the Consolidated Statements of Operations. In addition, the Company also records a tax provision for the corporate entities owned directly by HSCP.

Income tax expense is recognized in the Consolidated Statements of Operations. Current tax expense is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year end, adjusted for amendments to tax payable with regards to previous years.

Deferred tax assets and liabilities and the related deferred tax expense or recovery are recognized for deferred tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs.

A deferred tax asset is recognized to the extent that it is probable that future taxable income will be available against which the asset can be utilized.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current assets against current tax liabilities and when they relate to income taxes levied by the same taxing authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Certain Acreage subsidiaries are subject to IRC Section 280E. This section disallows deductions and credits attributable to a trade or business of trafficking in controlled substances. Under U.S. law, marijuana is a Schedule I controlled substance.

Revenue recognition

The Company early adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606) on January 1, 2018. The new standard provides for a single model that applies to all contracts with customers with two types of recognition: at a point in time or over time. The Company has applied Topic 606 retrospectively for all periods presented and determined that there is no change to the comparative periods or transitional adjustments required as a result of adoption. The Company’s accounting policy for revenue recognition under Topic 606 is as follows:

(4)	Identify the contract with a customer;

(5)	Identify the performance obligation(s);

(6)	Determine the transaction price;

(7)	Allocate the transaction price to the performance obligation(s);

(8)	Recognize revenue when/as performance obligation(s) are satisfied.

Revenue from the direct sale of cannabis to customers for a fixed price is recognized when the Company transfers control of the good to the customer. The Company disaggregates its revenues from the direct sale of cannabis to customers on the Statements of Operations as Retail revenue, net and Wholesale revenue, net.

Revenue from management contracts is recognized over time as the management services are provided. The Company provides management services to other cannabis companies for a fee structure that varies based on the contract. The services that may be provided are broadly defined and span the entire scope of the business. The Company evaluates the nature of its promise to the customer in these contracts and determines that its promise is to provide a management service. The service comprises various activities that may vary each day (such as support for cultivation, finance, accounting, human resources, retail, etc.). The Company disaggregates its management contract revenue on the Statements of Operations as Other revenue, net.

Amounts disclosed as revenue are net of allowances, discounts and rebates.

Equity-settled payments

The Company issues equity-based awards to employees and non-employee directors for services. The Company measures these awards based on their fair value at the grant date and recognizes compensation expense over the requisite service period. The Company generally issues new shares to satisfy conversions, option and warrant exercises, and RSU vests. Forfeitures are accounted for as they occur.

Loss per share

Net loss per share represents the net loss attributable to shareholders divided by the weighted average number of shares outstanding during the period on an as converted basis. Basic and diluted loss per share are the same as of December 31, 2019, 2018 and 2017, as the issuance of shares upon conversion, exercise or vesting of outstanding units would be anti-dilutive in each period. There were 41,526, 38,061, and 0 anti-dilutive shares outstanding as of December 31, 2019, 2018 and 2017, respectively.

Accounting Pronouncements Not Yet Adopted

The following new standards, amendments to standards and interpretations are not yet effective for the year ended December 31, 2019 and have not been applied in preparing these consolidated financial statements:

Financial Instruments

In June 2016, the FASB issued ASU 2016-13 - Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which was subsequently revised by ASU 2018-19. The ASU introduces a new model for assessing impairment on most financial assets. Entities will be required to use a forward-looking expected loss model, which will replace the current incurred loss model, which will result in earlier recognition of allowance for losses. The ASU will be effective for the Company’s first interim period of fiscal 2023, and the Company is currently evaluating the impact of the new standard.

3.            ACQUISITIONS

During the year ended December 31, 2019, the Company completed the following business combinations, and has allocated each purchase price as follows:

Purchase Price Allocation	Thames Valley (1)	NCC (2)	Form Factory (3)	Total
Assets acquired:
Cash and cash equivalents	$106	$696	$4,276	$5,078
Inventory	39	170	520	729
Other current assets	1	36	1,136	1,173
Capital assets, net	—	539	3,988	4,527
Operating lease ROU asset	—	—	10,477	10,477
Goodwill	3,596	4,192	65,303	73,091
Intangible assets - cannabis licenses	14,850	2,500	40,372	57,722
Intangible assets - customer relationships	—	—	4,600	4,600
Intangible assets - developed technology	—	—	3,100	3,100
Other non-current assets	—	25	403	428
Liabilities assumed:
Accounts payable and accrued liabilities	(121)	(24)	(1,572)	(1,717)
Other current liabilities	—	(621)	(74)	(695)
Debt	—	—	(494)	(494)
Operating lease liability	—	—	(10,477)	(10,477)
Deferred tax liability	(3,399)	(461)	(14,519)	(18,379)
Other liabilities	—	(175)	(23)	(198)
Fair value of net assets acquired	$15,072	$6,877	$107,016	$128,965

Consideration paid:
Cash	$15,072	$—	$3,711	$18,783
Deferred acquisition costs and deposits	—	100	—	100
Subordinate Voting Shares	—	3,948	95,266	99,214
Settlement of pre-existing relationship	—	830	8,039	8,869
Fair value of previously held interest	—	1,999	—	1,999
Total consideration	$15,072	$6,877	$107,016	$128,965

Subordinate Voting Shares issued	—	211	4,770	4,981

The operating results of the above acquisitions were not material to the periods presented.

(1) On January 29, 2019, the Company acquired 100% of Thames Valley Apothecary, LLC (“Thames Valley”), a dispensary license holder in Connecticut.

(2) On March 4, 2019, the Company acquired the remaining 70% ownership interest in NCC LLC (“NCC”), a dispensary license holder in Illinois. The market price used in valuing SVS issued was $18.70 per share. As a result of this acquisition, the previously held interest in NCC was re-measured, resulting in a gain of $999, which was recorded in Income from investments, net in the Consolidated Statements of Operations during the year ended December 31, 2019.

(3) On April 16, 2019, the Company acquired 100% of Form Factory Holdings, LLC (“Form Factory”), a manufacturer and distributor of cannabis-based edibles and beverages. The Company expects to benefit primarily from utilizing the intangible assets acquired, which include cannabis licenses in California and Oregon, existing customer relationships, and developed technology, which will complement Acreage’s existing business and enable the Company to create and distribute proprietary brands of various types at scale. The useful life of the developed technology was determined to be 19 years, and the useful life of the customer relationships was determined to be 5 years.

The market price used in valuing unrestricted SVS issued was $20.45 per share. Certain SVS are subject to clawback should certain indemnity conditions arise and as such, a discount for lack of marketability was applied that correlates to the period of time these shares are subject to restriction.

The Company also recorded an expense of $2,139 in the Consolidated Statements of Operations for the year ended December 31, 2019 in connection with the acquisition of Form Factory that represents stock compensation fully vested on the acquisition date. 86 shares valued at $1,753 were issued and recorded in Other equity transactions on the Consolidated Statements of Shareholders’ Equity, with the remainder settled in cash.

During the year ended December 31, 2018, the Company completed the following business combinations, and has allocated each purchase price as follows:

Purchase Price Allocation	D&B (1)	WPMC (2)	PATCC (3)	PWC (4)	NYCANNA (5)	PWCT (6)	IGF (7)	Total
Assets acquired:
Cash and cash equivalents	$308	$62	$36	$19	$453	$662	$4	$1,544
Inventory	120	—	—	—	3,385	205	319	4,029
Other current assets	—	—	—	—	67	1	29	97
Notes receivable	—	814	6,181	—	—	—	—	6,995
Capital assets, net	24	—	—	5,614	5,996	723	3,119	15,476
Goodwill	1,328	11,586	5,636	6,241	1,626	1,491	2,017	29,925
Intangible assets - cannabis licenses	13,100	—	—	15,300	39,800	9,399	10,298	87,897
Intangible assets - management contracts	—	31,200	6,401	—	—	—	—	37,601
Other non-current assets	5	—	—	123	69	7	—	204
Liabilities assumed:
Accounts payable and accrued liabilities	(382)	(41)	—	(872)	(1,153)	(275)	(41)	(2,764)
Deferred tax liability	—	—	—	(3,708)	—	—	—	(3,708)
Other liabilities	(3)	—	—	—	(49)	—	—	(52)
Fair value of net assets acquired	$14,500	$43,621	$18,254	$22,717	$50,194	$12,213	$15,745	$177,244

Consideration paid:
Cash paid in 2018	$250	$8,168	$—	$750	$13,833	$2,475	$8,215	$33,691
Cash paid in 2019	—	—	—	—	—	—	7,500	$7,500
Class D units	3,100	11,200	14,964	21,046	21,575	7,122	—	79,007
Subordinate Voting Shares (“SVS”)	—	—	—	—	—	—	30	30
Seller’s notes (Note 10)	11,150	—	1,118	921	2,238	479	—	15,906
Fair value of previously held interest	—	17,012	2,172	—	12,548	2,137	—	33,869
Fair value of non-controlling interest	—	7,241	—	—	—	—	—	7,241
Total consideration	$14,500	$43,621	$18,254	$22,717	$50,194	$12,213	$15,745	$177,244

Class D units/SVS issued	500	1,806	2,414	3,394	3,480	1,149	1	12,744

(1) On May 31, 2018, the Company acquired 100% of license holder D&B Wellness, LLC (“D&B”).

(2) On May 31, 2018, the Company acquired 45% of management company The Wellness & Pain Management Connection LLC (“WPMC”), giving the Company an 84% controlling interest. The estimated useful life of the management contract is 18 years. As a result of this acquisition, the Company’s previously held equity method investment in WPMC was re-measured, resulting in a gain of $10,782, which was recorded in Income from investments, net in the Consolidated Statements of Operations during the year ended December 31, 2018. Subsequent to the acquisition, the Company acquired additional interests in WPMC. Refer to Note 11 for further discussion.

(3) On July 3, 2018, the Company acquired the remaining 88% ownership interest in management company Prime Alternative Treatment Care Consulting, LLC (“PATCC”). The estimated useful life of the management contract is 10 years. As a result of this acquisition, the Company’s previously held equity method investment in PATCC was re-measured, resulting in a gain of $2,109, which was recorded in Income from investments, net in the Consolidated Statements of Operations during the year ended December 31, 2018.

(4) On August 15, 2018, the Company acquired 100% of license holder Prime Wellness Center, Inc. (“PWC”), which was formerly managed by Prime Consulting Group, LLC (“PCG”), a management company in which the Company held an equity method investment.

(5) On August 15, 2018, the Company acquired the remaining 75% ownership interest in license holder NYCANNA, LLC (“NYCANNA”). As a result of this acquisition, the Company’s previously held investment in NYCANNA, which did not have a readily determinable fair value, was re-measured, resulting in a gain of $1,954, which was recorded in Income from investments, net in the Consolidated Statements of Operations during the year ended December 31, 2018.

(6) On September 13, 2018, the Company acquired the remaining 82% ownership interest in license holder Prime Wellness of Connecticut, LLC (“PWCT”). As a result of this acquisition, the Company’s previously held interest in PWCT, which did not have a readily determinable fair value, was re-measured, resulting in a gain of $387, which was recorded in Income from investments, net in the Consolidated Statements of Operations during the year ended December 31, 2018.

(7) On November 21, 2018, the Company acquired 100% of In Grown Farms LLC 2 (“IGF”), a cultivation license holder in Illinois. $7,500 of cash consideration was deferred and paid in the year ended December 31, 2019.

Selected line items from the Company’s Consolidated Statement of Operations for the year ended December 31, 2018, adjusted as if the acquisitions of D&B and PWCT (deemed to be the only acquisitions with material operations in the period) had occurred on January 1, 2018, are presented below:

Pro forma results (unaudited)	Revenues, net	Gross profit	Net operating income (loss)	Net income (loss)
Consolidated results	$21,124	$9,420	$(41,133)	$(32,261)
D&B/PWCT pre-acquisition	11,077	4,661	2,685	2,502
Pro forma results	$32,201	$14,081	$(38,448)	$(29,759)

D&B/PWCT post-acquisition	$8,357	$2,899	$1,791	$1,800

Deferred acquisition costs and deposits

The Company makes advance payments to certain acquisition targets for which the transfer is pending certain regulatory approvals prior to the acquisition date.

As of December 31, 2018, the Company had the following deferred acquisition costs and deposits, which are expected to be offset against the consideration payable for the related future purchases. There were no deferred acquisition costs outstanding as of December 31, 2019.

Acquisition Target	December 31, 2018
Nature’s Way Nursery of Miami, Inc.	$12,000
Form Factory (1)	10,000
NCC	100
Deferred acquisition costs and deposits	$22,100

(1) During the year ended December 31, 2019, the deferred acquisition deposit for Form Factory was converted to a line of credit. Upon acquisition of Form Factory, the Company recovered $2,076 of the deferred acquisition deposit not previously drawn against under the line of credit.

4.            INTANGIBLE ASSETS AND GOODWILL

Intangible assets

The following table details our intangible asset balances by major asset classes:

Intangibles	December 31, 2019	December 31, 2018
Finite-lived intangible assets:
Management contracts	$52,438	$68,384
Customer relationships	4,600	—
Developed technology	3,100	—
	60,138	68,384
Accumulated amortization on finite-lived intangible assets:
Management contracts	(5,750)	(3,128)
Customer relationships	(649)	—
Developed technology	(114)	—
	(6,513)	(3,128)
Finite-lived intangible assets, net	53,625	65,256

Indefinite-lived intangible assets
Cannabis licenses	232,347	88,697

Total intangibles, net	$285,972	$153,953

Modification of management contract

On October 7, 2019, the Company modified the terms of its Management Service Agreement (“MSA”) with Greenleaf Apothecaries, LLC (“GLA”). As a result of this modification, the Company exchanged certain future cash flows under the MSA in exchange for a note receivable of $12,500. In connection with this modification, the Company reduced the carrying value of the MSA by $10,106, recorded a gain of $2,394 and reduced the associated deferred tax liability by $2,730, with a corresponding increase to Other equity transactions in the Statements of Shareholders’ Equity.

Impairment of intangible assets

The Company recorded $9,514 of impairment on certain cannabis licenses and $3,949 of impairment on management contracts during the year ended December 31, 2019 resulting from its annual impairment testing.

Purchases of intangible assets

The Company determined that the below purchases of intangible assets did not qualify as business combinations as the entities were non-operational at the time of purchase.

2019

•	On January 4, 2019, the Company purchased a vertically-integrated license in Florida to operate a cultivation and processing facility and up to 40 medical cannabis dispensaries by acquiring Acreage Florida, Inc. (formerly known as Nature’s Way Nursery of Miami, Inc.). Total consideration of $70,103 included: (i) $53,747 in cash, (ii) $12,000 of previously-paid deferred acquisition costs and (iii) $4,356 in HSCP units (198 units). The HSCP units issued were valued based on the market price of SVS (for which HSCP units are convertible) at the transaction date, which was $22.00 per share. In addition to the intangible asset purchased, the Company also acquired $361 of equipment, recorded in Capital assets, net and a $190 surety bond, recorded in Other non-current assets in the Consolidated Statements of Financial Position. A deferred tax liability of $16,049 was also recorded in connection with this purchase.

•	On July 2, 2019, the Company acquired Kanna, Inc. (“Kanna”), a dispensary license holder in Oakland, California, for total consideration of $7,525 which included: (i) $1,991 in cash and (ii) $5,534 in Subordinate Voting Shares (383 shares). A deferred tax liability of $2,316 was also recorded in connection with this purchase. The SVS issued were valued based on the market price at the transaction date, which was $15.81 per share. Certain SVS are subject to clawback should certain indemnity conditions arise and as such, a discount for lack of marketability was applied that correlates to the period of time these shares are subject to restriction.

2018

•	On May 4, 2018, the Company obtained a management contract with a useful life of 20 years through acquisition of South Shore BioPharma, LLC (“SSBP”), a management company located in Massachusetts, for total consideration of $4,277, which included: (i) $416 of cash, (ii) $1,805 in Class D units (291 units) and (iii) $2,056 in seller’s notes.

•	The Company entered into management contracts with GLA to operate five dispensaries, Greenleaf Therapeutics, LLC to operate a processing facility, and Greenleaf Gardens, LLC to operate a cultivation facility (together “Greenleaf”) on July 2, August 8 and December 20, 2018, respectively. The useful lives of the management contracts are 10 years. Total consideration of $23,272 consisted of: (i) $8,245 in cash ($2,750 of which was paid in 2019), (ii) $5,494 in Class D units (886 units), (iii) $6,095 in seller’s notes and (iv) $3,438 in SVS (269 shares, valued at $12.84 per share, the closing price on the date of the cultivation facility management contract purchase). As part of this arrangement, the Company also issued a secured line of credit for use in build-out of the managed facilities (refer to Note 6 for further information).

•	On July 30, 2018, the Company purchased a management contract with a useful life of 7 years by acquiring the remaining 55% ownership interest in HSRC NorCal, LLC (“NorCal”). Total consideration of $7,409 included: (i) $534 in cash, $3,446 in Class D units (556 units), (iii) $86 settlement of pre-existing relationship and (iv) $3,343 fair value of previously held interest. As a result of this acquisition, the Company’s previously held equity method investment in NorCal was re-measured, resulting in a gain of $255, which was recorded in Income from investments, net in the Consolidated Statements of Operations during the year ended December 31, 2018. As part of this purchase, the Company also acquired a secured line of credit with an outstanding balance of $4,175 at the time of purchase for use in build-out of the managed facilities (refer to Note 6 for further information).

Amortization expense recorded during the years ended December 31, 2019, 2018 and 2017 was $5,276, $3,128 and $0, respectively.

Expected annual amortization expense for existing intangible assets subject to amortization at December 31, 2019 is as follows for each of the next five fiscal years:

Amortization of Intangibles	2020	2021	2022	2023	2024
Amortization expense	$5,234	$5,234	$5,234	$5,234	$4,585

Goodwill

The following table details the changes in the carrying amount of goodwill:

Goodwill	Total
December 31, 2017	$2,191
Acquisitions	29,925
December 31, 2018	$32,116
Acquisitions	73,091
Adjustment to purchase price allocation	550
December 31, 2019	$105,757

During the year ended December 31, 2019, the Company made final adjustments to the purchase price allocation with respect to certain acquisitions made during the year ended December 31, 2018 within the one-year measurement period.

5.            INVESTMENTS

The carrying values of the Company’s investments in the Consolidated Statements of Financial Position as of December 31, 2019 and 2018 are as follows:

Investments	December 31, 2019	December 31, 2018
Total short-term investments	$—	$149,090

Investments held at FV-NI	4,376	2,869
Equity method investments	123	975
Total long-term investments	$4,499	$3,844

Income from investments, net in the Consolidated Statements of Operations during the years ended December 31, 2019, 2018 and 2017 is as follows:

Investment income	Year Ended December 31,
	2019	2018	2017
Short-term investments	$738	$406	$—
Investments without readily determinable fair value	—	—	150
Investments held at FV-NI	(2,218)	6,570	—
Equity method investments	1,000	13,301	256
Gain from investments held for sale	—	1,500	—
Income from investments, net	$(480)	$21,777	$406

Income from investments without readily determinable fair value for the year ended December 31, 2018 primarily resulted from the remeasurement of previously held investments at the time of acquisition, in which the Company previously had an investment carried at cost (prior to January 1, 2018) or for which the measurement alternative was elected (January 1, 2018 and beyond), as further discussed in Note 3.

Income from equity method investments for the year ended December 31, 2018 was primarily driven by the remeasurement of previously held investments at the time of acquisition, as further discussed in Note 3.

Short-term investments

The Company from time to time invests in U.S. Treasury bills which are classified as held-to-maturity and measured at amortized cost. These range in original maturity from three to six months, and bear interest ranging from 2.2% - 2.4%. During the year ended December 31, 2019, short-term investments in U.S. Treasury bills in the amount of $149,828 matured.

Investments in equity without readily determinable fair value (formerly cost method investments)

The Company adopted ASU 2016-01 on January 1, 2018. Prior to adoption, investments in equity securities that did not give the Company significant influence over the investee were classified as cost method investments and held at their initial cost, assessed periodically for impairment. Upon adoption of ASU 2016-01, the Company elected to use the available measurement alternative for investments without readily determinable fair values (which are classified as Level 3 investments in the fair value hierarchy). The measurement alternative requires the investments to be held at cost and adjusted for impairment and observable price changes, if any.

In October 2018, the Company resigned as a manager of Florida Wellness, LLC (“FLW”), an entity in which the Company owned 44% and consolidated due to control as manager. FLW in turn owned 15% of San Felasco Nurseries, LLC (“SFN”), which the Company classified as an investment carried at cost (prior to January 1, 2018) and for which the measurement alternative was elected (January 1, 2018 and beyond). In connection with its resignation, the Company exchanged its share of the investment in SFN for a note receivable of $2,028. The Company also issued warrants to FLW and recognized expense of $1,423 during the year ended December 31, 2018, recorded in Income from investments, net in the Consolidated Statements of Operations. The remaining $4,775 interest in FLW as well as the NCI’s portion of a note receivable of $880 was eliminated through de-consolidation of the non-controlling interest in Other equity transactions in the Consolidated Statements of Shareholders’ Equity.

Investments held at FV-NI

The Company has investments in equity of several companies that do not result in significant influence or control. These investments are carried at fair value, with gains and losses recognized in the Consolidated Statements of Operations.

Equity method investments

The Company accounts for investments in which it can exert significant influence but does not control as equity method investments. As of December 31, 2019 and 2018, the Company’s equity method investments were not deemed significant to the Company’s financial statements and as such, additional disclosure is omitted. The Company purchased the remaining interests in the majority of its equity method investments during the year ended December 31, 2018. Refer to Notes 3 and 4 for further discussion.

Investments held for sale

In the fourth quarter of 2017, the Company initiated a plan to sell its equity interest in Compass Ventures, Inc., Greenhouse Compass, LLC, HSGH Properties, LLC and HSGH Properties Union, LLC (together, “Compass”). During the year ended December 31, 2018, the Company sold its investment in Compass for cash proceeds of $9,634, recognizing a $1,500 net gain on the sale.

6.            NOTES RECEIVABLE

Notes receivable as of December 31, 2019 and 2018 consisted of the following:

	December 31, 2019	December 31, 2018
Notes receivable	$75,851	$27,920
Interest receivable	5,774	2,625
Total notes receivable	$81,625	$30,545
Less: Notes receivable, current	2,146	3,114
Notes receivable, non-current	$79,479	$27,431

Interest income on notes receivable during the years ended December 31, 2019, 2018 and 2017 totaled $3,978, $1,178 and $330, respectively.

Activity during the year ended December 31, 2019

On July 1, 2019, the Company entered into a $8,000 convertible note receivable with a west coast social equity program. Upon certain conditions related to a subsequent capital raise, the Company will obtain the right to convert its financing receivable to an ownership interest. The line of credit matures in June 2022 and bears interest at a rate of 8% per annum.

On October 7, 2019, the Company recorded a note receivable of $12,500 in connection with the MSA modification described in Note 4. The note is payable monthly and bears interest at a rate of prime plus 10% for the unpaid portion of any monthly payments.

The Company provides revolving lines of credit to several entities under management services agreements which make up the majority of its notes receivable. The relevant terms and balances are detailed below.

Lines of Credit			Balance as of
Counterparty	Maximum Obligation	Interest Rate	December 31, 2019	December 31, 2018
Greenleaf (1)	$29,286	4.75% - 5%	$22,569	$7,030
CWG Botanicals, Inc. ("CWG") (2)	12,000	8%	9,152	4,587
Compassionate Care Foundation, Inc. (“CCF”) (3)	12,500	18%	7,152	5,616
Prime Alternative Treatment Center, Inc. ("PATC") (4)	4,650	15%	4,650	4,650
Patient Centric of Martha’s Vineyard, Ltd. (“PCMV”) (5)	9,000	15%	5,758	856
Health Circle, Inc. (6)	8,000	15%	3,988	1,519
Total	$75,436		$53,269	$24,258

(1) During the year ended December 31, 2018, the Company extended lines of credit to Greenleaf Apothecaries, LLC, Greenleaf Therapeutics, LLC and Greenleaf Gardens, LLC (together “Greenleaf”), which mature in June 2023.

(2) The revolving line of credit due from CWG, the license holder managed by NorCal, matures in December 2021.

(3) In September 2018, the Company entered into a management agreement to provide certain advisory and consulting services to Compassionate Care Foundation, Inc. (“CCF”) for a monthly fee based on product sales. Upon certain changes in New Jersey state laws to allow for-profit entities to hold cannabis licenses and certain regulatory approvals, the management agreement will terminate and any outstanding obligations on the line of credit will convert to a direct ownership interest in CCF, which will convert to a for-profit entity.

On November 15, 2019, as a result of changes to state laws as described above, Acreage entered into a Reorganization Agreement with CCF, pursuant to which Acreage will acquire 100% of the equity interests in CCF, pending state approval. The outstanding amounts receivable under the line of credit will convert to 54% ownership, and the Company will pay $10,000 for the remaining 46%.

(4) Prime Alternative Treatment Center, Inc. (“PATC”) is a non-profit license holder in New Hampshire to which the Company’s consolidated subsidiary PATCC provides management or other consulting services. The line of credit matures in August 2022.

(5) In November 2018, the Company entered into a services agreement with Patient Centric of Martha’s Vineyard, Ltd. (“PCMV”). Upon certain changes in Massachusetts state laws, the management agreement would become convertible to an ownership interest in PCMV. The line of credit matures in November 2023.

(6) Health Circle, Inc. is a non-profit license holder in Massachusetts managed by the Company’s consolidated subsidiary MA RMDS. The line of credit matures in November 2032.

7.          CAPITAL ASSETS, net

Net property and equipment consisted of:

	December 31, 2019	December 31, 2018
Land	$9,839	$6,241
Building	34,522	14,364
Right-of-use asset, finance leases	5,954	—
Construction in progress	17,288	5,569
Furniture, fixtures and equipment	21,019	8,156
Leasehold improvements	22,682	12,115
Capital assets, gross	$111,304	$46,445
Less: accumulated depreciation	(5,257)	(1,402)
Capital assets, net	$106,047	$45,043

Depreciation of capital assets for the years ended December 31, 2019, 2018 and 2017 includes $2,317, $621, and $20 of depreciation expense, and $1,556, $724, and $0 that was capitalized to inventory, respectively.

Sale-leasebacks

During the year ended December 31, 2019, the Company sold and subsequently leased back several of its capital assets in a transaction with GreenAcreage Real Estate Corp. (“GreenAcreage”), a related party (refer to Note 14). The Company sold assets and subsequently leased them back for total proceeds of $19,052. The subsequent leases met the criteria for finance leases, and as such, the transactions do not qualify for sale-leaseback treatment. The “sold” assets remain within land, building and leasehold improvements, as appropriate, for the duration of the lease and a financing liability equal to the amount of proceeds received is recorded within debt (see Note 10). Upon lease termination, the sale will be recognized by removing the remaining carrying values of the capital assets and financing liability, with any difference recognized as a gain.

8.         LEASES

The Company adopted ASC 842 on January 1, 2019 by capitalizing operating and finance right-of-use assets totaling $11,718 and $383, respectively. The Company leases land, buildings, equipment and other capital assets which it plans to use for corporate purposes and the production and sale of cannabis products. Leases with an initial term of 12 months or less are not recorded on the Consolidated Balance Sheets and are expensed in the Consolidated Statements of Operations on the straight-line basis over the lease term. The Company does not have any material variable lease payments, and accounts for non-lease components separately from leases.

Balance Sheet Information	Classification	December 31, 2019
Right-of-use assets
Operating	Operating lease right-of-use assets	$51,950
Finance	Capital assets, net	5,832
Total right-of-use assets		$57,782

Lease liabilities
Current
Operating	Operating lease liability, current	$2,759
Financing	Debt, current	49
Non-current
Operating	Operating lease liability, non-current	47,522
Financing	Debt, non-current	6,083
Total lease liabilities		$56,413

Statement of Operations Information	Classification	Year Ended December 31, 2019
Short-term lease expense	General and administrative	$1,262
Operating lease expense	General and administrative	5,351
Finance lease expense:
Amortization of right of use asset	Depreciation and amortization	122
Interest expense on lease liabilities	Interest expense	290
Sublease income	Other loss, net	(110)
Net lease cost		$5,653

Statement of Cash Flows Information	Classification	Year Ended December 31, 2019
Cash paid for operating leases	Net cash used in operating activities	$3,667
Cash paid for finance leases - interest	Net cash used in operating activities	$223

The Company’s rent expense during the years ended December 31, 2018 and 2017 was $1,604 and $703, respectively.

The following represents the Company’s future minimum payments required under existing leases with initial terms of one year or more as of December 31, 2019:

Maturity of lease liabilities	Operating Leases	Finance Leases
2020	$7,329	$832
2021	8,035	873
2022	7,884	893
2023	7,704	914
2024	7,396	936
Thereafter	49,921	18,740
Total lease payments	$88,269	$23,188
Less: interest	37,988	17,056
Present value of lease liabilities	$50,281	$6,132

Weighted average remaining lease term (years)	11	24
Weighted average discount rate	10%	14%

9.            INVENTORY

	December 31, 2019	December 31, 2018
Retail inventory	$1,784	$1,101
Wholesale inventory	11,993	4,848
Cultivation inventory	3,021	2,400
Supplies & other	1,285	508
Total	$18,083	$8,857

10.          DEBT

The Company’s debt balances consist of the following:

Debt balances	December 31, 2019	December 31, 2018
NCCRE loan	$492	$511
Seller’s notes	2,810	15,124
Related party debt	15,000	—
Financing liability	19,052	—
Finance lease liabilities	6,132	—
Total debt	$43,486	$15,635
Less: current portion of debt	15,300	15,144
Total long-term debt	$28,186	$491

The interest expense related to the Company’s debt during the years ended December 31, 2019, 2018 and 2017 consists of the following:

	Year Ended December 31,
Interest Expense	2019	2018	2017
Convertible notes:
Cash interest	$—	$869	$456
PIK interest	—	1,912	605
Accretion	—	926	132
Convertible note interest	$—	$3,707	$1,193
NCCRE loan	19	22	22
Seller’s notes	416	888	—
Interest expense on financing liability	469	—	—
Interest expense on finance lease liability	290	—	—
Total interest expense	$1,194	$4,617	$1,215

Senior secured convertible notes

The Company issued senior secured convertible notes in November 2017 for a total principal amount of $31,294, net of issuance costs. The debt contained a conversion feature and attached warrants, neither of which met the criteria for bifurcation. In connection with the RTO on November 14, 2018, the notes and PIK interest mandatorily converted to 6,473 Class A membership units, and the Company issued 1,878 warrants to purchase Pubco shares at $25 per share, which expire on November 14, 2021. The carrying value of the debt, including unamortized discount, was credited to Share capital in the Consolidated Statements of Shareholders’ Equity and no gain or loss was recognized.

NCC Real Estate, LLC (“NCCRE”) loan

NCCRE, which is owned by the Company’s consolidated subsidiary HSC Solutions, LLC, entered into a $550 secured loan with a financial institution for the purchase of a building in Rolling Meadows, Illinois in December 2016. The building is leased to NCC. The promissory note payable carries a fixed interest rate of 3.7% and is due in December 2021.

Seller’s notes

The Company issued Seller’s notes payable in connection with several transactions, bearing interest at rates ranging from 3.5% to 10%. Substantially all of these notes became due upon completion of the RTO. Refer to Note 3, Note 4 and Note 11 for further detail.

Related party debt

During the year ended December 31, 2019, the Company’s CEO made a non-interest bearing loan of $15,000 to Acreage, which was subsequently repaid in March.

Financing liability

In connection with the Company’s failed sale-leaseback transaction (refer to Note 7), a financing liability was recognized equal to the cash proceeds received. The Company will recognize the cash payments made on the lease as interest expense, and the principal will be derecognized upon expiration of the lease.

11.         SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTERESTS

Pre-RTO transactions

2017

During the year ended December 31, 2017, HSCP issued 6,000 Class C units to certain employees in exchange for $630 of notes receivable.

2018

During the year ended December 31, 2018, HSCP issued 17,018 Class D units for total consideration of $105,514 in exchange for cash, the settlement of expenses, equity issuance costs pertaining to HSCP’s issuance of Class E units, as well as certain asset and business acquisitions and non-controlling interest purchases. Refer to Note 3, Note 4 and the “Non-controlling interests” section below for further information.

During the year ended December 31, 2018, HSCP issued 19,352 Class E units in exchange for gross proceeds of $119,983 and incurred $3,859 in equity issuance costs.

Immediately prior to completion of the RTO, the Company completed, through a special purpose corporation, a private placement of 12,566 subscription receipts for gross proceeds of $314,154 and incurred $17,652 in equity issuance costs. Additionally, the Company recognized $6,126 of expenses associated with the RTO and public listing in Other loss, net in the Consolidated Statements of Operations. Concurrent with the completion of the RTO, each subscription receipt automatically converted into one Subordinate Voting Share of the Company, and all pre-RTO HSCP units were converted into the post-RTO capital structure described below. An additional 60 SVS were issued to satisfy RTO-related obligations of $1,502 during the year ended December 31, 2018. In connection with the RTO, Kevin Murphy, the Chief Executive Officer of the Company, made a contribution of HSCP units and $280 in cash to Pubco in exchange for 168 Multiple Voting Shares of Pubco, representing 100% of the issued and outstanding Multiple Voting Shares as of closing of the RTO. A deferred tax liability of $30,175 was established with respect to prior acquisitions and purchases of intangible assets.

Post-RTO - Acreage Holdings, Inc. capital structure

The Company has authorized an unlimited number of Subordinate, Proportionate and Multiple Voting Shares, all with no par value. All share classes are included within Share capital in the Consolidated Statements of Shareholders’ Equity on an as converted basis. Each share class is entitled to notice of and to attend at any meeting of the shareholders, except a meeting of which only holders of another particular class of shares will have the right to vote. All share classes are entitled to receive dividends, as and when declared by the Company, on an as-converted basis, and no dividends will be declared by the Company on any individual class unless the Company simultaneously declares or pays dividends on all share classes. No subdivision or consolidation of any share class shall be made without simultaneously subdividing or consolidating all share classes in the same manner. No holders of any class are entitled to a right of first refusal on any future security issuance of the Company.

Subordinate Voting Shares

Holders of Class A Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Subordinate Voting Shares.

Proportionate Voting Shares

Holders of Class B Proportionate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Proportionate Voting Shares could ultimately then be converted (forty-to-one). As long as any Proportionate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Proportionate Voting Shares and Multiple Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Proportionate Voting Shares. Consent of the holders of a majority of the outstanding Proportionate Voting Shares and Multiple Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Proportionate Voting Shares.

Multiple Voting Shares

Class C Multiple Voting Shares are intended to give the Company’s founder and CEO voting control. Holders of Multiple Voting Shares will be entitled to three thousand votes for each Multiple Voting Share held. Multiple Voting Shares shall automatically convert into subordinate voting shares on a one-to-one basis at the latest five years from RTO date. No Multiple Voting Share will be permitted to be transferred by the holder thereof without the prior written consent of the Company’s Board.

Treasury shares

In connection with the RTO, the Company withheld shares that were previously issued to satisfy certain shareholders’ U.S. federal income tax requirements and made a payment on their behalf in the amount of $21,054.

The table below details the change in Pubco shares outstanding by class:

Shareholders’ Equity	Subordinate Voting Shares	Subordinate Voting Shares Held in Treasury	Proportionate Voting Shares (as converted)	Multiple Voting Shares	Total Shares Outstanding
December 31, 2017	—	—	—	—	—
Existing unitholders transfer	8,817	(842)	57,835	168	65,978
Private placement	12,566	—	—	—	12,566
Issuances	560	—	60	—	620
December 31, 2018	21,943	(842)	57,895	168	79,164
Issuances	8,698	—	—	—	8,698
NCI conversions	2,784	—	—	—	2,784
PVS conversions	34,752	—	(34,752)	—	—
December 31, 2019	68,177	(842)	23,143	168	90,646

During the year ended December 31, 2019 and 2018, the Company issued 208 and 28 SVS as compensation for consulting services of $3,424 and $358, respectively, recorded in Other equity transactions on the Consolidated Statements of Shareholders’ Equity.

Warrants

A summary of the warrants activity outstanding is as follows:

	Year Ended December 31,
Warrants	2019	2018
Beginning balance	2,259	—
Granted	4	2,259
Expired	(223)	—
Ending balance	2,040	2,259

During the year ended December 31, 2018, in addition to the warrants issued with respect to the convertible debt (refer to Note 10), the Company issued 223 warrants valued at $1,423 and expiring in 6 months to former investors in FLW in connection with the Company’s withdrawal (see Note 5 for further discussion), as well as 158 warrants valued at $1,862 and expiring in 2 years issued to brokers for services performed in connection with the RTO. The fair value of the warrants were determined using a Black-Scholes model with volatility and risk-free rate assumptions similar to those disclosed in Note 12, and the expected term determined using the respective contractual term for each warrant.

The exercise price of all warrants outstanding as of December 31, 2019 is $25 per share, and the weighted-average remaining contractual life of the warrants outstanding is approximately 2 years. There was no aggregate intrinsic value for warrants outstanding as of December 31, 2019.

Non-controlling interests - convertible units

The Company has NCIs in consolidated subsidiaries USCo2 and HSCP. The non-voting shares of USCo2 and HSCP units make up substantially all of the NCI balance as of December 31, 2019 and are convertible at the Company’s discretion into either one Subordinate Voting Share or cash, as determined by the Company. Summarized financial information of HSCP is presented below. USCo2 does not have discrete financial information separate from HSCP.

HSCP net asset reconciliation	December 31, 2019	December 31, 2018
Current assets	$55,296	$268,817
Non-current assets	584,812	282,058
Current liabilities	(46,434)	(32,626)
Non-current liabilities	(75,219)	(1,622)
Other NCI balances	(1,041)	(1,130)
Accumulated equity-settled expenses	(111,934)	(9,878)
Net assets	$405,480	$505,619
HSCP/USCo2 ownership % of HSCP	21.64%	25.67%
Net assets allocated to USCo2/HSCP	$87,746	$129,792
Net assets attributable to other NCIs	1,041	1,130
Total NCI	$88,787	$130,922

	Year Ended December 31,
HSCP Summarized Statement of Operations	2019	2018
Net loss allocable to HSCP/USCo2 (1)	$(191,511)	$(16,080)
HSCP/USCo2 weighted average ownership % of HSCP (1)	23.44%	25.67%
Net loss allocated to HSCP/USCo2	$(44,890)	$(4,128)
Net loss allocated to other NCIs	(4)	(650)
Net loss attributable to NCIs	$(44,894)	$(4,778)

(1) Net loss and ownership percentage for the year ended December 31, 2018 were calculated from the RTO date through the end of the year.

As of December 31, 2019, USCo2’s non-voting shares owned approximately 0.74% of HSCP units. USCo2’s capital structure is comprised of voting shares (approximately 64%), all of which are held by the Company, and of non-voting shares (approximately 36%) held by certain former HSCP members. Certain executive employees and profits interests holders own approximately 20.90% of HSCP units. The remaining 78.36% interest in HSCP is held by USCo and represents the members’ equity attributable to shareholders of the parent.

During the year ended December 31, 2019, the Company had several transactions with HSCP and USCo2 that changed its ownership interest in the subsidiaries but did not result in loss of control. These transactions included business acquisitions and intangible purchases where equity was issued as consideration (see Notes 3 and 4) and the redemption of HSCP and USCo2 convertible units for Subordinate Voting Shares (as shown in the table below), and resulted in a $2,766 allocation from shareholders' equity to NCI. During the year ended December 31, 2018, in connection with the RTO, the Company allocated $133,943 from shareholders' equity to NCI to allocate net assets of HSCP to the non-controlling interests held by HSCP and USCo2 as calculated above.

During the year ended December 31, 2019, the Company made cash payments in the amount of $4,278 to HSCP and USCo2 unit holders in satisfaction of redemption requests the Company chose to settle in cash, as well as for LLC unitholders tax liabilities in accordance with the HSCP operating agreement.

A reconciliation of the beginning and ending amounts of convertible units is as follows:

	Year Ended December 31,
Convertible Units	2019	2018
Beginning balance	27,340	49,350
Issuance of NCI units	198	43,198
Vested LLC C-1s canceled	(416)	—
LLC C-1s vested	755	1,612
NCI units settled in cash	(58)	—
NCI units converted to Pubco	(2,784)	(66,820)
Ending balance	25,035	27,340

Other non-controlling interests

During the year ended December 31, 2018, the Company purchased additional interests in consolidated subsidiaries.

2018 NCI purchases	Total
Cash	$19,643
Class D units	5,475
Seller’s notes	8,885
Forgiveness of shareholder advance	100
Total consideration	$34,103
Carrying value on transaction date	12,305
Decrease in additional paid in capital	$(21,798)

12.         EQUITY-BASED COMPENSATION EXPENSE

Equity-based compensation expense recognized in the Consolidated Statements of Operations for the periods presented is as follows:

	Year Ended December 31,
Equity-based compensation expense	2019	2018	2017
Equity-based compensation - Plan	$62,946	$9,862	$—
Equity-based compensation - Plan (CGC Awards)	23,056	—	—
Equity-based compensation - other	11,536	1,368	1,837
Total equity-based compensation expense	$97,538	$11,230	$1,837

Equity-based compensation - Plan (Acreage Holdings, Inc. Omnibus Incentive Plan)

In connection with the RTO transaction, the Company’s Board of Directors adopted an Omnibus Incentive Plan (the “Plan”), which permits the issuance of stock options, stock appreciation rights, stock awards, share units, performance shares, performance units and other stock-based awards up to an amount equal to 15% of the issued and outstanding Subordinate Voting Shares of the Company.

Restricted Share Units (“RSUs”)

	Year Ended December 31, 2019		Year Ended December 31, 2018
Restricted Share Units (Fair value information expressed in whole dollars)	RSUs	Weighted Average Grant Date Fair Value	RSUs	Weighted Average Grant Date Fair Value
Unvested, beginning of period	2,032	$24.53	—	$—
Granted (1)	7,986	14.28	2,128	24.62
Forfeited	(117)	17.85	—	—
Vested	(2,058)	21.06	(96)	25.00
Unvested, end of period	7,843	$15.10	2,032	$24.53

RSUs of the Company generally vest over a period of two years. The fair value for RSUs is based on the Company’s share price on the date of the grant. The Company recorded $59,627 and $6,364 as compensation expense during the years ended December 31, 2019 and 2018, respectively. The fair value of RSUs vested during the years ended December 31, 2019 and 2018 was $23,470 and $2,398, respectively. There was no comparable RSU activity during the year ended December 31, 2017.

The total weighted average remaining contractual life and aggregate intrinsic value of unvested RSUs at December 31, 2019 was approximately 2 years and $46,431, respectively. Unrecognized compensation expense related to these awards at December 31, 2019 was $98,255 and is expected to be recognized over a weighted average period of approximately 2 years.

In connection with the vesting of RSUs, the Company withheld 682 shares to satisfy $10,306 of employer withholding tax requirements. 96 RSUs that vested in 2018 were delivered in the period, and 80 that vested in 2019 are pending delivery or deferred.

(1) Equity-based compensation - Plan (CGC Awards)

Included in the RSUs granted during the year ended December 31, 2019 are “CGC Awards” issued in connection with the Arrangement Agreement (as defined in Note 13) as follows:

On June 27, 2019, pursuant to the Arrangement Agreement (as defined in Note 13), 4,909 RSUs were awarded in total to five executive employees under the Plan. These awards vest as follows: 25% in June 2020, 25% in June 2021 and 50% three months following the Acquisition (as defined in Note 13). The Company recorded $14,753 as compensation expense during the year ended December 31, 2019 in connection with these awards. A discount for lack of marketability was applied that correlates to the period of time certain of these shares are subject to restriction.

On July 31, 2019, the Company issued 1,778 RSUs to employees with unvested RSUs and stock options ("make-whole awards") as at the date of the Option Premium payment (as defined in Note 13). The RSUs were issued to provide additional incentive for employees that were not eligible to receive the full Option Premium and were subject to the same vesting terms as the unvested options and RSUs held as of the grant date. The Company recorded $8,303 as compensation expense during the year ended December 31, 2019 in connection with these awards.

Stock options

	Year Ended December 31, 2019		Year Ended December 31, 2018
Stock Options (Exercise price expressed in whole dollars)	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Options outstanding, beginning of period	4,605	$25.00	—	$—
Granted	1,785	14.04	4,605	25.00
Forfeited	(782)	24.68	—	—
Exercised	—	—	—	—
Options outstanding, end of period	5,608	$21.56	4,605	$25.00

Options exercisable, end of period	1,427	$24.80	—	$—

Stock options of the Company generally vest over a period of three years and have an expiration period of 10 years. The weighted average contractual life remaining for options outstanding and exercisable as of December 31, 2019 was approximately 9 years and 8 years, respectively. The Company recorded $26,375 and $3,498 as compensation expense during the years ended December 31, 2019 and 2018, respectively, in connection with these awards. As of December 31, 2019, unamortized expense related to stock options totaled $55,655 and is expected to be recognized over a weighted-average period of approximately 2 years. There was no comparable option activity during the year ended December 31, 2017. There was no aggregate intrinsic value for options outstanding or exercisable as of December 31, 2019.

The fair values of stock options granted were calculated using a Black-Scholes model with the following assumptions:

	Year Ended December 31,
Black-Scholes inputs	2019	2018
Weighted average grant date fair value range	$4.76 - $16.72	$12.04 - $18.70
Assumption ranges:
Risk-free rate	1.50% - 2.60%	2.78% - 2.92%
Expected dividend yield	—%	—%
Expected term (in years)	6	6
Expected volatility	75% - 85%	87%

Volatility was estimated by using the average historical volatility of a representative peer group of publicly traded cannabis companies. The expected term represents the period of time the options are expected to be outstanding. The risk-free rate is based on U.S. Treasury bills with a remaining term equal to the expected term.

Equity-based compensation – other

HSCP C-1 Profits Interests Units (“Profits Interests”)

These membership units qualify as profits interests for U.S. federal income tax purposes and were accounted for in accordance with ASC 718, Compensation - Stock Compensation. HSCP amortizes awards over service period and until awards are fully vested.

The following table summarizes the status of unvested Profits Interests for the years ended December 31, 2019, 2018 and 2017:

	Year Ended December 31, 2019		Year Ended December 31, 2018		Year Ended December 31, 2017
Profits Interests (Fair value information expressed in whole dollars)	Number of Units	Weighted Average Grant Date Fair Value	Number of Units	Weighted Average Grant Date Fair Value	Number of Units	Weighted Average Grant Date Fair Value
Unvested, beginning of period	1,825	$0.43	—	$—	—	$—
Class C-1 units granted	—	—	4,284	0.48	3,250	0.47
Class C-1 units canceled	(70)	0.43	(847)	0.64	—	—
Class C-1 vested	(755)	0.43	(1,612)	0.43	(3,250)	0.47
Unvested, end of period	1,000	$0.43	1,825	$0.43	—	$—

The Company recorded $369, $1,053 and $1,522 as compensation expense in connection with these awards during the years ended December 31, 2019, 2018 and 2017, respectively. The fair value of Profits Interests vested during the years ended December 31, 2019 and 2018 and 2017 was $13,141, $690 and $1,528, respectively.

The total weighted average remaining contractual life and aggregate intrinsic value of unvested Profits Interests at December 31, 2019 was approximately 1 year and $5,920, respectively. As of December 31, 2019, unamortized expense related to unvested Profits Interests totaled $70 and is expected to be recognized over a weighted average period of approximately 1 year.

Restricted Shares (“RSs”)

In connection with the Company’s acquisition of Form Factory (refer to Note 3), 1,369 restricted shares with a grant date fair value of $20.45 were issued to former employees of Form Factory subject to future service conditions, which fully vest 24 months from the acquisition date. The fair value for RSs is based on the Company’s share price on the date of the grant. The Company recorded compensation expense of $9,528 during the year ended December 31, 2019 in connection with these awards. The total weighted average remaining contractual life and aggregate intrinsic value of RSs at December 31, 2019 was approximately 1 year and $8,104, respectively. As of December 31, 2019, unamortized expense related to RSs totaled $17,364 and is expected to be recognized over a weighted average period of approximately 1 year. There was no comparable RS activity during the years ended December 31, 2018 or 2017.

Employee settlement

During the year ended December 31, 2019, the Company issued 82 Subordinate Voting Shares and recognized $1,639 of compensation expense in settlement of post-employment expenses.

Forgiveness of notes receivable

The Company forgave $315 of notes receivable from certain employees in recognition of services rendered during both the years ended December 31, 2018 and 2017.

13.         COMMITMENTS AND CONTINGENCIES

Commitments

The Company provides revolving lines of credit to several of its portfolio companies. Refer to Note 6 for further information.

Definitive agreements

On April 17, 2019, the Company entered into a definitive agreement to acquire Deep Roots Medical LLC (“Deep Roots”), a vertically integrated license holder in Nevada, for consideration of 4,762 HSCP units (valued at approximately $28,191 based on the December 31, 2019 closing price of $5.92 per share) and $20,000 in cash. The Company announced the termination of the agreement by Deep Roots on April 3, 2020 following March 31, 2020, the end date for consummating the transaction.

During the year ended December 31, 2018, the Company entered into a definitive agreement to acquire all ownership interests in GCCC Management, LLC, a management company overseeing the operations of Greenleaf Compassionate Care Center, Inc., a non-profit cultivation and processing facility in Rhode Island, for cash consideration of $10,000. The agreement terminated in April 2020.

Canopy Growth

On June 19, 2019, the shareholders of the Company and of Canopy Growth separately approved the proposed transaction between the two companies, and on June 21, 2019, the Supreme Court of British Columbia granted a final order approving the arrangement. Effective June 27, 2019, the articles of the Company were amended to provide Canopy Growth with the option (the “Canopy Growth Call Option”) to acquire all of the issued and outstanding shares in the capital of the Company (each, an “Acreage Share”), with a requirement to do so upon a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”), subject to the satisfaction of the conditions set out in the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019 (the “Arrangement Agreement”). Under the terms of the agreement, holders of Acreage Shares and certain securities convertible or exchangeable into Class A subordinate voting shares of Acreage (the “Subordinate Voting Shares”) as of the close of business on June 26, 2019, were to receive approximately $2.63, being their pro rata portion (on an as converted to Subordinate Voting Share basis) of $300,000 (the “Option Premium”) paid by Canopy Growth to such persons as consideration for granting the Canopy Growth Call Option.

Upon the occurrence of the Triggering Event, Canopy Growth is required to exercise the Canopy Growth Call Option and, subject to the satisfaction or waiver of the conditions to closing set out in the Arrangement Agreement, acquire (the “Acquisition”) each of the Subordinate Voting Shares of Acreage (following the automatic conversion of the Class B proportionate voting shares and Class C multiple voting shares of Acreage into Subordinate Voting Shares) for the payment of 0.5818 of a common share of Canopy Growth (each whole common share, a “Canopy Growth Share”) per Subordinate Voting Share (subject to adjustment in accordance with the terms of the Arrangement Agreement) (the “Exchange Ratio”).

HSCP unit holders will be required to convert their units within three years following the closing of the Arrangement as will holders of non-voting shares of USCo2.

The Company will be permitted to issue up to an additional 58,000 Subordinate Voting Shares (of which approximately 51,000 remain available for issuance as of December 31, 2019) without any adjustment being required to the Exchange Ratio. The Exchange Ratio is subject to adjustment in the circumstances set out in the Arrangement Agreement.

Surety bonds

The Company has indemnification obligations with respect to surety bonds primarily used as security against non-performance in the amount of $5,000 as of December 31, 2019, for which no liabilities are recorded on the Consolidated Statements of Financial Position.

The Company is subject to other capital commitments and similar obligations. As of December 31, 2019 and 2018, such amounts were not material.

Contingencies

As of December 31, 2019, the Company has consulting fees payable in SVS which are contingent upon successful acquisition of certain state cannabis licenses. The Company had maximum obligations of $8,750 and 400 SVS, and no reserve for the contingencies has been recorded as of December 31, 2019.

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulations as of December 31, 2019, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

The Company may be, from time to time, subject to various administrative, regulatory and other legal proceedings arising in the ordinary course of business. Contingent liabilities associated with legal proceedings are recorded when a liability is probable, and the contingent liability can be reasonably estimated.

New York outstanding litigation

On November 2, 2018, EPMMNY LLC (“EPMMNY”) filed a complaint in the Supreme Court of the State of New York, County of New York, asserting claims against 16 defendants, including NYCANNA, Impire State Holdings LLC, NY Medicinal Research & Caring, LLC (each, a wholly-owned subsidiary of High Street) and High Street. The Index Number for the action is 655480/2018. EPMMNY alleges that it was wrongfully deprived of a minority equity interest and management role in NYCANNA by its former partner, New Amsterdam Distributors, LLC, which attempted to directly or indirectly sell or transfer EPMMNY’s alleged interest in NYCANNA to other entities in 2016 and 2017, including Impire, NYMRC and High Street. EPMMNY alleges that it is entitled to the value of its alleged minority interest in NYCANNA or minority ownership in NYCANNA. EPMMNY also alleges that certain defendants misused its alleged intellectual property and/or services, improperly solicited its employees, and aided and abetted or participated in the transfer of equity and/or business opportunities from EPMMNY. High Street intends to vigorously defend this action, which the Company firmly believes is without merit. EPMMNY alleges that it was improperly deprived of its equity stake in NYCANNA before NYCANNA was acquired by High Street. High Street is also entitled to full indemnity from the claims asserted against it by EPMMNY pursuant to the purchase agreement pertaining to its acquisition of NYCANNA and personal guarantee by the largest shareholders of the seller. The defendants filed a motion to dismiss on April 1, 2019. The motion was fully briefed and submitted to the Court on July 18, 2019, and oral argument was heard on September 6, 2019. The motion remains pending before the Court.

14.            RELATED PARTY TRANSACTIONS

Transactions with related parties are entered into in the normal course of business and are measured at the amount established and agreed to by the parties.

Related party notes receivable

Acreage has certain outstanding notes receivable with related parties. Refer to Note 6 for further information.

GreenAcreage

The Company has an investment carried at FV-NI in GreenAcreage. The Company also has an equity method investment in the management company of GreenAcreage resulting from the CEO’s board involvement.

Related party debt

In December 2019, the Company’s CEO loaned $15,000 to the Company. Refer to Note 10 for further information.

15.            INCOME TAXES

The provision for income taxes for the years ended December 31, 2019, 2018 and 2017 are as follows:

	Year Ended December 31,
Income tax provision	2019	2018	2017
Current taxes:
Federal	$6,351	$1,117	$895
State	2,482	475	75
Total current	8,833	1,592	970
Deferred taxes:
Federal	(2,625)	(38)	—
State	(1,219)	(18)	—
Total deferred	(3,844)	(56)	—
Total income tax provision	$4,989	$1,536	$970

The table below reconciles the expected statutory federal income tax to the actual income tax provision (benefit):

	Year Ended December 31, 2019		Year Ended December 31, 2018		Year Ended December 31, 2017
Tax provision reconciliation	$	%	$	%	$	%
Computed expected federal income tax benefit	$(39,936)	21.0%	$(6,452)	21.0%	$(2,912)	34.0%
Increase (decrease) in income taxes resulting from:
State taxes	(20,151)	10.6	(3,022)	9.8	(1,070)	12.5
Nondeductible permanent items	49,231	(25.9)	4,483	(14.6)	611	(7.1)
Pass-through entities & non-controlling interests	13,465	(7.1)	6,375	(20.7)	4,139	(48.3)
Increase in valuation allowance	1,816	(1.0)	149	(0.5)	—	—
Other	564	(0.2)	3	—	202	(2.4)
Actual income tax provision	$4,989	(2.6)%	$1,536	(5.0)%	$970	(11.3)%

The following table presents a reconciliation of gross unrecognized tax benefits:

	Year Ended December 31,
Unrecognized tax benefits	2019	2018	2017
Balance at beginning of period	$1,394	$1,391	$1,189
Increase based on tax positions related to current period	—	—	165
Increase based on tax positions related to prior period	500	3	37
Decrease related to settlements with taxing authorities	(27)	—	—
Balance at end of period	$1,867	$1,394	$1,391

Interest and penalties related to unrecognized tax benefits are recorded as components of the provision for income taxes. As of December 31, 2019 and 2018, we had interest accrued of approximately $210 and $162, respectively, included in Taxes payable and Other current liabilities in the Consolidated Statements of Financial Position. No material penalties were accrued for the years ended December 31, 2019 and 2018.

The principal components of deferred taxes as of December 31, 2019 and 2018 are as follows:

Deferred taxes	December 31, 2019	December 31, 2018
Deferred tax assets:
Net operating losses	$1,295	$66
Other	670	83
Total deferred tax assets	1,965	149
Valuation allowance	(1,965)	(149)
Net deferred tax asset	—	—
Deferred tax liabilities:
Partnership basis difference	(63,997)	(33,827)
Net deferred tax liability	(63,997)	(33,827)

Net deferred tax liabilities	$(63,997)	$(33,827)

The Company assesses available positive and negative evidence to estimate if it is more likely than not to use certain jurisdiction-based deferred tax assets including net operating loss carryovers. On the basis of this assessment, a valuation allowance was recorded during the years ended December 31, 2019 and 2018.

As of December 31, 2019, we have various state net operating loss carryovers that expire at different times, the earliest of which is 2023.  The statute of limitations with respect to our federal returns remains open for tax years 2018 and forward.  For certain acquired subsidiaries, the federal statue remains open with respect to tax years 2014 and forward.

As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E, under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-deductible under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.

In connection with the RTO transaction, the Company entered into a tax receivable agreement with certain members of HSCP, who represent a portion of the NCI, in which it agreed to pay 65% of any realized tax benefits upon conversion of HSCP units into Subordinate Voting Shares to such members. In addition, 20% of any realized tax benefits will be paid to certain HSCP members pursuant to the Company’s tax receivable bonus plan. The Company will retain the remaining 15% of the realized tax benefits.

16.            REPORTABLE SEGMENTS

The Company prepares its segment reporting on the same basis that its Chief Operating Decision Maker manages the business, and makes operating decisions. The Company operates under one operating segment, which is its only reportable segment: the production and sale of cannabis products. The Company’s measure of segment performance is net income, and derives its revenue primarily from the sale of cannabis products, as well as related management or consulting services which were not material in all periods presented. All of the Company’s operations are located in the United States.

17.            SUBSEQUENT EVENTS

Related party debt

In January 2020, the Company’s CEO loaned $5,000 to the Company. The Company repaid the total amount loaned by the CEO, including the $15,000 loaned in December 2019, on March 4, 2020. Refer to Note 14 for more details.

Refer to Financing transactions below for a description of a subsequent financing transaction involving the Company’s CEO.

Financing transactions

In the first quarter of 2020, the Company raised $48,887, net of issuance costs, as part of a series of financing transactions that were announced on February 7, 2020.

On February 10, 2020, the Company raised $27,887, net of issuance costs, from a private placement of 6,085 special warrants priced at $4.93 per unit. The special warrants were automatically exercised on March 2, 2020 for no additional consideration, and each unit sold consists of one SVS and one SVS purchase warrant with a strike price of $5.80 and a five-year expiration.

On March 11, 2020, the Company borrowed $21,000 from an institutional lender pursuant to a credit facility. The credit facility permits the Company to borrow up to $100,000, which may be drawn down by the Company in four tranches, maturing two years from the date of the first draw down. The Company will pay an annual interest rate of 3.55% on the first advance of debt for a term of two years. The borrowed amounts under the credit facility are fully collateralized by $22,000 of restricted cash, which was borrowed pursuant to the loan transaction described below.

Also on March 11, 2020, the Company closed $22,000 in borrowings pursuant to a loan transaction with IP Investment Company, LLC (the “Lender”). The maturity date is 366 days from the closing date of the loan transaction. The Company will pay monthly interest on the collateral in the form of 41 SVS through the maturity date. The Lender may put any unsold interest shares to the Company upon maturity at a price of $4.50 per share. Kevin Murphy, the Company’s Chief Executive Officer, loaned $21,000 of the $22,000 borrowed by the Company to the Lender. The loan is secured by the non-U.S. intellectual property assets of the Company.

RSU grant

On February 20, 2020, the Company issued 1,505 RSUs to certain executives with a weighted-average grant date fair value of $5.11 per share. A discount for lack of marketability was applied that correlates to the period of time. Certain of these shares are subject to restriction.

WCM Refinancing

On March 6, 2020, the Company closed a refinancing, transaction and conversion related to Northeast Patients Group, operating as Wellness Connection of Maine (“WCM”), a medical cannabis business in Maine, resulting in ownership of WCM by three Maine residents, as required by Maine law. In connection with the transaction, WCM converted from a non-profit corporation to a for-profit corporation. WCM previously had a series of agreements with Wellness Pain & Management Connection LLC (“WPMC”), which resulted in an outstanding balance of $18,800 due to WPMC as of closing of this transaction. A restated consulting agreement was put in place, whereby WCM agrees to pay a fixed annual fee of $120, payable monthly, in exchange for a suite of consulting services. In addition, a promissory note payable to WPMC was signed in the amount of $18,800 to convert the existing payment due into a fixed, secured debt obligation.

In order to fund the transaction of WCM, the Company created a new Maine corporation, named Maine HSCP, Inc. (“Maine HSCP”). At closing, the Company contributed $5,700 to Maine HSCP, and then sold 900 shares of Maine HSCP, constituting all of the outstanding equity interests of Maine HSCP, to three qualifying Maine residents in exchange for promissory notes of $1,900 each. Each note is secured by a pledge of the shares in Maine HSCP, and payment of the note is to be made solely from dividends paid to the shareholder by Maine HSCP, except for amounts to be paid to the shareholder to cover tax obligations. The Company has the option, exercisable at any time, to buy back the shares, at the higher of fair market value or the remaining balance under the promissory notes. The Maine residents also have the right at any time to put the shares to the Company at the same price.

MSA Terminations

Effective February 13, 2020, subsidiaries of the Company terminated consulting services agreements with three unowned licensed cannabis companies in Massachusetts.

Terminated Transactions

On April 3, 2020, the Company announced the termination of the securities purchase agreement among Greenleaf Compassionate Care Center, Inc., GCCC Management, LLC (“GCCCM”), the equity holders of GCCCM and High Street Capital Partners, LLC relating to the proposed acquisition of a dispensary in Rhode Island.

Additionally, the merger agreement entered into with Deep Roots Medical LLC was terminated.

Sale of Acreage North Dakota

On May 8, 2020, the Company sold all equity interests in Acreage North Dakota, LLC, a medical cannabis dispensary license holder and operator, for $1,000.

Standby Equity Distribution Definitive Agreement

On May 28, 2020, the Company reached a definitive agreement with an institutional lender for $50,000 of financing commitments under a Standby Equity Distribution Agreement.  The investor commits to purchase up to $50,000 of subordinate voting shares of the Company at a purchase price of 95% of the market price over the course of 24 months from the effective date.

18.            QUARTERLY FINANCIAL DATA (unaudited)

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
2019
Total revenues, net	$12,897	$17,745	$22,402	$21,065
Gross profit	5,320	7,613	9,694	7,817
Net loss	(30,804)	(49,265)	(49,502)	(65,591)
Net loss attributable to Acreage	(23,377)	(37,541)	(38,716)	(50,634)
Net loss attributable to Acreage, basic and diluted	$(0.29)	$(0.44)	$(0.43)	$(0.56)
2018
Total revenues, net	$2,197	$2,991	$5,755	$10,181
Gross profit	841	1,343	2,661	4,575
Net income (loss)	(4,992)	14,809	(12,317)	(29,761)
Net income (loss) attributable to Acreage	(4,836)	14,962	(12,022)	(25,587)
Net income (loss) attributable to Acreage, basic and diluted	$(0.10)	$0.29	$(0.15)	$(0.31)

PROSPECTUS

ACREAGE HOLDINGS, INC.

4,259,633 Class E Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued

1,825,556 Class D Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued

16,799 Class E Subordinate Voting Shares

7,199 Class D Subordinate Voting Shares

1,556,929 Class E Subordinate Voting Shares Underlying Warrants (exercisable at $3.15) Previously Issued

697,666 Class D Subordinate Voting Shares Underlying Warrants (exercisable at $3.01) Previously Issued

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
SEC Registration Fee	$5,151
Legal Fees and Expenses*	$60,000
Accounting Fees and Expenses*	$17,500
Printing Expenses*	$15,000
Miscellaneous Expenses*	$—
Total*	$97,651

*	Except for the SEC Registration Fee, all other amounts are estimates based on expenses incurred in connection with the filing of the registration statement. Expenses in connection with the offer and sale of securities are expected to increase depending on the securities offered.

ITEM 14- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (British Columbia) (the “BCBCA”) the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person’s heirs and legal personal representatives, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for in respect of a judgment, penalty or fine in, or costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, because of that person having been a director or officer of the Registrant, provided that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of such a legal proceeding or investigative action other than a civil proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15- RECENT SALE OF UNREGISTERED Securities

February 2020 Offering

On February 10, 2020, we closed an offering made pursuant to an agency agreement dated February 10, 2020 between us and Canaccord Genuity Corp. (the “February 2020 Offering”). The February 2020 Offering consisted of (i) 6,085,192 special warrants (the “Special Warrants”) and (ii) up to 4,056,795 units issuable upon the exercise of an option granted to the lead purchaser (“Additional Units”). The Special Warrants were automatically converted into units (“Initial Units”) each comprised of one SVS and one SVS purchase warrant (each, an “Initial Warrant”). Each Additional Unit is comprised of one SVS and one SVS purchase warrant.

In connection with the Amended Arrangement, we and the Warrant Agent entered into the Supplemental Indenture to amend the Warrant Indenture. In accordance with the Supplemental Indenture, each outstanding Warrant at the Amendment Time, of which there were 6,085,192, was exchanged for: (i) 0.7 of a Fixed Warrant; and (ii) 0.3 of a Floating Warrant. Upon completion of the Amended Arrangement, there were 4,259,633 Fixed Warrants and 1,825,556 Floating Warrants outstanding, each having an exercise price of $4.00.

Convertible Debenture

Effective May 29, 2020, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA, II PN, Ltd. (“Yorkville”) and each of the investors listed on the Schedule of Buyers attached thereto. The Securities Purchase Agreement provided for the offer and sale of a $11,000,000 principal amount convertible debenture (the “Convertible Debenture”). The Convertible Debenture bore interest at 15% per annum and was secured by our medical cannabis dispensaries in Connecticut. The Convertible Debenture was convertible by Yorkville in whole or in part after September 30, 2020. Prior to September 30, 2020, Yorkville could convert only $550,000 of principal amount. The Convertible Debenture was convertible into SVS at a conversion price of $1.68 per share, subject to the conversion limitations described above. We had the right to redeem up to 95% of the principal amount on or prior to September 29, 2020 without penalty.

On September 4, 2020, Yorkville exercised its right to convert $550,000 of the principal amount into SVS at a conversion price of $1.68 per share and received 327,380 SVS. Subsequent to the Capital Reorganization, the SVS issued to Yorkville were exchanged for 229,166 Fixed Shares and 98,214 Floating Shares.

On September 29, 2020, we redeemed 95% of the principal amount of the Convertible Debenture.

Standby Equity Distribution Agreement

We agreed to issue to SAFMB 200,000 SVS as commitment shares in consideration for entering into the SEDA. Subsequent to the Capital Reorganization, the SVS issued to SAFMB were exchanged for 140,000 Fixed Shares and 60,000 Floating Shares (the “Commitment Shares”).

February Credit Agreement

On February 7, 2020, we entered into a credit agreement (the “February Credit Agreement”) through our subsidiary, HSCP CN Holdings ULC (the “Borrower”), by and among the Borrower, Acreage Finance Delaware, LLC (the “Guarantor”), and the institutional lender party thereto and its administrative agent.

The February Credit Agreement provides for a secured credit facility in the amount of up to $100.0 million, which may be drawn down on by the Borrower in three tranches, maturing on the date that is two years from the date the first tranche is drawn down on. The obligations under the February Credit Agreement are guaranteed by the Guarantor, and secured by a first priority lien (the “Security Interest”) over $50.0 million in cash deposited in a bank account by us (the “Restricted Account”).

In order to fund the Restricted Account, on March 6, 2020, our subsidiary, the IP Borrower entered into the Original Credit Agreement, which provided for a credit facility in the amount of up to $50.0 million (“Credit Facility”) to be available in two advances. The maturity date for the first advance of borrowings under the March Credit Agreement, subject to acceleration in certain instances, is 366 days from the closing date of the Credit Facility. All funds drawn under the Credit Facility are required to be deposited into the Restricted Account as security for repayment of funds borrowed and amounts owing pursuant to the February Credit Agreement.

On March 11, 2020, IP Borrower drew the first advance of $22.0 million (the “Borrowed Amount”) under the Original Credit Agreement and deposited the funds into the Restricted Account (the “Loan Transaction”). Kevin Murphy, our Chair and former Chief Executive Officer, loaned $21.0 million of the Borrowed Amount to the IP Lender in connection with the Loan Transaction.

Interest on the principal amount borrowed under the Credit Facility was to be satisfied by the IP Borrower delivering to the IP Lender 83,333 SVS per month (or 58,333 Fixed Shares and 24,999 Floating Shares), or 1,000,000 SVS (or 700,000 Fixed Shares and 300,000 Floating Shares) in the aggregate (the “Interest Shares”).  We were advised that Mr. Murphy was not a member, an officer nor a director of IP Lender and that Mr. Murphy was entitled to receive, assuming full repayment of the Borrowed Amount at maturity, $23.1 million along with up to 304,001 SVS, forming part of the Interest Shares, which entitlement to Interest Shares he forfeited in accordance with the Amended Arrangement.

In connection with, and as a condition to the implementation of, the Amended Arrangement, the Original Credit Agreement was amended in accordance with the Credit Agreement Amendment. The Credit Agreement Amendment provides that: (i) with respect to the Murphy Amount, effective as of the Amendment Time, the Original Credit Agreement was amended to (a) remove any entitlement to “Interest Shares” (as defined in the Original Credit Agreement) in respect of this amount, (b) provide for an interest rate of 12% per annum payable in cash, (c) amend Section 9.3 of the Original Credit Agreement to amend the obligation of IP Borrower to cause us to sell up to 8,800,000 SVS to repay the amount outstanding such that the obligation was reduced to cause the issuance of up to 2,000,000 Fixed Shares, and (ii) with respect to $1.0 million of the principal amount advanced pursuant to the Original Credit Agreement, the lender is entitled to (a) 16,799 Fixed Shares and 7,199 Floating Shares, (b) upon maturity of the Original Credit Agreement, a return of $1.1 million and (c) otherwise be treated in accordance with the current terms of the Original Credit Agreement.

IP Lender was entitled to 23,999 SVS under the Original Credit Agreement, of which 12,000 SVS were issued to IP Lender prior to the Capital Reorganization. The 12,000 SVS issued to IP Lender prior to the Capital Reorganization were subsequently transferred to Pilgrim Foresight Fund, LLC (“Pilgrim”), an affiliate of IP Lender, pursuant to applicable securities laws. Subsequent to the Capital Reorganization, the SVS originally issued to IP Lender and currently held by Pilgrim were exchanged for 8,400 Fixed Shares and 3,600 Floating Shares. In accordance with the Credit Agreement Amendment, IP Lender is entitled to receive an additional 8,399 Fixed Shares and 3,599 Floating Shares, with such shares replacing the 11,999 SVS IP Lender was entitled to pursuant to the Original Credit Agreement; IP Lender will receive 1,527 Fixed Shares and 654 Floating Shares each month (the “Unissued Interest Shares”), with any remaining balance to be issued and delivered upon maturity of the Loan Transaction. We understand that IP Lender intends to transfer the Unissued Interest Shares to Pilgrim, pursuant to applicable securities laws, once such shares are received.

This Prospectus registers the resale of the 16,799 Fixed Shares and 7,199 Floating Shares by Pilgrim in connection with the Loan Transaction (the “Loan Shares”). We will not receive any cash proceeds from the sale of the Loan Shares.

Warrants Issued in November 2020

On November 3, 2020, we announced that we had received initial commitments and funding from a syndicate of lenders for a first advance of $28.0 million pursuant to a senior secured term loan facility at an annual interest rate of 15% with a maturity of 48 months from closing.

In connection with the advance, we issued the lenders an aggregate of 1,556,929 November Fixed Warrants with each November Fixed Warrant exercisable for one Fixed Share and 697,666 November Floating Warrants with each November Floating Warrant exercisable for one Floating Share. The exercise price of each November Fixed Share Warrant is $3.15 and the exercise price of each November Floating Share Warrant is $3.01. The November Warrants are exercisable for a period of four years.

ITEM 16- EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

		Incorporated by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit/Form	Filing Date	Filed or Furnished Herewith
2.1	Arrangement Agreement between Canopy Growth Corporation and Acreage Holdings Inc., dated April 18, 2019.†	6-K	000-56021	99.2	4/30/2019
2.2	First Amendment to Arrangement Agreement between Canopy Growth Corporation and Acreage Holdings, Inc., dated May 15, 2019.	6-K	000-56021	99.2	6/20/2019
2.3	Second Amendment to Arrangement Agreement between Canopy Growth Corporation and Acreage Holdings, Inc., dated September 23, 2020. †	8-K	000-56021	10.1	9/28/2020
2.4	Agency Agreement, between Canaccord Genuity Corp. and Acreage Holdings, Inc., dated February 10, 2020.	8-K	000-56021	1.1	2/13/2020
2.5	Proposal Agreement Between Canopy Growth Corporation and Acreage Holdings Inc. dated June 24, 2020	8-K	000-56021	2.1	6/30/2020
3.1	Articles of Incorporation.	8-A	000-56071	3.1	9/23/2020
4.1	Form of Indenture.	S-3	333-249583	4.1	10/21/2020
4.2	Credit Agreement dated February 7, 2020.	8-K	000-56021	4.1	2/13/2020
4.3	Special Warrant Indenture, between Acreage Holdings, Inc. and Odyssey Trust Company, dated February 10, 2020.	8-K	000-56021	4.2	2/13/2020
4.4	Warrant Indenture, between Acreage Holdings, Inc. and Odyssey Trust Company, dated February 10, 2020.	8-K	000-56021	4.3	2/13/2020
4.5	Credit Agreement, by and among Acreage Finance Delaware, LLC, Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC, Thames Valley Apothecary, LLC and IP Investment Company, LLC., dated March 11, 2020.	10-K	000-56021	4.5	5/29/2020
4.6	Security Agreement, by and among Acreage IP Holdings, LLC and IP Investment Company, LLC, dated March 11, 2020.	10-K	000-56021	4.6	5/29/2020
4.7	Guaranty, dated March 11, 2020, of Acreage IP Holdings, LLC to IP Investment Company, LLC.	10-K	000-56021	4.7	5/29/2020

		Incorporated by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit/Form	Filing Date	Filed or Furnished Herewith
4.8	Second Amending Agreement, effective March 11, 2020.	10-K	000-56021	4.8	5/29/2020
4.9	Debenture issued to Universal Hemp, LLC to 11065220, dated as of September 23, 2020	8-K	000-56021	10.2	9/28/2020
4.10	Amendment to Credit Agreement by and among Acreage Finance Delaware, LLC, Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC, Thames Valley Apothecary, LLC and IP Investment Company, LLC, dated as of September 23, 2020.	8-K	000-56021	10.3	9/28/2020
4.11	Amendment to Warrant Indenture between Acreage Holdings, Inc. and Odyssey Trust Company, dated as of September 23, 2020.	8-K	000-56021	10.4	9/28/2020
4.12	Loan Agreement, dated September 28, 2020	8-K	000-56021	10.1	9/30/20/20
4.13	Loan Agreement among High Street Capital Partners, LLC, the Lenders who may become parties thereto and Acquiom Agency Services LLC, as administrative and collateral agent for the Lenders, dated October 30, 2020.	8-K	000-56021	10.1	11/4/2020
4.14	Construction Loan and Security Agreement by and among In Grown Farms, LLC 2, for the benefit of Pelorus Fund, LLC and the Lender, dated November 25, 2020.	8-K	000-56021	10.1	12/2/2020
4.15	Description of Securities.	10-K	000-56021	4.9	5/29/2020
5.1	Opinion of DLA Piper LLP.	S-1				X
10.1	Acreage Holdings, Inc. Omnibus Incentive Plan, as amended and restated September 23, 2020.+					X
10.2	Form of Stock Option Award Agreement					X
10.3	Form of Restricted Stock Award Agreement					X
10.4	Third Amended and Restated Limited Liability Agreement, dated November 14, 2018.	40-F	000-56021	99.42	1/29/2019
10.5	First Amendment to Third Amended and Restated Limited Liability Agreement, dated November 14, 2018, dated May 10, 2019.	10-K	000-56021	10.6	5/29/2020
10.6	Second Amendment to Third Amended and Restated Limited Liability Agreement, dated November 14, 2018, dated June 27, 2019.	10-K	000-56021	10.7	5/29/2020

		Incorporated by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit/Form	Filing Date	Filed or Furnished Herewith
10.7	Third Amendment to Third Amended and Restated Limited Liability Agreement, dated November 14, 2018, dated September 23, 2020.	S-1				X
10.8	Tax Receivables Agreement, by and among Acreage Holdings America, Inc., High Street Capital Partners, LLC and the members of the High Street Capital Partners, LLC, dated November 14, 2018.	40-F	000-56021	99.43	1/29/2019
10.9	Coattail Agreement, between Acreage Holdings, Inc. and Odyssey Trust Fund, dated November 14, 2018.	40-F	000-56021	99.41	1/29/2019
10.10	Support Agreement, between Acreage Holdings, Inc. and Acreage Holdings WC, Inc., dated November 14, 2018.	40-F	000-56021	99.44	1/29/2019
10.11	Support Agreement, by and among Acreage Holdings, Inc., Acreage Holdings America, Inc. and High Street Capital Partners, dated November 14, 2018.	40-F	000-56021	99.45	1/29/2019
10.12	Secured Convertible Debenture of Acreage Holdings, Inc., dated May 29, 2020.	8-K	000-56021	10.2	6/4/2020
10.13	Registration Rights Agreement, between Acreage Holdings, Inc. and YA II PN, Ltd., dated May 29, 2020.	8-K	000-56021	10.3	6/4/2020
10.14	Standby Equity Distribution Agreement, between Acreage Holdings, Inc. and SAFMB Concord LP, dated May 29, 2020.	S-3	333-239332	10.15	6/22/2020
10.15	Loan Agreement between High Street Capital Partners, LLC and ALBF Investments, LLC, dated June 15, 2020.	S-3	333-239332	10.16	6/22/2020
10.16	Term Loan Note between High Street Capital Partners, LLC and ALBF Investments, LLC, dated June 15, 2020.	S-3	333-239332	10.16	6/22/2020
10.17	Form of Voting Support and Lock-Up Agreement.	8-K	000-56021	1.1	8/19/2020
10.18	Second Amendment to the Arrangement Agreement between Acreage Holdings, Inc. and Canopy Growth Corporation, dated September 23, 2020.††	8-K	000-56021	10.1	9/28/2020
10.19	Debenture between Universal Hemp, LLC to 11065220 Canada Inc., dated September 23, 2020.††	8-K	000-56021	10.2	9/28/2020

		Incorporated by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit/Form	Filing Date	Filed or Furnished Herewith
10.20	Letter amending the Standby Equity Distribution Agreement by and between the Institutional Investor and Acreage Holdings, Inc., dated September 28, 2020	8-K	000-56021	10.1	1/28/21
10.21	Letter amending the Standby Equity Distribution Agreement by and between the Institutional Investor and Acreage Holdings, Inc., dated January 25, 2021	8-K	000-56021	10.2	1/28/21
10.22	Separation Agreement between Tyson Macdonald and Acreage Holdings, Inc., effective March 9, 2020.	S-1				X
21.1	Subsidiaries as of December 31, 2019.	10-K	000-56021	21.1	5/29/2020
23.1	Consent of Marcum LLP, the Independent Registered Public Accounting Firm of Acreage Holdings, Inc.	S-1				X
23.2	Consent of DLA Piper LLP (contained in Exhibit 5.1 hereto).	S-1				X
24.1	Power of Attorney (contained in the signature page of this Form S-1 Registration Statement).	S-1				X

+ Indicates management contract or compensatory plan.

* Document has been furnished, is not deemed filed and is not to be incorporated by reference into any of the Registrant’s filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), irrespective of any general incorporation language contained in any such filing.

† Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

†† Portions of these exhibits are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

ITEM 17 – UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C , each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A , shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 8, 2021.

ACREAGE HOLDINGS, INC.

By:	/s/ Glen Leibowitz
Name: Glen Leibowitz
Title: Chief Financial Officer

POWERS OF ATTORNEY

We, the undersigned directors and officers of Acreage Holdings, Inc., hereby severally constitute and appoint Glen Leibowitz and James Doherty, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on February 8, 2021.

Signature	Title
/s/ Peter Caldini	Chief Executive Officer (Principal Executive Officer)
Peter Caldini

/s/ Glen Leibowitz	Chief Financial Officer (Principal Financial Officer)
Glen Leibowitz

/s/ Kevin Murphy	Director
Kevin Murphy

/s/ John Boehner	Director
John Boehner

/s/ Douglas Maine	Director
Douglas Maine

/s/ Brian Mulroney	Director
Brian Mulroney

/s/ Brian Mulroney	Director
William Van Faasen

/s/ Katherine J. Bayne	Director
Katherine J. Bayne

S-1